EXHIBIT 2.1

EXECUTION COPY

Strictly Confidential

ASSET CONTRIBUTION AGREEMENT

by and among:

BioTime, Inc.,
a California corporation,

BioTime Acquisition Corporation,
a Delaware corporation,

and

GERON CORPORATION,
a Delaware corporation
____________________________
Dated as of January 4, 2013

Confidential

Confidential

	3.4	Articles of Incorporation and Bylaws	17
	3.5	Proceedings; Orders	17
	3.6	Capitalization; Validity	17
	3.7	Contributed OrthoCyte Shares	19
	3.8	Contributed Cell Cure Neurosciences Shares	19
	3.9	BioTime SEC Documents; Financial Statements; Registration Statements	19
	3.10	BioTime Stem Cell Lines	21
	3.11	Absence of Changes	21
	3.12	No Prior Activities	21
	3.13	Disclaimer of BioTime	21
4.	Pre-Closing Covenants		22
	4.1	Access and Investigation	22
	4.2	Maintenance of Contributed Geron Assets	23
	4.3	Maintenance of Contributed BioTime Assets	24
	4.4	No Solicitation	24
	4.5	Reasonable Efforts; HSR Act	25
	4.6	Preparation of Proxy Statement; BioTime Stockholder Meeting	27
	4.7	Registration of BioTime and BAC Securities	29
	4.8	Telomerase Exclusive Sublicense Agreement	31
	4.9	Indemnity Insurance	31
	4.10	WARF License	32
5.	Conditions Precedent to Biotime’s and BAC’s Obligation to Close		32
	5.1	Accuracy of Representations	32
	5.2	Performance of Obligations	32
	5.3	BioTime and BAC Documents	32
	5.4	Required BioTime Stockholder Vote	33
	5.5	Contributed Geron Assets	33
	5.6	HSR Act	33
	5.7	Absence of Geron Material Adverse Effect	33
	5.8	No Litigation	33
	5.9	No Orders	33
	5.10	Effectiveness of Registration Statements	33

Confidential

6.	Conditions Precedent to Geron’s Obligation to Close		33
	6.1	Accuracy of Representations	34
	6.2	Performance of Obligations	34
	6.3	Documents	34
	6.4	Required BioTime Stockholder Vote	35
	6.5	Contributed BioTime Assets	35
	6.6	HSR Act	35
	6.7	No Litigation	35
	6.8	No Orders	35
	6.9	Effectiveness of Registration Statements	35
7.	Post-Closing Covenants		35
	7.1	Post Closing Access	35
	7.2	Distribution of BAC Series A Shares to Geron Stockholders	36
	7.3	BAC Registration Statement and BioTime Registration Statement – Post-Closing Obligations	37
	7.4	Dividend by BAC of BioTime Warrants to holders of BAC Series A Common Stock	43
	7.5	Indemnification Relating to BioTime Registration Statement, BAC Registration Statement and Certain Distributions	44
	7.6	ViaCyte Contested Matter	46
8.	Termination		46
	8.1	Termination Events	46
	8.2	Termination Procedures	48
	8.3	Effect of Termination	48
	8.4	Termination Fee	48
9.	Indemnification and Survival of Representations		48
	9.1	Survival	48
	9.2	Indemnification by Geron	50
	9.3	Indemnification by BioTime	50
	9.4	Indemnification by BAC	50
	9.5	Limitations on Indemnification	51
	9.6	Exclusive Remedy	52
	9.7	Defense of Third Party Claims	52
	9.8	Inapplicability of Section 9 to Matters Contemplated by Section 7.5	53

Confidential

10.	Miscellaneous Provisions		53
	10.1	Tax Matters	53
	10.2	Further Actions	53
	10.3	Independent Investigation; Sole Representations	54
	10.4	Publicity	55
	10.5	Fees & Expenses	55
	10.6	Attorneys’ Fees	56
	10.7	Notices	57
	10.8	Headings	58
	10.9	Counterparts and Exchanges by Electronic Transmission or Facsimile	58
	10.10	Governing Law; Venue; Waiver of Jury Trial	59
	10.11	Successors and Assigns; Parties in Interest	59
	10.12	Specific Performance	60
	10.13	Waiver	60
	10.14	Amendments	60
	10.15	Severability	60
	10.16	Entire Agreement	61
	10.17	Disclosure Schedules	61
	10.18	Construction	61

List of Schedules

Schedule A	-	BioSurplus Equipment

Schedule 1.1(a)	-	Certain Patents, Patent Applications, Etc.

Schedule 1.1(b)	-	Certain Trade Secrets, Know-how and Other IP Rights

Schedule 1.1(c)	-	Certain Biological Materials

Schedule 1.1(d)	-	Certain Equipment

Schedule 1.1(e)	-	Certain Raw Materials and Supplies

Schedule 1.1(f)	-	Certain Geron Contracts

Schedule 1.1(g)	-	Certain Files and Records

v

Confidential

Schedule 1.1(h)	-	Certain Regulatory Filings

Schedule 1.1(i)	-	Certain Abandoned Patents

Schedule 1.8	-	Allocation of Purchase Price

Schedule 3.6(a)	-	Shares of BioTime Common Stock Issuable in Connection with Real Property Lease

Schedule 4.1(c)	-	CDA

Schedule 5.3(f)	-	Third Party Consents

Schedule 7.3(e)	-	List of Significant Jurisdictions

Schedule 10.10(b)	-	Dispute Resolution Procedures

List of BioTime and BAC Disclosure Schedules

Part 3.4(a)	-	Articles and Bylaws of BioTime and BAC

Part 3.4(b)	-	Amended BioTime Articles of Incorporation and Amended BAC Certificate of Incorporation

Part 3.6(a)	-	Capitalization of BioTime

Part 3.6(b)	-	Capitalization of BAC

Part 3.7	-	Contributed OrthoCyte Shares

Part 3.8	-	Contributed Cell Cure Neurosciences Shares

Part 3.12	-	No Prior Activities

List of Geron Disclosure Schedules

Part 2.3(b)	-	Intellectual Property - Certain Registered IP Rights

Part 2.3(c)	-	Intellectual Property – Certain Written Notices and Proceedings (Regarding Geron IP Rights and Patent Rights that Constitute Contributed IP)

Part 2.3(e)	-	Intellectual Property – Certain Written Notices and Proceedings (Regarding Rights of Geron under any IP License that Constitutes a Contributed Geron Asset)

Part 2.3(g)	-	Intellectual Property – Certain Contracts That Materially Restrict The Use, Transfer, Delivery or Licensing by Geron of Geron IP Rights or Third Party IP Rights

Confidential

Part 2.3(h)		-	Intellectual Property – Ownership of Geron IP Rights

Part 2.3(n)		-	Intellectual Property – Geron Licenses Not Included on Schedule 1.1(f)

Part 2.5		-	Certain Contract Matters

Part 2.6		-	Certain Governmental Authorizations

Part 2.11(b)		-	Certain Filings, Notices, Consents

Part 2.12		-	Certain Contributed Biological Materials

List of Exhibits

Annex I	-	List of Knowledge Group

Exhibit A	-	Certain Definitions

Exhibit B	-	Form of Investor Contribution Agreement

Exhibit C	-	Form of BioTime Warrant Agreement

Exhibit D	-	Form of BioTime Stem Cell Lines License Agreement

Exhibit E	-	Form of BAC Warrant Agreement

Exhibit F	-	Form of Royalty Agreement

Exhibit G	-	Form of Assumption Agreement

Exhibit H	-	Form of Confidential Disclosure Agreement

Exhibit I	-	Form of Amended BAC Certificate of Incorporation

Exhibit J	-	Form of Amended BioTime Articles of Incorporation

Exhibit K	-	Form of Telomerase Exclusive Sublicense Agreement

Confidential

ASSET CONTRIBUTION AGREEMENT

       This Asset Contribution Agreement (this “Agreement”) is entered into as of January 4, 2013, by and among: BioTime, Inc., a California corporation (the “BioTime”); BioTime Acquisition Corporation, a Delaware corporation (“BAC”); and Geron Corporation, a Delaware corporation (“Geron”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

       A. Pursuant to this Agreement, Geron desires to contribute the Contributed Geron Assets to BAC in exchange for BAC’s issuance to Geron of the BAC Series A Shares and BAC’s assumption of the Assumed Geron Liabilities, and BioTime desires to contribute the Contributed BioTime Assets to BAC in exchange for BAC’s issuance to BioTime of the BAC Series B Shares and warrants to purchase the number of additional shares of BAC Series B Common Stock specified in this Agreement.

       B. BAC desires to provide for: (i) the contribution by Geron of the Contributed Geron Assets to BAC in exchange for BAC’s issuance to Geron of the BAC Series A Shares and BAC’s assumption of the Assumed Geron Liabilities; and (ii) the contribution by BioTime of the Contributed BioTime Assets to BAC in exchange for BAC’s issuance to BioTime of the BAC Series B Shares and warrants to purchase the number of additional shares of BAC Series B Common Stock specified in this Agreement.

       C. Following distribution by Geron of the BAC Series A Shares to stockholders of Geron as contemplated herein, BAC will distribute the BioTime Warrants to the holders of the BAC Series A Shares.

       D. Concurrently with the execution of this Agreement or within one Business Day thereafter, BAC is purchasing from Geron the equipment set forth on Schedule A (the “BioSurplus Equipment”) for $104,013, and the BioSurplus Equipment shall not constitute Contributed Geron Assets under this Agreement.

       E. Concurrently with the execution of this Agreement, BAC is entering into a separate agreement with one or more investors (“Investor”), the form of which is attached hereto as Exhibit B (the “Investor Contribution Agreement”), pursuant to which concurrently with, and conditioned upon, the Closing, Investor shall contribute Five Million Dollars ($5,000,000) in cash (the “Estimated Investor Cash”) to BAC in exchange for: (i) 2,136,000 shares of BAC Series B Common Stock (the “Investor BAC Shares”); and (ii) warrants to subscribe for and purchase 350,000 (the “Estimated Investor BAC Warrant Amount”) fully paid and nonassessable shares of BAC Series B Common Stock (or in the event all shares of BAC Series B Common Stock have been converted to BAC Series A Common Stock following the distribution of the BioTime Warrants as contemplated herein, BAC Series A Common Stock) during the period commencing on the Closing and ending on the three (3) year anniversary of the Closing, at the exercise price per BAC Series B Share of Five Dollars ($5.00) (the “Investor BAC Warrants”). The numbers of Investor BAC Shares and Investor BAC Warrants are subject to pro rata downward adjustment in the event that the amount of cash actually contributed by the Investor (the “Investor Cash”) is less than the Estimated Investor Cash.

Confidential

       F. Commencing on the date of this Agreement and prior to the Closing, it is contemplated that BioTime may lend up to Five Million Dollars ($5,000,000) to BAC in exchange for one or more promissory notes (each, a “Note”) by BAC in favor of BioTime covering the aggregate amounts borrowed by BAC (with accrued interest, the “Loan Amount”), and it is contemplated that such Loan Amount shall be funded by an investment by Investor in BioTime (in addition to the Investor’s investment pursuant to the Investor Contribution Agreement), in exchange for the issuance to Investor of up to 1,350,000 newly issued shares of BioTime Common Stock (the “Investor BioTime Shares”) and warrants to subscribe for and purchase up to 650,000 fully paid and nonassessable shares of BioTime Common Stock (the “Investor BioTime Warrants”), a portion of which Investor BioTime Shares and Investor BioTime Warrants may be issued prior to the BioTime Stockholder Meeting.

       G. Each of BioTime’s and Geron’s board of directors has approved such party’s entry into this Agreement and the other Transactional Agreements to which such party is a party, the contribution by such party of the Contributed Geron Assets or the Contributed BioTime Assets, as the case may be, and the other Transactions, on the terms set forth in this Agreement.

       H. BAC’s board of directors has approved BAC’s entry into this Agreement and the other Transactional Agreements to which it is a party, the issuance by BAC to Geron of the BAC Series A Shares and the assumption of the Assumed Geron Liabilities in exchange for the contribution by Geron of the Contributed Geron Assets, the distribution of the BioTime Warrants to the holders of the BAC Series A Shares following distribution by Geron of the BAC Series A Shares to the stockholders of Geron as contemplated herein, the issuance by BAC to BioTime of the BAC Series B Shares and warrants to purchase the number of additional shares of BAC Series B Common Stock specified in this Agreement, and the other Transactions, on the terms set forth in this Agreement.

       I. Immediately prior to the execution and delivery of this Agreement, in order to induce Geron to enter into this Agreement, certain stockholders of BioTime have executed voting and support agreements (each, a “Support Agreement”) in favor of the BioTime Voting Proposal and the Additional Voting Proposal.

       J. Each of the parties intends that the contribution by Geron to BAC of the Contributed Geron Assets, the assumption by BAC of the Assumed Geron Liabilities and the contribution by BioTime to BAC of the Contributed BioTime Assets, qualify as a nontaxable transfer under Section 351 of the Internal Revenue Code of 1986, as amended.

Agreement

       The parties to this Agreement, intending to be legally bound, agree as follows:

1. Contribution of Assets; Issuance of BAC Shares; Related Transactions.

       1.1 Contribution of Geron Stem Cell Assets. Geron shall contribute, transfer and convey to BAC, at the Closing, all of the right, title and interest of Geron in the following tangible and intangible assets (the “Contributed Geron Assets”), on the terms (including Section 2.13) and subject to the conditions set forth in this Agreement:

              (a) Patents and Patent Applications: All of the patents and patent applications identified on Schedule 1.1(a), and all active prosecutions cases related thereto (the patents and patent applications referred to in this Section 1.1(a), and all active prosecution cases related thereto, being referred to in this Agreement as the “Contributed Patents”).

Confidential

              (b) Other Intellectual Property: All of the: (i) trade secrets, know-how and other IP Rights (other than patent rights, which are addressed in Section 1.1(a)) owned or controlled by Geron identified on Schedule 1.1(b), and (ii) all of Geron’s goodwill with respect to the Technology (the Contributed Patents, together with the IP Rights and goodwill referred to in this Section 1.1(b), being referred to in this Agreement as the “Contributed IP”).

              (c) Biological Materials: All of the biological materials (including master and working cell banks, original and seed banks, and research, pilot and GMP grade lots and finished product) identified on Schedule 1.1(c) (the biological materials referred to in this Section 1.1(c) being referred to in this Agreement as the “Contributed Biological Materials”); provided, however, that Geron shall not be obligated to contribute, transfer and convey any Contributed Biological Materials that are lost or destroyed (without any intentional action by Geron) following the date hereof.

              (d) Equipment: All of the Equipment identified on Schedule 1.1(d) (the Equipment referred to in this Section 1.1(d) being referred to in this Agreement as the “Contributed Equipment”) (it being understood that equipment owned by a third party and leased to Geron, as well as the BioSurplus Equipment, shall not constitute Contributed Equipment).

              (e) Raw Materials: All of the raw materials and supplies identified on Schedule 1.1(e) (the raw materials and supplies referred to in this Section 1.1(e) being referred to in this Agreement as the “Contributed Materials”); provided, however, that Geron shall not be obligated to contribute, transfer and convey any Contributed Materials that are lost or destroyed (without any intentional action by Geron).

              (f) Contracts: All rights of Geron under the Geron Contracts identified on Schedule 1.1(f) then in force and effect.

              (g) Files and Records: All books, records, lab note books, clinical trial documentation (including patient case forms), files and data identified on Schedule 1.1(g) (the “Contributed Records”); provided, however, that Geron shall be entitled to retain, subject to the terms of the Confidential Disclosure Agreement, and without right of transfer or assignment except in a Change of Control of Geron, copies of such Contributed Records following the Closing.

              (h) Regulatory Filings: Each of the Regulatory Filings of Geron identified on Schedule 1.1(h).

              (i) Abandoned Patents: All of the abandoned or inactive patents and abandoned or inactive patent applications identified on Schedule 1.1(i) (the “Abandoned Patents”).

Confidential

Notwithstanding the foregoing, the parties agree that Geron is not contributing, transferring or conveying to BAC, and the Contributed Geron Assets shall not include, any assets, rights or properties other than those specifically set forth above in this Section 1.1 (such excluded assets being referred to collectively in this Agreement as the “Excluded Geron Assets”).

       1.2 Contribution of BioTime Assets. BioTime shall contribute, transfer and convey, and issue to BAC, at the Closing, all of the right, title and interest of BioTime in the following tangible and intangible assets (the “Contributed BioTime Assets”), on the terms and subject to the conditions set forth in this Agreement:

              (a) BioTime Shares. The number of shares of BioTime Common Stock equal to the sum of (i) the quotient obtained by dividing (A) Thirty Million Dollars ($30,000,000) by (B) the Average Price and (ii) the Substituted BioTime Shares (if any) (such sum, the “BioTime Shares”); provided, however, that the number of BioTime Shares issued at Closing shall be equitably adjusted pro rata for any share dividends, stock splits, reverse stock splits, combinations, recapitalizations and exchange or readjustment of shares, consolidation of shares, reclassifications or other similar transactions occurring after the date hereof and prior to the Closing to reflect such change. The “Average Price” shall be equal to the aggregate volume weighted-average per share closing price, rounded to two decimal points, of shares of BioTime Common Stock as listed on the NYSE MKT for the twenty (20) consecutive trading days immediately preceding the date of this Agreement.

              (b) BioTime Warrants. Warrants in substantially the form included in the BioTime Warrant Agreement attached hereto as Exhibit C (the “BioTime Warrant Agreement”) to subscribe for and purchase Eight Million (8,000,000) fully paid and nonassessable shares of BioTime Common Stock exercisable during the period commencing on the Closing and ending on the five (5) year anniversary of the Closing, at the exercise price per share of Five Dollars ($5.00) (the “BioTime Warrants”); provided, however, that the number of shares of BioTime Common Stock that may be purchased upon exercise of the BioTime Warrants, and the per share exercise price of such BioTime Warrants, shall be equitably adjusted pro rata for any share dividends, stock splits, reverse stock splits, combinations, recapitalizations and exchange or readjustment of shares, consolidation of shares, reclassifications or other similar transactions occurring after the date hereof and prior to the Closing to reflect such change.

              (c) BioTime Cash. Cash in the amount of Five Million Dollars ($5,000,000) (the “Estimated BioTime Cash”), subject to reduction in the sole discretion of BioTime in accordance with Section 1.2(d) (the amount of cash actually contributed by BioTime, the “BioTime Cash”), provided that the Loan Amount, if any, shall be credited towards BioTime’s contribution of BioTime Cash, conditioned upon the cancellation of the Notes.

Confidential

              (d) Substituted BioTime Shares or Cash. Notwithstanding anything in this Agreement to the contrary, BioTime shall be entitled, in its sole discretion, to contribute to BAC on a dollar for dollar basis in lieu of the contribution of all or any portion of the Estimated BioTime Cash and/or the Estimated Investor Cash, at BioTime’s election, (i) cash or (ii) the number of additional shares of BioTime Common Stock equal to the quotient obtained by dividing (A) the Substitute BioTime Share Amount by (B) the Average Price (such quotient, the “Substituted BioTime Shares”). The “Substituted BioTime Share Amount” shall be equal to the sum of (1) the difference (if any) between the Estimated BioTime Cash and the BioTime Cash and (2) the difference (if any) between the Estimated Investor Cash and Investor Cash. For the avoidance of doubt, in the event that the Investor Cash is less than the Estimated Investor Cash, and/or the BioTime Cash is less than the Estimated BioTime Cash (after crediting the Loan Amount, if any, pursuant to Section 1.2(c)), BioTime is obligated to contribute Substituted BioTime Shares in lieu of any such deficiency.

              (e) BioTime Stem Cell Assets. The following assets (the “BioTime Stem Cell Assets”):

              (i) Shares of common stock, no par value, of BioTime’s subsidiary OrthoCyte Corporation, a California corporation (“OrthoCyte”), constituting 10% of the issued and outstanding voting stock of OrthoCyte Corporation as of the date of this Agreement (the “Contributed OrthoCyte Shares”);

              (ii) Ordinary shares of BioTime’s subsidiary Cell Cure Neurosciences, Ltd., an Israeli corporation (“Cell Cure Neurosciences”), constituting 6% of the issued and outstanding voting stock of Cell Cure Neurosciences as of the date of this Agreement (the “Contributed Cell Cure Neurosciences Shares”);

              (iii) Sufficient ampules of cryopreserved cells of each of five human embryonic stem cell lines produced by BioTime’s subsidiary ES Cell International Pte Ltd under cGMP conditions (Cell Stem Cell 1: 490 (2007)) to generate master cell banks (the “BioTime Stem Cell Lines”), and certain patents pertaining to stem cell differentiation technology, together with a non-exclusive, world-wide, royalty-free license to use those Stem Cell Lines and such patents for any and all uses pursuant to a license agreement in the form set forth on Exhibit D (the “BioTime Stem Cell Lines License Agreement”).

Notwithstanding the foregoing, the parties agree that BioTime is not contributing, transferring or conveying to BAC, and the Contributed BioTime Assets shall not include, any assets, rights or properties other than those specifically set forth above in this Section 1.2 (such excluded assets being referred to collectively in this Agreement as the “Excluded BioTime Assets”).

Confidential

       1.3 Delivery of Tangible Contributed Assets. At the Closing, Geron shall make available to BAC the Contributed Biological Materials, Contributed Equipment, Contributed Materials and Contributed Records (the “Geron Tangible Contributed Assets”), at the following locations: (i) Pacific BioMaterials Management, Inc., 1849 N. Helm Ave., Suite 102, Fresno, CA 93727; (ii) SriSai Biopharmaceutical Solutions, LLC, Riverside Technology Park, 8415 Progress Drive, Suite Y, Frederick, MD 21701; (iii) ATCC Safe Depository, 10801 University Blvd., Manasses, VA 20110; and (iv) Geron Corporation, 149 Commonwealth Drive, Menlo Park, CA 94025 (collectively, the “Geron Tangible Contributed Asset Locations”). On the Closing Date, BAC shall take possession of the Geron Tangible Contributed Assets, in each case, at the designated Geron Tangible Contributed Asset Locations, and shall promptly remove or cause to be removed, at BAC’s cost and expense, such Geron Tangible Contributed Assets from the Geron Tangible Contributed Asset Locations. Prior to Closing, Geron will provide, and will use commercially reasonable efforts to cause Pacific BioMaterials Management, Inc., SriSai Biopharmaceutical Solutions, LLC, and ATCC Safe Depository to provide, as applicable, at BAC’s cost and expense, BAC and its Representatives with reasonable access, during normal business hours, to the facilities at the Geron Tangible Contributed Assets Locations for the purpose of visually inspecting the Geron Tangible Contributed Assets located there, and for making arrangement for the removal of the Geron Tangible Contributed Assets. BAC will provide Geron with not less than three Business Days prior written notice of each date on which BAC desires such access. BAC will use, and will require its Representatives to use, commercially reasonable efforts to remove the Geron Tangible Contributed Assets from the Geron Tangible Contributed Assets Locations within one Business Day following the Closing Date (provided that the time period for such removal may be extended, at BAC’s cost and expense, by written agreement between Geron, BAC and the entity controlling access to such Geron Tangible Contributed Asset Location where such Geron Tangible Contributed Assets are located).

       1.4 Issuance to Geron of the BAC Series A Shares. At the Closing, as consideration for the Contributed Geron Assets, BAC shall grant, issue and deliver to Geron 6,537,779 shares of BAC Series A Common Stock, $0.0001 par value per share (the “BAC Series A Common Stock”) (the shares of BAC Series A Common Stock delivered to Geron hereunder, the “BAC Series A Shares”).

       1.5 Issuance to BioTime of BAC Series B Shares and BAC Warrants. At the Closing, BAC shall issue and deliver to BioTime: (a) 21,773,340 shares of BAC Series B Common Stock, $0.0001 par value (the “BAC Series B Common Stock”) (the shares of BAC Series B Common Stock delivered to BioTime hereunder, the “BAC Series B Shares”); and (b) warrants to subscribe for and purchase 3,150,000 fully paid and nonassessable shares of BAC Series B Common Stock during the period commencing on the Closing and ending on the three (3) year anniversary of the Closing, at an exercise price per share of BAC Series B Common Stock of Five Dollars ($5.00), substantially in the form included in the BAC Warrant Agreement attached hereto as Exhibit E (“BAC Warrants”). In the event that the Investor Cash is less than the Estimated Investor Cash, (i) the number of shares of BAC Series B Common Stock issuable to BioTime shall be increased by a number of shares of BAC Series B Common Stock equal to the product of (A) (1) the difference between (x) the Estimated Investor Cash and (y) the Investor Cash divided by (2) the Estimated Investor Cash and (B) the Investor BAC Shares, and (ii) the number of shares of BAC Series B Common Stock to which the BAC Warrants entitle BioTime to subscribe for and purchase shall be increased by a number of shares of BAC Series B Common Stock equal to the product of (A) (1) the difference between (x) the Estimated Investor Cash and (y) the Investor Cash, divided by (2) the Estimated Investor Cash, and (B) the Estimated Investor BAC Warrant Amount.

Confidential

       1.6 Royalty Payments on Products. On or prior to the Closing, BAC and Geron shall enter into a Royalty Agreement substantially in the form of Exhibit F hereto (the “Royalty Agreement”), to be effective on the Closing, pursuant to which BAC shall pay to Geron royalties on Net Sales (as defined in the Royalty Agreement) of Products (as specified in the Royalty Agreement).

       1.7 Assumption of Geron Liabilities.

              (a) Assumption of Assumed Geron Liabilities. Simultaneously with the Closing, BAC shall assume and be liable for, and shall pay, perform and discharge, when due, all Liabilities of Geron and its Affiliates: (i) relating to the Contributed Geron Assets and attributable to the periods, events or circumstances after the Closing Date, including all Liabilities for or relating to Taxes with respect to the Technology and the Contributed Assets for any Post-Closing Tax Period; (ii) relating to the obligations of Geron and its Affiliates to be performed following the Closing Date under any Geron Contracts included in any Contributed Assets; (iii) relating to the clinical trials for GRNOPC1 for spinal cord injury, including: (A) A Phase I Safety Study of GRNOPC1 In Patients with Neurologically Complete, Subacute, Spinal Cord Injury, Protocol No. CP35A007, and (B) Long Term Follow Up of Subjects Who Received GRNOPC1, Protocol No. CP35A008; (iv) relating to the ViaCyte Contested Matters; and (v) relating to the clinical trial of VAC1 for acute myelogenous leukemia, including: A Phase I/II Study of Active Immunotherapy with GRNVAC1, Autologous Mature Dendritic Cells Transfected with mRNA Encoding Human Telomerase Reverse Transcriptase (hTERT), in Patients with Acute Myelogenous Leukemia (AML) in Complete Remission (Protocol No. CP06-151) (the Liabilities described in clauses “(i)” through “(v)” of this sentence being collectively referred to as the “Assumed Geron Liabilities”). For the avoidance of doubt (and notwithstanding the foregoing provisions of this Section 1.7(a)), BAC shall not assume the following Liabilities of Geron or its Affiliates: (1) Liabilities for or relating to Taxes with respect to the Technology and the Contributed Geron Assets for any Pre-Closing Tax Period; (2) Liabilities with respect to employees of Geron or its Affiliates for severance pay, termination pay, redundancy pay, and accrued vacation, paid time off or similar benefits in connection with the Transactions; and (3) expenses incurred by Geron relating to the ViaCyte Contested Matters prior to the Closing Date.

Notwithstanding the foregoing, the parties agree that BAC is not assuming, and the Assumed Geron Liabilities shall not include, any liabilities other than those specifically set forth above in this Section 1.7.

              (b) Assumption Agreement. At the Closing, BAC shall assume the Assumed Geron Liabilities by delivery to Geron of an assumption agreement, substantially in the form of Exhibit G (the “Assumption Agreement”).

       1.8 Contribution Expenses; Taxes. Notwithstanding any other provision in this Agreement to the contrary, BAC shall bear and pay, and shall reimburse Geron and its Affiliates for any: (a) reasonable fees and expenses (including fees and expenses of counsel, filing fees, recordation fees and certification fees) relating to and that may be payable in connection with the assignment of the Contributed Patents to BAC; and (b) sales Taxes, value added Taxes, use Taxes, transfer Taxes, stamp Taxes, documentary charges, filing or recording fees or similar Taxes, charges or fees (including any penalties, interest and additional thereto) that may become payable in connection with the sale of the Contributed Geron Assets to BAC on in connection with any of the other Transactions. Schedule 1.8 sets forth the value of the Geron Tangible Assets for sales Tax purposes.

Confidential

       1.9 Closing.

              (a) Subject to the satisfaction or waiver of the conditions set forth in Section 5 and Section 6, the closing of (A) the contribution by Geron to BAC of the Contributed Geron Assets, the issuance by BAC to Geron of the BAC Series A Shares and the assumption by BAC of the Assumed Geron Liabilities; and (B) the contribution by BioTime of the Contributed BioTime Assets, and the issuance by BAC to BioTime of the BAC Series B Shares and the BAC Warrants, in each case, pursuant to this Agreement (the “Closing”) shall take place at the offices of counsel to Geron in Silicon Valley, California, at a time to be agreed upon by BioTime and Geron, on a date (no later than the second Business Day after the satisfaction or waiver of the last of the conditions set forth in Sections 5 and 6 to be satisfied, other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions) to be agreed upon by BioTime and Geron. For purposes of this Agreement, “Closing Date” shall mean the date on which the Closing actually takes place.

              (b) On the Closing, BioTime shall issue the BioTime Shares to, and transfer the Contributed OrthoCyte Shares, and the Contributed Cell Cure Neurosciences Shares to, BAC, either by book entry of such shares, in the name of BAC, on the records of the transfer agent of such shares or by a stock certificate in the name of BAC for the number of such shares, at the election of BioTime. The BioTime Warrants shall be delivered to BAC on the Closing Date along with a copy of the BioTime Warrant Agreement executed by BioTime.

              (c) On the Closing, BAC shall issue the BAC Series A Shares to Geron and the BAC Series B Shares to BioTime either (i) by book entry of such shares or (ii) by a stock certificate, in the name of Geron with respect to the BAC Series A Shares and in the name of BioTime with respect to the BAC Series B Shares, at the respective elections of Geron and BioTime. The BAC Warrants shall be delivered to BioTime on the Closing, along with a copy of the Warrant Agreement governing the BAC Warrants executed by BAC.

       1.10 BioSurplus Equipment. The closing of the purchase and sale of the BioSurplus Equipment shall take place at the offices of counsel to Geron in Silicon Valley, California, contemporaneously with the execution of this Agreement or within one Business Day thereafter. At the closing of the purchase and sale of the BioSurplus Equipment, Geron will execute and deliver a bill of sale to BAC transferring to BAC such BioSurplus Equipment, and BAC will pay to Geron, by wire transfer of immediately available funds, $104,013 to purchase such BioSurplus Equipment. Following the closing of the purchase of the BioSurplus Equipment, BAC shall take possession of such BioSurplus Equipment at the locations where such BioSurplus Equipment is located, and shall promptly (but in any event no later than January 15, 2013) remove or cause to be removed, at BAC’s cost and expense, such purchased BioSurplus Equipment from the locations where it is being held by Geron or on Geron’s behalf. BAC shall reimburse Geron for one-half of the out-of pocket storage fees incurred by Geron for storing any of such purchased BioSurplus Equipment from and after January 1, 2013.

Confidential

2. Representations and Warranties of Geron.

       Geron represents and warrants, subject to such exceptions as are disclosed in the Geron Disclosure Schedule prepared in accordance with Section 10.17, to and for the benefit of BioTime and BAC, as follows:

       2.1 Due Organization. Geron is a corporation organized, validly existing and in good standing under the laws of the state of Delaware.

       2.2 Title to Assets. Geron owns, and has good and valid title to, all of the Contributed Biological Materials, Contributed Equipment, Contributed Materials and the BioSurplus Equipment, free and clear of any Encumbrances.

       2.3 Intellectual Property.

              (a) For purposes of this Agreement:

              (i) “IP Rights” shall mean any and all of the following: Copyrights, Patent Rights, Trademark Rights, trade secrets and other intellectual property rights; for the avoidance of doubt, any reference in this Agreement to “IP Rights” of Geron shall mean Geron IP Rights and Third Party IP Rights, unless the context expressly provides otherwise.

              (ii) “Copyrights” shall mean all copyrights, copyright registrations and applications therefor and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance, preparation of derivative works, transformation, and rights of ownership of copyrightable works and all rights to register and obtain renewals and extensions of registrations.

              (iii) “IP License” shall mean any Geron Contract identified on Schedule 1.1(f) to which Geron is a party and pursuant to which Geron has expressly obtained or granted rights under any IP Rights, including license or sublicense agreements: (A) granting Geron rights to use IP Rights owned or held by any other Person; or (B) pursuant to which Geron expressly grants rights to any other Person to use any Geron IP Rights or Third Party IP Rights, but in all cases excluding: (1) any Geron Contract identified on Schedule 1.1(f) concerning IP Rights that are generally available on commercially reasonable terms; (2) standard non-disclosure, confidentiality, service, material transfer and consulting contracts; and (3) Geron Contracts identified on Schedule 1.1(f) with third parties for the provision of clinical research services relating to the collection and processing of data and samples from the clinical trial sites of Geron.

Confidential

              (iv) “Patent Rights” shall mean all issued patents and pending patent applications in any country or patent-granting region, including all provisional applications, international (PCT) applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

              (v) “Geron IP Rights” shall mean all IP Rights constituting Contributed Geron Assets and owned exclusively by Geron or jointly owned by Geron and another Person or other Persons.

              (vi) “Third Party IP Rights” shall mean any IP Right licensed to Geron by a third party pursuant to any IP License and constituting a Contributed Geron Asset.

              (vii) “Trademark Rights” shall mean all registered trademarks, unregistered trademarks, applications for registration of trademarks, registered service marks, unregistered service marks, applications for registration of service marks, registered trade names, unregistered trade names and applications for registration of trade names.

              (b) Schedule 1.1(a) lists all of the Patent Rights, and Part 2.3(b) of the Geron Disclosure Schedule lists all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed), all registered Copyrights (or Copyrights for which applications for registration have been filed), and all domain name registrations, in each case that exist as of the date of this Agreement and that constitute Contributed IP (collectively, “Registered IP Rights”), in each case, setting forth in each case the jurisdictions in which such Registered IP rights have been issued, or applications have been filed.

              (c) Geron has not received any written notice from any third party claiming any rights in, to or under, or otherwise challenging or threatening to challenge the right, title or interest of Geron in, to or under, the Geron IP Rights, or the validity, enforceability or claim construction of any material Patent Rights that constitute Contributed IP.

              (d) Schedule 1.1(f) includes all IP Licenses that constitute a Contributed Geron Asset.

              (e) Geron has not received any written notice from any third party asserting a claim or threatening to assert a claim which would materially and adversely affect the rights of Geron under any IP License that constitutes a Contributed Geron Asset.

              (f) To the Knowledge of Geron, all necessary and material registration, necessary and material maintenance and necessary and material renewal fees for each item of Registered IP Rights have been made, and all necessary and material documents, necessary and material recordations and necessary and material certificates in connection with such Registered IP Rights have been filed with the relevant Governmental Body for the purposes of prosecuting, obtaining, maintaining or perfecting such Registered IP Rights. To the Knowledge of Geron, all material registrations for Registered IP Rights are in good standing and subsisting.

Confidential

              (g) Geron is not subject to any Contract that materially restricts the use, transfer, delivery or licensing by Geron of Geron IP Rights or Third Party IP Rights, other than as set forth in the IP Licenses identified on Schedule 1.1(f).

              (h) Geron owns all right, title and interest to and in the material Geron IP Rights free and clear of any material Encumbrances (other than (i) IP Licenses granted pursuant to the Geron Contracts identified on Schedule 1.1(f), (ii) non-exclusive licenses entered into in the ordinary course of business prior to the date of this Agreement, or (iii) jointly owned Geron IP Rights identified as such on Schedule 1.1(f)).

              (i) To the Knowledge of Geron, all Registered IP Rights are valid, subsisting and enforceable.

              (j) No Proceeding is pending, and, since January 1, 2011, Geron has not received any written notice from any Person threatening to initiate a Proceeding, alleging that the practice of the Technology covered by the Contributed Patents by Geron infringes the IP Rights of such Person. Geron has no Knowledge that the Technology covered by the Contributed IP could not be practiced without infringing the IP Rights of any other Person. Notwithstanding the foregoing, no representation or warranty regarding infringement is made with respect to any patents held by ViaCyte.

              (k) Geron has taken reasonable steps to protect the trade secrets included in the Contributed IP. To the Knowledge of Geron, there has been no unauthorized disclosure of any such trade secrets, except as would not materially reduce the value of the Contributed Geron Assets to BAC.

              (l) All current and former officers and employees of Geron who are or have been involved in the creation or development of Geron IP Rights used in and directly related to the Technology have executed and delivered to Geron an agreement regarding the protection of proprietary information and providing for the assignment to Geron of any such IP Rights made in the course of the services performed by such officer or employee for Geron by such Persons, the current form of which has been made available to BioTime or its advisors. All current and former consultants and independent contractors to Geron who are or have been involved in the creation and development of Geron IP Rights used in and directly related to the Technology have executed and delivered to Geron an agreement in substantially the form provided to BioTime or its counsel regarding the protection of such proprietary information and the assignment to Geron of any such Geron IP Rights made by such consultant or independent contractor in the course of services performed for Geron by such Persons.

              (m) Neither the execution, delivery or performance of this Agreement by Geron nor the consummation by Geron of the Transactions will contravene, conflict with or result in any limitation on the right, title or interest of Geron in, to or under any material Third Party IP Rights used in and directly related to the Technology pursuant to the terms of any IP License.

              (n) Schedule 1.1(f) lists all Geron Contracts in effect as of the date of this Agreement that license or otherwise entitle any third Person to use any of the Geron IP Rights. All material Geron Contracts in effect as of the date of this Agreement that relate to the Geron IP Rights are listed on Schedule 1.1(f).

Confidential

       2.4 Regulatory Matters.

              (a) All Products which have been developed by Geron as of the date hereof (the “Geron Products”) that are subject to the jurisdiction of the FDA have been developed in compliance in all material respects with all applicable requirements, if any, under the Food and Drug and Cosmetic Act (“FDCA”), the Public Health Service Act and their applicable implementing regulations.

              (b) To the Knowledge of Geron, all preclinical studies and clinical trials and all preclinical research, clinical development and manufacturing activities conducted by or on behalf of Geron with respect to the Technology have been conducted in all material respects with applicable Legal Requirements, including those relating to protection of human subjects.

              (c) All manufacturing operations conducted by Geron with respect to Geron Products being used in human clinical trials have been conducted in accordance, in all material respects, with the FDA’s cGMP regulations. To the Knowledge of Geron, all manufacturing operations conducted for the benefit of Geron with respect to the Geron Products being used in human clinical trials have been conducted in accordance, in all material respects, with the FDA’s cGMP regulations.

              (d) As of the date of this Agreement, Geron has not received any written notice that the FDA or any other Regulatory Authority has initiated, or threatened in writing to initiate, any action to suspend any clinical trial relating to the Technology.

              (e) Neither Geron nor, to the Knowledge of Geron, any Representatives acting for Geron, has committed any act, made any statement in writing or failed to make any statement in writing that would reasonably be expected to provide a valid basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg 46191 (September 10, 1991) and any amendments thereto.

              (f) As of the date hereof, there are no Proceedings pending with respect to a violation by Geron of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other Legal Requirement promulgated by a Governmental Body with respect to the Geron Products.

              (g) To the Knowledge of Geron, there have been no reports of any serious adverse events affecting any patients participating in the GRNOPC1 clinical trials for spinal cord injury that, prior to the Closing, have been determined to be product-related.

              (h) The Regulatory Filings identified in Schedule 1.1(h) include all material documents filed with the FDA by or on behalf of Geron relating to the Technology of the type contemplated by the definition of Regulatory Filings.

       2.5 Contracts. With respect to each of the Geron Contracts that constitutes a Contributed Geron Asset, as set forth on Schedule 1.1(f):

Confidential

              (a) each such Geron Contract is a valid and enforceable agreement of Geron and is in full force and effect in all material respects, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) general principles of equity;

              (b) Geron has not (and, to the Knowledge of Geron, no other Person has) violated in any material respect or breached in any material respect, or committed any default in any material respect under, any such Geron Contract; and

              (c) No act or omission has occurred that, with or without the giving of notice or passage of time or both, would constitute a breach in any material respect or default in any material respect by Geron under a Geron Contract, or would otherwise entitle a third party under a Geron Contract to terminate a Geron Contract or any material rights or material obligations thereunder as a result of such breach in any material respect or default in any material respect by Geron under a Geron Contract.

       2.6 Governmental Authorizations. Part 2.6 of the Geron Disclosure Schedule identifies each Governmental Authorization that is, to the Knowledge of Geron, held by Geron and is material to the Technology. Each Governmental Authorization identified in Part 2.6 of the Geron Disclosure Schedule is valid and in full force and effect (it is understood that, without any implication with respect to any other provision of this Agreement, the representations and warranties contained in this Section 2.6 shall not mean that any item identified in Part 2.6 of the Geron Disclosure Schedule is a Contributed Geron Asset, with the only Contributed Geron Assets being those specifically identified as such in Section 1.1).

       2.7 Proceedings; Orders. There is no pending Proceeding against or involving Geron, and, to the Knowledge of Geron, no Person has threatened to commence any Proceeding against or involving Geron that: (a) would reasonably be expected to have an adverse effect in any material respect on BAC’s right, title or interest in or use of the Contributed Geron Assets; or (b) challenges, or that may have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with, any of the Transactions. To the Knowledge of Geron, there is no Order against or involving Geron that would reasonably be expected to have: (i) an adverse effect in any material respect on BAC’s right, title or interest in or use of the Contributed Geron Assets; or (ii) the effect of preventing, materially delaying, making illegal or otherwise materially interfering with any of the Transactions. Geron has utilized its reasonable efforts to maintain the United States District Court Civil Action No. C12-04813 listed in the ViaCyte Contested Matters (the “ViaCyte Appeal”).

       2.8 Environmental Matters. Except as would not have a Geron Material Adverse Effect, to the Knowledge of Geron, Geron is using the biological materials identified on Schedule 1.1(c) and the Equipment in compliance with all Legal Requirements applicable to Hazardous Materials. The Equipment is free of contamination caused by biological materials or Hazardous Material in an amount that would violate Legal Requirements, except for such violations that would not constitute a Geron Material Adverse Effect.

       2.9 Tax Matters. All Taxes required to be paid by Geron that relate in whole or in part to the Technology or the Contributed Geron Assets that are due and payable have been (or will prior to the Closing be) paid in full. There are no liens for Taxes on the Contributed Geron Assets other than any such lien described in clause “(a)” of the definition of Encumbrance.

Confidential

       2.10 Authority; Binding Nature of Agreements. Geron has all requisite right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party, and the execution, delivery and performance by Geron of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of Geron (including the approval of the board of directors of Geron). Geron is not required to obtain the approval of its stockholders in connection with the execution, delivery and performance of any of the Transactional Agreements or the Transactions. This Agreement has been duly executed and delivered by Geron and constitutes the legal, valid and binding obligation of Geron, enforceable against Geron in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) general principles of equity. Upon the execution by Geron of each other Transactional Agreement to which Geron is a party, and assuming due authorization, execution and delivery by the other parties thereto, such Transactional Agreement will constitute the legal, valid and binding obligation of Geron, and will be enforceable against Geron in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) general principles of equity.

       2.11 Non-Contravention; Consents.

              (a) Neither the execution and delivery by Geron of any of the Transactional Agreements, nor the consummation or performance by Geron of any of the Transactions, will (with or without notice or lapse of time):

              (i) result in a violation of: (A) any of the provisions of the certificate of incorporation, bylaws or similar documents of Geron; or (B) any resolution adopted by the stockholders, board of directors or any committee of the board of directors of Geron;

              (ii) result in a material violation of any Legal Requirement or any Order to which Geron, or any of the Contributed Geron Assets, is subject; or

              (iii) result in a material violation or material breach of, or result in a material default under, any provision of any Geron Contract set forth on Schedule 1.1(f).

              (b) Geron is not required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with the execution and delivery by Geron of any of the Transactional Agreements or the consummation or performance by Geron of any of the Transactions, except in each such case where the failure to make such filing, give such notice or obtain such Consent would not result in a material liability to BioTime or BAC.

       2.12 Biological Materials. Part 2.12 of the Geron Disclosure Schedule identifies certain cells included in the Contributed Biological Materials that have been produced, manufactured, maintained and cryopreserved in accordance, in all material respects, with cGMP.

Confidential

       2.13 Disclaimer of Geron. The Contributed Geron Assets are being sold on an “as is,” “where is” basis as of the Closing and in their condition as of the Closing “with all faults” and, except as set forth in this Section 2, none of Geron, any Affiliate of Geron or any of their respective Representatives makes or has made any other representations or warranties, express or implied, at law or in equity, in respect of the Technology, any Contributed Geron Assets or any Assumed Geron Liabilities, including with respect to: (a) merchantability or fitness for any particular purpose; (b) the operation of the Technology by BAC or any Affiliate of BAC; (c) the probable success or profitability of the Technology after the Closing; or (d) any projections, reports or other documents or information relating to the Technology or the Contributed Geron Assets. Without limiting the generality of the foregoing, Geron makes no representation or warranty with respect to the Abandoned Patents, and the Abandoned Patents are being sold on an “as is,” “where is” basis and in their condition “with all faults.”

       2.14 Registration Statements and Prospectuses. The information supplied or to be supplied in writing by Geron for inclusion in the BAC Registration Statement, the BAC Prospectus, the BioTime Registration Statement, or the BioTime Prospectus (the “Geron Information”) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, with respect to such Geron Information, in order to make the statements therein (in the case of statements in the BAC Prospectus or the BioTime Prospectus, in light of the circumstances under which they were made), with respect to Geron Information, not misleading at the time such registration statement is filed with the SEC and at the time it becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement to such registration statement, at the time such post-effective amendment or supplement is filed with the SEC and at the time it becomes effective) or, in the case of the BAC Prospectus or the BioTime Prospectus, as of its date (or the date of any supplement thereto) and at any time during which such prospectus (assuming the absence of Rule 172 under the Securities Act) relating to the securities registered under such registration statement is required to be delivered under the Securities Act by BAC, BioTime or Geron (the “Prospectus Delivery Period”). No representation or warranty is made by Geron with respect to statements made or incorporated by reference in the BAC Registration Statement, the BAC Prospectus, the BioTime Registration Statement, or the BioTime Prospectus, including any information supplied by BioTime or BAC for inclusion or incorporation by reference in the BAC Registration Statement, the BAC Prospectus, the BioTime Registration Statement, or the BioTime Prospectus, other than Geron Information.

3. Representations and Warranties of BioTime and BAC.

       BioTime and BAC each represents and warrants, subject to such exceptions as are disclosed in the BioTime and BAC Disclosure Schedule prepared in accordance with Section 10.17, to and for the benefit of Geron, as follows:

       3.1 Due Organization. Each of BioTime, BAC, OrthoCyte and Cell Cure Neurosciences is a corporation organized, validly existing and in good standing (in jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization.

Confidential

       3.2 Authority. Each of BioTime and BAC has all requisite right, power and authority to enter into and to perform their respective obligations under each of the Transactional Agreements to which it is or may become a party (subject to, in the case of this Agreement, the receipt of the Required BioTime Stockholder Vote), and the execution, delivery and performance by BioTime and BAC of the Transactional Agreements to which any of them is or may become a party have been duly authorized by all necessary action on the part of BioTime and BAC, respectively (including, in each case, the unanimous approval of the board of directors of BioTime (the “BioTime Board”) and the board of directors of BAC), and no other corporate proceedings are necessary except to obtain (a) the affirmative vote by the holders of a majority of the shares of BioTime Common Stock present (in person or by proxy) at the BioTime Stockholder’s Meeting, where a quorum is present, in favor of the BioTime Voting Proposal and (b) the affirmative vote of the holders of a majority of the then outstanding shares of BioTime Common Stock, in favor of the Additional Voting Proposal (together, clauses “(a)” and “(b),” the “Required BioTime Stockholder Vote”). This Agreement has been duly executed and delivered by each of BioTime and BAC and constitutes the legal, valid and binding obligation of each of BioTime and BAC, enforceable against each of BioTime and BAC in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) general principles of equity. Upon the execution by BioTime or BAC of each other Transactional Agreement to which BioTime or BAC is a party, and assuming the due authorization, execution and delivery of the parties (other than BioTime and BAC) thereto, such Transactional Agreement will constitute the legal, valid and binding obligation of BioTime and BAC (or such Affiliate), and will be enforceable against BioTime and/or BAC, as applicable, in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) general principles of equity.

       3.3 Non-Contravention; Consents.

              (a) Neither the execution and delivery by BioTime or BAC of any of the Transactional Agreements, nor the consummation or performance by BioTime or BAC of any of the Transactions, will (with or without notice or lapse of time):

              (i) result in a violation of: (A) any of the provisions of the certificate of incorporation or bylaws of BioTime or BAC; or (B) any resolution adopted by the stockholders, board of directors or any committee of the board of directors of BioTime or BAC;

              (ii) result in a material violation of any Legal Requirement or any Order to which BioTime or BAC is subject; or

              (iii) result in a material violation or material breach of, or result in a material default under, any provision of any Contract to which BioTime or BAC is a party or by which BioTime or BAC is bound.

              (b) Neither BioTime nor BAC nor any of their Affiliates is required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with the execution and delivery by BioTime or BAC of any of the Transactional Agreements or the consummation or performance by BioTime or BAC of any of the Transactions, except for: (i) compliance with the applicable requirements, if any, of the Securities Act, the Exchange Act and state securities or “blue sky” Legal Requirements (“Blue Sky Laws”); (ii) compliance with any applicable requirements of the HSR Act; (iii) filing of the Amended BAC Certificate of Incorporation; (iv) filing of the Amended BioTime Articles of Incorporation; and (v) any other filing, notice or Consent where the failure to obtain or make the same would not have a material adverse effect on the ability of BioTime or BAC to timely comply with or perform any covenant or obligation under any of the Transactional Agreements.

CONFIDENTIAL

     3.4 Articles of Incorporation and Bylaws. Part 3.4(a) of the BioTime and BAC Disclosure Schedule sets forth an accurate and complete copy of the articles of incorporation, bylaws and other charter and organizational documents of each of BioTime and BAC, including all amendments thereto (other than the BioTime Articles of Incorporation and the Amended BAC Certificate of Incorporation each of which is to be filed at or prior to the Closing). Neither BioTime nor BAC is in violation of their respective articles of incorporation. Part 3.4(b) of the BioTime and BAC Disclosure Schedule sets forth an accurate and complete copy of the Amended BioTime Articles of Incorporation (which will constitute the articles of incorporation of BioTime at the Closing) and the Amended BAC Certificate of Incorporation (which will constitute the certificate of incorporation of BAC at the Closing).

     3.5 Proceedings; Orders. There is no pending Proceeding against or involving BioTime or BAC, and, to the Knowledge of BioTime, no Person has threatened to commence any Proceeding against or involving BioTime or BAC that challenges, or that may have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with, any of the Transactions. To the Knowledge of BioTime, there is no Order that would reasonably be expected to have: (a) an adverse effect in any material respect on the ability of BioTime or BAC to timely comply with or perform any covenant or obligation under any of the Transactional Agreements; or (b) the effect of preventing, materially delaying, making illegal or otherwise materially interfering with any of the Transactions.

     3.6 Capitalization; Validity.

          (a) Capitalization of BioTime. As of the date hereof, the authorized shares of capital stock of BioTime consist of (i) 75,000,000 shares of BioTime Common Stock and (ii) 1,000,000 preferred shares, no par value. As of the close of business on January 3, 2013 (the “BioTime Capitalization Date”), there were: (i) 51,195,387 shares of BioTime Common Stock issued and outstanding and (ii) no preferred shares issued or outstanding. Since the BioTime Capitalization Date and prior to the date of this Agreement, no equity securities of BioTime have been issued, and no securities convertible into or exchangeable for stock or other equity securities of BioTime have been issued, other than shares of BioTime Common Stock issued upon the exercise of BioTime Options. Except for the outstanding shares of BioTime Common Stock on the BioTime Capitalization Date, BioTime Shares and BioTime Warrants issuable pursuant to this Agreement, the Investor BioTime Shares and the Investor BioTime Warrants, the 3,681,301 shares of BioTime Common Stock issuable upon exercise of outstanding options, 556,613 shares of BioTime Common Stock issuable upon exercise of outstanding warrants, 3,745,000 shares reserved for issuance under the BioTime, Inc. 2012 Equity Incentive Plan, up to 1,205,957 shares of BioTime Common Stock issuable to Cell Cure Neurosciences under a Stock Purchase Agreement, as of the date of this Agreement, and the number of shares of BioTime Common Stock set forth on Schedule 3.6(a) to be issued pursuant to a lease for certain real property, there are no issued or outstanding shares or other equity securities of BioTime (or shares or other equity securities of BioTime reserved for issuance), and there are no securities of BioTime convertible into or exchangeable for stock or other equity securities of BioTime, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which BioTime is a party or by which it is bound in any case obligating BioTime to issue, deliver, sell, purchase, redeem, acquire or vote, or cause to be issued, delivered, sold, purchased, redeemed, acquired or voted, stock or other equity securities of BioTime, or obligating BioTime to grant, extend or enter into any subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement to issue, deliver, sell, purchase, redeem, acquire or vote stock or equity securities of BioTime. All outstanding shares of capital stock of BioTime are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, and subject to the approval of the Additional Voting Proposal and the filing of the Amended BioTime Articles of Incorporation, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right. The BioTime Warrants, when delivered at a Closing, will be the duly authorized and valid obligations of BioTime, enforceable in accordance with the terms of the BioTime Warrant Agreement.

CONFIDENTIAL

          (b) Capitalization of BAC. As of the date hereof, the authorized shares of capital stock of BAC consist of 2,000,000 shares of BAC Common Stock. As of the date hereof, and immediately prior to the Closing there will be: (i) 51,700 shares of BAC Common Stock issued and outstanding, (ii) no shares of BAC Common Stock in treasury and (iii) no shares of preferred stock issued or outstanding. Upon the Closing, there shall be: (A) 30,498,819 shares of BAC Common Stock issued and outstanding, 6,537,779 of which shall be designated Series A Common Stock and 23,961,040 of which shall be designated Series B Common Stock; (B) no shares of BAC Common Stock in treasury; and (C) no shares of preferred stock issued or outstanding. BAC has no Subsidiaries. Except for the issuances by BAC of the BAC Series A Shares to Geron, and the issuance of the BAC Series B Shares and the BAC Warrants to BioTime, in each case, pursuant to this Agreement, the Investor BAC Series B Shares and Investor BAC Warrants to be issued pursuant to the Investor Contribution Agreement, and as set forth in this Section 3.5(b), there are no, and at the Closing there shall be no, issued or outstanding shares or other equity securities of BAC (or shares or other equity securities of BAC reserved for issuance), and there are no and at the Closing there shall be no, securities of BAC convertible into or exchangeable for stock or other equity securities of BAC, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which BAC is a party or by which it is bound in any case obligating BAC to issue, deliver, sell, purchase, redeem, acquire or vote, or cause to be issued, delivered, sold, purchased, redeemed, acquired or voted, stock or other equity securities of BAC, or obligating BAC to grant, extend or enter into any subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement to issue, deliver, sell, purchase, redeem, acquire or vote stock or equity securities of BAC. The BAC Series A Shares, the BAC Series B Shares, and the shares of BAC Series B Common Stock issuable upon exercise of the BAC Warrants, will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable, issued in compliance with federal and state securities laws, and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

CONFIDENTIAL

     3.7 Contributed OrthoCyte Shares. As of the date hereof there are: (a) 21,000,000 shares of OrthoCyte common stock, no par value issued and outstanding; (b) no shares of OrthoCyte common stock in treasury; and (c) no shares of preferred stock issued or outstanding. BioTime owns, and has good and valid title to, the Contributed OrthoCyte Shares, free and clear of any Encumbrances. Part 3.7 of the BioTime and BAC Disclosure Schedule sets forth (i) BioTime’s aggregate legal and beneficial ownership of OrthoCyte capital stock (or securities convertible into OrthoCyte capital stock) as of the date hereof and (ii) an accurate and complete copy of the articles of incorporation, bylaws and other charter and organizational documents of OrthoCyte, including all amendments thereto.

     3.8 Contributed Cell Cure Neurosciences Shares. As of the date hereof there are: (a) 365,427 ordinary shares of Cell Cure Neurosciences issued and outstanding; (b) no shares of Cell Cure Neurosciences common stock in treasury; (c) no shares of preferred stock issued or outstanding; and (d) up to 116,317 ordinary shares subject to acquisition by BioTime and 137 shares subject to acquisition by an individual investor under the terms of a share purchase agreement. BioTime owns, and has good and valid title to, the Contributed Cell Cure Neurosciences Shares, free and clear of any Encumbrances. Part 3.8 of the BioTime and BAC Disclosure Schedule sets forth (i) BioTime’s aggregate legal and beneficial ownership of Cell Cure Neurosciences capital stock (or securities convertible into Cell Cure Neurosciences capital stock) as of the date hereof and (ii) an accurate and complete copy of the articles of incorporation, bylaws and other charter and organizational documents of Cell Cure Neurosciences, including all amendments thereto.

     3.9 BioTime SEC Documents; Financial Statements; Registration Statements.

          (a) BioTime SEC Documents. BioTime has made available to Geron (by public filing with the SEC or otherwise) accurate and complete copies of each report, schedule, registration statement, proxy, form, other statement and other documents (including all exhibits, schedules and annexes thereto) (together, the “SEC Documents”) filed or furnished by BioTime with the Securities and Exchange Commission (“SEC”) since January 1, 2011 (the “Applicable Date”) (the SEC Documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “BioTime SEC Documents”). All SEC Documents required to be filed by BioTime or its officers under applicable Legal Requirements with the SEC since the Applicable Date have been so filed on a timely basis, including any certification or statement required by: (i) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Section 302 of the Sarbanes-Oxley Act of 2002 (together with the rules and regulations promulgated under the act and the Exchange Act, “Sarbanes-Oxley”); (ii) Section 906 of the Sarbanes-Oxley Act; and (iii) any other Legal Requirement promulgated by the SEC or applicable to SEC Documents filed on or after the Applicable Date (collectively, the “Certifications”). Each of the Certifications are accurate and complete, and comply in all material respects as to form and content with all applicable Legal Requirements. None of the Subsidiaries of BioTime is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (A) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (B) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this Agreement, the term “file” and variations thereof, when used in reference to the SEC, shall be construed to include any manner in which a document or information is properly filed or furnished with the SEC and made publicly available on EDGAR in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

CONFIDENTIAL

          (b) BioTime Internal Controls. BioTime maintains a process of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurances: (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles; (ii) that receipts and expenditures are being made only in accordance with the authorizations of management and directors; and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the assets of BioTime and its Subsidiaries that could have a material effect on the financial statements. BioTime maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to provide reasonable assurances that all material information required to be disclosed by BioTime in the reports that it files or submits under the Exchange Act is accumulated and communicated to BioTime’s management, as appropriate, to allow timely decisions regarding required disclosure, and otherwise to ensure that information required to be disclosed by BioTime in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules.

          (c) BioTime Financial Statements. The financial statements (including any related notes) contained in the SEC Documents filed on or after the Applicable Date: (i) comply as to form in all material respects with the Legal Requirements of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of BioTime and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of BioTime and its Subsidiaries for the periods covered thereby. Since the Applicable Date, there has been no change in any of BioTime’s methods, principles or practices of financial and Tax accounting, other than as required by GAAP or regulatory guidelines or as disclosed in the BioTime SEC Documents.

          (d) Registration Statements and Prospectuses. None of the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement, or the BAC Prospectus will, at the time each such registration statement or prospectus is filed with the SEC and at the time such registration statement is filed with the SEC and at the time it becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement to such registration statement, at the time such post-effective amendment or supplement is filed with the SEC and at the time becomes effective) or, in the case of the BioTime Prospectus or BAC Prospectus, as of the its date (or the date of any supplement thereto) and during any Prospectus Delivery Period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of statements in the BioTime Prospectus or the BAC Prospectus, in light of the circumstances under which they are made), not misleading. Each of the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement and the BAC Prospectus will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder. No representation or warranty is made by BioTime or BAC with respect to the Geron Information.

CONFIDENTIAL

          (e) Proxy Statement. The Proxy Statement will not, at the time the Proxy Statement is first mailed to the stockholders of BioTime and at the time of the BioTime Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. No representation or warranty is made by BioTime with respect to information supplied in writing by Geron for inclusion in the Proxy Statement.

     3.10 BioTime Stem Cell Lines. BioTime owns, and has good and valid title to, the BioTime Stem Cell Lines free and clear of any Encumbrances.

     3.11 Absence of Changes. Since September 30, 2012, there has not been any BioTime Material Adverse Effect, and no event has occurred or circumstance has arisen that would reasonably be expected to have or result in a BioTime Material Adverse Effect.

     3.12 No Prior Activities. As of the date hereof, BAC has not incurred, directly or indirectly, through any Subsidiary or otherwise, any material obligations or material liabilities or engaged in any other business activities not related to the Transactions. Except as set forth in Part 3.12 of the BioTime and BAC Disclosure Schedule, BAC will not prior to the Closing incur, directly or indirectly, through any Subsidiary or otherwise, any material obligations or material liabilities or engage in any other business activities not related to the Transactions.

     3.13 Disclaimer of BioTime. The Contributed BioTime Assets are being sold on an “as is,” “where is” basis as of the Closing and in their condition as of the Closing “with all faults” and, except as set forth in this Section 3, none of BioTime, any Affiliate of BioTime or any of their respective Representatives makes or has made any other representations or warranties, express or implied, at law or in equity, in respect of any such Contributed BioTime Asset including with respect to: (a) merchantability or fitness for any particular purpose; (b) the operation of the Contributed BioTime Assets by BAC or any Affiliate of BAC; (c) the probable success or profitability of the Contributed BioTime Assets to BAC after the Closing; or (d) any projections, reports or other documents or information relating to the Contributed BioTime Assets.

CONFIDENTIAL

4. Pre-Closing Covenants.

     4.1 Access and Investigation.

          (a) During the Pre-Closing Period, upon reasonable notice (i) Geron shall afford BioTime’s and BAC’s officers and other authorized Representatives reasonable access, during normal business hours, to Geron’s books and records (or portions thereof) pertaining solely to the Contributed Geron Assets and the Assumed Geron Liabilities (provided that such access does not unreasonably interfere with the ongoing business or operations of Geron) and (ii) Geron shall furnish to BioTime and BAC such readily available information concerning the Contributed Geron Assets and the Assumed Geron Liabilities as BioTime or BAC may reasonably request and as is necessary or required for inclusion in (and Geron shall use commercially reasonable efforts to provide reasonable access to Geron’s independent registered accountants with respect to the Contributed Geron Assets and the Assumed Geron Liabilities to facilitate the preparation of) the Proxy Statement, the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement and the BAC Prospectus pursuant to Section 4.7 of this Agreement and to comply with the reporting obligations of BioTime under the Exchange Act; provided, however, that (i) such access to Geron’s independent registered accountants will be subject to customary exceptions to be negotiated with such accountants, and BioTime shall reimburse Geron for the reasonable fees and expenses of Geron’s independent registered accountants, if any, in connection therewith, and (ii) Geron shall not be required pursuant to this Agreement to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of Geron could (A) result in the disclosure of any trade secrets, (B) jeopardize protections afforded Geron under the attorney-client privilege or the attorney work product doctrine, or (C) violate or breach, or result in a violation or breach of, any Legal Requirement, Order or any Contract; provided, however, that in the case of information as to which Geron is bound by a contractual obligation of non-disclosure, Geron shall use commercially reasonable efforts to obtain permission to disclose the information to BioTime, provided that BioTime agrees to enter into a confidentiality agreement acceptable to the applicable third party. Geron shall use its commercially reasonable efforts to preserve intact, and maintain access to, the Data Room for BioTime’s and BAC’s respective officers and other authorized Representatives and shall provide reasonable access, upon reasonable notice and during normal business hours, to Geron personnel who have knowledge about the Contributed Geron Assets. Geron shall provide BioTime and BAC with electronic copies of all of the contents of the Data Room as of the date hereof. BioTime hereby agrees that any information or knowledge obtained pursuant to this Section 4.1(a) shall be subject to the terms of that certain Mutual Confidential Disclosure Agreement, dated as of February 22, 2012, by and between Geron and BioTime (the “CDA”). BioTime’s and BAC’s officers and other Representatives shall have the right to make copies of the books and records and other documents and information provided under this Section 4.1(a).

          (b) Notwithstanding Section 4.1(a), Geron shall not be required to (i) take any action that would or could reasonably be expected to subject it or any of its directors or officers to actual or potential Liability, or (ii) bear any cost or expense relating to the matters contemplated by Section 4.1(a).

CONFIDENTIAL

          (c) BioTime and BAC shall provide during the Pre-Closing Period, on reasonable notice, Geron and its Representatives with reasonable access to the Representatives of BioTime and BAC; provided, however, that if in BioTime’s reasonable judgment and belief the provision of such information or access is reasonably likely to violate any Legal Requirement or Contract or could waive any legal privilege (including the attorney-client privilege), BioTime may prohibit or restrict such access as determined by BioTime; provided, however, that in the case of information as to which BioTime or BAC is bound by a contractual obligation of non-disclosure, BioTime and BAC shall use commercially reasonable efforts to obtain permission to disclose the information to Geron and its Representatives, provided that Geron agrees to enter into a confidentiality agreement acceptable to the applicable third party. Geron hereby agrees that any information or knowledge obtained pursuant to this Section 4.1(c) shall be subject to the terms of the CDA.

     4.2 Maintenance of Contributed Geron Assets.

          (a) Unless Geron shall receive the prior written consent of BioTime (in its sole discretion), and except as required by any Legal Requirement or as provided in Section 4.2(b), Geron: (i) shall use (A) reasonable best efforts to preserve intact and maintain the Contributed Geron Assets (other than the Contributed Biological Materials, the Contributed Materials and the Abandoned Patents) in the state in which they are maintained as of the date hereof (subject to ordinary wear and tear) and (B) commercially reasonable efforts to preserve intact and maintain the Contributed Biological Materials and the Contributed Materials in the state in which they are maintained as of the date hereof (subject to ordinary wear and tear); and (ii) shall not (A) sell, pledge, mortgage, encumber, sell and leaseback, transfer, assign, convey, lease (as lessor), license (as licensor) or intentionally abandon, or authorize the sale, pledge, mortgage, Encumbrance, sale and leaseback, transfer, assignment, conveyance, lease (as lessor), license (as licensor), intentional abandonment of, any of the Contributed Geron Assets, (B) fail to maintain the Contributed Patents identified on Schedule 1.1(a) under the heading “Geron-Owned Stem Cell Status Report - Active Cases” or (C) enter into, amend, modify or terminate any Geron Contract (except with respect to (1) expirations of Geron Contracts pursuant to their terms, (2) immaterial amendments of Geron Contracts not adverse to the interests of BAC or BioTime post-Closing, or (3) as otherwise required to comply with this Section 4.2(a)). The parties acknowledge that this Section 4.2(a) shall not apply to the ViaCyte Contested Matters, provided that Geron shall not abandon or fail to maintain the Contributed Patents identified on Schedule 1.1(a) under the heading “Geron-Owned Stem Cell Status Report - Active Cases” which are the subject of the ViaCyte Appeal without the prior written consent of BioTime.

          (b) Geron shall (i) maintain the ViaCyte Appeal, and shall not discharge, settle, compromise, release or waive any material claims relating to or impair Geron’s rights to continue, appeal, settle or compromise, the ViaCyte Appeal, without BioTime’s consent (which shall not be unreasonably withheld, conditioned or delayed) and (ii) reasonably consult with BioTime (to the extent permitted by ViaCyte) with respect to any licenses being negotiated with respect to patents which are the subject of the ViaCyte Contested Matters and shall not license any such patents without BioTime’s consent (which shall not be unreasonably withheld, conditioned or delayed).

CONFIDENTIAL

     4.3 Maintenance of Contributed BioTime Assets. During the Pre-Closing Period, unless BioTime shall receive the prior written consent of Geron (which consent shall not be unreasonably withheld, conditioned or delayed), and except as required by any Legal Requirement, BioTime shall use its reasonable best efforts to preserve intact the BioTime Stem Cell Assets and shall not:

          (a) sell, pledge, mortgage, encumber, sell and leaseback, transfer, assign, convey, lease (as lessor) or license (as licensor), or authorize the sale, pledge, mortgage, Encumbrance, sale and leaseback, transfer, assignment, conveyance, lease (as lessor) or license (as licensor) any of the BioTime Stem Cell Assets (except for inventory of BioTime Stem Cell Lines that would not prevent BioTime from performing its obligations under Section 1.2(e)(iii)); or

          (b) amend or permit the adoption of any amendment to its articles of incorporation or bylaws (other than the Amended BioTime Articles of Incorporation).

     4.4 No Solicitation.

          (a) Until the earlier of the Closing and the termination of this Agreement in accordance with its terms, Geron shall not, and will instruct its Representatives not to: (i) initiate, solicit or knowingly encourage (including by way of furnishing nonpublic information) the submission to Geron of any inquiries from any Person or Persons relating to, or any proposal or offer from any Person or group of Persons that constitutes, or would reasonably be expected to lead to, a Stem Cell Assets Acquisition Proposal; (ii) engage in any discussions or negotiations with a Person or Persons (or their respective Representatives) who have made, or to the Knowledge of Geron have indicated that they may make, a Stem Cell Assets Acquisition Proposal with respect to such Stem Cell Assets Acquisition Proposal; (iii) approve or adopt a Stem Cell Assets Acquisition Proposal or cause or permit Geron to enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, confidentiality agreement or other similar agreement in connection with or providing for a Stem Cell Assets Acquisition Proposal or negotiations in respect of the same; or (iv) agree or publicly announce any intention to take any of the foregoing actions. Geron shall, and shall instruct Geron’s Representatives to, cease immediately and terminate any and all existing discussions and negotiations with any Persons conducted heretofore with respect to, or that would reasonably be expected to lead to, a Stem Cell Assets Acquisition Proposal, and Geron shall promptly terminate or cause to be terminated any information access by any such Persons (including by way of a datasite or similar medium) and promptly request that all confidential information furnished be returned or destroyed in accordance with any written agreement with such Persons, to the extent applicable. A “Stem Cell Assets Acquisition Proposal” shall mean any offer or proposal, whether written or oral, to acquire more than an immaterial portion of the Contributed Geron Assets (other than (A) any offer proposed by BioTime or any of its Affiliates and (B) any offer or proposal by any Person with respect to a Change of Control of Geron that would not reasonably be expected to adversely affect, materially delay or prevent the consummation of the Transactions).

CONFIDENTIAL

          (b) Until the earlier of the Closing and the termination of this Agreement in accordance with its terms, BioTime and BAC shall not, and BioTime and BAC shall cause each of their respective Subsidiaries and will instruct their respective Representatives not to: (i) initiate, solicit or knowingly encourage (including by way of furnishing nonpublic information) the submission to BioTime or BAC of any inquiries from any Person or Persons relating to, or any proposal or offer from any Person or group of Persons for, a transaction that could reasonably be expected to materially delay or prevent the consummation of the Transactions (a “BioTime Prohibited Proposal”); (ii) engage in any discussions or negotiations with a Person or Persons (or their respective Representatives) who have made a BioTime Prohibited Proposal with respect to such BioTime Prohibited Proposal; (iii) approve or adopt a BioTime Prohibited Proposal or cause or permit BioTime or BAC to enter into with any Person that makes a BioTime Prohibited Proposal any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, confidentiality agreement or other similar agreement in connection with or providing for a BioTime Prohibited Proposal or negotiations in respect of the same; or (iv) agree or publicly announce any intention to take any of the foregoing actions. If the BioTime Board (or any committee thereof) receives a bona fide written unsolicited BioTime Prohibited Proposal (that is not withdrawn) from any Person, BioTime or its Representatives may (A) furnish information with respect to BioTime and its Subsidiaries to such Person making such BioTime Prohibited Proposal and (B) engage or participate in discussions or negotiations regarding such BioTime Prohibited Proposal with such Person if, in the case of either of the immediately preceding clauses (A) or (B): (1) neither BioTime nor BAC shall have breached the provisions of this Section 4.4(b) and no Representative of BioTime or BAC shall have taken any action that would constitute a breach of the provisions of this Section 4.4(b) if such action had been taken by BioTime or BAC; (2) the BioTime Board shall have determined in good faith, after having taken into account the advice of BioTime’s outside legal counsel, that the failure to take such action would be materially inconsistent with the directors’ fiduciary duties under applicable Legal Requirements; and (3) concurrently with or prior to furnishing any such information to, or entering into discussions or negotiations with, such Person, BioTime: (x) gives Geron written notice of BioTime’s intention to furnish information to, or enter into discussions or negotiations with, a Person; and (y) receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of BioTime no less favorable to BioTime than the similar provisions of the CDA. BioTime and BAC shall each, and shall cause each of their respective Subsidiaries and instruct each of their respective Representatives to, cease immediately and terminate any and all existing discussions and negotiations with any Persons conducted heretofore with respect to, or that would reasonably be expected to lead to, a BioTime Prohibited Proposal, and BioTime and BAC shall promptly terminate or cause to be terminated any information access by any such Persons (including by way of a datasite or similar medium) and promptly request that all confidential information furnished be returned or destroyed in accordance with any written agreement with such Persons.

     4.5 Reasonable Efforts; HSR Act.

          (a) Each of the Geron, BioTime and BAC shall: (i) promptly make and effect all registrations, filings and submissions required to be made or effected by it pursuant to the HSR Act, the Exchange Act and other applicable Legal Requirements with respect to the Transactions; and (ii) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Transactions. Without limiting the generality of the foregoing, each of Geron, BioTime and BAC shall use reasonable best efforts to: (A) promptly take, or cause to be taken, all actions, and do, or cause to be done, all things necessary to cause the conditions set forth in Section 5 and Section 6 to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation needed to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; (B) promptly provide any information requested by any Governmental Body in connection with the Transactions; and (C) in the event any administrative or judicial action or Proceeding is instituted (or threatened to be instituted) by a Governmental Body or private party challenging any of the transactions contemplated by this Agreement, to contest and resist any Legal Proceeding, including defending through litigation on the merits any claim asserted in any court by any Person.

CONFIDENTIAL

          (b) Without limiting the generality of anything contained in Section 4.5(a) or Section 4.5(c), each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation or Proceeding by or before any court or Governmental Body with respect to the Transactions or any of the other transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or Proceeding; and (iii) promptly inform the other parties of any communication sent or received by such party to or from the U.S. Federal Trade Commission, the U.S. Department of Justice, any state attorney general, any foreign competition authority or any other Governmental Body regarding the Transactions or any of the other transactions contemplated by this Agreement. Each party hereto shall consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation or Legal Proceeding. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any such request, inquiry, investigation or Proceeding, each party hereto shall permit the Representatives of the other parties (1) to be present at each meeting or conference with a representative of a Governmental Body relating to such request, inquiry, investigation or Proceeding and (2) to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such request, inquiry, investigation or Proceeding.

          (c) Notwithstanding anything to the contrary set forth in this Agreement, to the extent necessary in order to: (i) obtain any needed antitrust consent, approval or clearance from the U.S. Federal Trade Commission or the U.S. Department of Justice; (ii) avoid any challenge or action by the U.S. Federal Trade Commission or the U.S. Department of Justice which would prevent the consummation of the Transactions, BioTime and BAC shall irrevocably agree and commit to (in each case, conditioned on the consummation of the Transactions): (A) cause an immaterial asset or business, or an immaterial portion of any asset or business, of BioTime, any of BioTime’s Affiliates, or the Contributed Geron Assets to be sold, divested or otherwise disposed of; (B) enter into or cause any of its Affiliates to enter into any voting trust agreement, proxy arrangement, “hold separate” arrangement or other similar agreement or arrangement with respect to an immaterial asset or business or an immaterial portion of any asset or business; (C) cause an immaterial intellectual property rights of BioTime or BAC, or any Affiliate of BioTime or BAC, or an immaterial portion of the Contributed Geron Assets to be licensed or made available to other Persons; or (D) cause an immaterial contractual or business relationship between BioTime or BAC, or any Affiliate of BioTime or BAC, and any other Person to be terminated or modified; provided that neither BAC nor BioTime shall be required to take, or to cause any person to take, any actions pursuant to the foregoing clauses “(A)” through “(D)” which, when taken together, would have an adverse impact in any material respect on the assets or business of BAC, BioTime, or any Affiliate of BAC or BioTime or on the Contributed Geron Assets.

CONFIDENTIAL

          (d) No actions taken pursuant to or otherwise contemplated by this Section 4.5 shall be considered for purposes of determining whether a Geron Material Adverse Effect has occurred or would occur.

     4.6 Preparation of Proxy Statement; BioTime Stockholder Meeting.

          (a) As promptly as practicable following the date of this Agreement, BioTime shall prepare and cause to be filed with the SEC (and BioTime shall use its reasonable best efforts to cause such filing to be made not later than 60 days after the date of this Agreement) a proxy statement (the “Proxy Statement”) relating to the meeting of BioTime’s stockholders (the “BioTime Stockholder Meeting”) to be held to consider approval of (i) the issuance of the BioTime Shares, the shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants, any Expense Reimbursement Shares, the Investor BioTime Shares and the Investor BioTime Warrants (other than the Investor BioTime Shares and Investor BioTime Warrants issued to Investor prior to the date of the BioTime Stockholder Meeting)(the “BioTime Voting Proposal”) and (ii) the increase of the authorized common and preferred stock of BioTime by 50 million shares and 1 million shares, respectively, as set forth in the Amended BioTime Articles of Incorporation (the “Additional Voting Proposal”). Geron shall reasonably cooperate with BioTime in the preparation of the Proxy Statement. BioTime shall cause the Proxy Statement to comply with all applicable rules and regulations of the SEC and all other applicable Legal Requirements. BioTime shall, as promptly as practicable after receipt thereof, provide BAC and Geron with copies of any written comments, and advise Geron of any oral comments, with respect to the Proxy Statement received from the SEC, and respond promptly to any such comments. BioTime shall provide Geron and its counsel with a reasonable opportunity to review and comment on the Proxy Statement (including all amendments and supplements thereto), and to review and comment on any response to any comments of the SEC or its staff on the Proxy Statement or any amendments or supplements thereto, prior to such documents being filed with the SEC or disseminated to stockholders of BioTime and shall consider in good faith any such comments provided by Geron.

          (b) BioTime shall cause the Proxy Statement to be mailed to BioTime’s stockholders as promptly as practicable after the earlier of: (i) receiving notification that the SEC or its staff is not reviewing the Proxy Statement; or (ii) the conclusion of any SEC or staff review of the Proxy Statement. If any event relating to BioTime occurs, or if BioTime becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then BioTime shall promptly inform Geron thereof and shall promptly file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the stockholders of BioTime.

CONFIDENTIAL

          (c) BioTime shall (i) take all lawful action (including under the BioTime Articles of Incorporation and BioTime Bylaws) necessary to establish a record date for, duly call, give notice of, convene and hold the BioTime Stockholder Meeting for the purpose of considering and voting upon the BioTime Voting Proposal in accordance with applicable Legal Requirements as promptly as reasonably practicable following the date upon which the Proxy Statement is cleared for mailing to the BioTime stockholders (which, if reasonably practicable, shall be held within 40 days following the commencement of the mailing of the Proxy Statement to BioTime’s stockholders); (ii) use its reasonable best efforts to solicit the approval by stockholders of BioTime of the BioTime Voting Proposal and the Additional Voting Proposal and to take all lawful action necessary or advisable to obtain the Required BioTime Stockholder Vote; and (iii) subject to Section 4.6(e), include in the Proxy Statement the recommendation of the BioTime Board that the BioTime stockholders approve the BioTime Voting Proposal and the Additional Voting Proposal (the “Recommendation”). Except as expressly permitted in Section 4.6(d), neither the BioTime Board nor any committee thereof shall withdraw or modify in a manner adverse to Geron, permit the withdrawal or modification in a manner adverse to Geron, or publicly propose to withdraw or modify in a manner adverse to Geron, the Recommendation or resolve, agree or propose to take any of the actions contemplated by this sentence in each case in a manner adverse to Geron (any action described in this sentence being referred to as a “Recommendation Withdrawal”). BioTime shall file with the Secretary of State of the State of California the Amended and Restated Articles of Incorporation promptly following the approval of the Additional Voting Proposal at the BioTime Stockholder Meeting.

          (d) Notwithstanding anything to the contrary contained in this Agreement, the BioTime Board may, at any time prior to the receipt of the Required BioTime Stockholder Vote, make a Recommendation Withdrawal, if: (i) there shall occur or arise after the date of this Agreement a material event, material development or material change in circumstances that was not known by the BioTime Board on the date of this Agreement, which event, development or change in circumstance becomes known to the BioTime Board prior to the receipt of the Required BioTime Stockholder Vote (any such material event, material development or material change in circumstances being referred to as an “Intervening Event”); (ii) the BioTime Board determines in good faith, after having taken into account the advice of BioTime’s outside legal counsel, that, in light of such Intervening Event, failure to make a Recommendation Withdrawal would be materially inconsistent with the fiduciary duties of the BioTime Board under applicable Legal Requirements; (iii) no Recommendation Withdrawal has been made for four Business Days after receipt by Geron of a written notice from BioTime confirming that the BioTime Board has determined that the failure to make such a Recommendation Withdrawal in light of such Intervening Event would be materially inconsistent with the fiduciary duties of the BioTime Board under applicable Legal Requirements; (iv) during such four Business Day notice period, BioTime engages (to the extent requested by Geron) in good faith negotiations with Geron to amend this Agreement in such a manner that failure to make a Recommendation Withdrawal as a result of such Intervening Event would no longer be materially inconsistent with the fiduciary duties of the BioTime Board under applicable Legal Requirements; and (v) at the time of any Recommendation Withdrawal, the BioTime Board determines in good faith, after taking into account the advice of BioTime’s outside legal counsel, that the failure to make a Recommendation Withdrawal would still be materially inconsistent with the fiduciary duties of the BioTime Board under applicable Legal Requirements in light of such Intervening Event (taking into account any changes to the terms of this Agreement proposed by Geron as a result of the negotiations required by clause “(iv)” or otherwise).

CONFIDENTIAL

     4.7 Registration of BioTime and BAC Securities.

          (a) BioTime Registration Statement and BioTime Prospectus. As soon as practicable following the date of this Agreement , BioTime shall file with the SEC (and BioTime shall use its reasonable best efforts to cause such filing to be made not later than 75 days after the date of this Agreement) a registration statement on Form S-3 (or, if Form S-3 is not available, on Form S-1) registering (i) the distribution of the BioTime Warrants by BAC to the holders of the BAC Series A Shares distributed by Geron pursuant to Section 7.2, and (ii) the issuance of the shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants, in each case, such that each of the BioTime Warrants and the shares of BioTime Common Stock issuable thereunder constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BioTime) (together with any amendment or supplement thereto, the “BioTime Registration Statement”) and use its reasonable best efforts to cause the BioTime Registration Statement to be declared effective by the SEC within 120 days after the date on which the BioTime Registration Statement is filed with the SEC. Geron shall reasonably cooperate with BioTime in the preparation of the BioTime Registration Statement and any prospectus included in or related to the BioTime Registration Statement (together with any amendment or supplement thereto, the “BioTime Prospectus”). BioTime shall provide Geron and its counsel with reasonable opportunity to review and comment on the BioTime Registration Statement and the BioTime Prospectus (including, in each case, all amendments and supplements thereto) prior to such documents being filed with the SEC and shall consider in good faith any such comments provided by Geron. BioTime shall advise Geron promptly after it receives notice of the time when the BioTime Registration Statement has become effective. The BioTime Registration Statement and the BioTime Prospectus shall comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, as applicable, the rules and regulations thereunder and the rules of the NYSE MKT. If, at any time prior to the Closing or during any Prospectus Delivery Period, any information relating to BioTime, BAC or Geron or any of their respective Affiliates is discovered by BioTime, BAC or Geron that should be set forth in an amendment or supplement to the BioTime Registration Statement or the BioTime Prospectus so that such registration statement or prospectus would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein (in the case of statements in the BioTime Prospectus, in light of the circumstances under which they were made), not misleading, the party discovering this information shall promptly notify the other parties and, to the extent required by Legal Requirement, BioTime shall cause an appropriate amendment or supplement to the BioTime Registration Statement and/or the BioTime Prospectus, describing this information to be promptly filed with the SEC.

CONFIDENTIAL

          (b) BAC Registration Statement. As soon as practicable following the date of this Agreement, BAC shall file with the SEC (and BAC shall use its reasonable best efforts to cause such filing to be made not later than 75 days after the date of this Agreement) a registration statement on Form S-1 with respect to the distribution of the BAC Series A Shares pursuant to Section 7.2 such that the BAC Series A Shares constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BAC) (together with any amendment or supplement thereto, the “BAC Registration Statement”) and use its reasonable best efforts to cause the BAC Registration Statement to be declared effective by the SEC within 120 days after the date on which the BAC Registration Statement is filed with the SEC. Geron shall reasonably cooperate with BAC in the preparation of the BAC Registration Statement and any prospectus included in or related to the BAC Registration Statement (together with any amendment or supplement thereto, the “BAC Prospectus”). BAC shall provide Geron and its counsel with reasonable opportunity to review and comment on the BAC Registration Statement and the BAC Prospectus (including, in each case, all amendments and supplements thereto) prior to such documents being filed with the SEC and shall consider in good faith any such comments provided by Geron. BAC shall advise Geron promptly after it receives notice, of the time when the BAC Registration Statement has become effective. The BAC Registration Statement and the BAC Prospectus shall comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, as applicable, the rules and regulations thereunder and the rules of the NYSE MKT. If, at any time prior to the Closing or during any Prospectus Delivery Period, any information relating to BioTime, BAC or Geron or any of their respective Affiliates is discovered by BioTime, BAC or Geron that should be set forth in an amendment or supplement to the BAC Registration Statement or the BAC Prospectus so that such registration statement or prospectus would not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of statements in the BAC Prospectus, in light of the circumstances under which they were made), not misleading, the party discovering this information shall promptly notify the other parties and, to the extent required by Legal Requirement, BAC shall cause an appropriate amendment or supplement to the BAC Registration Statement and/or the BAC Prospectus, describing this information to be promptly filed with the SEC.

          (c) Other Registrations.

          (i) BioTime shall not effect (and shall promptly withdraw) any registration of its securities (except registrations made pursuant to Form S-8 or any successor form to such Form S-8 or pursuant to Registration Statement No. 333-183557), whether on its own behalf or at the request of any holder or holders of such securities, from the date of this Agreement until the Closing, if such registration results in a delay to the BioTime Registration Statement or BAC Registration Statement being declared effective in accordance with the time periods set forth in Sections 4.7(a) and 4.7(b), provided that the foregoing shall not prohibit BioTime from filing a registration statement covering any of its securities with the SEC.

          (ii) BAC shall not effect any registration of its securities, or any offering pursuant to Regulation D under the Securities Act (other than with respect to the Investor BAC Shares and Investor BAC Warrants), whether on its own behalf or at the request of any holder or holders of such securities, from the date of this Agreement until the Closing.

CONFIDENTIAL

          (d) Qualifications. To the extent required by applicable Legal Requirements, in connection with the effectiveness of the BioTime Registration Statement and the BAC Registration Statement, BioTime and BAC shall use reasonable best efforts to register or qualify (or obtain an exemption from such registration or qualification) the securities underlying the BioTime Registration Statement and the BAC Registration Statement for offer and sale under the securities laws and Blue Sky Laws of each of the jurisdictions for which such securities will be sold and/or distributed; provided, however, that BioTime and BAC will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified,(ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) register or qualify such securities in the Exempt Jurisdictions.

          (e) Investigation. Without limiting or otherwise modifying Section 4.1(c), in connection with the preparation of the BioTime Registration Statement and the BAC Registration Statement, if requested by Geron, BioTime and BAC shall: (i) make available at reasonable times for inspection by Representatives of Geron and any attorney and accountant retained by Geron at Geron’s expense, all financial and other records, pertinent corporate documents and properties of BioTime and BAC as shall reasonably be necessary to enable Geron to establish certain defenses under applicable Legal Requirements and; (ii) cause the officers, directors and employees of BioTime and BAC, and their respective Subsidiaries, to supply all information reasonably requested by any such attorney, accountant or any other Representative of Geron, in connection with the BioTime Registration Statement and the BAC Registration Statement; provided, however, that if in BioTime’s or BAC’s, as the case may be, reasonable judgment and belief the provision of such information or access is reasonably likely to violate any Legal Requirement or Contract or could waive any legal privilege (including the attorney-client privilege), BioTime or BAC, as the case may be, may prohibit or restrict such information or access as determined by BioTime or BAC; provided, however, that in the case of information as to which BioTime or BAC is bound by a contractual obligation of non-disclosure, BioTime and BAC shall use commercially reasonable efforts to obtain permission to disclose the information to Geron and its Representatives, provided that Geron agrees to enter into a confidentiality agreement acceptable to the applicable third party. Geron hereby agrees that any information or knowledge obtained pursuant to this Section 4.7(e) shall be subject to the terms of the CDA.

     4.8 Telomerase Exclusive Sublicense Agreement. On the Closing, Geron shall execute and deliver to BAC an Exclusive Sublicense Agreement covering the University of Colorado telomerase patents (the “Telomerase Exclusive Sublicense Agreement”), in substantially the form of Exhibit K.

     4.9 Indemnity Insurance. As promptly as practicable following the date of this Agreement, BioTime shall use its reasonable best efforts to procure at BioTime’s cost and expense, a prospective liability insurance policy maintained by BioTime, on terms reasonably acceptable to Geron and entered into prior to the Closing: (a) naming Geron as an additional insured under such policy; and (b) providing liability insurance coverage with respect to the indemnification obligations of BioTime and BAC under Section 7.5 of this Agreement (i) in an aggregate amount of $10 million, and (ii) for the period beginning on the earliest effective date of the BioTime Registration Statement and/or the BAC Registration Statement, and ending on the fifth anniversary of such effective date (such date, the “Insurance End Date”) (together, the “Insurance Policy”). BioTime and Geron shall reasonably consult and cooperate with each other and will consider the good faith views of each other in connection with obtaining the Insurance Policy. Geron shall have the right to review the proposals received by BioTime for the provision of such Insurance Policy and to consult with BioTime in connection with BioTime’s negotiations with the providers of such insurance regarding the terms and conditions of such Insurance Policy, including the insurance coverage.

CONFIDENTIAL

     4.10 WARF License. From and after the date of this Agreement and including periods following the Closing, Geron shall not transfer, assign, or sublicense the WARF License or any rights thereunder to any third party, by operation of law or otherwise, or exercise or assert any rights under the WARF License against BioTime or BAC other than with respect to periods prior to Closing. Geron shall promptly terminate the WARF License upon the receipt by Geron of a written request of BioTime concurrently with the execution by BAC of a license with WARF, or if earlier, upon (a) a Change of Control of Geron, or (b) the Closing.

5. CONDITIONS PRECEDENT TO BIOTIME’S AND BAC’S OBLIGATION TO CLOSE.

     BioTime’s obligation to contribute the Contributed BioTime Assets and to take the other actions required to be taken by BioTime at the Closing, and BAC’s obligation to issue the BAC Series A Shares to Geron and assume the Assumed Geron Liabilities, and to take the other actions required to be taken by BAC at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by BioTime, in whole or in part, in writing):

     5.1 Accuracy of Representations. Each of the representations and warranties made by Geron in this Agreement shall have been accurate in all respects as of the Closing Date as if made on the Closing Date (except for such representations or warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time), except that any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not constitute a Geron Material Adverse Effect.

     5.2 Performance of Obligations. The covenants and obligations that Geron is required to comply with or to perform at or prior to the Closing pursuant to this Agreement shall have been complied with and performed in all material respects.

     5.3 BioTime and BAC Documents. BioTime shall have received the following documents, either for its own account, or on behalf of BAC, as the case may be, each of which shall be in full force and effect:

          (a) the Royalty Agreement, duly executed by Geron;

          (b) the Confidential Disclosure and IP Protection Agreement in substantially the form of Exhibit H (the “Confidential Disclosure Agreement”), duly executed by the parties thereto (other than BioTime and BAC);

CONFIDENTIAL

          (c) a certificate, executed by an executive officer of Geron solely in his or her capacity as an executive officer of Geron, certifying that the conditions set forth in Section 5.1 and Section 5.2 have been satisfied;

          (d) notice of assignment of the U.S. patents included in the Contributed Patents;

          (e) such bills of sale, endorsements, assignments, business transfer agreements and other documents as BioTime and BAC may, acting reasonably and in good faith, determine to be necessary or appropriate to assign, convey, transfer and deliver to BAC good and valid title to the Contributed Geron Assets;

          (f) the third party consents set forth on Schedule 5.3(f) (the “Third Party Consents”); and

          (g) the Telomerase Exclusive Sublicense Agreement, duly executed by Geron.

     5.4 Required BioTime Stockholder Vote. The Required BioTime Stockholder Vote shall have been obtained.

     5.5 Contributed Geron Assets. Geron shall have contributed the Contributed Geron Assets to BAC.

     5.6 HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

     5.7 Absence of Geron Material Adverse Effect. Since the date of the Agreement, no Geron Material Adverse Effect shall have occurred.

     5.8 No Litigation. No litigation or other Proceeding of any Governmental Body shall be pending or threatened in writing to enjoin, delay, prohibit or restrict the consummation of the Transactions.

     5.9 No Orders. No Order issued by any Governmental Body of competent jurisdiction prohibiting the consummation of the Transactions shall be in effect; provided, that, prior to asserting this condition, the party asserting this condition shall have complied with its obligations under Section 4.5.

     5.10 Effectiveness of Registration Statements. Each of the BioTime Registration Statement and the BAC Registration Statement shall have been declared effective and no stop order suspending the effectiveness of such BioTime Registration Statement or BAC Registration Statement shall be in effect and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC.

6. CONDITIONS PRECEDENT TO GERON’S OBLIGATION TO CLOSE.

     Geron’s obligation to contribute the Contributed Geron Assets and to take the other actions required to be taken by Geron at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Geron, in whole or in part, in writing):

CONFIDENTIAL

     6.1 Accuracy of Representations.

          (a) Each of the representations and warranties made by BioTime and BAC in this Agreement (other than the representations and warranties set forth in the third sentence of Section 3.4, Section 3.6, the first sentence of Section 3.7, the first sentence of Section 3.8, and Section 3.11) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for such representations or warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a BioTime Material Adverse Effect.

          (b) Each of the representations and warranties made by BioTime and BAC in Section 3.6, the first sentence of Section 3.7 and the first sentence of Section 3.8 shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties that are de minimis in nature will be disregarded.

          (c) The representation and warranty made by BioTime and BAC in Section 3.11 shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date.

          (d) The representation and warranty in the third sentence of Section 3.4 shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date.

     6.2 Performance of Obligations. The covenants and obligations that BioTime and BAC are required to comply with or to perform at or prior to the Closing pursuant to this Agreement shall have been complied with and performed in all material respects.

     6.3 Documents. Geron shall have received the following documents, each of which shall be in full force and effect:

          (a) the Assumption Agreement, duly executed by BAC;

          (b) the Royalty Agreement, duly executed by BAC;

          (c) a certificate, duly executed by an executive officer of each of BioTime and BAC solely in his or her capacity as an executive officer of BioTime or BAC, certifying that the conditions set forth in Section 6.1 and Section 6.2 (with respect to BioTime and BAC, respectively) have been satisfied;

          (d) share certificates evidencing the BAC Series A Shares;

          (e) the Insurance Policy, in full force and effect; and

CONFIDENTIAL

          (f) such assignments, assumption agreements and other documents as Geron may, acting reasonably and in good faith, determine to be necessary or appropriate to effect the assumption by BAC of the Assumed Geron Liabilities.

     6.4 Required BioTime Stockholder Vote. The Required BioTime Stockholder Vote shall have been obtained.

     6.5 Contributed BioTime Assets. BioTime shall have contributed to BAC the Contributed BioTime Assets.

     6.6 HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

     6.7 No Litigation. No litigation or other Proceeding of any Governmental Body shall be pending or threatened in writing to enjoin, delay, prohibit or restrict the consummation of the Transactions.

     6.8 No Orders. No Order issued by any Governmental Body of competent jurisdiction prohibiting the consummation of the Transactions shall be in effect; provided, that, prior to asserting this condition, the party asserting this condition shall have complied with their obligations pursuant to Section 4.5.

     6.9 Effectiveness of Registration Statements. Each of the BioTime Registration Statement and the BAC Registration Statement shall have been declared effective and no stop order suspending the effectiveness of such BioTime Registration Statement and BAC Registration Statement shall be in effect and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC.

7. POST-CLOSING COVENANTS.

     7.1 Post Closing Access.

          (a) From the Closing until the first anniversary of the Closing, (i) upon reasonable notice, Geron shall afford BioTime’s and BAC’s officers and other authorized representatives reasonable access, during normal business hours, to Geron’s books and records (or portions thereof) pertaining solely to the Contributed Geron Assets and the Geron Assumed Liabilities (provided that such access does not unreasonably interfere with the ongoing business or operations of Geron) and (ii) Geron shall furnish to BioTime and BAC such readily available information concerning the Contributed Geron Assets and the Geron Assumed Liabilities as BioTime or BAC may reasonably request, in each case, for the purpose of enabling BioTime and BAC to comply with Legal Requirements with respect to Taxes; provided, however, that Geron shall not be required pursuant to this Agreement to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of Geron could (A) result in the disclosure of any trade secrets, (B) jeopardize protections afforded Geron under the attorney-client privilege or the attorney work product doctrine, (C) violate or breach, or result in a violation or breach of, any Legal Requirement, Order or any Contract, or (D) interfere in any material respect with the conduct of the business of Geron; provided, however, that in the case of information as to which Geron is bound by a contractual obligation of non-disclosure, Geron shall use commercially reasonable efforts to obtain permission to disclose the information to BioTime, provided that BioTime agrees to enter into a confidentiality agreement acceptable to the applicable third party.

CONFIDENTIAL

          (b) Notwithstanding the foregoing, Geron shall not be required to (i) take any action that would or could reasonably be expected to subject it or any of its directors or officers to actual or potential Liability, or (ii) bear any cost or expense relating to the matters contemplated by this Section 7.1. BioTime shall, promptly upon request by Geron, reimburse Geron for all costs, including all fees and expenses of counsel and other advisors, incurred by Geron in connection with the matters contemplated by this Section 7.1.

     7.2 Distribution of BAC Series A Shares to Geron Stockholders. Subject to Section 7.3 and applicable Legal Requirements, as soon as practicable following the Closing, Geron shall cause the distribution of the BAC Series A Shares on a pro rata basis to Geron’s stockholders (the “Series A Distribution”), provided that, Geron shall not set a record date (such date, as modified pursuant to Section 7.3(e), the “Earliest Distribution Record Date”) for such distribution earlier than the first to occur of (a) the delivery of a final updated Jurisdiction List pursuant to Section 7.3(e), or (b) the 25th Business Day following the Final Determination Date. To the extent such distribution would otherwise result in the issuance of fractional shares of the BAC Series A Shares to any stockholders of Geron, in lieu of distributing such fractional shares, Geron shall aggregate such fractional shares, sell such aggregated fractional shares for the benefit of the stockholders entitled to such aggregated fractional shares under this Section 7.2 and distribute the net sale proceeds received by Geron with respect to such sale in cash to such stockholders ratably according to the number of fractional shares each of them would otherwise have received in the Series A Distribution. If, despite BioTime’s and BAC’s compliance with their obligations under Section 4.7(d), BAC is unable to register or qualify (or obtain an exemption from such registration or qualification of) the Series A Distribution under the securities or Blue Sky Laws of any state, country or other jurisdiction, and as a result the Series A Distribution would be unlawful in such state, country or other jurisdiction (each an “Excluded Jurisdiction”), BAC shall promptly, but in no event later than the Earliest Distribution Record Date, notify Geron that the Series A Distribution is unlawful in such Excluded Jurisdiction, and Geron shall not be required to make the Series A Distribution to its stockholders as contemplated by this Section 7.2 in such Excluded Jurisdiction. In lieu of distributing BAC Series A Shares to its stockholders who reside in Excluded Jurisdictions, Geron shall as promptly as reasonably practicable following the Closing sell the BAC Series A Shares that otherwise would be distributed to such stockholders pursuant to the Series A Distribution and will distribute the net sales proceeds received by Geron with respect to such sale in cash to such stockholders ratably according to the number of shares of BAC Series A Common Stock that they would otherwise have received in the Series A Distribution. The BAC Series A Shares (including fractional interests) sold by Geron pursuant to this Section 7.2 shall be sold by Geron on the principal securities exchange or over-the-counter market on which shares of BAC Series A Common Stock then trade.

CONFIDENTIAL

     7.3 BAC Registration Statement and BioTime Registration Statement – Post-Closing Obligations.

          (a) In connection with the registration obligations of BAC pursuant to Section 4.7(b), BAC shall comply with such Section 4.7(b) obligations with regard to such registration to permit the distribution of the BAC Series A Shares pursuant to Section 7.2 such that the Series A Shares constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BAC) in accordance with the intended method or methods of distribution thereof, and pursuant thereto BAC shall, and BioTime shall cause BAC to, as expeditiously as reasonably practicable:

          (i) notify Geron and (if requested by Geron) confirm such notice in writing of: (A) any request by the SEC for amendments or supplements to the BAC Registration Statement or the BAC Prospectus or for additional information; (B) the issuance by the SEC of any stop order suspending the effectiveness of the BAC Registration Statement or the initiation of any Proceeding for that purpose; (C) the receipt by BAC of any notification with respect to the suspension of the qualification or exemption from qualification of any of the BAC Series A Shares for sale or distribution in any jurisdiction or the initiation or threatening of any such Proceeding for such purpose; (D) the happening of any event which makes any statement made in the BAC Registration Statement or the BAC Prospectus or any document incorporated by reference or deemed to be incorporated therein by reference untrue or which requires the making of any changes in the BAC Registration Statement or the BAC Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of statements in the BAC Prospectus, in light of the circumstances under which they were made) not misleading; and (E) the reasonable determination of BAC that a supplement or amendment to the BAC Prospectus or post-effective amendment to the BAC Registration Statement would be appropriate;

          (ii) use commercially reasonable efforts to obtain the withdrawal of any Order suspending the effectiveness of the BAC Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the BAC Series A Shares for sale or distribution in any jurisdiction, as promptly as reasonably practicable;

          (iii) if requested by Geron: (A) as promptly as reasonably possible incorporate in a supplement or amendment to the BAC Prospectus or post-effective amendment to the BAC Registration Statement such information as Geron requests shall be included therein and as may be required by Legal Requirement; (B) make all required filings of such supplement or amendment to the BAC Prospectus or such post-effective amendment to the BAC Registration Statement as soon as BAC has received notification of the matters to be incorporated in such supplement or amendment to the BAC Prospectus or such post-effective amendment to the BAC Registration Statement; and (C) supplement or make supplements or amendments to the BAC Prospectus or BAC Registration Statement; provided, however, that BAC shall not be required to take any of the actions in this Section 7.3(a)(iii) which are not, in the opinion of outside legal counsel to BAC, in compliance with Legal Requirements;

CONFIDENTIAL

          (iv) deliver to Geron, without charge, as many copies of the BAC Prospectus related to the BAC Series A Shares and as many copies of any amendment or supplement thereto as Geron may reasonably request (and BAC acknowledges, agrees and consents to the use of the BAC Prospectus or any amendment or supplement thereto by Geron in connection with the Series A Distribution covered by the BAC Prospectus or any amendment or supplement thereto);

          (v) use reasonable best efforts to keep or make each registration or qualification (or exemption therefrom) under the securities laws and the Blue Sky Laws (as contemplated by Section 4.7(d)) effective during the period the BAC Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the distribution of the BAC Series A Shares covered by the applicable registration statement in such jurisdictions such that the Series A Shares constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BAC);

          (vi) cooperate with Geron to facilitate the timely preparation and delivery, either by book entry of such shares, or by certificates representing the BAC Series A Shares to be distributed as contemplated by Section 7.2, which certificates shall not bear restrictive legends;

          (vii) use reasonable best efforts to cause the BAC Series A Shares to be registered with or approved by such Governmental Bodies as may be necessary to enable Geron to consummate the distribution and resale of the BAC Series A Shares as contemplated by Section 7.2;

          (viii) upon the occurrence of any event contemplated by Section 7.3(a)(i)(D) or Section 7.3(a)(i)(E) above, prepare a supplement or post-effective amendment to the BAC Registration Statement and/or a supplement or amendment to the BAC Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the holders of the BAC Series A Shares being distributed pursuant to Section 7.2, the BAC Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

CONFIDENTIAL

          (ix) use commercially reasonable efforts to cause the BAC Series A Shares to be listed on the NYSE MKT or on Nasdaq, and on each securities exchange where securities issued by BAC are then listed;

          (x) comply with all applicable SEC Legal Requirements and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of BAC after the effective date of the BAC Registration Statement, which statements shall cover said 12-month periods;

          (xi) until such time as all securities have been distributed or sold under the BAC Registration Statement and during any applicable Prospectus Delivery Period, keep current and effective the BAC Registration Statement and file such supplements or amendments to the BAC Registration Statement (or file a new registration statement and use its best efforts to have such registration statement declared effective) as may be necessary or appropriate in order to keep the BAC Registration Statement continuously effective and useable for the distribution of the BAC Series A Shares and the resale of such shares by any holder thereof under the Securities Act;

          (xii) obtain for delivery to Geron a negative assurance letter from counsel for BAC and comfort letter from registered public accountants for BAC dated the effective date of the BAC Registration Statement, in form and substance as is customarily given in an underwritten secondary public offering;

          (xiii) use reasonable best efforts to procure the cooperation of its transfer agent in settling any offering or sale of the securities registered under the BAC Registration Statement, including with respect to the transfer of physical security instruments into book entry form in accordance with any procedures reasonably requested by Geron.

          (b) Geron agrees that, upon receipt of any notice from BAC of the happening of any event of the kind described in Section 7.3(a)(i), Geron will promptly discontinue distribution of the BAC Series A Shares pursuant to Section 7.2 until receipt from BAC of the copies of the supplemented or amended BAC Prospectus contemplated by Section 7.3(a)(iv) hereof, or until it is advised in writing by BAC that the use of the BAC Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in the BAC Prospectus.

CONFIDENTIAL

          (c) In connection with the registration obligations of BioTime pursuant to Section 4.7(a), BioTime shall comply with such Section 4.7(a) obligations with regard to such registration to permit the distribution of the BioTime Warrants by BAC to the holders of the BAC Series A Shares distributed by Geron pursuant to Section 7.2 and the issuance of the shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants such that each of the BioTime Warrants and the shares of BioTime Common Stock issuable thereunder constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BioTime), in each case, in accordance with the intended method or methods of distribution thereof, and pursuant thereto BioTime shall as expeditiously as reasonably practicable:

          (i) notify Geron and (if requested by Geron) confirm such notice in writing of: (A) any request by the SEC for amendments or supplements to the BioTime Registration Statement or the BioTime Prospectus or for additional information; (B) the issuance by the SEC of any stop order suspending the effectiveness of the BioTime Registration Statement or the initiation of any Proceeding for that purpose; (C) the receipt by BioTime of any notification with respect to the suspension of the qualification or exemption from qualification of any of the BioTime Warrants for distribution or the issuance of the BioTime Common Stock issuable upon exercise of the BioTime Warrants or the resale of such shares in any jurisdiction or the initiation or threatening of any such Proceeding for such purpose; (D) the happening of any event which makes any statement made in the BioTime Registration Statement or the BioTime Prospectus or any document incorporated by reference or deemed to be incorporated therein by reference untrue or which requires the making of any changes in the BioTime Registration Statement or the BioTime Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of statements in the BioTime Prospectus, in light of the circumstances under which they were made) not misleading; and (E) the reasonable determination of BioTime that a supplement or amendment to the BioTime Prospectus or post-effective amendment to the BioTime Registration Statement would be appropriate;

          (ii) use commercially reasonable efforts to obtain the withdrawal of any Order suspending the effectiveness of the BioTime Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the BioTime Warrants for distribution or the issuance of the BioTime Common Stock issuable upon exercise of the BioTime Warrants or the resale of such shares in any jurisdiction, as promptly as reasonably practicable;

CONFIDENTIAL

          (iii) if requested by Geron: (A) as promptly as reasonably possible incorporate in a supplement or amendment to the BioTime Prospectus or post-effective amendment to the BioTime Registration Statement such information as Geron requests shall be included therein and as may be required by Legal Requirement; (B) make all required filings of such supplement or amendment to the BioTime Prospectus or such post-effective amendment to the BioTime Registration Statement as soon as BioTime has received notification of the matters to be incorporated in such supplement or amendment to the BioTime Prospectus or such post-effective amendment to the BioTime Registration Statement; and (C) supplement or make supplements or amendments to the BioTime Prospectus or BioTime Registration Statement; provided, however, that BioTime shall not be required to take any of the actions in this Section 7.3(c)(iii) which are not, in the opinion of outside legal counsel to BioTime, in compliance with Legal Requirements;

          (iv) use reasonable best efforts to keep or make each registration or qualification (or exemption therefrom) under the securities laws and the Blue Sky Laws (as contemplated by Section 4.7(d)) effective during the period the BioTime Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the distribution of the BioTime Warrants and the issuance of shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants covered by the applicable registration statement in such jurisdictions such that each of the BioTime Warrants and the shares of BioTime Common Stock issuable thereunder constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BioTime);

         (v) use reasonable best efforts to cause the BioTime Warrants and the shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants to be registered with or approved by such Governmental Bodies as may be necessary to enable BAC to consummate the distribution of the BioTime Warrants as contemplated by Section 7.2;

         (vi) upon the occurrence of any event contemplated by Section 7.3(c)(i)(D) or Section 7.3(c)(i)(E) above, prepare a supplement or post-effective amendment to the BioTime Registration Statement and/or a supplement or amendment to the BioTime Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the holders of the BioTime Warrants, the BioTime Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (vii) use commercially reasonable efforts to cause the BioTime Warrants and the shares of Common Stock of BioTime issuable upon exercise of the BioTime Warrants to be listed on the NYSE MKT or on Nasdaq, and on each securities exchange where securities issued by BioTime are then listed;

CONFIDENTIAL

         (viii) comply with all applicable SEC Legal Requirements and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of BioTime after the effective date of the BioTime Registration Statement, which statements shall cover said 12-month periods;

         (ix) until such time as all securities have been distributed or sold under the BioTime Registration Statement and during any applicable Prospectus Delivery Period, keep current and effective the BioTime Registration Statement and file such supplements or amendments to the BioTime Registration Statement (or file a new registration statement and use its best efforts to have such registration statement declared effective) as may be necessary or appropriate in order to keep the BioTime Registration Statement continuously effective and useable for the distribution of the BioTime Warrants and the issuance of shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants such that each of the BioTime Warrants and the shares of BioTime Common Stock issuable thereunder constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BioTime) under the Securities Act;

         (x) obtain for delivery to Geron a negative assurance letter from counsel for BioTime and comfort letter from the registered public accountants for BioTime dated the effective date of the BioTime Registration Statement, in form and substance as is customarily given in an underwritten secondary public offering;

         (xi) use reasonable best efforts to procure the cooperation of its transfer agent in settling any offering or sale of the securities registered under the BioTime Registration Statement, including with respect to the transfer of physical security instruments into book entry form in accordance with any procedures reasonably requested by Geron.

          (d) Other than the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement and the BAC Prospectus, neither BioTime nor BAC will prepare, use, authorize, approve or refer to any “written communications” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the securities registered under such registration statements (a “free writing prospectus”) or file any such proposed free writing prospectus with the SEC without Geron’s prior written consent not to be unreasonably withheld, conditioned or delayed.

CONFIDENTIAL

          (e) Promptly following the execution of this Agreement, Geron shall use its reasonable best efforts to provide BioTime and BAC with a list of the jurisdictions in which Geron stockholders reside and the approximate aggregate number of shares of Geron common stock held in each such jurisdiction (the “Jurisdiction List”) as of a specified date (which date shall not be earlier than the date hereof and shall not be later than ten Business Days following the date hereof) (the “Initial Determination Date”). Promptly following the BioTime Stockholder Meeting, Geron shall use its reasonable best efforts to provide BioTime and BAC with an updated Jurisdiction List as of a specified date (which date shall not be earlier than the date of the BioTime Stockholder Meeting and shall not be later than the earlier of (i) five Business Days following the BioTime Stockholder Meeting and (ii) the Closing Date) (the “Interim Determination Date”), and Geron shall use its reasonable best efforts to provide BioTime and BAC, within 25 Business Days following the Closing Date, with a final updated Jurisdiction List as of the Closing Date (for this purpose, the “Final Determination Date”). Notwithstanding Section 7.3(a)(v), Section 7.3(a)(vii), Section 7.3(c)(iv) and Section 7.3(c)(v), neither BioTime nor BAC shall have any obligation to register or qualify securities in any state or foreign jurisdiction in which the stockholders of Geron hold less than 20,000 shares of Geron common stock in the aggregate, based upon the Jurisdiction List as of the Final Determination Date (the “Exempt Jurisdictions”). In the event that any jurisdiction that would have been an Exempt Jurisdiction as of the Initial Determination Date or the Interim Determination Date ceases to be an Exempt Jurisdiction based on the Jurisdiction List on the Final Determination Date, notwithstanding Section 7.2 Geron will delay setting a record date for the Series A Distribution until such time as BioTime and BAC notify Geron that BioTime and BAC have satisfied their obligations under Section 7.3(a)(v), Section 7.3(a)(vii), Section 7.3(c)(iv) and Section 7.3(c)(v) with respect to such jurisdictions, including a notification to Geron pursuant to Section 7.2 that one or more jurisdictions is an Excluded Jurisdiction. In the event Geron does not provide BioTime and BAC with a Jurisdiction List as of the Final Determination Date within 25 Business Days following the Closing Date, then the Exempt Jurisdictions shall be determined based upon the most recent Jurisdiction List provided to BioTime and BAC by Geron. If Geron does not provide any Jurisdiction List to BioTime and BAC, then any jurisdiction not listed on Schedule 7.3(e) shall be an Exempt Jurisdiction. In lieu of distributing the BAC Series A Shares to the stockholders of Geron in the Exempt Jurisdictions (other than any Exempt Jurisdiction in which BAC has registered or qualified the BAC Series A Common Stock, as communicated in writing by BAC to Geron within the earlier of (i) 5 Business Days following delivery of the Jurisdiction List as of the Final Determination Date or (ii) 27 Business Days following the Closing Date (each, a “Voluntary Jurisdiction”)) pursuant to the Series A Distribution, Geron shall as promptly as practicable following the final determination of the Exempt Jurisdictions pursuant to this Section 7.3(e) sell the BAC Series A Common Stock that otherwise would have been distributed to stockholders of Geron in the Exempt Jurisdictions other than the Voluntary Jurisdictions, and distribute the net sales proceeds received by Geron with respect to such sale in cash to such stockholders of Geron ratably according to the number of shares of BAC Series A Common Stock that such stockholders of Geron would otherwise have received in the Series A Distribution. The BAC Series A Shares (including fractional interests) sold by Geron pursuant to this Section 7.3 shall be sold by Geron on the principal securities exchange or over-the-counter market on which shares of BAC Series A Common Stock then trade.

     7.4 Dividend by BAC of BioTime Warrants to holders of BAC Series A Common Stock. To the extent permitted by applicable Legal Requirements, BAC shall cause the distribution of the BioTime Warrants pro rata to holders of BAC Series A Shares (the “BioTime Warrant Distribution”) as soon as practicable following Geron’s having notified BioTime and BAC of the completion of the Series A Distribution. To the extent reasonably practicable, BioTime shall use commercially reasonable efforts to cause the BioTime Warrants and the shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants to be listed on each securities exchange where securities issued by BioTime are then listed.

CONFIDENTIAL

     7.5 Indemnification Relating to BioTime Registration Statement, BAC Registration Statement and Certain Distributions.

          (a) BioTime and BAC jointly and severally agree to indemnify and hold harmless Geron Indemnitees from and against, and shall compensate and reimburse each of the Geron Indemnitees for, any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with defending or investigating any action, claim, inquiry, investigation or other Proceeding), to the extent relating to (i) any third party claim or action, (ii) any regulatory claim, inquiry, or investigation or other regulatory Proceeding, (iii) any derivative claim or action brought by or on behalf of the stockholders of Geron, or (iv) any counter-claim or other action brought in connection with a claim or action brought by BioTime or BAC against any Geron Indemnitee, in each case, arising during the period beginning on the first effective date of the BioTime Registration Statement and/or the BAC Registration Statement and ending on the fifth anniversary of the earliest to occur of the date on which all of the BioTime Warrants have either expired or been exercised, cancelled or sold (the “End Date”) (together, “Section 7.5 Damages”) and relating to (A) the Series A Distribution, (B) the BioTime Warrant Distribution, or (C) any distribution of securities by BAC to the holders of the BAC Series A Shares within one year following the Closing, in each case, caused by: (1) any untrue statement or alleged untrue statement of a material fact contained in (aa) the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement, or the BAC Prospectus, or any amendment thereof, or any other registration statement or prospectus or BAC or BioTime information that BAC or BioTime has filed, or is required to file, pursuant to the Securities Act, or any amendment or supplement thereto, (bb) any preliminary prospectus, “time of sale” prospectus or any amendment or supplement thereto, (cc) any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, (dd) any information that BioTime or BAC has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, (ee) any road show as defined in Rule 433(h) under the Securities Act, and (ff) any prospectus or any amendment or supplement thereto; or (2) any omission or alleged omission to state in any of the foregoing items a material fact required to be stated therein or necessary to make the statements therein (in the case of statements in the BioTime Prospectus or the BAC Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such Section 7.5 Damages are caused by the Geron Information; provided, however, that if a Section 7.5 Notice (as defined below) is given to BioTime and BAC on or prior to the End Date, then the claim(s) asserted in such Section 7.5 Notice shall survive the End Date until such time as such claim is (or claims are) fully and finally resolved. For purposes of this Agreement, a “Section 7.5 Notice” shall be deemed to have been given if any Geron Indemnitee, acting in good faith, delivers to BioTime and BAC a written notice asserting a claim for recovery under this Section 7.5 setting forth in reasonable detail the facts giving rise to the claim for indemnification hereunder to the extent known and (if then known) the amount or the method of computation of the amount of such claim. The amount of any Section 7.5 Damages for which indemnification is provided under this Section 7.5 to a Geron Indemnitee shall be net of any recovery under the Insurance Policy, and to the extent of recovery under any other insurance policy, shall be net of any such recovery.

CONFIDENTIAL

          (b) Promptly after receipt by a Geron Indemnitee of notice of any Proceeding, such Geron Indemnitee shall notify BioTime and BAC of such Proceeding, provided that the failure to so notify BioTime and BAC shall not relieve BioTime and BAC from any liability hereunder except to the extent such failure to notify has actually and materially prejudiced the defense relating to any such Proceeding. BioTime and BAC agree that the indemnification, reimbursement and commitments set forth in this Section 7.5 shall apply whether or not any Geron Indemnitee is a formal party to any such Proceeding and the rights of the Geron Indemnitees shall be in addition to any other rights that any Geron Indemnitee may otherwise have against BioTime or BAC. Upon request of the Geron Indemnitee, BioTime and BAC shall retain counsel reasonably satisfactory to the Geron Indemnitee to represent the Geron Indemnitee and any others BioTime and BAC may designate in such Proceeding and BioTime and BAC shall pay the fees and disbursements of such counsel related to such Proceeding. In any such Proceeding, any Geron Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Geron Indemnitee unless (i) BioTime, BAC and the Geron Indemnitee shall have agreed in writing to the retention of such counsel or (ii) the named parties to any such Proceeding (including any impleaded parties) include both BioTime or BAC and the Geron Indemnitee and, in the reasonable opinion of counsel to Geron, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Such firm shall be designated in writing by Geron and shall be reasonably acceptable to BioTime. It is understood that BioTime and BAC shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel) for all such Geron Indemnitees in connection with any Proceeding or related Proceedings in the same jurisdiction. BioTime and BAC shall not be liable for any settlement of any Proceeding without their written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, BioTime and BAC agrees to indemnify and hold harmless the Geron Indemnitees from and against, and shall compensate and reimburse each of the Geron Indemnitees for, any Section 7.5 Damages by reason of such settlement or judgment to the extent the Geron Indemnitees are otherwise entitled to indemnification hereunder. BioTime, BAC and Geron each agree that, without the other party’s prior written consent, neither BioTime, BAC nor Geron will agree to any settlement of, compromise or consent to the entry of any judgment in or other termination of any Proceeding (each and collectively, a “Settlement”) in respect of which indemnification could be sought hereunder unless such Settlement includes an unconditional release of the applicable Geron Indemnitee from any Section 7.5 Damages arising out of such Proceeding and does not include any findings of fact or admissions of culpability as to the Geron Indemnitees, BioTime or BAC.

          (c) To the extent the indemnification provided for in this Section 7.5 is unavailable to a Geron Indemnitee or insufficient in respect to any Section 7.5 Damages, then BioTime and BAC, in lieu of indemnifying such Geron Indemnitee, shall contribute to the amount paid or payable by such Geron Indemnitee as a result of such Section 7.5 Damages (i) in such proportion as is appropriate to reflect the relative benefits received by BioTime and BAC on the one hand and the Geron Indemnitee on the other hand from the Series A Distribution, the BioTime Warrant Distribution or any Additional Distribution, as the case may be, or (ii) if the allocation provided by clause 7.5(c)(i) above is not permitted by applicable Legal Requirement, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7.5(c)(i) above but also the relative fault of BioTime and BAC on the one hand and of the Geron Indemnitee on the other hand in connection with the statements or omissions that resulted in such Section 7.5 Damages, as well as any other relevant equitable considerations. The relative fault of BioTime and BAC on the one hand and the Geron Indemnitee on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by BioTime or BAC on the one hand, or by the Geron Indemnitee in writing, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

CONFIDENTIAL

          (d) BioTime, BAC and Geron agree that it would not be just or equitable if contribution pursuant to Section 7.5(c) were determined by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.5(c). Notwithstanding the provisions of this Section 7.5, Geron shall not be required to contribute any amount in excess of the value of the BAC Series A Shares not distributed to the stockholders of Geron pursuant to Section 7.2 as a result of the rounding down of fractional shares. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent representation. The remedies provided for in this Section 7.5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Geron Indemnitee at law or in equity. Section 9 of this Agreement shall not be applicable to Section 7.5 Damages or the matters contemplated by this Section 7.5.

          (e) The indemnity and contribution provisions contained in this Section 7.5 shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of Geron, any person controlling Geron or any Affiliate of Geron or by or on behalf of Geron, its officers or directors or Persons controlling Geron; and (ii) the Series A Distribution, the BioTime Warrant Distribution or any Additional Distribution.

     7.6 ViaCyte Contested Matter. BAC shall be substituted for Geron as a party in interest as promptly as practicable upon Closing.

8. TERMINATION.

     8.1 Termination Events. This Agreement may be terminated prior to the Closing:

          (a) by the mutual written consent of BioTime and Geron;

          (b) by BioTime if the Closing has not taken place on or before September 30, 2013 (other than as a result of any failure on the part of BioTime or BAC to comply with or perform its covenants and obligations under this Agreement);

          (c) by Geron if the Closing has not taken place on or before September 30, 2013 (other than as a result of any failure on the part of Geron to comply with or perform any covenant or obligation set forth in this Agreement);

CONFIDENTIAL

          (d) by either BioTime or Geron, if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting any of the Transactions; provided, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the issuance of such Order or the taking of such action is attributable to the failure of such party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such party at or prior to the Closing;

          (e) by BioTime, if any of Geron’s representations and warranties contained in this Agreement shall have been inaccurate as of the date of this Agreement or shall have become inaccurate, or if any of Geron’s covenants contained in this Agreement shall have been breached in any respect, in either case if (i) such inaccuracy or breach would cause the conditions in Section 5.1 or Section 5.2 not to be satisfied; and (ii) such inaccuracy or breach (if curable) is not cured by Geron within 30 calendar days after receiving written notice from BioTime of such inaccuracy or breach;

          (f) by Geron if any of BioTime’s and BAC’s representations and warranties contained in this Agreement shall have been inaccurate as of the date of this Agreement or shall have become inaccurate, or if any of BioTime’s covenants contained in this Agreement shall have been breached in any respect, in either case if (i) such inaccuracy or breach would cause the conditions in Section 6.1 or Section 6.2 not to be satisfied; and (ii) such inaccuracy or breach (if curable) is not cured by BioTime or BAC within 30 calendar days after receiving written notice from Geron of such inaccuracy or breach;

          (g) by BioTime or Geron if: (i) the BioTime Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and the stockholders of BioTime shall have taken a final vote on the BioTime Voting Proposal and the Additional Voting Proposal; and (ii) the BioTime Voting Proposal and the Additional Voting Proposal shall not have obtained the Required BioTime Stockholder Vote; provided, however, that (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(g) if the failure of the BioTime Voting Proposal and the Additional Voting Proposal to be approved by the Required BioTime Stockholder Vote is attributable to a failure on the part of such party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such party at or prior to the Closing; and (B) BioTime shall not be permitted to terminate this Agreement pursuant to this Section 8.1(g) if the failure of the BioTime Voting Proposal and the Additional Voting Proposal to be approved by the Required BioTime Stockholder Vote is attributable to a breach of any of the Support Agreements;

          (h) by Geron if (i) the BioTime Board or any committee thereof shall have made a Recommendation Withdrawal, or (ii) any of Alfred Kingsley, Neal Bradsher and Michael West, as the case may be, shall have materially breached the Support Agreement applicable to him, unless in either case the Required BioTime Stockholder Vote shall have been obtained for the BioTime Voting Proposal and the Additional Voting Proposal prior to such termination;

          (i) by BioTime if there shall have occurred a Geron Material Adverse Effect and such Geron Material Adverse Effect, if curable, is not cured by Geron within 30 calendar days after receiving written notice from BioTime of its intent to terminate this Agreement pursuant to this Section 8.1(i); or

CONFIDENTIAL

          (j) by Geron if there shall have occurred a BioTime Material Adverse Effect and such BioTime Material Adverse Effect, if curable, is not cured by BioTime within 30 calendar days after receiving written notice from Geron of its intent to terminate this Agreement pursuant to this Section 8.1(j).

     8.2 Termination Procedures. If BioTime wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d), Section 8.1(e), Section 8.1(g) or Section 8.1(i), BioTime shall deliver to Geron a written notice stating that BioTime is terminating this Agreement and setting forth a description of the basis on which BioTime is terminating this Agreement. If Geron wishes to terminate this Agreement pursuant to Section 8.1(c), Section 8.1(d), Section 8.1(f), Section 8.1(g), Section 8.1(h) or Section 8.1(j), Geron shall deliver to BioTime a written notice stating that Geron is terminating this Agreement and setting forth a description of the basis on which Geron is terminating this Agreement.

     8.3 Effect of Termination. Subject to Section 8.4(b), if this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) the provisions of the CDA shall not terminate and shall remain in full force and effect; (b) no party shall be relieved of any obligation or other Liability arising from any intentional breach by such party of any representation or warranty contained in this Agreement or any intentional, knowing and material breach by such party of any covenant contained in this Agreement (provided that for purposes of this Agreement, an “intentional, knowing and material breach” shall mean a material breach that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement); and (c) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10.3, Section 10.4, Section 10.5, Section 10.6, Section 10.7, Section 10.8, Section 10.9, Section 10.10, Section 10.11, Section 10.12, Section 10.13, Section 10.14, Section 10.15, Section 10.16, Section 10.17, and Section 10.18.

     8.4 Termination Fee.

          (a) If this Agreement is terminated by BioTime or Geron pursuant to Section 8.1(g) or 8.1(h), or if this Agreement is terminated by BioTime or Geron pursuant to any other provision of Section 8 either (i) at any time after the occurrence of any of the events described in Section 8.1(h), or (ii) at any time when Geron is permitted to terminate this Agreement pursuant to Section 8.1(g), then BioTime shall pay to Geron, in cash within two Business Days after such termination, a non-refundable fee in the amount of $1,800,000 (the “Termination Fee”).

          (b) Notwithstanding anything to the contrary in this Agreement in no event shall BioTime be required to pay the Termination Fee on more than one occasion.

9. INDEMNIFICATION AND SURVIVAL OF REPRESENTATIONS.

     9.1 Survival.

          (a) The representations and warranties of each party to this Agreement shall survive the Closing.

CONFIDENTIAL

          (b) The representations and warranties:

          (i) made by Geron in this Agreement (other than the representations and warranties set forth in Section 2.2, Section 2.3, Section 2.4 and Section 2.10 (collectively, the “Geron Specified Representations”) shall expire on the first anniversary of the Closing Date (the “Initial Representation Termination Date”);

          (ii) made by Geron in Section 2.2, Section 2.3, Section 2.4 and Section 2.10 of this Agreement shall expire on the third anniversary of the Closing Date (the “Final Representation Termination Date”);

          (iii) made by BioTime and BAC in this Agreement (other than the representations and warranties set forth in Section 3.2, Section 3.6, Section 3.7 and Section 3.8 (collectively, the “BioTime Specified Representations”) shall expire on the Initial Representation Termination Date; and

          (iv) made by BioTime and BAC in Section 3.2, Section 3.6, Section 3.7 and Section 3.8 shall expire on the Final Representation Termination Date provided, however, that if a Claim Notice relating to a representation or warranty of Geron, on the one hand, or BioTime and BAC, on the other hand, in this Agreement is given to Geron, or BioTime and BAC, on or prior to the Initial Representation Termination Date (or, with respect to a Claim Notice relating to a Geron Specified Representation or a BioTime Specified Representation, on or prior to the Final Representation Termination Date), as applicable, then the claim(s) asserted in such Claim Notice shall survive the Initial Representation Termination Date or the Final Representation Termination Date, as applicable, until such time as such claim is (or claims are) fully and finally resolved.

          (c) The limitations set forth in Section 9.1 shall not apply in the case of fraud.

          (d) The parties acknowledge and agree that the survival periods set forth in Section 9.1 are intended to modify and replace the applicable statute of limitations with respect to the parties’ ability to assert claims for inaccuracies or breaches of such representations and warranties under applicable law.

CONFIDENTIAL

     9.2 Indemnification by Geron.

          (a) From and after the Closing Date (but subject to the limitations set forth in this Section 9), Geron shall hold harmless and indemnify each of the BioTime Indemnitees and BAC Indemnitees against, and shall compensate and reimburse each of the BioTime Indemnitees and the BAC Indemnities for, any Damages (regardless of whether or not such Damages relate to a third party claim) that are incurred by any of the BioTime Indemnitees or BAC Indemnitees and that arise from:

          (i) any inaccuracy in or breach of any of the representations or warranties made by Geron in this Agreement;

          (ii) any breach of any covenant or obligation of Geron contained in this Agreement; or

          (iii) Liabilities to the extent related to, and Encumbrances upon, the Contributed Geron Assets, other than the Assumed Geron Liabilities.

          (b) Notwithstanding anything to the contrary contained in this Agreement, there shall not be deemed to be an inaccuracy or breach of any representation or warranty made by Geron if BioTime, BAC or any of their respective Representatives had, on or prior to the date of this Agreement, knowledge of the inaccuracy in or breach of, or of any facts or circumstances constituting or resulting in the inaccuracy in or breach of, such representation or warranty.

     9.3 Indemnification by BioTime.

          (a) From and after the Closing Date (but subject to the limitations set forth in this Section 9), BioTime shall hold harmless and indemnify each of the Geron Indemnitees against, and shall compensate and reimburse each of the Geron Indemnitees for, any Damages (regardless of whether or not such Damages relate to a third party claim) that are incurred by any of the Geron Indemnitees and that arise from:

          (i) any inaccuracy in or breach of any of the representations or warranties made by BioTime in this Agreement; or

          (ii) any breach of any covenant or obligation of BioTime contained in this Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement, there shall not be deemed to be an inaccuracy or breach of any representation or warranty made by BioTime if Geron or its Representatives had, on or prior to the date of this Agreement, knowledge of the inaccuracy in or breach of, or of any facts or circumstances constituting or resulting in the inaccuracy in or breach of, such representation or warranty.

     9.4 Indemnification by BAC.

          (a) From and after the Closing Date (but subject to the limitations set forth in this Section 9), BAC shall hold harmless and indemnify each of the Geron Indemnitees ( against, and shall compensate and reimburse each of the Geron Indemnitees for, any Damages (regardless of whether or not such Damages relate to a third party claim) that are incurred by any of the Geron Indemnitees and that arise from:

CONFIDENTIAL

          (i) any inaccuracy in or breach of any of the representations or warranties made by BAC in this Agreement; or

          (ii) any breach of any covenant or obligation of BAC contained in this Agreement; or

          (iii) the Assumed Geron Liabilities.

          (b) Notwithstanding anything to the contrary contained in this Agreement, there shall not be deemed to be an inaccuracy or breach of any representation or warranty made by BAC if Geron or its Representatives had, on or prior to the date of this Agreement, knowledge of the inaccuracy in or breach of, or of any facts or circumstances constituting or resulting in the inaccuracy in or breach of, such representation or warranty.

     9.5 Limitations on Indemnification.

          (a) Subject to Section 9.5(c), Geron shall not be required to make any indemnification payment pursuant to Section 9.2(a)(i) until such time as the total amount of all Damages that have been incurred by any one or more of the BioTime Indemnitees or BAC Indemnitees and with respect to which any indemnification payment would otherwise be available to the BioTime Indemnitees or the BAC Indemnitees pursuant to Section 9.2(a)(i), exceeds Fifty Thousand Dollars ($50,000) (the “Deductible Amount”). If the total amount of such Damages exceeds the Deductible Amount, the BioTime Indemnitees and the BAC Indemnitees (collectively) shall be entitled to be indemnified only against the amount of such Damages exceeding the Deductible Amount. Subject to Section 9.5(c), neither BioTime nor BAC shall be required to make any indemnification payment pursuant to Section 9.3(a)(i) or 9.4(a)(i) until such time as the total amount of all Damages that have been incurred by any one or more of the Geron Indemnitees and with respect to which any indemnification payment would otherwise be available to the Geron Indemnitees pursuant to Section 9.3(a)(i) or Section 9.4(a)(i), exceeds the Deductible Amount. If the total amount of such Damages exceeds the Deductible Amount, the Geron Indemnitees shall be entitled to be indemnified only against the amount of such Damages exceeding the Deductible Amount.

          (b) Subject to Section 9.5(c), the maximum amount of indemnifiable Damages which may be recovered (a) by the BioTime Indemnitees and BAC Indemnitees from Geron with respect to the matters described in Section 9.2(a)(i) and Section 9.2(a)(ii) with respect to covenants that must be performed prior to the Closing shall be Two Million Dollars ($2,000,000) (the “Indemnification Cap”), or (b) by the Geron Indemnitees from BioTime and BAC with respect to the matters described in Section 9.3(a)(i), Section 9.3(a)(ii) with respect to covenants that must be performed prior to the Closing, Section 9.4(a)(i) and Section 9.4(a)(ii) with respect to covenants that must be performed prior to the Closing shall be equal to the Indemnification Cap.

          (c) The limitations on the indemnification obligations of Geron, BioTime and BAC set forth in Section 9.5(a), and Section 9.5(b) shall not apply: (i) in the case of fraud; (ii) to the matters contemplated by Section 9.2(a)(ii), Section 9.3(a)(ii) or Section 9.4(a)(ii), in each case, with respect to covenants that must be performed following the Closing; or (iii) with respect to the matters contemplated by Section 9.2(a)(iii) or Section 9.4(a)(iii).

CONFIDENTIAL

          (d) Promptly after any Indemnitee becomes aware of any event or circumstance that would reasonably be expected to constitute or give rise to any claim for indemnification pursuant to this Section 9, such Indemnitee shall take all commercially reasonable efforts to mitigate and minimize all Damages that may result from such event or circumstance (it being understood that nothing in this Section 9.5(d) shall limit such Indemnitee’s right to seek indemnification hereunder with respect to any costs of such mitigation).

          (e) Each Indemnitee shall use reasonable efforts to collect any amounts available under insurance coverage for any Damages payable under Section 9. The amount of any Damages for which indemnification is provided under this Section 9 to an Indemnitee shall be net of any amounts recovered by such Indemnitee under insurance policies with respect to such Damages in excess of the sum of: (i) reasonable out-of-pocket costs and expenses relating to collection under such policies; and (ii) any deductible associated therewith to the extent paid or by which insurance proceeds were reduced.

     9.6 Exclusive Remedy. Except as provided in Section 7.5, and subject to any injunction or other equitable remedies that may be available to the Indemnitees, from and after the Closing Date, the Indemnitors shall not be liable or responsible in any manner whatsoever (whether for indemnification or otherwise) to the Indemnitees with respect to the matters contemplated by this Agreement except as expressly provided in this Section 9 and in accordance with the provisions of Section 10.12, and, subject to the foregoing, this Section 9 provides the exclusive remedy and cause of action of Indemnitees against any Indemnitor with respect to any matter arising out of or in connection with this Agreement; provided, however, that no claim against an Indemnitor for fraud by such Indemnitor shall be subject to the limitations of this Section 9.6.

     9.7 Defense of Third Party Claims. In the event of the assertion or commencement by any Person other than BioTime, BAC or Geron of any Proceeding with respect to which any Indemnitee may be entitled to indemnification pursuant to this Section 9, the Indemnitor(s) shall have the right, at its election and expense, to proceed with the defense of such Proceeding on its own with counsel reasonably satisfactory to the Indemnitee(s); provided, however, that the Indemnitor(s) shall not settle or compromise any such Proceeding without the prior written consent of the Indemnitee(s), which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnitee(s) shall give the Indemnitor(s) prompt written notice after it becomes aware of the commencement of any such Proceeding against the Indemnitee(s); provided, however, any failure on the part of the Indemnitee(s) to so notify the Indemnitor(s) shall not limit any of the obligations of the Indemnitor(s), or any of the rights of the Indemnitee(s), under this Section 9 (except to the extent such failure prejudices the defense of such Proceeding). If the Indemnitor(s) elects to assume and control the defense of any such Proceeding: (a) at the request of the Indemnitor(s), the Indemnitee(s) shall make available to the Indemnitor(s) any material documents and materials in the possession of the Indemnitee(s) that may be necessary to the defense of such Proceeding; (b) the Indemnitor(s) shall keep the Indemnitee(s) reasonably informed of all material developments relating to such Proceeding; and (c) the Indemnitee(s) shall have the right to participate in the defense of such Proceeding at its own expense. If the Indemnitor(s) does not elect to proceed with the defense of any such Proceeding, the Indemnitee(s) may proceed with the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitor(s); provided, however, that the Indemnitee(s) may not settle or compromise any such Proceeding without the prior written consent of the Indemnitor(s) (which consent may not be unreasonably withheld, conditioned or delayed).

CONFIDENTIAL

     9.8 Inapplicability of Section 9 to Matters Contemplated by Section 7.5. This Section 9 shall not be applicable to Section 7.5 Damages or the matters contemplated by Section 7.5. Such matters shall be governed exclusively by Section 7.5.

10. MISCELLANEOUS PROVISIONS.

     10.1 Tax Matters.

          (a) With respect to a Tax Return for a Straddle Period required to be filed after the Closing Date, BAC shall prepare such Tax Return on a basis consistent with past practice to the extent consistent with applicable Legal Requirements.

          (b) In apportioning Tax liability between the Pre-Closing Tax Period and Post-Closing Tax Period for purposes of Section 1.7(a), in the case of a Straddle Period, (i) Taxes based upon or related to income or receipts with respect to the Technology and the Contributed Geron Assets shall be allocated to the Pre-Closing Period and the Post-Closing Period based on a closing of the books method and (ii) Taxes imposed on a periodic basis (including real, personal and intangible property Taxes) with respect to the Technology and the Contributed Geron Assets shall be allocated to the Pre-Closing Tax Period or the Post-Closing Tax Period on a pro-rata basis (based on the number of days during the Straddle Period elapsed on or prior to the Closing Date).

          (c) Notwithstanding anything herein to the contrary, as promptly as practicable after the Closing, BAC shall reimburse Geron for the Prepaid Tax Amount.

     10.2 Further Actions.

          (a) From and after the Closing, each party hereto shall cooperate with the other party, and shall cause to be executed and delivered such documents as the other party may reasonably request, for the purpose of evidencing the Transactions.

          (b) After the Closing, if Geron or any Affiliate of Geron receives any payment, refund or other amount that is a Contributed Geron Asset, Geron shall promptly remit or shall cause to be remitted such amount to BAC. After the Closing, if BioTime or BAC or any Affiliate of BioTime or BAC receives any payment, refund or other amount that is properly due and owing to Geron or any Affiliate of Geron in connection with the Transactions, BioTime or BAC, as the case may be, shall promptly remit or shall cause to be remitted such amount to Geron or such Affiliate of Geron.

          (c) After the Closing, if BioTime or any Affiliate of BioTime receives any payment, refund or other amount that is a Contributed BioTime Asset, BioTime shall promptly remit or shall cause to be remitted such amount to BAC. After the Closing, if BAC or any Affiliate of BAC receives any payment, refund or other amount that is properly due and owing to BioTime or any Affiliate of BioTime in connection with the Transactions, BAC shall promptly remit or shall cause to be remitted such amount to BioTime or such Affiliate of BioTime.

CONFIDENTIAL

     10.3 Independent Investigation; Sole Representations.

          (a) Each of BioTime and BAC acknowledges that it has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Technology, which investigation, review and analysis was done by BioTime and BAC and their respective Affiliates and Representatives. Each of BioTime and BAC acknowledges that BioTime, BAC and their respective Representatives have been provided adequate access to the personnel, properties, premises and records of Geron and the Technology for such purpose. In entering into this Agreement, each of BioTime and BAC acknowledges that such party has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of Geron or its Representatives (except the specific representations and warranties of Geron set forth in Section 2 as qualified by the Geron Disclosure Schedule). Each of BioTime and BAC hereby agrees and acknowledges that: (a) other than the representations and warranties made in Section 2 (as qualified by the Geron Disclosure Schedule), none of Geron, its Affiliates or any of their respective Representatives make or have made, and neither BioTime nor BAC is relying on, any representation or warranty, express or implied, at law or in equity, with respect to the Contributed Geron Assets, the Assumed Geron Liabilities or the Technology including as to: (i) merchantability or fitness for any particular use or purpose; (ii) the operation of the Technology by BAC; (iii) the probable success or profitability of the Technology after the Closing; or (iv) any projections, reports or other documents or information relating to the Technology or the Contributed Geron Assets; and (b) other than the indemnification obligations of Geron set forth in Section 9, none of Geron, its Affiliates, or any of their respective Representatives will have or be subject to any Liability or indemnification obligation to BioTime or BAC or to any other Person resulting from the distribution to BioTime or BAC, their respective Affiliates or Representatives of, or BioTime’s or BAC’s use of, any information relating to the Contributed Geron Assets, the Assumed Geron Liabilities or the Technology, including any information, documents or material (including data and materials related to preclinical studies and clinical trials) made available to BioTime or BAC, whether orally or in writing, in certain “data rooms,” management presentations, functional “break-out” discussions, responses to questions submitted on behalf of BioTime or BAC or in any other form in expectation of the transactions contemplated by this Agreement.

          (b) Geron hereby agrees and acknowledges that: (a) other than the representations and warranties made in Section 3 (as qualified by the BioTime and BAC Disclosure Schedule), none of BioTime, BAC, or any of their respective Affiliates or Representatives make or have made, and Geron is not relying on, any representation or warranty, express or implied, at law or in equity, with respect to the Contributed BioTime Assets, BioTime or BAC, whether made by BioTime, BAC or any of their respective Representatives, including as to (as applicable): (i) the operation of the BioTime Contributed Assets by BAC; (ii) the probable success or profitability of BioTime, the BioTime Contributed Assets or BAC after the Closing; (iii) any projections, reports or other documents or information relating to BAC, BioTime or the Contributed BioTime Assets; or (iv) any other information relating to the future or historical financial condition, results of operations, prospects, businesses, assets or liabilities of BioTime, BAC or the Contributed BioTime Assets and (b) other than the indemnification obligations of BioTime set forth in Section 7.5 and of BioTime and BAC set forth in Section 9, none of BioTime or BAC, or any of their respective Affiliates or Representatives will have or be subject to any Liability or indemnification obligation to BioTime or BAC or to any other Person resulting from the distribution to Geron or its Affiliates or Representatives of, or Geron’s use of, any information relating to the Contributed BioTime Assets, including any information, documents or material made available to Geron or its Affiliates, whether orally or in writing, in any management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Geron or its Affiliates or in any other form in expectation of the transactions contemplated by this Agreement.

CONFIDENTIAL

     10.4 Publicity. Each of Geron and BioTime may issue an initial press release concerning this Agreement and the Transactions that is approved in advance by such other party. Thereafter, BioTime, BAC and Geron shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and shall not issue any press release or make any public statement or filing relating to this Agreement or the Transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the foregoing limitations shall not apply to any disclosure of any information concerning this Agreement or the transactions contemplated by this Agreement: (i) by BioTime, Geron or, following the Closing, BAC, which such party deems appropriate in its reasonable judgment, in light of its status as a publicly owned company, including to securities analysts and institutional investors and in press interviews (provided that, in such case, the disclosing party shall provide reasonable prior notice to the non-disclosing party of such disclosure); (ii) in connection with any dispute between the parties regarding this Agreement or the Transactions contemplated by this Agreement; and (iii) in the Proxy Statement, the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement and the BAC Prospectus, provided that the parties comply with their obligations under this Agreement with respect to such filings.

     10.5 Fees & Expenses.

          (a) Except as otherwise specifically set forth in this Agreement, Geron shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Geron in connection with: (i) the negotiation, preparation and review of this Agreement (including the Geron Disclosure Schedule and the BioTime and BAC Disclosure Schedule) and the other Transactional Agreements; (ii) the preparation and submission of any filing or notice required to be made or given by Geron in connection with any of the Transactions, and the obtaining of any Consent required to be obtained by Geron in connection with any of the Transactions; and (iii) the consummation and performance of the Transactions. BioTime and BAC shall have no liability to any broker, finder, investment banker, or other advisor retained or engaged by Geron or any subsidiary of Geron in connection with the Transactions (“Geron Agent”), and Geron shall indemnify and hold BioTime and BAC harmless from any claims by any Geron Agent for any fees or compensation arising from the Transactions.

CONFIDENTIAL

          (b) BioTime shall bear and pay all fees, costs and expenses that have been incurred or that are in the future (prior to or at the Closing), incurred by, or on behalf or for the benefit of BioTime in connection with: (i) the negotiation, preparation and review of this Agreement (including the Geron Disclosure Schedule and the BioTime and BAC Disclosure Schedule) and the other Transactional Agreements; (ii) the preparation and submission of any filing or notice required to be made or given by BioTime or any Affiliate of BioTime in connection with any of the Transactions, and the obtaining of any Consent required to be obtained by BioTime or any Affiliate of BioTime in connection with any of the Transactions; and (iii) the consummation and performance of the Transactions. Geron shall have no liability to any broker, finder, investment banker, or other advisor retained or engaged by BioTime, BAC, or any subsidiary of any of them in connection with the Transactions (“BioTime Agent”), and BioTime and BAC shall jointly and severally indemnify and hold Geron harmless from any claims by any BioTime Agent for any fees or compensation arising from the Transactions.

          (c) Notwithstanding any other provision in this Agreement to the contrary, if the Closing occurs later than the date that is six (6) months following the date of this Agreement (the “Six Month Date”), BAC shall reimburse Geron for the fees and costs, including reasonable attorneys fees, of prosecuting and maintaining patent applications and patents comprising Contributed IP from the Six Month Date through the Closing of the Transactions.

          (d) Notwithstanding Section 10.5(a), conditioned upon the Closing having occurred, then BioTime shall, on the Closing Date, and as partial reimbursement to Geron for the fees and expenses incurred by its advisors pay to Geron $750,000 (the “Closing Expense Reimbursement Amount”), at BioTime’s election, either (i) by paying cash (by wire transfer of immediate available funds), (ii) by issuing to Geron a number of shares of BioTime Common Stock with a value (based on the aggregate volume weighted-average per share closing price, rounded to two decimal points, of shares of BioTime Common Stock as listed on the NYSE MKT for the twenty (20) consecutive trading days immediately preceding the Closing, the “Average Closing Price”), equal to the Closing Expense Reimbursement Amount, or (iii) by paying a portion of the Closing Expense Reimbursement Amount in cash and the remainder by issuing to Geron the number of shares of BioTime Common Stock with a value (based on the Average Closing Price) equal to the Closing Expense Reimbursement Amount less the portion of the Closing Expense Reimbursement amount paid in cash. Any shares of BioTime Common Stock issued to Geron pursuant to clause “(ii)” or “(iii),” as the case may be, are referred to herein as the “Expense Reimbursement Shares”). The resale of the Expense Reimbursement Shares, if any, shall be registered pursuant to prospectus supplements filed with respect to “shelf take downs” under Registration Statement No. 333-183557 and effective at the Closing.

     10.6 Attorneys’ Fees. If any Proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

CONFIDENTIAL

     10.7 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) at the time and date of delivery, when delivered by hand; (b) the first Business Day if sent by next Business Day courier service; (c) at the time and date of delivery, if sent by facsimile transmission before 2:00 p.m. in California, when the date and time of transmission is confirmed by the transmitting equipment and confirmed by a copy delivered as provided in clause (b) on the next Business Day; (d) on the next Business Day, if sent by facsimile transmission after 2:00 p.m. in California, when the date and time of transmission is confirmed by the transmitting equipment and confirmed by a copy delivered as provided in clause (b) on the next Business Day; in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Geron:

Geron Corporation
149 Commonwealth Drive
Menlo Park, CA 94025
Attention:	General Counsel
Vice President, Legal Affairs
Facsimile: 650-473-8654

with a copy to:

Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Attention:	Keith A. Flaum
James R. Griffin
Facsimile: 650-802-3100

if to BioTime:

BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, CA 94502
Attention:	Chief Executive Officer
Facsimile: 510-521-3389

with copies to:

Thompson, Welch, Soroko & Gilbert LLP
235 Pine Street, Suite 1300
San Francisco, CA 94104
Attention:	Richard S. Soroko
Facsimile: 415-448-5010

CONFIDENTIAL

Kaye Scholer LLP
Two Palo Alto Square
3000 El Camino Real, Suite 400
Palo Alto, CA 94306
Attention:	Diane Holt Frankle
Facsimile: 650-319-4918

If to BAC:

BioTime Acquisition Corporation
c/o BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, CA 94502
Attention:	Chief Executive Officer
Facsimile: 510-521-3389

with copies to:

Thompson, Welch, Soroko & Gilbert LLP
235 Pine Street, Suite 1300
San Francisco, CA 94104
Attention:	Richard S. Soroko
Facsimile: 415-448-5010

Kaye Scholer LLP
Two Palo Alto Square
3000 El Camino Real, Suite 400
Palo Alto, CA 94306
Attention:	Diane Holt Frankle
Facsimile: 650-319-4918

     10.8 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.9 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission or facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

CONFIDENTIAL

     10.10 Governing Law; Venue; Waiver of Jury Trial.

          (a) This Agreement and all claims or causes of action (whether in contract or tort or otherwise) based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles that would result in the application of any law other than the laws of the State of Delaware, except to the extent the laws of the State of California apply to the powers and duties of the Board of Directors of BioTime or the other internal affairs of BioTime. Each of the parties hereto: (i) consents to and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that, except as provided for in Section 10.10(b), all claims in respect of any such Proceeding shall be heard and determined in any such court; (iii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iv) shall not bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any Proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each of BioTime, BAC and Geron hereby agrees that service of any process, summons, notice or document in accordance with the provisions of Section 10.7 shall be effective service of process for any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby.

          (b) Notwithstanding anything to the contrary contained in this Agreement, any claim for indemnification pursuant to Section 9 shall be brought and resolved exclusively in accordance with Schedule 10.10(b); provided, however, that nothing in this Section 10.10(b) shall prevent any party from seeking injunctive and other equitable relief from a court of competent jurisdiction in compliance with Section 10.10(a).

     10.11 Successors and Assigns; Parties in Interest.

          (a) This Agreement shall be binding upon: Geron and its successors and assigns (if any); BioTime and its successors and assigns (if any); and BAC and its successors and assigns (if any). This Agreement shall inure to the benefit of: Geron; BioTime; BAC; the other Indemnitees; and the respective successors and assigns (if any) of the foregoing.

          (b) Neither Geron, on the one hand, nor BioTime or BAC, on the other hand, may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party(ies), except that: (i) any party may assign any of its rights to any Affiliate of such party; and (ii) any party may delegate any of its obligations to any Affiliate of such party as long as such party remains jointly and severally liable with such Affiliate for such obligations. Any attempted assignment or delegation not made in compliance with this Section 10.11 shall be void. For the avoidance of doubt, the parties acknowledge that a Change in Control of Geron, BioTime, BAC or any of their respective Affiliates shall not constitute an assignment of this Agreement.

CONFIDENTIAL

          (c) Except, with respect to the Indemnitees, the provisions of Section 7.5 and Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). After the Closing, the Indemnitees shall be third-party beneficiaries of, and entitled to enforce, Article 9, and the Geron Indemnitees shall be third party beneficiaries of, and entitled to enforce, Section 7.5, and provided further that no consent of the Indemnitees shall be required to amend any provision of the Agreement prior to the Effective Time. Without limiting the generality of the foregoing, no creditor of Geron or any Affiliate of Geron, or BioTime or any Affiliate of BioTime, shall have any rights under this Agreement or any of the other Transactional Agreements.

          10.12 Specific Performance. Each of BioTime, BAC and Geron acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by any of the parties were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any party of any covenant or obligation contained in this Agreement, BioTime, BAC or Geron shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. BioTime, BAC and Geron each hereby waives any requirement for the securing or posting of any bond in connection with any such remedy.

          10.13 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          10.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of BioTime, BAC and Geron.

          10.15 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, and this Agreement shall be enforceable as so modified.

CONFIDENTIAL

     10.16 Entire Agreement. Each Transactional Agreement and the CDA (which shall expressly survive the execution of this Agreement and shall continue in full force and effect as amended in connection with the entering into of this Agreement) set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

     10.17 Disclosure Schedules. Each of the Geron Disclosure Schedule and the BioTime and BAC Disclosure Schedule (collectively, the “Disclosure Schedules”) shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein; provided, however, that any information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify any other representation or warranty or numbered or lettered section where it is readily apparent on the face of such disclosure that it would reasonably be deemed to apply to such representation, warranty or section. No reference to or disclosure of any item or other matter in either Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in such Disclosure Schedule. The information set forth in the Disclosure Schedules is disclosed solely for purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by Geron, BioTime or BAC to any third party of any matter whatsoever, including any violation of any Legal Requirement or breach of any Contract. For purposes of this Agreement, no statement or other item of information set forth in a Disclosure Schedule is intended to constitute, or shall be construed as constituting, a representation or warranty of any party.

     10.18 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

          (d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first written above.

BIOTIME, INC.,
a California corporation

By:	/s/ Michael D. West
	Name:	Michael West
	Title:	Chief Executive Officer

BIOTIME ACQUISITION CORPORATION
a Delaware corporation

By:	/s/ Thomas Okarma
	Name:	Thomas Okarma
	Title:	Chief Executive Officer

GERON CORPORATION,
a Delaware corporation

By:	/s/ John Scarlett
	Name:	John Scarlett
	Title:	Chief Executive Officer

Confidential

Annex I

MEMBERS OF KNOWLEDGE GROUP

Stephen Kelsey – EVP of R&D and Chief Medical Officer

Melanie Nallicheri – SVP of Corporate Development

John Scarlett – Chief Executive Officer

Stephen Rosenfeld – General Counsel

CONFIDENTIAL

EXHIBIT A

CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Abandoned Patents. “Abandoned Patents” shall have the meaning set forth in Section 1.1(i).

     Act. “Act” shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Research Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time.

     Additional Voting Proposal. “Additional Voting Proposal” shall have the meaning set forth in Section 4.6(a).

     Advice. “Advice” shall have the meaning set forth in Section 7.3(b).

     Affiliate. “Affiliate” shall mean, with respect to any Person, any other Person that as of the date of the Agreement or as of any subsequent date, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. Notwithstanding the foregoing, a Person who is an “affiliate” within the meaning of Rule 405 under the Securities Act shall be deemed an “Affiliate” for purposes of Section 7.5 of this Agreement.

     Agreement. “Agreement” shall mean the Asset Contribution Agreement to which this Exhibit A is attached (including the Disclosure Schedules), as it may be amended from time to time.

     Amended BAC Certificate of Incorporation. “Amended BAC Certificate of Incorporation” shall have the meaning set forth in Section 5.11.

     Amended BioTime Articles of Incorporation. “Amended BioTime Articles of Incorporation” shall mean the amended and restated articles of incorporation of BioTime in the form attached hereto as Exhibit J.

     Applicable Date. “Applicable Date” shall have the meaning set forth in Section 3.9(a).

     Assumed Geron Liabilities. “Assumed Geron Liabilities” shall have the meaning set forth in Section 1.7(a).

     Assumption Agreement. Assumption Agreement” shall have the meaning set forth in Section 1.3(b).

     Assumption of Assumed Geron Liabilities Agreement. “Assumption of Assumed Geron Liabilities Agreement” shall have the meaning set forth in Section 1.7(c).

Ex. A-1

CONFIDENTIAL

     Average Closing Price. “Average Closing Price” shall have the meaning set forth in Section 10.5(d).

     Average Price. “Average Price” shall have the meaning set forth in Section 1.2(a).

     BAC. “BAC” shall have the meaning set forth in the preamble to the Agreement.

     BAC Common Stock. “BAC Common Stock” shall mean the shares of BAC common stock, $0.0001 par value.

     BAC Indemnitees. “BAC Indemnitees” shall mean the following Persons: (a) BAC; (b) BAC’s current and future Affiliates; and (c) the respective successors and assigns of the Persons referred to in clauses “(a)” and “(b)” of this sentence.

     BAC Registration Statement. “BAC Registration Statement” shall have the meaning set forth in Section 4.7(b).

     BAC Series A Common Stock. “BAC Series A Common Stock” shall have the meaning set forth in Section 1.4.

     BAC Series A Shares. “BAC Series A Shares” shall have the meaning set forth in Section 1.4.

     BAC Series B Common Stock. “BAC Series B Common Stock” shall have the meaning set forth in Section 1.5.

     BAC Series B Shares. “BAC Series B Shares” shall have the meaning set forth in Section 1.5.

     BAC Prospectus. “BAC Prospectus” shall have the meaning set forth in Section 4.7(b).

     BAC Warrants. “BAC Warrants” shall have the meaning set forth in Section 1.5.

     BioSurplus Equipment. “BioSurplus Equipment” shall have the meaning set forth in the recitals to the Agreement.

     BioTime. “BioTime” shall have the meaning set forth in the preamble to the Agreement.

     BioTime Agent. “BioTime Agent” shall have the meaning set forth in Section 10.6(b).

     BioTime and BAC Disclosure Schedule. “BioTime and BAC Disclosure Schedule” shall mean the disclosure schedules prepared by BioTime and BAC.

     BioTime Board. “BioTime Board” shall have the meaning set forth in Section 3.2.

     BioTime Capitalization Date. “BioTime Capitalization Date” shall have the meaning set forth in Section 3.6(a).

     BioTime Cash. “BioTime Cash” shall have the meaning set forth in Section 1.2(c).

Ex. A-2

Confidential

       BioTime Common Stock. “BioTime Common Stock” shall mean BioTime common shares, no par value.

       BioTime Indemnitees. “BioTime Indemnitees” shall mean the following Persons: (a) BioTime; (b) BioTime’s current and future Affiliates; and (c) the respective successors and assigns of the Persons referred to in clauses “(a)” and “(b)” of this sentence.

       BioTime Material Adverse Effect. “BioTime Material Adverse Effect” shall mean any change that does, or would be reasonably expected to, have a material adverse effect on: (a) the Contributed BioTime Assets, taken as a whole; or (b) the ability of BioTime and BAC to timely consummate the Transactions or to perform any of their respective obligations under this Agreement; provided, however, that, with respect to clause “(a)” above, none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a BioTime Material Adverse Effect: (a) any adverse effect resulting from or arising out of the announcement or pendency of the Agreement or the Transactions; (b) any adverse effect resulting from or arising out of general economic conditions that do not disproportionately affect BioTime, taken as a whole relative to the other entities in the industries where BioTime competes; (c) any adverse effect resulting from or arising out of general conditions in the industries in which BioTime operates that do not disproportionately affect BioTime, taken as a whole relative to the other entities in the industries where BioTime competes; (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; or (e) any adverse effect resulting from or arising out of any changes in any Legal Requirement or GAAP.

       BioTime Options. “BioTime Options” shall have the meaning set forth in Section 3.5.

       BioTime Prohibited Proposal. “BioTime Prohibited Proposal” shall have the meaning set forth in Section 4.4(b).

       BioTime Prospectus. “BioTime Prospectus” shall have the meaning set forth in Section 4.7(a).

       BioTime Registration Statement. “BioTime Registration Statement” shall have the meaning set forth in Section 4.7(a).

       BioTime SEC Documents. “BioTime SEC Documents” shall have the meaning set forth in Section 3.6.

       BioTime Shares. “BioTime Shares” shall have the meaning set forth in Section 1.2(a).

       BioTime Stem Cell Assets. “BioTime Stem Cell Assets” shall have the meaning set forth in Section 1.2(e).

       BioTime Stem Cell Lines. “BioTime Stem Cell Lines” shall have the meaning set forth in Section 1.2(e)(iii).

Ex. A-3

Confidential

       BioTime Stem Cell Lines License Agreement. “BioTime Stem Cell Lines License Agreement” shall have the meaning set forth in Section 1.2(e)(iii).

       BioTime Stockholder Meeting. “BioTime Stockholder Meeting” shall have the meaning set forth in Section 4.6(a).

       BioTime Voting Proposal. “BioTime Voting Proposal” shall have the meaning set forth in Section 4.6(a).

       BioTime Warrant Agreement. “BioTime Warrant Agreement” shall have the meaning set forth in Section 1.2(b).

       BioTime Warrant Distribution. “BioTime Warrant Distribution” shall have the meaning set forth in Section 7.4.

       BioTime Warrants. “BioTime Warrants” shall have the meaning set forth in Section 1.2(b).

       Blue Sky Laws. “Blue Sky Laws” shall have the meaning set forth in Section 3.3(b).

       Business Day. “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in California, Delaware or New York are authorized or obligated by Legal Requirement or executive order to be closed.

       CDA. “CDA” shall have the meaning set forth in Section 4.1(a).

       Cell Cure Neurosciences. “Cell Cure Neurosciences” shall have the meaning set forth in Section 1.2(e)(ii).

       Certifications. “Certifications” shall have the meaning set forth in Section 3.9(a).

       Change in Control. “Change in Control” with respect to any party to the Agreement or any Affiliate of any such party shall mean: (i) a merger or consolidation of such party or Affiliate into or with any Person in a transaction or series of transactions that results in more than 50% of the voting securities of such party or Affiliate or the surviving, resulting or parent entity in such transaction or series of transactions that are outstanding immediately after the consummation thereof being held by Persons other than those Persons that (individually or collectively) held such voting securities of such party or Affiliate immediately prior to the consummation thereof; (ii) the sale, transfer or exchange of outstanding securities of such party or Affiliate with or to a Person or Persons in a transaction or series of transactions that results in more than 50% of the voting securities of such party or Affiliate that are outstanding immediately after the consummation thereof being held by Persons other than those Persons that (individually or collectively) held such voting securities of such party or Affiliate immediately prior to the consummation thereof; or (iii) a sale or other disposition of all or substantially all of the assets or voting securities of such party or Affiliate to any Person in a transaction or series of transactions.

Ex. A-4

Confidential

       cGMP. “cGMP” shall mean the applicable Legal Requirements, as may be amended from time to time, for current Good Manufacturing Practice which have been promulgated by the FDA under the United States Federal Food, Drug and Cosmetic Act, 21 C.F.R. §210 et seq.

       Claim Notice. A “Claim Notice” shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to Geron or BioTime, as applicable, a written notice asserting a claim for recovery under the applicable section of this Agreement and setting forth in reasonable detail: (i) the basis for, and a reasonable description of the circumstances supporting, such claim; and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a result of such claim.

       Closing. “Closing” shall have the meaning set forth in Section 1.9(a).

       Closing Date. “Closing Date” shall have the meaning set forth in Section 1.9(a).

       Closing Expense Reimbursement Amount. “Closing Expense Reimbursement Amount” shall have the meaning set forth in Section 10.6(d).

       Confidential Disclosure Agreement. “Confidential Disclosure Agreement” shall have the meaning set forth in Section 5.3(b).

       Consent. “Consent” shall mean any approval, consent, permission or authorization (including any Governmental Authorization).

       Contract. “Contract” shall mean any written agreement, contract, instrument, deed, purchase order or legally binding written undertaking.

       Contributed BioTime Assets. “Contributed BioTime Assets” shall have the meaning set forth in Section 1.2.

       Contributed Biological Materials. “Contributed Biological Materials” shall have the meaning set forth in Section 1.1(c).

       Contributed Cell Cure Neurosciences Shares. “Contributed Cell Cure Neurosciences Shares” shall have the meaning set forth in Section 1.2(e)(ii).

       Contributed Equipment. “Contributed Equipment” shall have the meaning set forth in Section 1.1(d).

       Contributed Geron Assets. “Contributed Geron Assets” shall have the meaning set forth in Section 1.1.

       Contributed IP. “Contributed IP” shall have the meaning set forth in Section 1.1(b).

       Contributed Materials. “Contributed Materials” shall have the meaning set forth in Section 1.1(e).

Ex. A-5

Confidential

       Contributed OrthoCyte Shares. “Contributed OrthoCyte Shares” shall have the meaning set forth in Section 1.2(e)(i).

       Contributed Patents. “Contributed Patents” shall have the meaning set forth in Section 1.1(a).

       Contributed Records. “Contributed Records” shall have the meaning set forth in Section 1.1(g).

       Copyrights. “Copyrights” shall have the meaning set forth in Section 2.3(a)(ii).

       Damages. “Damages” shall mean any documented, out-of-pocket loss, damage, judgment, award, fee (including any legal fee, expert fee, accounting fee or advisory fee) or expense; provided, however, that in no event shall Damages include any special, indirect, incidental or consequential damages.

       Data Room. “Data Room” shall mean that certain electronic data room organized by Geron in connection with the due diligence investigation conducted by BioTime and BAC.

       Deductible Amount. “Deductible Amount” shall have the meaning set forth in Section 9.5(a).

       Disclosure Schedules. “Disclosure Schedules” shall have the meaning set forth in Section 10.18.

       Earliest Distribution Record Date. “Earliest Distribution Record Date” shall have the meaning set forth in Section 7.2.

       Encumbrance. “Encumbrance” shall mean any lien, charge, security interest or encumbrance, other than: (a) statutory liens for Taxes that are not yet due and payable or liens for Taxes being contested in good faith by any appropriate proceedings; (b) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Legal Requirements; (d) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (e) liens in favor of customs and revenue authorities arising as a matter of Legal Requirements to secure payments of customs duties in connection with the importation of goods; and (f) Encumbrances that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property subject thereto.

       End Date. “End Date” shall have the meaning set forth in Section 4.9.

       Entity. “Entity” shall mean any corporation, general partnership, limited partnership, limited liability partnership, joint venture or other entity.

       Equipment. “Equipment” shall mean the items of equipment used in the research, development and commercialization of products based on human embryonic stem cells.

Ex. A-6

Confidential

       Estimated BioTime Cash. “Estimated BioTime Cash” shall have the meaning set forth in Section 1.2(c).

       Estimated Investor Cash. “Estimated Investor Cash” shall have the meaning set forth in the preamble to the Agreement.

       Estimated Investor BAC Warrant Amount. “Estimated Investor BAC Warrant Amount” shall have the meaning set forth in the recitals to the Agreement.

       Exchange Act. “Exchange Act” shall have the meaning set forth in Section 3.9(a).

       Excluded BioTime Assets. “Excluded BioTime Assets” shall have the meaning set forth in Section 1.2.

       Excluded Geron Assets. “Excluded Geron Assets” shall have the meaning set forth in Section 1.1.

       Excluded Jurisdiction. “Excluded Jurisdiction” shall have the meaning set forth in Section 7.2.

       Exempt Jurisdictions. “Exempt Jurisdictions” shall have the meaning set forth in Section 7.3(e).

       Expense Reimbursement Shares. “Expense Reimbursement Shares” shall have the meaning set forth in Section 10.5(d).

       FDA. “FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.

       FDCA. “FDCA” shall have the meaning set forth in Section 2.4(a).

       Final Determination Date. “Final Determination Date” shall have the meaning set forth in Section 7.3(e).

       Final Representation Termination Date. “Final Representation Termination Date” shall have the meaning set forth in Section 9.1(b).

       GAAP. “GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances of the date of determination, consistently applied.

       Geron. “Geron” shall have the meaning set forth in the preamble to this Agreement.

       Geron Agent. “Geron Agent” shall have the meaning set forth in Section 10.6(a).

Ex. A-7

Confidential

       Geron Contract. “Geron Contract” shall mean any Contract in force and solely relating to the Technology: (a) to which Geron is a party; (b) by which Geron is bound or under which Geron has any obligation; or (c) under which Geron has any right or interest.

       Geron Disclosure Schedule. “Geron Disclosure Schedule” shall mean the disclosure schedules prepared by Geron.

       Geron Indemnitees. “Geron Indemnitees” shall mean the following Persons: (a) Geron; (b) Geron’s current and future Affiliates; (c) each Person who controls Geron within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act; and (d) the respective successors and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” of this sentence.

       Geron Information. “Geron Information” shall have the meaning set forth in Section 2.14.

       Geron IP Rights. “Geron IP Rights” shall have the meaning set forth in Section 2.3(a)(v).

       Geron Material Adverse Effect. “Geron Material Adverse Effect” shall mean any change that does, or would be reasonably expected to, have a material adverse effect on: (a) the Contributed Geron Assets, taken as a whole; or (b) the ability of Geron to perform any of its obligations under this Agreement; provided, however, that, with respect to clause “(a)” above, none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Geron Material Adverse Effect: (i) any adverse effect resulting from or arising out of the announcement or pendency of the Agreement or the Transactions; (ii) any adverse effect resulting from or arising out of general economic conditions that do not disproportionately affect Geron, taken as a whole relative to the other entities in the industries where Geron competes; (iii) any adverse effect resulting from or arising out of general conditions in the industries in which Geron operates that do not disproportionately affect Geron, taken as a whole relative to the other entities in the industries where Geron competes; (iv) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (v) any adverse effect resulting from or arising out of any changes in any Legal Requirement or GAAP; or (vi) any adverse effect resulting from or arising out of actions taken by (or any inactions of) the Wisconsin Alumni Research Foundation (including with respect to the delivery to Geron of any termination notice under any existing license with Geron or otherwise).

       Geron Products. “Geron Products” shall have the meaning set forth in Section 2.4(a).

       Geron Specified Representations. “Geron Specified Representations” shall have the meaning set forth in Section 9.1(b)(i).

       Geron Tangible Contributed Assets. “Geron Tangible Contributed Assets” shall have the meaning set forth in Section 1.3 of the Agreement.

Ex. A-8

Confidential

       Geron Tangible Contributed Assets Locations. “Geron Tangible Contributed Assets Locations” shall have the meaning set forth in Section 1.3 of the Agreement.

       Governmental Authorization. “Governmental Authorization” shall mean any permit, license, registration, qualification or authorization issued by any Governmental Body.

       Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government, (c) any self-regulatory organizations; or (d) any agency, commission or similar body or authority of any Governmental Body described in “(a),” “(b)” or “(c)” of this sentence.

       GRNOPC1 IND. “GRNOPC1 IND” shall mean that certain IND Investigational New Drug with the FDA Number BB-IND 13,673 and filed on March 3, 2008 with the FDA by Geron with respect to the administration of GRNOPC1 to human subjects.

       Hazardous Material. “Hazardous Material” shall mean any “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical” or “toxic chemical” as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement.

       HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

       IND. “IND” shall mean: (a)(i) an Investigational New Drug Application, as defined by the Act and the regulations promulgated thereunder, that is required to be filed with the FDA before beginning clinical testing of a pharmaceutical product or any successor application or procedure, and (ii) any counterpart of a United States Investigational New Drug Application in any other country in the world; and (b) all supplements and amendments that may be filed with respect to any filings described in the preceding clause “(a)”.

       Indemnification Cap. “Indemnification Cap” shall have the meaning set forth in Section 9.5(b).

       Indemnitees. “Indemnitees” shall mean the BioTime Indemnitees, the BAC Indemnitees and the Geron Indemnitees.

       Indemnitors. “Indemnitors” shall mean BioTime, BAC and Geron.

       Initial Determination Date. “Initial Determination Date” shall have the meaning set forth in Section 7.3(e).

       Initial Representation Termination Date. “Initial Representation Termination Date” shall have the meaning set forth in Section 9.1(b).

       Insurance End Date. “Insurance End Date” shall have the meaning set forth in Section 4.9.

Ex. A-9

Confidential

       Insurance Policy. “Insurance Policy” shall have the meaning set forth in Section 4.9.

       Interim Determination Date. “Interim Determination Date” shall have the meaning set forth in Section 7.3(e).

       Intervening Event. “Intervening Event” shall have the meaning set forth in Section 4.6(d).

       Investor. “Investor” shall have the meaning set forth in the recitals to the Agreement.

       Investor BAC Shares. “Investor BAC Shares” shall have the meaning set forth in the preamble to the Agreement.

       Investor BAC Warrants. “Investor BAC Warrants” shall have the meaning set forth in the recitals to the Agreement.

       Investor BioTime Shares. “Investor BioTime Shares” shall have the meaning set forth in the recitals to the Agreement.

       Investor BioTime Warrants. “Investor BioTime Warrants” shall have the meaning set forth in the recitals to the Agreement.

       Investor Cash. “Investor Cash” shall have the meaning set forth in the recitals to the Agreement.

       Investor Contribution Agreement. “Investor Contribution Agreement” shall have the meaning set forth in the preamble to the Agreement.

       IP License. “IP License” shall have the meaning set forth in Section 2.3(a)(iii).

       IP Rights. “IP Rights” shall have the meaning set forth in Section 2.3(a)(i).

       Jurisdiction List. “Jurisdiction List” shall have the meaning set forth in Section 7.3(e).

       Knowledge. “Knowledge”. Information shall be deemed to be known to or to the “Knowledge” of Geron if that information is actually known by any Person identified on Annex I to this Exhibit A during the period of his or her consulting or employment relationship with Geron. Information shall be deemed to be known to or to the “Knowledge” of BioTime if that information is actually known by Michael D. West, P.h.D., Peter S. Garcia or Thomas Okarma during the period of his consulting or employment relationship with BAC or BioTime.

       Legal Requirement. “Legal Requirement” shall mean any law, statute, rule or regulation issued, enacted or promulgated by any Governmental Body.

       Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Ex. A-10

Confidential

       Loan Amount. “Loan Amount” shall have the meaning set forth in the recitals to the Agreement.

       Note. “Note” shall have the meaning set forth in the recitals to this Agreement.

       Order. “Order” shall mean any order, judgment, decree, injunction, ruling, decision or award issued by any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel.

       OrthoCyte. “OrthoCyte” shall have the meaning set forth in Section 1.2(e)(i).

       Patent Rights. “Patent Rights” shall have the meaning set forth in Section 2.3(a)(iv).

       Person. “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Body or other entity of any kind or nature.

       Post-Closing Tax Period. “Post-Closing Tax Period” shall mean any taxable period beginning after the Closing Date and the portion of the Straddle Period beginning after the Closing Date.

       Pre-Closing Period. “Pre-Closing Period” shall mean the period from the date of the Agreement through the Closing Date.

       Pre-Closing Tax Period. “Pre-Closing Tax Period” shall mean any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

       Prepaid Tax Amount. “Prepaid Tax Amount” shall mean the amount of any Taxes paid by Geron prior to the Closing with respect to the Technology or the Contributed Geron Assets, to the extent the Taxes are allocable to the Post-Closing Tax Period (as determined pursuant to Section 10.1(b).

       Primate Pluripotent Stem Cells. “Primate Pluripotent Stem Cells” shall mean cells that may be derived from any source and that are capable, under appropriate conditions, of producing primate progeny of different cell types that are derivatives of all of the three germinal layers (endoderm, mesoderm and ectoderm), including human embryonic stem cells and human induced pluripotent stem cells, but excluding human mesenchymal stem cells.

       Proceeding. “Proceeding” shall mean any action, suit or legal proceeding commenced, conducted or heard by or before any Governmental Body or any arbitrator or arbitration panel.

       Product. “Product” shall mean any composition or product the manufacture, use, sale, offer for sale, or importation of which would constitute, but for ownership or licensed rights to use one or more of the Contributed Patents, an infringement of any Valid Claim under one or more Contributed Patents.

Ex. A-11

Confidential

       Prospectus. “Prospectus” shall have the meaning set forth in Section 7.3(a)(i).

       Prospectus Delivery Period. “Prospectus Delivery Period” shall have the meaning set forth in Section 2.14.

       Proxy Statement. “Proxy Statement” shall have the meaning set forth in Section 4.6(a).

       Recommendation. “Recommendation” shall have the meaning set forth in Section 4.6(a).

       Recommendation Withdrawal. “Recommendation Withdrawal” shall have the meaning set forth in Section 4.6(c).

       Registered IP Rights. “Registered IP Rights” shall have the meaning set forth in Section 2.3(b).

       Regulatory Authority. “Regulatory Authority” shall mean any applicable regulatory authority of a Governmental Body involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Product, including the FDA.

       Regulatory Filings. “Regulatory Filings” shall mean, collectively: (a) all IND’s, including the GRNOPC1 IND, all Product Approval applications, including any New Drug Application, Biologics License Application, Worldwide Marketing Application, MMA, applications for designation as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FDCA or for a new strength under Section 505(b)(4)(B) of the FDCA and all other similar filings (including counterparts of any of the foregoing in any country or region); and (b) all supplements and amendments to any of the foregoing.

       Representatives. “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants and advisors.

       Required BioTime Stockholder Vote. “Required BioTime Stockholder Vote” shall have the meaning set forth in Section 3.2.

       Royalty Agreement. “Royalty Agreement” shall have the meaning set forth in Section 1.5.

       Sarbanes Oxley. “Sarbanes Oxley” shall have the meaning set forth in Section 3.9(a).

       SEC. “SEC” shall have the meaning set forth in Section 3.6.

       SEC Documents. “SEC Documents” shall have the meaning set forth in Section 3.9.

       Securities Act. “Securities Act” shall have the meaning set forth in Section 3.6.

Ex. A-12

Confidential

       Section 7.5 Damages. “Section 7.5 Damages” shall have the meaning set forth in Section 7.5(a).

       Section 7.5 Notice. “Section 7.5 Notice” shall have the meaning set forth in Section 7.5(a).

       Series A Distribution. “Series A Distribution” shall have the meaning set forth in Section 7.2.

       Settlement. “Settlement” shall have the meaning set forth in Section 7.5(b).

       Six Month Date. “Six Month Date” shall have the meaning set forth in Section 10.6(c).

       Straddle Period. “Straddle Period” shall mean any taxable period that includes but does not end on the Closing Date.

       Stem Cell Assets Acquisition Proposal. “Stem Cell Assets Acquisition Proposal” shall have the meaning set forth in Section 4.4.

       “Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which (i) such Person, or its Subsidiary, is the sole general partner or manager, managing or operating member or otherwise controls or has the power to direct or manage the business operations of such corporation, partnership, limited liability company, joint venture or other legal entity, or (ii) such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

       Substituted BioTime Shares. “Substituted BioTime Shares” shall have the meaning set forth in Section 1.2(d).

       Substituted BioTime Share Amount. “Substituted BioTime Share Amount” shall have the meaning set forth in Section 1.2(d).

       Support Agreements. “Support Agreements” shall have the meaning set forth in the Recitals.

       Tax. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be imposed, assessed or collected by or under the authority of any Governmental Body.

       Tax Return. “Tax Return” shall mean any return, report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Ex. A-13

Confidential

       Technology. “Technology” shall mean the technology of Geron, including all IP Rights of Geron, directly related to the research, development and commercialization of Geron Products.

       Telomerase Exclusive Sublicense Agreement. “Telomerase Exclusive Sublicense Agreement” shall have the meaning set forth in Section 4.8.

       Termination Fee. “Termination Fee” shall have the meaning set forth in Section 8.4.

       Third Party Consents. “Third Party Consents” shall have the meaning set forth in Section 5.3(f).

       Third Party IP Rights. “Third Party IP Rights” shall have the meaning set forth in Section 2.3(a)(vi).

       Trademark Rights. “Trademark Rights” shall have the meaning set forth in Section 2.3(a)(vii).

       Transactional Agreements. “Transactional Agreements” shall mean: (a) the Agreement; (b) BioTime Stem Cell Lines License Agreement; (c) the Assumption Agreement; (d) the Confidential Disclosure Agreement; (e) the Royalty Agreement; (f) the Telomerase Exclusive Sublicense Agreement; and (g) all other documents and agreements delivered or to be delivered in connection with the Transactions.

       Transactions. “Transactions” shall mean: (a) the execution and delivery of the respective Transactional Agreements; and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the contribution to BAC (A) by Geron of the Contributed Geron Assets, and (B) by BioTime of the Contributed BioTime Assets, in each case, in accordance with the Agreement; (ii) the issuance by BAC of (A) the BAC Series A Shares to Geron, and (B) the BAC Series B Shares and BAC Warrants to BioTime; (iii) the assumption by BAC of the Assumed Geron Liabilities; and (iv) the performance by Geron, BioTime and BAC of their respective obligations under the Transactional Agreements, and the exercise by Geron, BioTime and BAC of their respective rights under the Transactional Agreements.

       Valid Claim. “Valid Claim” shall mean a claim of an issued and unexpired patent included within the Contributed Patents, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

       ViaCyte Appeal. “ViaCyte Appeal” shall have the meaning set forth in Section 2.7.

Ex. A-14

Confidential

       ViaCyte Contested Matters. “ViaCyte Contested Matters” shall mean each of: (i) the U.S. Patent Interference 105,734, involving US patent 7,510,876 (ViaCyte) and US patent application 11/960,477 (Geron); (ii) U.S. Patent Interference 105,827 involving US patent 7,510,876 (ViaCyte) and US patent application 12/543,875 (Geron); (iii) Geron opposition against AU2004309421 (ViaCyte); (iv) Geron opposition against AU 2005271944 (ViaCyte); (v) Geron opposition against AU 2006305879 (ViaCyte); (vi) Geron opposition against EP1040185 (Brustle); (vii) the ViaCyte Appeal; and (viii) any Proceedings arising therefrom or relating thereto.

       Voluntary Jurisdiction. “Voluntary Jurisdiction” shall have the meaning set forth in Section 7.3(e).

       WARF License. “WARF License” shall mean, collectively, collectively, that certain (a) License Agreement dated as of January 8, 2002, by and between the Wisconsin Alumni Research Foundation and Geron, as amended, and (b) License Agreement dated as of January 1, 2003, by and between the Wisconsin Alumni Research Foundation and Geron, as amended.

Ex. A-15

Confidential

Exhibit B

FORM OF INVESTOR CONTRIBUTION AGREEMENT

STOCK AND WARRANT PURCHASE AGREEMENT

BIOTIME ACQUISITION CORPORATION

2,136,000 Shares of Series B Common Stock
and
350,000 Common Stock Purchase Warrants

Total Purchase Price $5,000,000

READ THIS AGREEMENT CAREFULLY BEFORE YOU INVEST

The shares of Series B Common Stock (“Shares”), and Common Stock Purchase Warrants (“Warrants”), and the common stock issuable upon the exercise of the Warrants (“Warrant Shares”) have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered for sale, sold, transferred, pledged or hypothecated to any person, and the Warrants may not be exercised, in the absence of an effective registration statement covering such securities (or an exemption from such registration) and an opinion of counsel satisfactory to BioTime Acquisition Corporation to the effect that such transfer complies with applicable securities laws.

PURCHASE AGREEMENT

     This Agreement is entered into by Romulus Films Ltd. (“Purchaser”) and BioTime Acquisition Corporation, a Delaware corporation (the “Company).

          1. Purchase and Sale of Shares and Warrants.

               (a) Purchaser hereby irrevocably agrees to purchase, and the Company hereby irrevocably agrees to sell to Purchaser 2,136,000 shares of Series B Common Stock, par value $0.0001 per share (“Shares”), of the Company and warrants to purchase 350,000 shares of Series B Common Stock of the Company (“Warrants”). The Warrants will entitle the holder to purchase, on the terms and conditions set forth in the Warrant Agreement governing the Warrant, shares of Series B Common Stock, par value $0.0001 of the Company (“Warrant Shares”) for $5.00 per Warrant Share (the “Warrant Price”), subject to adjustment as provided in the Warrant Agreement a copy of which is attached as Exhibit A (the “Warrant Agreement”).

               (b) No fractional Shares or fractional Warrants shall be issued. If the sale of the Shares and Warrants would result in the issuance of a fractional Share or fractional Warrant, the fractional portion of the Share or Warrant shall be disregarded and there shall be no reduction in the purchase price of the Shares and Warrants or cash payment in lieu of the disregarded fractional Share or fractional Warrant.

          2. Closing. The consummation of the sale of the Shares and Warrants (“Closing”) will take place concurrently with the closing of the “Stem Cell Transaction.” The Stem Cell Transaction means a transaction among the Company, BioTime, Inc. (“BioTime”), and Geron Corp. (“Geron”) pursuant to which Geron and BioTime will contribute certain assets to the Company in exchange for shares of Company common stock, and in the case of the BioTime, warrants of the same tenor as the Warrants being purchased by Purchaser under this Agreement, as set forth in an Asset Contribution Agreement among the Company, BioTime and Geron.

               (a) The Company shall give Purchaser not less than five (5) business days prior notice of the date on which the Closing will take place (“Closing Date”). On the Closing Date, Purchaser shall purchase all 2,136,000 Shares and 350,000 Warrants and shall pay to the Company, by wire transfer to an account designated by the Company, the full purchase price of such Shares and Warrants. On the Closing Date, the Company will issue to the Purchaser the Shares and Warrants purchased.

               (b) The issue of the Shares purchased may be, at the election of the Company, by book entry of such Shares purchased, in the name of the Purchaser, on the records of the transfer agent of the Shares or by a stock certificate in the name of the Purchaser for the number of Shares purchased. Warrants purchased shall be delivered to the Purchaser upon the Closing Date, along with a copy of the Warrant Agreement governing the Warrants executed by the Company.

               (c) The Closing of the sale of the Shares and Warrants shall be subject to the following conditions:

1

                    (i) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of the Closing, and the Company shall have complied in all material respects with its covenants required to have been performed as of the date of Closing;

                    (ii) No event shall have occurred that has had, or is reasonably expected to have, a Material Adverse Effect;

                    (iii) No litigation or other proceeding of any kind to enjoin, delay, prohibit or restrict the consummation of the sale of the Shares and Warrants under this Agreement, or the Stem Cell Transaction shall be pending, and there shall be no judgment, order or writ of any court or government authority in effect prohibiting or restricting the consummation of the of the sale of the Shares and Warrants under this Agreement, or consummation of the Stem Cell Transaction by any party;

                    (iv) The Asset Contribution Agreement shall not have been amended in any material respect from the date of its execution by the parties thereto, and neither BAC nor BioTime shall have waived any material condition to their respective obligations to consummate the Stem Cell Transaction under the Asset Contribution Agreement, except for such amendments or waivers as Purchaser shall have approved in writing; provided, that such approval by Purchaser shall not to be unreasonably withheld or delayed; and

                    (v) The Stem Cell Transaction shall have closed or shall close concurrently with the Closing.

               (d) As used in this Agreement, “Material Adverse Effect” shall mean any change that does, or would be reasonably expected to, have a material adverse effect on the business, operations, financial condition, or assets of the Company on a consolidated basis, provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of the announcement, pendency, or consummation of the transactions contemplated by this Agreement or the Stem Cell Transaction; (b) any adverse effect resulting from or arising out of general economic conditions; (c) any adverse effect resulting from or arising out of general conditions in the industries in which the Company or Geron operates; (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; and (e) any adverse effect resulting from or arising out of any changes in any law, statute, rule or regulation, or the judicial or administrative interpretation thereof, or any change in generally accepted accounting principles.

          3. Registration Rights. Concurrently with the execution and delivery of this Agreement, Purchaser and the Company shall enter into a Registration Rights Agreement in the form of Exhibit B, pursuant to which the Company is agreeing to register the Shares, the Warrants and the Warrant Shares under the Securities Act of 1933, as amended (the “Act”).

2

          4. Representations and Warranties of the Company. The Company makes the following representations and warranties for the benefit and reliance of Purchaser. The following representations and warranties are true and correct on the date of this Agreement and as of the Closing Date, and are qualified accordingly.

               (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in California and in each other jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business.

               (b) Authority; Enforceability. The Company has the corporate power and authority (i) to execute and deliver, and to perform all of its obligations under, this Agreement, the Warrant Agreement, and the Registration Rights Agreement, and (ii) to execute and deliver, and to perform all of its obligations under, the agreements to which it currently is contemplated the Company will be a party in consummation of the Stem Cell Transaction. The execution and delivery of this Agreement, the Warrant Agreement, and the Registration Rights Agreement and the performance by the Company of its obligations under this Agreement, the Warrant Agreement, and the Registration Rights Agreement have been duly authorized by all necessary action on the part of the Board of Directors of the Company. This Agreement, the Warrant Agreement and the Registration Rights Agreement are the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

               (c) No Conflict. The execution and delivery of this Agreement, the Warrant Agreement, and the Registration Rights Agreement, the consummation of the transactions contemplated hereunder and thereunder, and the consummation of the transactions currently contemplated pursuant to the Stem Cell Transaction, in each case by the Company do not and will not violate any provisions of (i) any federal or state rule, regulation, statute, or law applicable to the Company or (ii) the terms of any order, writ, or decree of any federal or state court or judicial or regulatory authority or body by which the Company is bound, (iii) the certificate of incorporation or bylaws of the Company or (iv) any agreement, instrument or contract to which the Company is a party and which is material to the business of the Company.

               (d) Validity of the Shares and Warrants. The Shares, when delivered at Closing, will be duly authorized and validly issued, fully paid, and nonassessable. The Warrants, when delivered at Closing, will be the duly authorized and valid obligations of the Company, enforceable in accordance with the terms of the Warrant Agreement. The Warrant Shares, when issued upon exercise of the Warrants, will be duly authorized and validly issued, fully paid, and nonassessable.

               (e) Litigation. There is no action, proceeding, or investigation pending which challenges the Company’s right to enter into this Agreement, or challenges any action taken or to be taken, by the Company in connection with this Agreement.

3

               (f) Taxes. Since the date of its incorporation, the Company has filed when due all federal, state, and local income tax returns, and all other returns with respect to taxes which are required to be filed with the appropriate authorities of the jurisdictions where business is transacted by the Company, or where the Company owns any property, and any taxes due, as reflected on such tax returns, have been paid.

               (g) Capitalization. As of the date of this Agreement, the authorized shares of capital stock of BAC consist of 2,000,000 shares of common stock of which 1,000,000 shares have been designated Series A Common Stock and 1,000,000 have been designated Series B Common Stock. As of the date of this Agreement, and immediately prior to the Closing there will be: (i) 51,700 shares of Series B Common Stock issued and outstanding, (ii) no shares of common stock in the treasury and (iii) no shares of preferred stock issued or outstanding. Upon the Closing, there shall be: (i) 30,498,819 shares of Company common stock issued and outstanding (including the Shares issued pursuant to this Agreement), 6,537,779 of which shall be designated Series A Common Stock and 23,961,040 of which (including the Shares issued pursuant to this Agreement) shall be designated Series B Common Stock; (ii) no shares of Company common stock in the treasury; (iii) no shares of preferred stock issued or outstanding, and 3,500,000 Warrants to purchase Series B Common Stock. At or prior to Closing the authorized capital of BAC shall be 75,000,000 shares of Series A Common Stock, 75,000,000 shares of Series B Common Stock, and 5,000,000 shares of Preferred Stock. The Company has no subsidiaries. Except for the issuances of the Series A Common Stock to Geron, and the issuance of Series B Common Stock and warrants to purchase Series B Common Stock to BioTime, in each case, pursuant to the Asset Contribution Agreement for the Stem Cell Transaction, and the Shares and Warrants to be issued pursuant to this Agreement, there are no, and at the Closing there shall be no, issued or outstanding shares or other equity securities of the Company (or shares or other equity securities of the Company reserved for issuance), and there are no and at the Closing there shall be no, securities of the Company convertible into or exchangeable for stock or other equity securities of the Company, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which the Company is a party or by which it is bound in any case obligating the Company to issue, deliver, sell, purchase, redeem, acquire or vote, or cause to be issued, delivered, sold, purchased, redeemed, acquired or voted, stock or other equity securities of the Company, or obligating the Company to grant, extend or enter into any subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement to issue, deliver, sell, purchase, redeem, acquire or vote stock or equity securities of the Company.

          5. Investment Representations. Purchaser represents and warrants to the Company that:

               (a) Authority; Enforceability. The Purchaser has the corporate power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and the Registration Rights Agreement. The execution and delivery of this Agreement and the Registration Rights Agreement, and the performance by the Purchaser of its obligations under this Agreement and the Registration Rights Agreement, have been duly authorized by all necessary action on the part of the Board of Directors or similar governing body of the Purchaser. This Agreement and the Registration Rights Agreement are the valid and binding agreements of the Purchaser, enforceable in accordance with their respective terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

4

               (b) No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement, and consummation of the transactions contemplated under this Agreement and under the Registration Rights Agreement, including the purchase of the Shares and Warrants, by the Purchaser do not and will not violate any provisions of (i) any rule, regulation, statute, or law applicable to the Purchaser or (ii) the terms of any order, writ, or decree of any court or judicial or regulatory authority or body by which the Purchaser is bound, or (iii) the articles of incorporation, bylaws, or similar charter or governing documents of the Purchaser.

               (c) Due Diligence. Purchaser has made such investigation of the Company as Purchaser deemed appropriate for determining to acquire (and thereby make an investment in) the Shares and Warrants. In making such investigation, Purchaser has had access to such financial and other information concerning the Company as Purchaser requested. Purchaser has received and read copies of the form of Warrant Agreement, including the form of the Warrant, the form of Registration Rights Agreement, the draft documents listed on Schedule I related to the Stem Cell Transaction, the Certificate of Incorporation of the Company and an Amended and Restated Certificate of Incorporation of the Company that will become effective in connection with the Stem Cell Transaction, and the Bylaws of the Company, which together with this Agreement constitute the “Disclosure Documents.” Purchaser is relying on the information provided in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company. Purchaser has not relied on any statement or representations inconsistent with those contained in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company. Purchaser has had a reasonable opportunity to ask questions of and receive answers from the executive officers of the Company concerning the Company, and to obtain additional information (including all exhibits listed in the Disclosure Documents), to the extent possessed or obtainable by the Company without unreasonable effort or expense, necessary to verify the information in the Disclosure Documents. All such questions have been answered to Purchaser’s satisfaction.

               (d) Unregistered Offer and Sale. Purchaser understands that the Shares and Warrants are being offered and sold without registration under the Act, or qualification under the California Corporate Securities Law of 1968, or under the laws of any other states of the United States, or the laws of England or the United Kingdom, or any other country, in reliance upon the exemptions from such registration and qualification requirements. Purchaser acknowledges and understands that the availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations and warranties made by Purchaser, and the information provided by Purchaser, in this Agreement, Purchaser is making such representations, declarations and warranties, and is providing such information, with the intent that the same may be relied upon by the Company and its officers and directors in determining Purchaser’s suitability to acquire the Shares and Warrants. Purchaser understands and acknowledges that no English or United Kingdom or United States federal, state or other agency has reviewed or endorsed the offering of the Shares and Warrants or made any finding or determination as to the fairness of the offering or sale of the Shares and Warrants or the completeness of the information in the Disclosure Documents.

5

               (e) Restrictions on Exercise and Transfer. Purchaser understands that the Shares and Warrants may not be offered, sold, or transferred in any manner, and the Warrants may not be exercised, unless subsequently registered under the Act, or unless there is an exemption from such registration available for such offer, sale or transfer.

               (f) Knowledge and Experience. Purchaser (or if Purchaser is not a natural person, the officers and directors making the decision on behalf of Purchaser to purchase the Shares and Warrants) has such knowledge and experience in financial and business matters to enable Purchaser to utilize the information contained in the Disclosure Documents or otherwise made available to Purchaser to evaluate the merits and risks of an investment in the Shares and Warrants and to make an informed investment decision.

               (g) Investment Intent. Purchaser is acquiring the Shares and Warrants solely for Purchaser’s own account and for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Shares and Warrants other than pursuant to an effective registration statement under the Act or unless there is an exemption from such registration available for such offer, sale or transfer.

               (h) Forward Looking Statements. Matters discussed in the Disclosure Documents include matters that may be considered “forward looking” statements within the meaning of Section 27(a) of the Act and Section 21(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements Purchaser acknowledges and agrees are not guarantees of future performance and involve a number of risks and uncertainties. Nothing contained in this Section 5(h) shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the statements and representations made in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company or on the Company’s representations and warranties contained in this Agreement.

               (i) No Assurance of Return on Investment. It has never been represented, guaranteed or warranted to Purchaser by the Company or any officer, director, employee, or agent of the Company, that Purchaser will realize any specific value, sale price, or profit as a result of acquiring the Shares and Warrants.

          6. Stem Cell Transaction.

               (a) Purchaser acknowledges receipt of copies of the draft agreements listed on Schedule I, which the Company represents are the most recent drafts as of the date hereof of the proposed agreements between or among the Company, BioTime or Geron relating to the Stem Cell Transaction.

               (b) Upon completion of the Stem Cell Transaction, the Company alone or though one or more joint development, joint venture, or similar arrangements, will use the assets acquired from Geron pursuant thereto for research and development of products for commercialization, or will license assets to third parties for such purpose.

6

          7. Resale Restrictions.

               (a) Purchaser agrees that it will not sell, offer for sale, or transfer any of their Shares or Warrants unless those Shares or Warrants, as applicable, have been registered under the Act, or unless there is an exemption from such registration and an opinion of counsel reasonably acceptable to the Company has been rendered stating that such offer, sale, or transfer will not violate any United States federal or state securities laws.

               (b) The certificates evidencing Shares or Warrants will contain a legend to the effect that transfer is prohibited except pursuant to registration under the Act, or pursuant to an available exemption from registration under the Act.

               (c) The Company will refuse to register the transfer, and will issue instructions to the transfer agent and registrar of the Shares and Warrants to refuse to register the transfer, of any Shares or Warrants not made pursuant to registration under the Act or pursuant to an available exemption from registration under the Act.

          8. Accredited Investor Qualification. Purchaser qualifies as an “accredited investor” under Regulation D in the following manner. (Please check or initial all that apply to verify that you qualify as an “accredited investor.”)

               (a) Purchaser is a natural person whose net worth, or joint net worth with spouse, at the date of purchase exceeds $1,000,000 (not including the value of your principal residence and excluding mortgage debt secured by your principal residence up to the estimated fair market value of the home, except that any mortgage debt incurred by you within 60 days prior to the date of this Questionnaire shall not be excluded from the determination of your net worth unless such mortgage debt was incurred to acquire the residence).

               (b) Purchaser is a natural person whose individual gross income (excluding that of spouse) exceeded $200,000 in each of the past two calendar years, and who reasonably expects individual gross income exceeding $200,000 in the current calendar year.

               (c) Purchaser is a natural person whose joint gross income with spouse exceeded $300,000 in each of the past two calendar years, and who reasonably expects joint gross income with spouse exceeding $300,000 in the current calendar year.

               (d) Purchaser is a bank, savings and loan association, broker/dealer, insurance company, investment company, pension plan or other entity defined in Rule 501(a)(1) of Regulation D as promulgated under the Act by the Securities and Exchange Commission.

               (e) Purchaser is a trust, and the trustee is a bank, savings and loan association, or other institutional investor as defined in Rule 501(a)(1) of Regulation D as promulgated under the Act by the Securities and Exchange Commission.

7

               (f) Purchaser is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

               (g) Purchaser is a trust, and the grantor (i) has the power to revoke the trust at any time and regain title to the trust assets; and (ii) meets the requirements of items (a) (b), or (c) above.

               (h) Purchaser is a tax-exempt organization described in Section 501(c) (3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Shares and Warrants with total assets in excess of $5,000,000.

               (i) The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares and Warrants, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares and Warrants.

               (j) The Purchaser is an entity in which all of the equity owners meet the requirements of at least one of items (a) through (i) above.

          9. Entities. If Purchaser is a corporation, partnership, limited liability company, trust, private limited company, or other entity, Purchaser represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the Shares and Warrants; (b) it has its principal place of business as set forth in Section 11; and (c) it has not been formed or reorganized for the specific purpose of acquiring Shares and Warrants.

          10. Miscellaneous.

               (a) Governing Law. This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Delaware, as such laws are applied to contracts by and among residents of Delaware, and which are to be performed wholly within Delaware.

               (b) Amendment. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

               (c) Notices. Any notice, demand or other communication that any party hereto may be required, or may elect, to give shall be sufficiently given when (i) delivered personally at such address, (ii) delivered to such address by air courier delivery service, or (iii) delivered by electronic mail (email) to such electronic mail address as may be specified under this Agreement. The address for notice to the Company is: BioTime Acquisition Corporation, 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502; Attention: Peter S. Garcia, Chief Financial Officer; email: pgarcia@biotimemail.com. The address for notice of Purchaser is shown in Section 11. A party may change its address for notice by giving the other parties notice of a new address in the manner provided in this Agreement.

8

               (d) Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart. Counterparts sent by electronic mail, facsimile, or other electronic means, including signatures thereon, shall be deemed originals.

               (e) Parties. Except as otherwise provided herein, the Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

               (f) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter, and there are no representations, covenants or other agreements with respect to the subject matter of this Agreement except for those stated or referred to herein.

               (g) No Assignment. This Agreement is not transferable or assignable by the undersigned except as may be provided herein.

               (h) Delays and Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such party, nor shall such delay or omission be construed to be a waiver of, or an acquiescence in, any such breach or default or any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing, and shall be effective only to the extent specifically set forth in such writing.

               (i) Expenses. Each party shall bear their own expenses incurred on their behalf with respect to this Agreement and to the transactions contemplated by this Agreement.

               (j) No Brokers or Finders Fees. The Company and Purchaser warrant to each other that no person is entitled to receive any fee, commission, or other compensation as a broker, finder, or otherwise, in connection with the execution and delivery of this Agreement or the issue and sale of the Shares and Warrants.

               (k) Titles and Subtitles. The titles or headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               (l) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such unenforceable provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if each such unenforceable provision were so excluded; the balance of this Agreement as so interpreted shall be enforceable in accordance with its terms.

9

          11. Investor Information.

Name:
Address:

email:

Social Security or U.S. Taxpayer Identification Number:

State of Residence or Principal Place of Business:

Country of Residence if other than United States:

Information from Corporations, Partnerships, Limited Liability Companies, Trusts, or Other Entity Investors:

Date of Formation:

Name and title of person authorized to bind the entity:

          IN WITNESS WHEREOF, the undersigned has entered into this Agreement and hereby agrees to purchase Shares and Warrants for the price stated above and upon the terms and conditions set forth herein. The undersigned hereby agrees to all of the terms of the Warrant Agreement and Registration Rights Agreement and agrees to be bound by the terms and conditions thereof.

Dated: January ____, 2013.
Romulus Films Ltd.

By:

Title:

10

ACCEPTANCE BY COMPANY

     The Company hereby agrees to sell to the Purchaser the Shares and Warrants referenced in this Agreement in reliance upon all the representations, warranties, terms and conditions contained in this Agreement.

     IN WITNESS WHEREOF, the undersigned, on behalf of the Company, has executed this acceptance as of the date set forth below.

Dated: January ___, 2013	BIOTIME ACQUISITION CORPORATION

By:

Title:

11

SCHEDULE I

List of Stem Cell Transaction Documents

Asset Contribution Agreement

Form of BioTime Warrant Agreement

BioTime Stem Cell Lines License Agreement

Form of Royalty Agreement

Form of Assumption Agreement

Post-Closing CDA

Form of Amended and Restated BAC Certificate of Incorporation

Form of Amended BioTime Articles of Incorporation

Form of Telomerase Exclusive Sublicense Agreement

12

Confidential

Exhibit C

FORM OF BIOTIME WARRANT AGREEMENT

____________________

Warrant Agreement

Dated as of ____, 2013
 ____________________

     WARRANT AGREEMENT, (this “Agreement”) dated as of ______ ___, 2013, by BioTime, Inc., a California corporation (the "Company") and American Stock Transfer & Trust Company LLC (“Warrant Agent”) for the benefit of each registered holder of a Warrant described herein (a “Holder”).

Section 1. Issuance of Warrants.

     1.1 Number of Warrants; Expiration Date. The Company is issuing common share purchase warrants, as hereinafter described (the “Warrants”), to purchase up to an aggregate of 8,000,000 of its common shares, no par value (the “Common Stock”), to BioTime Acquisition Corporation, a Delaware corporation (“BAC”) as the original Holder pursuant to that certain Asset Contribution Agreement, dated January 4, 2013, among the Company, BAC, and Geron Corporation (“Geron”). Subject to the terms of this Agreement, a Holder of any of such Warrant (including any Warrants into which a Warrant may be divided) shall have the right, which may be exercised, in whole or in part, at any time on or after the date hereof and prior to 5:00 p.m., New York Time on ______ __, 2018 (the “Expiration Date”) [Note to draft: expiration date shall be the five year anniversary of the Closing Date], to purchase from the Company, at the Warrant Price (as defined herein) then in effect, the number of fully paid and nonassessable common shares, no par value, of the Company (“Warrant Shares”) determined as provided in this Agreement and specified in such Warrant. The Warrants may not be exercised or transferred after the Expiration Date. So long as the Warrants are listed for trading on any national securities exchange, the Company will not extend the Expiration Date without first giving such securities exchange notice of such extension within the time required by such exchange, but in no event less than twenty (20) days prior notice.

     1.2 Form of Warrant. The text of the Warrants and of the Purchase Form shall be substantially as set forth in Exhibit A attached hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its Chief Executive Officer, President, or an Executive or Senior Vice President, under its corporate seal reproduced thereon attested by its Chief Financial Officer, or Secretary or any Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile, provided, however, that the signature of any such officers must be manual at any time during which there is no Warrant Agent.

     1.3 Signatures; Date of Warrants. Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement. So long as the Warrant Agent (or a successor designated by the Company) is serving in such capacity, Warrants shall be dated as of the date of countersignature by the Warrant Agent upon division, exchange, substitution or transfer. If there is no Warrant Agent, Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

     1.4 Countersignature of Warrants. So long as the Warrant Agent or a successor shall be serving as Warrant Agent, the Warrants shall be countersigned by the Warrant Agent (or any successor serving in such capacity) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the President, Chief Executive Officer, an Executive or Senior Vice President, or the Chief Financial Officer of the Company, countersign, issue and deliver the Warrants and shall countersign and deliver Warrants as otherwise provided in this Agreement.

2

Section 2. Exercise of Warrants; Payment.

     2.1 Exercise of Warrants. A Warrant may be exercised upon surrender of the certificate or certificates evidencing the Warrant to be exercised, together with the form of election to purchase on the reverse thereof (the “Purchase Form”) duly completed and signed, which signature shall be guaranteed by a financial institution that is a participant in a recognized signature guarantee program if the Warrant Shares are to be issued in the name of a person or entity other than the Holder, to the principal office of the Warrant Agent, and upon payment of the Warrant Price (as defined and determined in accordance with the provisions of Section 3 and Section 6) to the Warrant Agent for the account of the Company, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall be made by bank wire transfer to the account of the Company or bank cashier's check or by personal check, provided, however, that in the case of payment by personal check no Warrant Shares shall be issued until funds are received. So long as the Common Stock is publicly traded, a Holder of a Warrant may not exercise the Warrant on any day on which the closing price of the Common Stock for such day is lower than the Warrant Price. The closing price of the Common Stock for each trading day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not so listed or admitted to trading, the last sale price of the Common Stock on the OTC Bulletin Board, or any comparable system. The closing price of the Common Stock for any day that is not a trading day shall be the closing price of the Common Stock for the most recent trading day.

     2.2 Issuance of Warrant Shares. Subject to Section 4 and Section 5, upon the surrender of the Warrant and payment of the Warrant Price as aforesaid, the Warrant Agent shall promptly, and in any event within three (3) business days, cause to be issued and delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant, which Warrant Shares shall be fully paid and nonassessable, together with cash, as provided in Section 8, in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such Warrant Share certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid. If the Company’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, the Warrant Agent shall, in lieu of delivering a certificate or certificates for Warrant Shares issuable upon exercise of a Warrant, credit the aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (a “DWAC Transfer”). The rights of purchase represented by any Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part. In the event that a certificate evidencing a Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of such Warrant, a new certificate evidencing the unexercised portion of such Warrant will be issued, and the Warrant Agent shall countersign and deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section 2.2 and Section 1.4. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

3

     2.3 Payment of Funds to Company. Checks representing payment of the Warrant Price shall be delivered to the Company by the Warrant Agent. If so requested by the Company, the Warrant Agent shall delay issuance of Warrant Shares until the Company confirms collection of any check or checks received by the Company. Funds received by the Warrant Agent by wire transfer shall be paid to the Company by wire transfer to such account of the Company as the Company may from time to time designate in writing.

     2.4 Records; Accounts. The Warrant Agent shall maintain a record of the date, amount of each payment of the Warrant Price received upon the exercise of Warrants, and the name and address of the Holder by whom or on whose behalf such payment was made.

Section 3. Warrant Price. Subject to any adjustments required by Section 6, the price per share at which Warrant Shares shall be purchasable upon exercise of a Warrant (as to any particular Warrant, the “Warrant Price”) shall be Five Dollars ($5.00) per share.

Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the registered Holder of such Warrants or Warrant Shares.

Section 5. Transferability of Warrants and Warrant Shares; Restrictions on Exercise and Transfer.

     5.1 Registration. Each Warrant shall be numbered and shall be registered on the books of the Company (the “Warrant Register”) as issued. The Company and the Warrant Agent shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of any Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary upon the instruction of such fiduciary, unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. Each Warrant shall initially be registered in the name of the person or entity to whom it is originally issued.

     5.2 Transfer. Subject to Section 5.3, the Warrants shall be transferable only on the Warrant Register upon delivery of the Warrant certificate duly endorsed by the Holder or by his duly authorized attorney or representative (accompanied by proper evidence of succession, assignment or authority to transfer, as applicable), which endorsement shall be guaranteed by a financial institution that is a participant in a recognized signature guarantee program. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant or Warrants to the persons entitled thereto.

4

     5.3 Restrictions on Exercise and Transfer of Warrants and Warrant Shares. The Warrants may not be exercised, and the Warrants and any Warrant Shares issued upon the exercise of the Warrants may not be sold, pledged, hypothecated, transferred or assigned, in whole or in part, unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and under any applicable state securities laws, is effective therefor or, an exemption from such registration is then available.

          (a) At any time during which a registration statement under the Securities Act and under any applicable state securities laws is not in effect, as a condition precedent to the registration of transfer and issuance of any certificates representing Warrants upon transfer, or issuance of any Warrant Shares upon exercise of the Warrant, the Company, the Warrant Agent, and any transfer agent of any Warrant Shares to be issued upon exercise of the Warrant, shall be entitled to obtain (i) an opinion of counsel, reasonably acceptable to the Warrant Agent, the Company, and to the transfer agent, stating that such exercise, sale, pledge, hypothecation, transfer or assignment will not violate the Securities Act, the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder or any applicable state securities laws, and (ii) a letter or other instrument from the Holder containing such covenants, representations or warranties by such Holder as reasonably deemed necessary by the Company, the Warrant Agent, and the transfer agent to effect compliance by the Company with the requirements of the Securities Act and any other applicable federal and/or state securities laws.

          (b) Any exercise, sale, pledge, hypothecation, transfer, or assignment of a Warrant or Warrant Shares in violation of the foregoing restrictions shall be deemed null and void and of no binding effect.

          (c) The Company, the Warrant Agent, and the transfer agent and registrar of the Warrant Shares will refuse to register the transfer of any Warrant and Warrant Shares not made pursuant to registration under the Securities Act and applicable state securities laws, or pursuant to an available exemption from registration under the Securities Act and applicable state securities laws.

Section 6. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

     6.1 Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

          (a) If the Company shall: (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock; (ii) subdivide its outstanding shares of Common Stock; (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (iv) reclassify or change (including a change to the right to receive, or a change into, as the case may be (other than with respect to a merger or consolidation pursuant to the exercise of appraisal rights), shares of stock, other securities, property, cash or any combination thereof) its Common Stock (including any such reclassification or change in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company or other property which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

5

          (b) If the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate exercise price for the total number of shares of Common Stock issuable upon exercise of such rights, options or warrants would purchase at the current market price per share of Common Stock (as determined pursuant to paragraph (d) below) at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

          (c) If the Company shall distribute to all holders of its shares of Common Stock (including any distribution made in connection with a merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined pursuant to paragraph (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as reasonably determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

6

          (d) For the purpose of any computation under paragraphs (b) and (c) of this Section 6.1, the current market price per share of Common Stock at any date shall be the volume weighted average of the daily closing prices for the 20 consecutive trading days ending one trading day prior to the date of such computation. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not so listed or admitted to trading, the last sale price of the Common Stock on the OTC Bulletin Board, or any comparable system. If the current market price of the Common Stock cannot be so determined, the Board of Directors of the Company shall reasonably determine the current market price on the basis of such quotations as are available.

          (e) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in the determination of any subsequent adjustment. All calculations shall be made with respect to the number of Warrant Shares purchasable hereunder, to the nearest tenth of a share and with respect to the Warrant Price payable hereunder, to the nearest whole cent.

          (f) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

          (g) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (c) if the Company issues or distributes to each Holder of Warrants the rights options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

          (h) For the purpose of this Section 6, the term “Common Stock” shall mean (i) the class of stock designated as the common shares or common stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant, and the Warrant Price of such shares, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, and the provisions of Section 6.3 and Section 8, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

7

          (i) Upon the expiration of any rights, options, warrants or conversion or exchange privileges that result in an adjustment pursuant to this Section 6.1, if any thereof shall not have been exercised, the Warrant Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised.

     6.2 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company or the Warrant Agent, shall promptly mail by first class, postage prepaid, to each Holder notice of such adjustment or adjustments. Such notice shall set forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     6.3 No Adjustment for Dividends. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

     6.4 Preservation of Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the assets of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that each Holder shall have the right thereafter, upon such Holder's election, either (i) upon payment of the Warrant Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action (such shares and other securities and property (including cash) being referred to as the “Sale Consideration”) or (ii) to receive, in cancellation of such Warrant (and in lieu of paying the Warrant price and exercising such Warrant), the Sale Consideration less a portion thereof having a fair market value (as reasonably determined by the Company) equal to the Warrant Price (it being understood that, if the Sale Consideration consists of more than one type of shares, other securities or property, the amount of each type of shares, other securities or property to be received shall be reduced proportionately); provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, transfers or leases. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

8

     6.5 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants issued before or after such adjustment may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 7. Reservation of Warrant Shares; Purchase and Cancellation of Warrants.

     7.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, the number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants and any additional Warrants issuable hereunder. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The warrant agent, if appointed, will be irrevocably authorized to requisition from time to time from such transfer agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such transfer agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 8. The Company will furnish such transfer agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 6.2.

     7.2 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreements or herein, with the consent of the Holder, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

     7.3 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire a Warrant, such Warrant shall thereupon be cancelled and retired. Subject to Section 2.2, the Warrant Agent (or the Company if there is no Warrant Agent) shall cancel any Warrant exchanged, substituted, transferred or exercised in whole or in part.

Section 8. Fractional Interests. The Company shall not be required to issue fractional Warrants upon the transfer or any Warrant, or fractional Warrant Shares upon the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the volume weighted average of the daily closing sale prices (determined in accordance with paragraph 6.1(d)) per share of Common Stock for the 20 consecutive trading days ending one trading day prior to the date the Warrant is presented for exercise, multiplied by such fraction.

Section 9. Exchange of Warrant Certificates. Each Warrant certificate may be exchanged, at the option of the Holder thereof, for another Warrant certificate or Warrant certificates in different denominations (but not for any fractional Warrant or any denomination that would, but for Section 8, result in the issuance of a fractional share upon exercise) entitling the Holder or Holders thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle the Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Warrant Agent at its principal office and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested, in such name or names as such Holder shall designate.

9

Section 10. Mutilated or Missing Warrants. In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant, and an indemnity or bond, if requested, also reasonably satisfactory to them. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

Section 11. No Rights as Shareholders; Notices to Holders. Nothing contained in this Agreement nor in any of the Warrants shall be construed as conferring upon the Holder or such Holder’s transferee, in such Holder’s or such transferee’s capacity as a Warrant Holder, the right to vote or receive dividends, or consent or receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend, as such dividend may be increased from time to time) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock on a pro rata basis any cash, additional shares of Common Stock or other securities of the Company or any right to subscribe for or purchase any thereof; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (i) give notice in writing of such event as provided in Section 15 and (ii) if the Warrants have been registered pursuant to the Securities Act, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up or the date of expiration of such offer. Such notice shall specify such record date or the date of closing the transfer books or the date of expiration, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up, or such offer.

10

Section 12. Appointment of Warrant Agent. The Company may remove the Warrant Agent at any time and appoint a successor Warrant Agent. In the event that the Warrant Agent shall resign or the Company shall elect to remove the Warrant Agent and replace it with a successor Warrant Agent, the Company may designate a successor Warrant Agent. At such time as the Company appoints a successor Warrant Agent, the successor Warrant Agent shall agree in writing to be bound by this Warrant Agreement, subject to such amendments as the Company, Geron (to the extent the approval of such amendment by Geron is required under Section 22) and the Holders may approve. In the event that a successor Warrant Agent is appointed or this Warrant Agreement is amended or modified in any material respect, the Company shall promptly notify the Holders and Geron of such amendment or appointment and the place designated for transfer, exchange and exercise of the Warrants. If no successor Warrant Agent is appointed, all powers and duties of the Warrant Agent shall be performed by the Company, and any documents or funds otherwise deliverable to the Warrant Agent shall instead by delivered to the Company at its principal office.

Section 13. Liability of Warrant Agent.

     13.1 Limitation on Liability. The Warrant Agent shall not, by issuing and delivering warrant certificates evidencing Warrants, or receiving or holding funds for the benefit of the Company, or by any other act under this Agreement, be deemed to make any representations as to the validity or value or authorization of the Warrants represented thereby or the Common Stock issued upon the exercise of Warrants, or whether the Common Stock issued upon the exercise of Warrants is fully paid and nonassessable. The Warrant Agent shall not be: (i) liable for any statement of fact made or contained in this Agreement or in any prospectus or in any documents prepared by the Company in connection with the offer of Warrants or the offer of Common Stock through the exercise of Warrants; (ii) liable for any action taken, suffered, or omitted by it in reliance upon any Warrant certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; (iii) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement; or (iv) liable for any act or omission in connection with the performance of its duties, obligations, covenants and agreements under this Agreement, except for the Warrant Agent's own gross negligence, willful breach or misconduct.

     13.2 Consultation With Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company) at the Company’s expense, and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion. The Warrant Agent may execute any of the powers, and may perform the duties required of it, under this Agreement by or through attorneys, agents, receivers, or employees, and shall be entitled to advice of counsel concerning all matters of agency and its duty under this Agreement.

11

     13.3 Reliance Upon Statements of Company Officers. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proven or established by the Company prior to taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect of such fact or matter is otherwise specifically prescribed by this Agreement) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, or the Secretary of the Company and delivered to the Warrant Agent, and such statement shall be warrant to the Warrant Agent for any action taken or suffered in good faith by the Warrant Agent under the provisions of this Agreement in reliance upon such statement, provided, that in its discretion, the Warrant Agent may, in lieu of such statement, accept other evidence of such fact or matter, or may require such further or additional evidence as may seem reasonable to the Warrant Agent.

Section 14. Indemnification. The Company agrees to indemnify and hold harmless the Warrant Agent from and against any and all losses, expenses, and liabilities, including judgments, costs and reasonable attorneys fees, arising out of any act or omission of the Warrant Agent in the execution or performance of its duties, obligations, covenants and agreements under this Agreement, except for the Warrant Agent's own gross negligence, willful breach or misconduct.

     14.1 Compensation for Services. The Company agrees to pay the Warrant Agent a fee of for all services rendered by the Warrant Agent under this Agreement in accordance with the Warrant Agent’s fee schedule, and to reimburse the Warrant Agent for all reasonable out-of-pocket expenses incurred in performing its duties under this Agreement.

Section 15. Notices; Principal Office. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person, or mailed first class, postage prepaid, or sent by air delivery service (a) to the Company, at its office, Attention: Chief Financial Officer, or (b) to the Warrant Agent, at its offices as designated at the time the Warrant Agent is appointed. The address of the principal office of the Company is 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502. Any notice given pursuant to this Agreement by the Company or the Warrant Agent to a Holder shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holder at the Holder’s address on the books of the Company or the Warrant Agent, as the case may be. Each party hereto and any Holder may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

Section 16. Successors. Except as expressly provided herein to the contrary, all the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent, and the Holders shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

Section 17. Legends. The Warrants shall bear an appropriate legend, conspicuously disclosing the restrictions on exercise, and the Warrants and Warrant Shares shall bear an appropriate legend, conspicuously disclosing the restrictions on transfer under Section 5.3 if the same are not registered for sale under the Securities Act or are transferred in a transaction exempt from registration under the Securities Act entitling the transferee to receive securities that are not deemed to be “restricted securities” as such term is defined in Rule 144 under the Securities Act. The Company agrees that upon the sale of the Warrants and Warrant Shares pursuant to a registration statement or an exemption from registration entitling the transferee to receive securities that are not deemed to be “restricted securities,” or at such time as registration under the Securities Act shall no longer be required, upon the presentation of the certificates containing such a legend to the transfer agent or Warrant Agent it will remove such legend; provided, that unless the request for removal of the legend is in connection with a sale registered under the Securities Act, the Holder shall have provided an opinion of counsel, reasonably acceptable to the Company and the transfer agent or Warrant Agent, as applicable, to the effect that such legend may be removed in compliance with the Securities Act.

12

Section 18. Applicable Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

Section 19. Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement.

Section 20. Counterparts. This Agreement may be executed in any number of counterparts (including by separate counterpart signature pages) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 21. Captions. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

Section 22. Amendments. Subject to Section 12, this Agreement, each Warrant and any provision hereof or thereof may be amended, supplemented or modified only by an instrument in writing (which may be executed in one or more substantially concurrent counterparts) signed by the Company and the Warrant Agent and with the affirmative vote or written consent of Holders of a majority of the Warrants then outstanding; provided, however, that such vote or consent of the Holders shall not be required for any amendment, supplement or modification that reduces the Warrant Price or extends the Expiration Date; provided, further, however, that the written consent of each Holder affected thereby shall be required for any amendment, supplement or modification pursuant to which: (a) the Warrant Price would be increased or the number of Warrant Shares issuable upon exercise of any Warrant would be decreased (in each case, other than pursuant to adjustments in accordance with Section 6.1); (b) the time period during which the Warrants are exercisable would be shortened; or (c) the provisions set forth in Section 6.1 would be changed in such a way as to adversely affect such Holder. In determining whether the Holders of the required number of outstanding Warrants have approved any amendment, supplement or modification to this Agreement, Warrants owned by the Company or its controlled Affiliates, if any, shall be disregarded and deemed not to be outstanding. Notwithstanding anything herein to the contrary, the prior written consent of Geron shall be required for any amendment, supplement or modification of this Agreement, any Warrant, or any provision hereof or thereof that: (i) extends or would have the effect of extending the Expiration Date; or (ii) adversely affects the rights of Geron under this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

13

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

BIOTIME, INC.

By:
Michael D. West,
Chief Executive Officer

Attest:

By:
Judith Segall, Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC

By:

Title:

14

EXHIBIT A

VOID AFTER 5:00 P.M. NEW YORK TIME, _________, 201__

Certificate No. ____	Warrant to Purchase

[Insert number of Shares]

Shares of Common Stock

BIOTIME, INC.
COMMON STOCK PURCHASE WARRANTS

     This certifies that, for value received, _____________or registered assigns (the “Holder”), is entitled to purchase from BioTime, Inc. a California corporation (the “Company”), at a purchase price per share of Five Dollars ($5.00) (the “Warrant Price”), the number of its Common Shares, no par value per share (the “Common Stock”), shown above. The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on ________, 201_ shall thereafter be void.

     Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed, and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 6.4 of the Warrant Agreement) at the principal office of the Warrant Agent (or the Company, at the principal office of the Company, if there is no Warrant Agent). Payment of the Warrant Price shall be made by bank wire transfer to the account of the Company or by bank cashier's check or personal check as provided in Section 2.1 of the Warrant Agreement. As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of ______ ___, 2013, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

15

     Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent (or at the principal office of the Company if there is no Warrant Agent) by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant Certificate is transferable at the office of the Warrant Agent (or at the principal officer of the Company is there is no Warrant Agent) in the manner and subject to the limitations set forth in the Warrant Agreement.

     The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Warrant Agent and the Company may treat the Holder hereof as the owner for all purposes.

     Neither the Warrant nor this Warrant Certificate (prior to the exercise of such Warrant) entitles any Holder to any of the rights of a shareholder of the Company in such capacity as a Warrant Holder.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent (or the Company if there is no Warrant Agent).

DATED:

BIOTIME, INC.
(Seal)	By:

Title:
Attest:

[COUNTERSIGNED: WARRANT AGENT

By:
Authorized Signature]

16

PURCHASE FORM

(To be executed upon exercise of Warrant)

     To BioTime, Inc.:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the enclosed Warrant Certificate for, and to purchase thereunder, _______ shares of Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of a bank wire transfer to the account of the Company or by bank cashier's check or personal check in the amount of $______________.

     Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

(Please Print Name)

(Please Print Address)

(Social Security Number or
Other Taxpayer Identification Number)

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder less any fraction of a share paid in cash.

17

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

     For value received, _____________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate.

18

Confidential

Exhibit D

FORM OF BIOTIME STEM CELL LINES LICENSE AGREEMENT

SUBLICENSE AGREEMENT

     This Sublicense Agreement (“Agreement”) is made and entered into as of the ____ day of ___, 2013 (the “Effective Date”), by and between BioTime, Inc., a California corporation (“BioTime”), and BioTime Acquisition Corporation, a Delaware corporation (“BAC”). BioTime and BAC are sometimes hereinafter referred to as the “Parties”.

WITNESSETH

     WHEREAS, BioTime owns an inventory of certain proprietary human embryonic stem cell lines (“ESI Lines”) developed by its subsidiary ES Cell International Pte Ltd (“ESI”); and

     WHEREAS, BioTime has agreed to provide to BAC, a quantity of ESI Lines under an Asset Contribution Agreement, dated January 4, 2013, subject to BAC agreeing to the terms and conditions set forth in this Agreement;

     WHEREAS, ESI has licensed to BioTime the right to use certain patents, with the right to grant sublicenses;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

     1.1 “AFFILIATE” means any corporation (other than BioTime), limited liability company, limited partnership or other entity in control of, controlled by, or under common control with BAC.

     1.2 “CONFIDENTIAL INFORMATION” means confidential or proprietary information of ESI or BioTime relating to the ESI LINES and PATENT RIGHTS. CONFIDENTIAL INFORMATION may be in written, graphic, oral or physical form and may include scientific knowledge, know-how, processes, inventions, techniques, formulae, specifications, reports, studies, findings, data, plans or other records, and/or biological materials. CONFIDENTIAL INFORMATION shall not include: (a) information which is, or later becomes, generally available to the public through no fault of BAC or any SUBSIDIARY; (b) information which is provided to BAC or a SUBSIDIARY by an independent third party having no obligation to keep the information secret; and (c) information which BAC or a SUBSIDIARY can establish by written documentation was independently developed by it without reference to the CONFIDENTIAL INFORMATION.

     1.3 “PATENT RIGHTS” means the patents and patent applications identified on Exhibit A attached hereto, and any divisional, continuation or continuation-in-part of those applications, but only to the extent the claims in said applications are directed to subject matter specifically described in the patents and patent applications identified on Exhibit A, as well as any patents issued on these patent applications, and any reissues, reexaminations, extensions and substitutions (or the equivalent) thereof and any foreign counterparts to those patents and patent applications. The parties agree that Exhibit A may be revised from time to time after the EFFECTIVE DATE to reflect changes thereto.

     1.4 “SUBSIDIARY” means any corporation, limited liability company, limited partnership or other entity controlled by BAC through equity ownership or voting power as a holder of capital stock, voting debt instruments, or other securities or under any contract or agreement.

     For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the use herein of the plural shall include the single and vice versa and the use of the masculine shall include the feminine; (b) unless otherwise set forth herein, the use of the term “including” or “includes” means “including [includes] but [is] not limited to”; and (c) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision. Additional terms may be defined throughout this Agreement.

ARTICLE 2 - LICENSE GRANT; USE; RESTRICTIONS

     2.1 Grant of Rights; Use. BioTime hereby grants to BAC, and BAC accepts, subject to the terms and conditions of this Agreement, a royalty-free, non-exclusive, world-wide right to use the ESI LINES and sublicense to use PATENT RIGHTS for any and all uses other than resale of ESI LINES or transfer of ESI LINES to third parties without consideration, or sublicensing PATENT RIGHTS to third parties other than SUBSIDIARIES.

     2.2 Transfers/Sublicensing. BAC shall not transfer, grant sublicenses of its rights or assign, in whole or in part, any of its rights under Section 2.1 without the prior written consent and approval of BioTime, which consent may be granted or withheld in BioTime’s sole discretion, , except that BioTime’s consent shall not be required for the following: (a) a transfer, assignment and/or sublicense to a SUBSIDIARY; (b) a transfer of materials and/or sublicense from BAC or a SUBSIDIARY to enable the transferee/sublicense to engage in a project of collaborative research with BAC or a SUBSIDIARY using ESI LINES or PATENT RIGHTS for the development of new products; (c) a transfer of materials and/or sublicense from BAC or a SUBSIDIARY to enable the transferee/sublicensee to perform specific services in support of the sale or distribution of new products (e.g. testing, contract manufacturing, distribution) made or derived from ESI LINES or using PATENT RIGHTS, or (d) a transfer of materials and/or sublicense from BAC or a SUBSIDIARY to use ESI LINES and/or PATENT RIGHTS to manufacture, market, distribute, and sell new products, or to perform other activities necessary for the commercialization of new products, made or derived from ESI LINES and/or using PATENT RIGHTS.

     2.3 Third Party Patents. BAC acknowledges that, depending on the nature of the products developed or to be developed, made, sold, and licensed from the ESI LINES, additional licenses from third parties, including without limitation Wisconsin Alumni Research Foundation (WARF) or WiCell Research Institute, may be required. BioTime shall have no obligation to obtain for or otherwise provide, by sublicense or otherwise, any license or sublicense to use any patents, technology, know-how or other intellectual property belonging to BioTime, any BioTime Affiliate (other than BAC and SUBSIDIARIES), or any third party.

2

     2.4 Legal Compliance. BAC is solely responsible for the management and use of the ESI Lines supplied hereunder, including without limitation the storage, use, and disposal of the ESI Lines. BAC acknowledges that the use of the ESI Lines is subject to federal, state and local statutes, rules, regulations and guidelines, which, without limiting the generality of the foregoing, may restrict or prohibit (i) the introduction of stem cells from a covered stem cell line into nonhuman primate embryos; (ii) the introduction of any stem cells, whether human or nonhuman, into human embryos; and (iii) breeding any animal into which stem cells from a covered stem cell line have been introduced. BAC also acknowledges that the ESI Lines have not been approved by the United States Food and Drug Administration or any comparable foreign government agency for any therapeutic or diagnostic use. If any governmental regulatory body requires any permits, licenses or approvals in connection with the use of the ESI Lines by BAC or any SUBSIDIARY or sublicensee, BAC or such SUBSIDIARY or sublicensee shall be responsible for obtaining the same at its or their expense.

ARTICLE 3 - PATENT RIGHTS

     3.1 Prosecution of Patents and Claims, BAC will cooperate with BioTime and ESI to prosecute such patents and claims under patent applications or other PATENT RIGHTS as BioTime or ESI may reasonably request.

     3.2 Infringement of PATENT RIGHTS. The Parties agree to notify each other in writing of any third-party claim of invalidity or unenforceability of the PATENT RIGHTS, or of any interference or other proceeding affecting the PATENT RIGHTS.

     3.3 New Patents, Inventions, and Discoveries. BAC shall have the right to file and prosecute new patent applications (and to obtain new patents) covering any new products developed by BAC using ESI LINES, or derived from ESI LINES, and any other subject matter, based on any technology, invention, or discovery made by BAC or any of its SUBSIDIARIES or any sublicensees using PATENT RIGHTS; provided, that (a) BAC and its SUBSIDIARIES and sublicensees shall use ESI LINES and only for the purpose of developing new products from ESI LINES, and (b) BAC shall, and shall cause its Subsidiaries to, license to BioTime, on a royalty-free basis, the right to use such new patents for any and all purposes in any country, except for use in producing, manufacturing, distributing, or selling and product developed by BAC or any SUBSIDIARY.

3

ARTICLE 4– INDEMNIFICATION
LIMITATION OF LIABILITY AND INSURANCE

     4.1 BAC shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless BioTime, ESI, and the respective successors, assigns, agents, officers, directors, shareholders and employees of BioTime and ESI (each, an “Indemnified Party”), at BAC’s sole cost and expense, against all liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property resulting from the development, production, manufacture, use, sale, distribution, lease, license, transfer, consumption or advertisement of any product, process, or service by BAC, any SUBSIDIARY, or by any licensee or contractor of BAC, that includes or was derived or produced from ESI LINES or using PATENT RIGHTS, or arising from any obligation, act or omission, or from a breach of any representation or warranty of BAC under this Agreement, excepting only claims of that result from the willful misconduct of, or knowing violation of law by an Indemnified Party. The indemnification obligations set forth herein are subject to the following conditions: (i) the Indemnified Party shall notify BAC in writing promptly upon learning of any claim or suit for which indemnification is sought; (ii) BAC shall have control of the defense or settlement, provided that the Indemnified Party shall have the right (but not the obligation) to participate in such defense or settlement with counsel at its selection and at (x) its sole expense if BAC is conducting the defense of the claim, (y) BAC’s expense if BAC has not commenced or is not continuing the defense of the claim, or (z) BAC’s expense if the defense of BAC and the Indemnified Party by the same counsel would give rise to any conflict of interest or if the Indemnified Party has defenses that are in addition to or different than those available to BAC; and (iii) the Indemnified Party shall reasonably cooperate with the defense, at BAC’s expense.

     4.2 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, BIOTIME, ESI, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, SHAREHOLDERS, EMPLOYEES, AND AFFILIATES (OTHER THAN BAC) MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND ANY AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY BIOTIME OR ESI THAT THE USE OR PRACTICE BY BAC OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL BIOTIME, ESI, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, SHAREHOLDERS, EMPLOYEES AND AFFILIATES (OTHER THAN BAC) BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER BIOTIME SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

     4.3 BAC agrees to maintain insurance or self-insurance that is reasonably adequate to fulfill any potential obligation to the indemnified parties. BAC shall continue to maintain such insurance or self-insurance during the term of this Agreement and after the expiration or termination of this Agreement for a period of five (5) years.

4

ARTICLE 5– TERMINATION

     5.1 This Agreement shall be effective on the Effective Date and shall terminate upon the termination of the ESI License Agreement, unless sooner terminated as provided in this Article 8.

     5.2 BioTime may terminate this Agreement and the rights, privileges and license granted hereunder by written notice upon a breach or default of this Agreement by BAC if the breach or default is not cured within thirty (30) days after a written request to remedy such breach, or if the breach or default cannot be cured within said thirty (30) day period, failure of BAC within said thirty (30) day period to proceed with reasonable promptness thereafter to cure the breach, provided that a cure is fully implemented with one hundred twenty (120) days after occurrence. Such termination shall become automatically effective unless BAC shall have cured any such material breach or default prior to the expiration of the applicable cure period.

     5.3 BAC shall have the right to terminate this Agreement at any time on three (3) months’ prior notice to BioTime.

     5.4 Upon termination of this Agreement, BAC shall cease all uses of every and any kind of ESI LINES and PATENT RIGHTS.

     5.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Article 4 and Article 6, and any other Sections or provisions which by their nature are intended to survive termination, shall survive any such termination.

ARTICLE 6 - CONFIDENTIALITY

     6.1 During the course of this Agreement, BioTime may provide BAC with CONFIDENTIAL INFORMATION belonging to BioTime or ESI. CONFIDENTIAL INFORMATION may be disclosed in oral, visual or written form, and includes such information that is designated in writing as such at the time of disclosure, orally disclosed information that is designated in writing as confidential within 30 days after such oral disclosure, or information which, under all of the given circumstances ought reasonably be treated as CONFIDENTIAL INFORMATION. BAC shall exercise reasonable care to protect the CONFIDENTIAL INFORMATION disclosed to BAC by BioTime or ESI from disclosure to third parties and no such disclosure shall be made without the written permission of BioTime or ESI. Upon termination or expiration of this Agreement, BAC shall comply with BioTime’s written request to return to BioTime all CONFIDENTIAL INFORMATION that is in written or tangible form. Except as expressly provided herein, BAC is not being granted any license to use BioTime’s or ESI’s CONFIDENTIAL INFORMATION. The obligations of BAC under this Article 6 shall survive any expiration or termination of this Agreement. Notwithstanding the preceding provisions of this Section 6.1, until such time as this Agreement is terminated: BAC shall have the right to disclose CONFIDENTIAL INFORMATION and the content of patent applications related to or included in PATENT RIGHTS to third parties in connection the licensing or sale of products developed by BAC using or derived from ESI Lines or using PATENT RIGHTS, but only to the extent that such disclosure is necessary for the use of the product, and provided, that the third parties agree in writing to keep such information confidential on the same basis as BAC agrees to maintain CONFIDENTIAL INFORMATION confidential under this Agreement.

5

     6.2 The parties agree that the specific terms (but not the overall existence) of this Agreement shall be considered CONFIDENTIAL INFORMATION; provided, however, that the parties may disclose the terms of this Agreement to investors or potential investors, potential business partners, potential sublicensees and assignees, potential co-developers, manufacturers, marketers, or distributors of products and processes, and in any prospectus, offering, memorandum, or other document or filing required by applicable securities laws or other applicable law or regulation. The parties may also disclose CONFIDENTIAL INFORMATION that is required to be disclosed to comply with applicable law or court order, provided that the recipient gives reasonable prior written notice of the required disclosure to the discloser and reasonably cooperates with the discloser’s efforts to prevent such disclosure.

ARTICLE 7 - NOTICES AND OTHER COMMUNICATIONS

     7.1 Any notice or other communication required to be given to any party will be deemed to have been properly given and to be effective (a) on the date of delivery if delivered by hand, air courier delivery service, confirmed facsimile transmission, or confirmed electronic mail, or (b) four days after being deposited in the United States Mail, certified first class postage prepaid, in each case if sent to the respective addresses, FAX number or email address given below, or to another address as it shall designate by written notice given to the other party in the manner provided in this Section.

In the case of BAC:	BioTime Acquisition Corporation
301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
FAX: (510) 521-3389
Attention: Thomas Okarma, Chief Executive Officer

In the case of BioTime	BioTime, Inc.
301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
FAX: (510) 521-3389
Attention: Michael D. West, President

6

ARTICLE 8- REPRESENTATIONS AND WARRANTIES

     8.1 BAC represents and warrants that it has full corporate power and authority to enter into this Agreement, that this Agreement constitutes the binding legal obligation of BAC, enforceable in accordance with its terms, and that the execution and performance of this Agreement by BAC will not violate, contravene or conflict with any other agreement to which BAC is a party or by which it is bound or with any law, rule or regulation applicable to BAC, and that any permits, consents or approvals necessary or appropriate for BAC to enter into this Agreement have been obtained.

     8.2 BAC is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

     8.3 BAC represents and warrants that (a) it has the full legal right and power to enter into this Agreement and to grant the sublicenses granted hereunder, and (b) that this Agreement constitutes the binding legal obligation of BAC, enforceable in accordance with its terms.

     8.4 BioTime represents and warrants that it has full corporate power and authority to enter into this Agreement, that this Agreement constitutes the binding legal obligation of BioTime, enforceable in accordance with its terms, and that the execution and performance of this Agreement by BioTime will not violate, contravene or conflict with any other agreement to which BioTime is a party or by which it is bound or with any law, rule or regulation applicable to BioTime, and that any permits, consents or approvals necessary or appropriate for BioTime to enter into this Agreement have been obtained.

     8.5 BioTime is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

     8.6 BioTime represents and warrants that (a) it has the full legal right and power to enter into this Agreement and to grant the sublicenses granted hereunder, and (b) that this Agreement constitutes the binding legal obligation of BioTime, enforceable in accordance with its terms.

ARTICLE 9- MISCELLANEOUS PROVISIONS

     9.1 Nothing herein shall be deemed to constitute either party as the agent or representative of the other party.

     9.2 To the extent commercially feasible, and consistent with prevailing business practices, all products manufactured or sold under this Agreement will be marked with the number of each issued patent that applies to such product.

7

     9.3 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the state of California, without regard to principles of conflicts of law thereof, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     9.4 The parties hereto acknowledge that this Agreement (including the Exhibits hereto) sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     9.5 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     9.6 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     9.7 The parties agree that the sublicenses granted to BAC to use PATENT RIGHTS constitute licenses of “intellectual property” as defined in the United States Bankruptcy Code (the “Bankruptcy Code”) and as used in Section 365(n) of the Bankruptcy Code.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date set forth above.

BIOTIME ACQUISITION CORPORATION

By:
Thomas Okarma, Chief Executive Officer

By:
Judith Segall, Secretary

BIOTIME, INC.

By:
Michael D. West, Chief Executive Officer

By:
Judith Segall, Secretary

8

EXHIBIT A

LICENSED PATENTS

Methods of regulating differentiation in stem cells
Pebay et al, US Patent number 7,604,990

Methods of regulating differentiation in stem cells
Pebay et al, US Patent number 7,413,903

9

Confidential

Exhibit E

FORM OF BAC WARRANT AGREEMENT

CONFIDENTIAL

_______________

Warrant Agreement

Dated as of _________, 2013

_______________

     WARRANT AGREEMENT, (this “Agreement”) dated as of __________, 2013, by BioTime Acquisition Corporation, a Delaware corporation (the "Company"), for the benefit of each registered holder of a Warrant described herein (a “Holder”).

Section 1. Issuance of Warrants.

     1.1 Number of Warrants; Expiration Date. The Company is issuing common share purchase warrants, as hereinafter described (the “Warrants”), to purchase up to an aggregate of [*] shares of its Series B Common Stock, par value $0.0001 per share (the “Common Stock”), to the undersigned original Holder pursuant to that certain Asset Contribution Agreement dated as of January 4, 2013; provided, however, that if prior to the date on which a Warrant is exercised all of the outstanding shares of Series B Common Stock of the Company shall have been converted into shares of Series A Common Stock of the Company, upon the exercise of the Warrant the Company shall issue shares of Series A Common Stock in lieu of shares of Series B Common Stock. The Warrants shall be represented by a certificate in substantially the form of Exhibit A hereto. Subject to the terms of this Agreement, a Holder of any of such Warrant (including any Warrants into which a Warrant may be divided) shall have the right, which may be exercised, in whole or in part, at any time on or after the date hereof and prior to 5:00 p.m., New York Time on ______, 2016 [Note to draft: three year anniversary of the date issuance] (the “Expiration Date”), to purchase from the Company, at the Warrant Price (as defined herein) then in effect, the number of fully paid and nonassessable common shares, no par value, of the Company (“Warrant Shares”) determined as provided in this Agreement and specified in such Warrant. The Warrants may not be exercised or transferred after the Expiration Date.

     1.2 Form of Warrant. The text of the Warrants and of the Purchase Form shall be substantially as set forth in Exhibit A attached hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its Chief Executive Officer, President, or an Executive or Senior Vice President, under its corporate seal reproduced thereon attested by its Chief Financial Officer, or Secretary or any Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile, provided, however, that the signature of any such officers must be manual until such time as a warrant agent is appointed.

     1.3 Signatures; Date of Warrants. Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement. In the event that the Company shall appoint a warrant agent to act on its behalf in connection with the division, transfer, exchange or exercise of Warrants, the Warrants issued after the date of such appointment shall be dated as of the date of countersignature thereof by the warrant agent upon division, exchange, substitution or transfer. Until such time as the Company shall appoint a warrant agent, Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

1

     1.4 Countersignature of Warrants. In the event that the Company shall appoint a warrant agent to act on its behalf in connection with the division, transfer, exchange or exercise of Warrants, the Warrants issued after the date of such appointment shall be countersigned by the warrant agent (or any successor to the warrant agent then acting as warrant agent) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the warrant agent (or by its successor as warrant agent hereunder) and may be delivered by the warrant agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The warrant agent (if so appointed) shall, upon written instructions of the President, Chief Executive Officer, an Executive or Senior Vice President, or the Chief Financial Officer of the Company, countersign, issue and deliver the Warrants and shall countersign and deliver Warrants as otherwise provided in this Agreement.

Section 2. Exercise of Warrants; Restrictions.

     2.1 Exercise of Warrants. (a) A Warrant may be exercised upon surrender of the certificate or certificates evidencing the Warrant to be exercised, together with the form of election to purchase on the reverse thereof duly completed and signed, to the Company at its principal office (or if appointed, the principal office of the warrant agent) and upon payment of the Warrant Price (as defined and determined in accordance with the provisions of Section 3 and Section 6 to the Company (or if appointed, to the warrant agent for the account of the Company), for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall be made by bank wire transfer to the account of the Company or bank cashier's check.

     (b) Subject to Section 2.2 and Section 5, upon the surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company (or if appointed, the warrant agent) shall promptly, and in any event within three (3) business days, cause to be issued and delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant, together with cash, as provided in Section 8, in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such Warrant Share certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid. The rights of purchase represented by the Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part. In the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrant, a new certificate evidencing the unexercised portion of the Warrant will be issued, and the warrant agent (if so appointed) is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section 2.1. The Company, whenever required by the warrant agent (if appointed), will supply the warrant agent with Warrant certificates duly executed on behalf of the Company for such purpose.

2

     2.2 Restrictions on Exercise of Warrants. (a) The Warrants may not be exercised unless registered under the Securities Act of 1933, as amended (the “Act”) or an exemption from such registration is available.

          (b) Unless the Warrant and Warrant Shares have been registered under the Act and under any applicable state securities laws, each person who is exercising a Warrant will be required to give written certification that he, she or it is an “accredited investor” or a written opinion of counsel, acceptable to the Company and to the transfer agent of the Common Stock, to the effect that exercise of the Warrant and the issuance of the Warrant Shares are exempt from registration under the Act and under any applicable state securities laws.

          (c) The Company shall be entitled to obtain, as a condition precedent to its issuance of any certificates representing Warrant Shares or any other securities issuable upon any exercise of a Warrant, a letter or other instrument from the Holder containing such covenants, representations or warranties by such Holder as reasonably deemed necessary by the Company to effect compliance by the Company with the requirements of the Act and any other applicable United States federal and/or state securities laws.

          (d) Any exercise, attempt to exercise, or purported exercise of a Warrant in violation of the restrictions set forth in this Section 2.2 shall be deemed null and void and of no binding effect.

          (e) The Company will refuse to issue, and will issue instructions to the transfer agent and registrar of its Common Stock to refuse to issue, any Warrant Shares upon any exercise not made pursuant to registration under the Act and applicable state securities laws, or pursuant to an available exemption from registration under the Act and applicable state securities laws.

Section 3. Warrant Price. Subject to any adjustments required by Section 6, the price per share at which Warrant Shares shall be purchasable upon exercise of a Warrant (as to any particular Warrant, the “Warrant Price”) shall be Five Dollars ($5.00) per share.

Section 4. Transferability of Warrants and Warrant Shares; Restrictions on Transfer.

     4.1 Registration. Each Warrant shall be numbered and shall be registered on the books of the Company (the “Warrant Register”) as issued. The Company and the warrant agent (if appointed) shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of any Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary upon the instruction of such fiduciary, unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. Each Warrant shall initially be registered in the name of the person to whom it is originally issued.

3

     4.2 Transfer. Subject to Section 4.3, the Warrants shall be transferable only on the Warrant Register upon delivery of the Warrant certificate duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company (or the warrant agent, if appointed). In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company (or the warrant agent, if appointed) in its discretion. Upon any registration of transfer, the Company shall execute and deliver (or if appointed, the warrant agent shall countersign and deliver) a new Warrant or Warrants to the persons entitled thereto.

     4.3 Restrictions on Transfer of Warrants and Warrant Shares. (a) The Warrants, and any Warrant Shares issued upon the exercise of the Warrants, may not be sold, pledged, hypothecated, transferred or assigned, in whole or in part, unless a registration statement under the Act, and under any applicable state securities laws, is effective therefor, or an exemption from such registration is then available and an opinion of counsel, acceptable to the Company and to the transfer agent or warrant agent, if any, has been rendered stating that such sale, pledge, hypothecation, transfer or assignment will not violate the Act or any other United States federal or state securities laws.

          (b) As a condition precedent to the registration of transfer and issuance of any certificates representing Warrants or Warrant Shares upon transfer, the Company shall be entitled to obtain a letter or other instrument from the Holder containing such covenants, representations or warranties by such Holder as reasonably deemed necessary by the Company to effect compliance by the Company with the requirements of the Act and any other applicable federal and/or state securities laws.

          (c) Any sale, pledge, hypothecation, transfer, or assignment of a Warrant or Warrant Shares in violation of the foregoing restrictions shall be deemed null and void and of no binding effect.

          (d) The Company will issue instructions to any warrant agent that may be appointed, and to the transfer agent and registrar of its Common Stock, to refuse to register the transfer of any Warrant and Warrant Shares not made pursuant to registration under the Act and applicable state securities laws, or pursuant to an available exemption from registration under the Act and applicable state securities laws.

Section 5. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the registered Holder of such Warrants or Warrant Shares.

Section 6. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

4

     6.1 Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

          (a) If the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) reclassify or change (including a change to the right to receive, or a change into, as the case may be (other than with respect to a merger or consolidation pursuant to the exercise of appraisal rights), shares of stock, other securities, property, cash or any combination thereof) its Common Stock (including any such reclassification or change in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company or other property which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) If the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate exercise price for the total number of shares of Common Stock issuable upon exercise of such rights, options or warrants would purchase at the current market price per share of Common Stock (as determined pursuant to paragraph (d) below) at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

          (c) If the Company shall distribute to all holders of its shares of Common Stock (including any distribution made in connection with a merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined pursuant to paragraph (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as reasonably determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

5

          (d) For the purpose of any computation under paragraphs (b) and (c) of this Section 6.1, the current market price per share of Common Stock at any date shall be the volume weighted average of the daily closing prices for the 20 consecutive trading days ending one trading day prior to the date of such computation. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not so listed or admitted to trading, the last sale price of the Common Stock on the OTC Bulletin Board, or any comparable system. If the current market price of the Common Stock cannot be so determined, the Board of Directors of the Company shall reasonably determine the current market price on the basis of such quotations as are available.

          (e) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in the determination of any subsequent adjustment. All calculations shall be made with respect to the number of Warrant Shares purchasable hereunder, to the nearest tenth of a share and with respect to the Warrant Price payable hereunder, to the nearest whole cent.

          (f) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

          (g) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (c) if the Company issues or distributes to each Holder of Warrants the rights options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

6

          (h) For the purpose of this Section 6, the term “Common Stock” shall mean (i) the Series B common stock of the Company at the date of this Agreement, (ii) any other series or class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value, or (iii) the Series A common stock, par value $0.0001 per share, of the Company at any time after all outstanding shares of Series B Common Stock have been converted into shares of Series A Common Stock, or (iv) any other series or class of stock resulting from successive changes or reclassifications of Series A common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value after all outstanding shares of Series B Common Stock have been converted into shares of Series A Common Stock. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant, and the Warrant Price of such shares, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, and the provisions of Section 6.3 and Section 8, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

          (i) Upon the expiration of any rights, options, warrants or conversion or exchange privileges that result in an adjustment pursuant to this Section 6.1, if any thereof shall not have been exercised, the Warrant Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised.

     6.2 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall, or in the event that a warrant agent is appointed, the Company shall cause the warrant agent, promptly, in any event within ten (10) days send to each Holder notice of such adjustment or adjustments. Such notice shall set forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     6.3 No Adjustment for Dividends. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

7

     6.4 Preservation of Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the assets of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that each Holder shall have the right thereafter, upon such Holder's election, either (i) upon payment of the Warrant Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action (such shares and other securities and property (including cash) being referred to as the “Sale Consideration”) or (ii) to receive, in cancellation of such Warrant (and in lieu of paying the Warrant price and exercising such Warrant), the Sale Consideration less a portion thereof having a fair market value (as reasonably determined by the Company) equal to the Warrant Price (it being understood that, if the Sale Consideration consists of more than one type of shares, other securities or property, the amount of each type of shares, other securities or property to be received shall be reduced proportionately); provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, transfers or leases. The warrant agent (if appointed) shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

     6.5 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants issued before or after such adjustment may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 7. Reservation of Warrant Shares; Purchase and Cancellation of Warrants.

     7.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants and any additional Warrants issuable hereunder. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The warrant agent, if appointed, will be irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 8. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 6.2.

8

     7.2 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreements or herein, with the consent of the Holder, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

     7.3 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be cancelled and retired. The warrant agent (if so appointed) shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

Section 8. Fractional Interests. The Company shall not be required to issue fractional Warrants upon the transfer of any Warrant, or fractional Warrant Shares upon the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the volume weighted average of the daily closing sale prices (determined in accordance with paragraph 6.1(d)) per share of Common Stock for the 20 consecutive trading days ending one trading day prior to the date the Warrant is presented for exercise, multiplied by such fraction.

Section 9. Exchange of Warrant Certificates. Each Warrant certificate may be exchanged, at the option of the Holder thereof, for another Warrant certificate or Warrant certificates in different denominations (but not for any fractional Warrant or any denomination that would, but for Section 8, result in the issuance of a fractional share upon exercise) entitling the Holder or Holders thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle the Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company at its principal office (or, if a warrant agent is appointed, the warrant agent at its principal office) and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company (or, if appointed, the warrant agent) shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested, in such name or names as such Holder shall designate.

Section 10. Listing of Warrant Shares on Securities Exchange. The Company will promptly use commercially reasonable efforts to cause the Warrant Shares to be listed, subject to official notice of issuance, on the principal national securities exchanges on which the Common Stock is listed and whose rules and regulations require such listing, as soon as practicable following the date of this Warrant Agreement.

Section 11. Mutilated or Missing Warrants. In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and deliver (and, if appointed, the warrant agent shall countersign and deliver) in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company and the warrant agent (if so appointed) of such loss, theft or destruction of such Warrant, and an indemnity or bond, if requested, also reasonably satisfactory to them. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company (or the warrant agent, if so appointed) may prescribe.

9

Section 12. No Rights as Shareholders; Notices to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur: (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend, as such dividend may be increased from time to time, or a dividend payable in shares of Common Stock) to the holders of its shares of Common Stock; or (b) the Company shall offer to the holders of its shares of Common Stock on a pro rata basis any cash, additional shares of Common Stock or other securities of the Company or any right to subscribe for or purchase any thereof; or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (i) give notice in writing of such event as provided in Section 14 and (ii) if the Warrants have been registered pursuant to the Act, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up or the date of expiration of such offer. Such notice shall specify such record date or the date of closing the transfer books or the date of expiration, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up, or such offer.

Section 13. Appointment of Warrant Agent. At such time as the Company shall register Warrants under the Act, the Company shall appoint a warrant agent to act on behalf of the Company in connection with the issuance, division, transfer and exercise of Warrants. At such time as the Company appoints a warrant agent, the Company shall enter into a new Warrant Agreement with the warrant agent pursuant to which all new Warrants will be issued upon registration of transfer or division, which will reflect the appointment of the warrant agent, as well as additional customary provisions as shall be reasonably requested by the warrant agent in connection with the performance of its duties. In the event that a warrant agent is appointed, the Company shall (i) promptly notify the Holders of such appointment and the place designated for transfer, exchange and exercise of the Warrants, and (ii) take such steps as are necessary to insure that Warrants issued prior to such appointment may be exchanged for Warrants countersigned by the warrant agent.

10

Section 14. Notices; Principal Office. Any notice pursuant to this Agreement by the Company or by any Holder to the warrant agent (if so appointed), or by the warrant agent (if so appointed) or by any Holder to the Company, shall be in writing and shall be delivered in person, or mailed first class, postage prepaid, or sent by air delivery service (a) to the Company, at its office, Attention: Chief Financial Officer, or (b) to the warrant agent, at its offices as designated at the time the warrant agent is appointed. The address of the principal office of the Company is 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502. Any notice given pursuant to this Agreement by the Company or the warrant agent to a Holder shall be in writing and shall be mailed first class, postage prepaid, or sent by air delivery service, or otherwise delivered to such Holder at the Holder’s address on the books of the Company or the warrant agent, as the case may be. Each party hereto and any Holder may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

Section 15. Successors. Except as expressly provided herein to the contrary, all the covenants and provisions of this Agreement by or for the benefit of the Company and the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

Section 16. Legends. The Warrants shall bear an appropriate legend, conspicuously disclosing the restrictions on exercise under Section 2.2, and the Warrants and Warrant Shares shall bear an appropriate legend, conspicuously disclosing the restrictions on transfer under Section 4.3 until the same are registered for sale under the Act or are transferred in a transaction exempt from registration under the Act entitling the transferee to receive securities that are not deemed to be “restricted securities” as such term is defined in Rule 144 under the Act. The Company agrees that upon the sale of the Warrants and Warrant Shares pursuant to a registration statement or an exemption entitling the transferee to receive securities that are not deemed to be “restricted securities,” or at such time as registration under the Act shall no longer be required, upon the presentation of the certificates containing such a legend to the transfer agent or warrant agent, if any, it will remove such legend; provided, that unless the request for removal of the legend is in connection with a sale registered under the Act, the Holder shall have provided an opinion of counsel, acceptable to the Company and the transfer agent or warrant agent, as applicable, to the effect that such legend may be removed in compliance with the Act.

Section 17. Applicable Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

Section 18. Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the warrant agent and the Holders of the Warrants. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the warrant agent (if appointed) and the Holders any legal or equitable right, remedy or claim under this Agreement.

11

Section 19. Counterparts. This Agreement may be executed in any number of counterparts (including by separate counterpart signature pages) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 20. Captions. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

12

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

BIOTIME ACQUISITION CORPORATION

By:
Thomas Okarma,
Chief Executive Officer

Attest:

By:
Judith Segall, Secretary

13

EXHIBIT A

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THIS WARRANT OR ANY COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

VOID AFTER 5:00 P.M. NEW YORK TIME, _________, 2016

Certificate No.___	Warrant to Purchase

[Insert number of Shares]

Shares of Series B Common Stock

BIOTIME ACQUISITION CORPORATION
SERIES B COMMON STOCK PURCHASE WARRANTS

     This certifies that, for value received, _____________ or registered assigns (the “Holder”), is entitled to purchase from BioTime Acquisition Corporation, a Delaware corporation (the “Company”), at a purchase price per share of Five Dollars ($5.00) (the “Warrant Price”), the number of shares of its Series B Common Stock, par value $0.0001 per share (the “Common Stock”), shown above. The series and number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on ___________, 2016 shall thereafter be void.

     Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed, and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 6.4 of the Warrant Agreement) at the principal office of the Company (or if a warrant agent is appointed, at the principal office of the warrant agent). Payment of the Warrant Price shall be made by bank wire transfer to the account of the Company or by bank cashier's check as provided in Section 2.1 of the Warrant Agreement. As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

1

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of ____________, 2013, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company. In the event that pursuant to Section 13 of the Warrant Agreement a warrant agent is appointed and a new warrant agreement entered into between the Company and such warrant agent, then such new warrant agreement shall constitute the Warrant Agreement for purposes hereof and this Warrant Certificate shall be deemed to have been issued pursuant to such new warrant agreement.

     Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company (or the warrant agent, if appointed) by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant Certificate is transferable at the office of the Company (or the warrant agent, if appointed) in the manner and subject to the limitations set forth in the Warrant Agreement.

     The Holder hereof may be treated by the Company, the warrant agent (if appointed), and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company (and the warrant agent, if appointed) may treat the Holder hereof as the owner for all purposes.

     Neither the Warrant nor this Warrant Certificate entitles any Holder to any of the rights of a stockholder of the Company.

2

     [This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the warrant agent.]*

DATED:

BIOTIME ACQUISITION CORPORATION

(Seal)	By:

Title:
Attest:
[COUNTERSIGNED:
WARRANT AGENT

By:	]*
Authorized Signature

*	To be part of the Warrant only after the appointment of a warrant agent pursuant to Section 13 of the Warrant Agreement.

3

PURCHASE FORM

(To be executed upon exercise of Warrant)

     To BioTime Acquisition Corporation:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______ shares of Series B Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of a bank wire transfer to the account of the Company or by bank cashier's check in the amount of $______________.

     Please issue a certificate or certificates for such shares of Series B Common Stock in the name of, and pay any cash for any fractional share to:

(Please Print Name)

(Please Print Address)

(Social Security Number or
Other Taxpayer Identification Number)

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

     And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder less any fraction of a share paid in cash.

4

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

     For value received, _____________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate.

5

Confidential

Exhibit F

FORM OF ROYALTY AGREEMENT

CONFIDENTIAL

ROYALTY AGREEMENT

     This Royalty Agreement ("Agreement") is made as of _________, 2013 (“Effective Date”) by and between BioTime Acquisition Corporation, a Delaware corporation (“BAC”), and Geron Corp., a Delaware corporation (“Geron”).

RECITALS

     WHEREAS, BAC, BioTime, Inc. and Geron have entered into that certain Asset Contribution Agreement, dated January 4, 2013 (the “Asset Contribution Agreement”), pursuant to which Geron has transferred and assigned certain patents and patent applications to BAC in exchange for shares of BAC common stock; and

     WHEREAS, BAC has agreed to enter into this Agreement and pay to Geron royalties on product sales and a share of royalties received from third party licensees on the sale products covered by the Geron patents, on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

     Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Contribution Agreement. The following defined terms shall have the meanings ascribed to them in this Article 1:

     1.1 “Affiliate” means, with respect to Geron or BAC, any corporation, limited liability company, limited partnership or other entity in control of, controlled by, or under common control with such party.

     1.2 “Combination Product” means any Product which includes one or more active ingredients other than a Product in combination with a Product, including a fixed-dose combination product.

     1.3 “Confidential Information” means any and all information that is contained in any report under Section 3.1, or disclosed by BAC or any of its Affiliates to Geron or its Representatives in connection with any audit under Section 3.2.

     1.4 "Contributed Patents" means all of the patents, patent applications and patent rights to inventions identified on Schedule 1 and all active prosecution cases related thereto.

     1.5 “Excluded Product” means any Product covered by one or more patents licensed to or from Geron under the cross-license among Geron, ES Cell International Pte Ltd. and Cell Cure Neurosciences, Ltd.

     1.6 “First Commercial Sale” means the first sale for end-use or consumption of a Product.

CONFIDENTIAL

     1.7 "Net Sales" means the total gross amount invoiced and paid to BAC or any Affiliate of BAC for sales or transfers of Products to an unrelated third party anywhere in the world,

          (a) less deductions for:

               (i) freight, postage and duties and transportation charges directly related to the Products sold (including handling and insurance with respect thereto);

               (ii) sales, value added and excise taxes or customs paid, and any other similar governmental charges imposed upon the sale of the Products that are not recoverable;

               (iii) allowances, chargebacks or credits actually granted by BAC or its Affiliates to end-users not in excess of the selling price of Products, on account of rejection, outdating, recalls or return of Products; and

               (iv) rebates, reimbursements, fees or similar payments: (1) to wholesalers and other distributors, pharmacies and other retailers, buying groups (including group purchasing organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, hospitals, clinics, government agencies or authorities or other institutions or health care organizations; or (2) to patients and other third parties arising in connection with any program applicable to Products under which the BAC or its Affiliates provide to low income, uninsured or other patients the opportunity to obtain one or more Products at a reduced cost.

For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses “(a)(i)” through “(a)(iv)” above, such item may not be deducted more than once. For purposes of determining Net Sales, a Product shall be deemed to be sold when invoiced.

          (b) Net Sales for any Combination Product in a country shall be calculated as follows:

               (i) Where all active ingredients in such Combination Product are sold separately in the country, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product in such country as determined above by the fraction A/(A+B), where A is the net invoice price of the Product as sold separately in such country, and B is the sum of the net invoice prices of the other active ingredients in the combination.

               (ii) If the Product component of the Combination Product is sold separately in the country, but none of such other active ingredient(s) is sold separately in such country, Net Sales for the purpose of determining royalties due hereunder for the Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C, where A is the net invoice price of such Product component as sold separately, and C is the net invoice price of the Combination Product.

2

CONFIDENTIAL

               (iii) If the Product component of the Combination Product is not sold separately in the country, but the other active ingredient(s) are sold separately in such country, Net Sales for the purpose of determining royalties due hereunder for the Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction (C-D)/C, where: C is the net invoice price, in such country, for the Combination Product, and D is the sum of the net invoice prices charged for the other active ingredients in the Combination Product.

               (iv) If none of the Product component and the other active ingredients are sold separately in the country, Net Sales for the purposes of determining royalties due hereunder for the Combination Product will be determined by mutual agreement of the parties, according to the formula D/(D+E), where D is the fair market value of the portion of the Combination Products that contains the Product, and E is the fair market value of the portion of the Combination Product containing the other active ingredients in such Combination Product. In applying the foregoing formulas, BAC (or its Affiliate if the sale was by an Affiliate) shall act in good faith and accordance with BAC’s (or its Affiliate if the sale was by an Affiliate) regular accounting methods, consistently applied.

          (c) If a Product is sold for consideration other than cash, the Net Sales from such sale shall be deemed the then fair market value of such Product.

     1.8 “Partially Excluded Product” means any Product which includes one or more Products that are not Excluded Products in combination with one or more Excluded Products.

     1.9 "Product" means any composition or product the manufacture, use, sale, offer for sale, or importation of which would constitute, but for ownership or licensed rights to use one or more of the Contributed Patents, an infringement of any Valid Claim under one or more Contributed Patents. The term “Product”, as used herein, shall include Combination Products.

     1.10 “Representatives” means, with respect to Geron or BAC, such party’s Affiliates and its and their respective officers, directors, employees, agents, attorneys, accountants and advisors.

     1.11 “Sales Agent” means any distributor, independent sales representative, consignee or other agent retained in writing by BAC or any Affiliate of BAC for the purpose of selling Products on behalf of BAC and BAC’s Affiliates. For the avoidance of doubt, the foregoing shall not include collaborators, partners or sublicensees of BAC or BAC’s Affiliates who sell Products other than on behalf of BAC or BAC’s Affiliates.

     1.12 "Term" means the period of time beginning on the Effective Date and ending on the expiration or termination date of the last Valid Claim such that no Valid Claims remain in effect in any country.

3

CONFIDENTIAL

     1.13 “Valid Claim” shall mean a claim of an issued and unexpired patent included within the Contributed Patents, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

     For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the use herein of the plural shall include the single and vice versa and the use of the masculine shall include the feminine; (b) unless otherwise set forth herein, the use of the terms “including,” “includes,” or “include” means “including but not limited to,” “includes but is not limited to,” or “include but not be limited to,” respectively; and (c) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision. Additional terms may be defined throughout this Agreement.

ARTICLE 2- ROYALTIES

     2.1 Royalties.

          (a) Commencing on the First Commercial Sale of each Product by BAC, an Affiliate of BAC, or a Sales Agent, BAC shall pay Geron a royalty in the amount of four percent (4%) of Net Sales of such Product.

          (b) In the case of sales of Products by any individual or entity other than a Sales Agent, BAC or any Affiliate of BAC (any such individual or entity, a “non-Affiliate”) where BAC or any Affiliate of BAC receives a royalty or other cash payment in respect of such Product sales, BAC shall pay Geron fifty percent (50%) of all such royalties and other cash payments received by BAC or such Affiliate of BAC in respect to such Product sales; provided, however, that royalties or other such payments derived from the sales of Combination Products shall be calculated on the basis set forth for Net Sales for Combination Products specified in clauses “(b)(i)” to “(b)(iv)” of Section 1.7. The parties acknowledge and agree that in no event will BAC pay Geron an amount in excess of any royalty or other cash payment received by BAC or such Affiliate of BAC, less all cash payments owed by BAC or such Affiliate of BAC to third parties, in each case, with respect to such Product sales.

          (c) Geron will not be entitled to receive any royalties or other cash payments pursuant to this Agreement with respect to Excluded Products that are not Partially Excluded Products. With respect to Partially Excluded Products, any royalty on Net Sales pursuant to Section 2.1(a) or royalty or other cash payment derived from the sales of any Partially Excluded Products pursuant to Section 2.1(b) shall be calculated on the basis set forth for Net Sales for Combination Products specified in clauses “(b)(i)” to “(b)(iv)” of Section 1.7 as if the Excluded Product(s) (together with any other active ingredient(s) that are not Products in the event that such Partially Excluded Product also constitutes a Combination Product) were the active ingredients that are not Products.

          (d) BAC’s obligation to pay royalties or other cash payments on Net Sales, or with respect to royalties or other cash payments received from any non-Affiliate with respect to any Product, shall expire on a country by country basis upon the expiration of the last to expire Valid Claim covering such Product in any country where the Product is sold.

4

CONFIDENTIAL

          (e) Geron will not be entitled to receive any payments under this Section 2 with respect to any payments or reimbursements received by BAC, any Affiliate of BAC or any Sales Agent for advertising or similar marketing and promotional expenses.

ARTICLE 3 – REPORTS, RECORDS AND PAYMENTS

     3.1 Reports. After the First Commercial Sale of a Product, BAC shall submit to Geron quarterly reports within sixty (60) days after the end of each calendar quarter. Each report shall set forth Product sales by BAC and each of its Affiliates in the most recently completed calendar quarter, and shall show:

          (a) the gross sales and Net Sales (including all deductions used to calculate Net Sales, and the amounts of each such deduction) during the most recently completed calendar quarter and the royalties, in US dollars, payable with respect thereto;

          (b) the amount of each Product sold; and

          (c) any amounts due and payable to BAC during the most recently completed calendar quarter, in US dollars, on account of Products sold by non-Affiliates, where BAC received a royalty or other cash payment on Product sales; and

          (d) the exchange rates used to convert foreign currencies into US dollars.

If no Products have been sold by BAC and its Affiliates and no royalties or other cash payments have been received by BAC or its Affiliates with respect to Products sold by non-Affiliates during any reporting period, BAC shall so report.

     3.2 Records & Audits.

          (a) BAC shall keep, and shall require its Affiliates to keep, accurate and correct records of all Products sold. BAC shall also keep accurate and correct records of all royalties received on account of Products sold by non-Affiliates where BAC receives a royalty or other cash payment on Product sales. Such records shall be retained by BAC for at least three (3) years following a given reporting period.

5

CONFIDENTIAL

          (b) All records described in Section 3.2(a) shall be available during normal business hours for inspection at the expense of Geron by a certified public accountant selected by Geron and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments due. Such inspector shall not disclose to Geron any information other than information relating to the accuracy of reports and payments made under this Agreement, and shall sign a reasonably acceptable confidentiality agreement with BAC obligating such inspector to retain such information in confidence pursuant to such confidentiality agreement. In the event that any such inspection shows an under reporting and underpayment in excess of five percent (5%) for any twelve-month (12-month) period, then BAC shall pay the cost of the audit as well as any additional sum that would have been payable to Geron had the BAC reported correctly, plus an interest charge at a rate of rate per annum 300 basis points over the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid. Such interest shall be calculated from the date the correct payment was due to Geron up to the date when such payment is actually made by BAC or an Affiliate. For underpayment not in excess of five percent (5%) for any twelve-month (12-month) period, BAC shall pay the difference within thirty (30) days without interest charge or inspection cost.

          (c) BAC acknowledges and agrees that, due to the unique nature of the records subject to audit under Section 3.2(b), Geron would be incapable of verifying reports and payments made by BAC pursuant to this Agreement without access to such records, that there may be no adequate remedy at law for any breach of BAC’s obligations under Section 3.2(b), and therefore, that upon any breach thereof by BAC, Geron shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law.

     3.3 Payments.

          (a) All royalties due Geron shall be paid in United States dollars. When Net Sales or royalties are denominated in currencies other than United States dollars, BAC shall first determine the royalty in the currency of the country in which Products were sold or royalties were paid and then convert the amount into equivalent United States dollars, using the exchange rate published on Bloomberg at 5:00 pm California time on the last business day of the applicable period in question or in the Wall Street Journal on such date if not so published on Bloomberg.

          (b) BAC shall pay all payments due hereunder quarterly within sixty (60) calendar days after the end of each calendar quarter. Each such payment shall be for earned payments accrued within BAC's most recently completed calendar quarter.

ARTICLE 4– TERM AND TERMINATION

     This Agreement shall be effective on the Effective Date and shall terminate on the expiration of the Term. BAC’s obligation under this Article 4 shall survive termination of this Agreement as follows: (a) with respect to paying royalties and providing reports, until the last required quarterly report has been provided and all royalties due with respect to Net Sales or royalties received by BAC from non-Affiliates with respect to sales of Products during the Term have been paid; (b) with respect to Geron’s right to audit the books and records of BAC and its Affiliates, for a period of one year, and (c) with respect to retaining books and records of Product sales and royalties received, for three years.

6

CONFIDENTIAL

ARTICLE 5- CONFIDENTIALITY

     5.1 During the Term and for a period of three (3) years thereafter, Geron shall not disclose any Confidential Information to any third party (other than Geron’s Representatives who have a need to know such Confidential Information) or use such Confidential Information to compete with BAC; provided, however, that this Section 5.1 shall not restrict Geron from performing any obligation or exercising any right under this Agreement and shall not restrict Geron’s individual Representatives from using Residual Knowledge. For purposes of this Agreement, “Residual Knowledge” means ideas, concepts, know-how, or techniques related to the Confidential Information that are retained in the unaided memories of the Geron’s individual Representatives who have had access to the Confidential Information. An individual Representative’s memory is considered unaided if the employee has not intentionally memorized the relevant Confidential Information for the purpose of retaining and subsequently using or disclosing it. Geron shall not direct any of its individual Representatives to use or practice any Residual Knowledge. In protecting the Confidential Information from unauthorized disclosure to any third party, Geron shall use at least the same degree of care as it uses in preventing the unauthorized disclosure of its own confidential information.

     5.2 Notwithstanding anything contained herein to the contrary, Confidential Information shall not include information that: (a) is or becomes publicly available (other than through a breach of this Agreement); (b) was known to or in the possession of Geron or any of its Representatives at the time of disclosure to Geron by any Representative of BAC or by any Representative of any Affiliate of BAC; (c) is independently developed or acquired by Geron or any of its Representatives without the use of Confidential Information; (d) is disclosed with the prior written approval of BAC or any of its Representatives; or (e) becomes known to Geron or its Representatives from a third party (other than a former officer, director or employee of Geron or its Affiliates who knew such information during the term of their office, directorship or employment with Geron or its Affiliates) on a nonconfidential basis without breach of this Agreement by Geron.

     5.3 Notwithstanding anything contained herein to the contrary, Geron shall be permitted to disclose Confidential Information to the extent required by law or pursuant to the order or legal process of a court, administrative agency, or other governmental body (including by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process), or any rule, regulation, policy statement or other formal demand of any national securities exchange, market or automated quotation system; provided, that, to the extent permitted by applicable law or any order or requirement of a court, administrative agency or other governmental body, Geron will, as promptly as practicable, provide BAC with prior written notice of such requirement so that BAC may seek a protective or other order at its sole expense, or waive compliance with the terms of this Agreement with respect to such disclosure. If such protective order is not timely obtained, or if BAC waives compliance with the provisions hereof or fails to promptly respond to Geron’s written notice, BAC will, without liability under this Agreement, furnish only that portion of the Confidential Information that it is advised by its outside legal counsel is legally required and will exercise commercially reasonable efforts to obtain assurance that confidential treatment, if available, will be accorded such Confidential Information. Notwithstanding anything to the contrary contained herein, Geron may disclose Confidential Information to the extent required by federal or state securities laws or reporting obligations to the United States Securities and Exchange Commission.

7

CONFIDENTIAL

     5.4 Except as required by law, including but not limited to federal and state securities laws or reporting obligations to the United States Securities and Exchange Commission, or pursuant to the order or requirement of a court, administrative agency or other governmental body (including by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process), or any rule, regulation, policy statement or other formal demand of any national securities exchange, market or automated quotation system, neither Geron nor BAC shall publicly disclose any terms and conditions of this Agreement unless expressly authorized to do so in writing by the other party, which authorization shall not be unreasonably withheld. This restriction shall not apply with respect to any terms and conditions of this Agreement that are or become publicly available (other than through a breach of this Agreement).

     5.5 Each of Geron and BAC acknowledge and agree that due to the unique nature of the Confidential Information and the terms and conditions of this Agreement, there may be no adequate remedy at law for any breach of its obligations under this Article 5, and therefore, that upon any breach thereof by the other party, Geron or BAC shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law.

ARTICLE 6- NOTICES AND OTHER COMMUNICATIONS

     Any notice or other communication required to be given to any party will be deemed to have been properly given and to be effective (a) on the date of delivery if delivered by hand, air courier delivery service, confirmed facsimile transmission, or confirmed electronic mail, or (b) four days after being deposited in the United States Mail, certified first class postage prepaid, in each case if sent to the respective addresses, FAX number or email address given below, or to another address as it shall designate by written notice given to the other party in the manner provided in this Article.

In the case of BAC:	BioTime Acquisition Corporation
301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
FAX: (510) 521-3389
Attention: Thomas Okarma, Chief Executive Officer

In the case of Geron:	Geron Corporation
149 Commonwealth Drive
Menlo Park, CA 94024
FAX: (650) 473-7750
Attention: Vice President, Legal

8

CONFIDENTIAL

ARTICLE 7 – GOVERNING LAW AND JURISDICTION

     7.1 This Agreement and all claims or causes of action (whether in contract or tort or otherwise) based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws principles that would result in the application of any law other than the laws of the State of California. Except as provided for in Section 7.2, each of Geron and BAC: (a) consents to and submits to the exclusive jurisdiction and venue of the Superior Court of the State of California for the County of Santa Clara of the State of California or the United States District Court for the Northern District of California, in any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement; (b) agrees that all claims in respect of any such Proceeding shall be heard and determined in any such court; (c) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (d) shall not bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of Geron and BAC waives any defense of inconvenient forum to the maintenance of any Proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each of Geron and BAC hereby agrees that service of any process, summons, notice or document in accordance with the provisions of Article 6 shall be effective service of process for any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

     7.2 Notwithstanding anything to the contrary contained in this Agreement, any claim (other than a claim for injunctive or other equitable relief from a court of competent jurisdiction in accordance with Section 7.1) for any breach of Geron’s or BAC’s obligations or covenants under this Agreement (“Claim”) shall be brought and resolved exclusively in accordance with the provisions of Schedule 10.10(b) of the Asset Contribution Agreement and shall otherwise be governed by the applicable provisions of this Article 7 as if Geron or BAC were bringing such Claim as a Geron Indemnitee or BAC Indemnitee, respectively, thereunder; provided, however, that nothing in this Section 7.2 shall prevent any party from seeking injunctive and other equitable relief from a court of competent jurisdiction in compliance with Section 7.1 hereof.

     7.3 In the event that any party to this Agreement becomes aware of any event or circumstance that would reasonably be expected to constitute or give rise to any Claim for Damages, the party having the right to bring such Claim (“Claimant”) shall take all commercially reasonable efforts to mitigate and minimize all Damages that may result from the breach giving rise to the Claim (it being understood that nothing in this Agreement shall limit such Claimant’s right to seek recovery from the other party with respect to any costs of such mitigation). Each Claimant shall use reasonable efforts to collect any amounts available under insurance coverage for any Damages for which a Claim may be brought under this Agreement. The amount of any Damages for which a Claim may be brought shall be net of any amounts recovered by the Claimant under insurance policies with respect to such Damages in excess of the sum of: (i) reasonable out-of-pocket costs and expenses relating to collection under such policies; and (ii) any deductible associated therewith to the extent paid or by which insurance proceeds were reduced. “Damages” shall mean any damage, loss, liability, cost, judgment, award, fee (including any legal fee, expert fee, accounting fee or advisory fee) or expense; provided, however, that in no event shall Damages include any special, indirect, incidental or consequential damages except in the case of a violation of Section 5.1.

9

CONFIDENTIAL

     7.4 Subject to any injunction or other equitable remedies that may be available to any party, a party shall not be liable or responsible in any manner whatsoever to the other party with respect to the matters contemplated by this Agreement other than for Claims brought as provided in this Article 7 and subject to the limitations contained therein; provided, however, that no Claim against a party for fraud by such party shall be subject to the limitations of this Article 7.

ARTICLE 8 - MISCELLANEOUS PROVISIONS

     8.1 Nothing herein shall be deemed to constitute either party as the agent or representative of the other party.

     8.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     8.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     8.4 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     8.5 This Agreement, and the rights and obligations of BAC under this Agreement, may not be assigned by BAC except: (a) with the prior written consent of Geron; (b) in connection with a merger or consolidation of BAC; or (c) an assignment by BAC in connection with a sale of all or substantially all of the Contributed Patents. Geron may freely assign this Agreement or any of its rights and obligations under this Agreement; provided, that Geron provides to BAC a written agreement executed by the assignee agreeing to be bound by all of the terms and conditions of this Agreement in place of the assignor. Subject to the provisions of this Section 8.5, this Agreement shall inure to the benefit of Geron, BAC and their respective successors and permitted assigns.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

10

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date set forth above.

BIOTIME ACQUISITION CORPORATION

By:
Thomas Okarma, Chief Executive Officer

GERON CORPORATION

By:

Title:

[SIGNATURE PAGE TO ROYALTY AGREEMENT]

SCHEDULE 1

CONTRIBUTED PATENTS

Notwithstanding anything contained in the Royalty Agreement to the contrary, patents and patent applications marked “(CONSENT REQUIRED)” in this Schedule shall be deemed included on this Schedule and shall be subject to the Royalty Agreement as Contributed Patents only if Geron shall have obtained the prior express written consent of the University of Edinburgh under that certain Research and License Agreement, dated as of May 3, 1999, by and among the Roslin Institute (as predecessor-in-interest to the University of Edinburgh), Geron and Roslin Bio-Med, Ltd. (as predecessor-in-interest to Geron), as amended on October 1, 2002, September 3, 2003 and July 1, 2005, to assign or otherwise transfer such patents and patent applications to BAC.

Geron-Owned Stem Cell Status Report - Active Cases

	TITLE	COUNTRY	APPLICATION NUMBER	FILING DATE	PATENT NUMBER	ISSUE DATE	STATUS	ADDL. ASSIGNEE / JOINT OWNER

061/005	Methods and	US	09/530,346	24-Apr-00	6,800,480	5-Oct-04	Issued
	Materials for the
	Growth of
	Primate-Derived
	Primordial Stem
	Cells in Feeder-
	Free Culture
061/006D	Feeder-Free	US	10/330,873	24-Dec-02	7,413,902	19-Aug-08	Issued
	Culture Method
	for Embryonic
	Stem Cells
061/235AU	Methods and	AU	12771/99	23-Oct-98	729377	17-May-01	Issued
	Materials for the
	Growth of
	Primate-Derived
	Primordial Stem
	Cells in Feeder-
	Free Culture
061/236CA	Methods and	CA	2307807	23-Oct-98	2,307,807	2-Sep-08	Issued
	Materials for the
	Growth of
	Primate-Derived
	Primordial Stem
	Cells in Feeder-
	Free Culture

CONFIDENTIAL

061/237EP	Methods and	EP	98956192.3	23-Oct-98			Pending
	Materials for the
	Growth of
	Primate-Derived
	Primordial Stem
	Cells in Feeder-
	Free Culture
061/238JP	Methods and	JP	2000-517062	23-Oct-98	3880795	17-Nov-06	Issued
	Materials for the
	Growth of
	Primate-Derived
	Primordial Stem
	Cells in Feeder-
	Free Culture
061/239JP D	Methods and	JP	2000-185486	23-Oct-98	3880778	17-Nov-06	Issued
	Materials for the
	Growth of
	Primate-Derived
	Primordial Stem
	Cells in Feeder-
	Free Culture
061/241HK	Methods and	HK	01100775	23-Oct-98			Pending
	Materials for the
	Growth of
	Primate-Derived
	Primordial Stem
	Cells
081/002C	Dendritic Cell	US	09/675,321	29-Sep-00	6,440,735	27-Aug-02	Issued
	Vaccine
	Containing
	Telomerase
	Reverse
	Transcriptase
	for the
	Treatment of
	Cancer
081/003P	Method for	US	10/208,243	30-Jul-02	7,402,307	22-Jul-08	Issued
	Identifying and
	Killing Cancer
	Cells
081/004D	Cellular	US	11/413,838	27-Apr-06	7,824,849	2-Nov-10	Issued
	Telomerase
	Vaccine and Its
	Use for Treating
	Cancer
081/202CA	Dendritic Cell	CA	2347067	30-Mar-99			Pending
	Vaccine
	Containing
	Telomerase
	Reverse
	Transcriptase
	for the
	Treatment of
	Cancer

2

CONFIDENTIAL

081/206CH	Methods and	CH	999161938	30-Mar-99	1068296	10-Aug-11	Issued
	Compositions
	for Eliciting an
	Immune
	Response to a
	Telomerase
	Antigen
081/207DE	Methods and	DE	999161938	30-Mar-99	1068296	10-Aug-11	Issued
	Compositions
	for Eliciting an
	Immune
	Response to a
	Telomerase
	Antigen
081/208FR	Methods and	FR	999161938	30-Mar-99	1068296	10-Aug-11	Issued
	Compositions
	for Eliciting an
	Immune
	Response to a
	Telomerase
	Antigen
081/209GB	Methods and	GB	999161938	30-Mar-99	1068296	10-Aug-11	Issued
	Compositions
	for Eliciting an
	Immune
	Response to a
	Telomerase
	Antigen
081/210IT	Methods and	IT	999161938	30-Mar-99	1068296	10-Aug-11	Issued
	Compositions
	for Eliciting an
	Immune
	Response to a
	Telomerase
	Antigen
090/004D	Use of TGF	US	11/010,230	10-Dec-04	7,560,281	14-Jul-09	Issued
	Beta
	Superfamily
	Antagonists to
	Make
	Dopaminergic
	Neurons from
	Embryonic
	Stem Cells
090/005C	Neural Cell	US	12/477,726	3-Jun-09	8,252,586	28-Aug-12	Issued
	Populations
	from Primate
	Pluripotent
	Stem Cells
090/006C	Use of TGF	US	12/500,998	10-Jul-09	8,153,428	10-Apr-12	Issued
	Beta
	Superfamily
	Antagonists and
	Neurotrophins
	to Make
	Neurons from
	Embryonic
	Stem Cells

3

CONFIDENTIAL

090/007C	Neural Cell	US	13/561,296	30-Jul-12			Pending
	Populations
	from Primate
	Pluripotent
	Stem Cells
091/004	cDNA Libraries	US	09/688,031	10-Oct-00	6,667,176	23-Dec-03	Issued
	Reflecting Gene
	Expression
	During Growth
	and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/009C	Use of Human	US	10/039,956	23-Oct-01	7,041,438	9-May-06	Issued
	Embryonic
	Stem Cells for
	Drug Screening
	and Toxicity
	Testing
091/011P	Embryonic	US	10/948,956	24-Sep-04	7,413,904	19-Aug-08	Issued
	Stem Cells
	Having Genetic
	Modifications
091/030P	Culture System	US	10/235,094	4-Sep-02	7,410,798	12-Aug-08	Issued
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/031D	Medium for	US	10/873,922	21-Jun-04	7,297,539	20-Nov-07	Issued
	Growing
	Human
	Embryonic
	Stem Cells
091/033P	Medium for	US	10/949,181	24-Sep-04	7,455,983	25-Nov-08	Issued
	Growing
	Human
	Embryonic
	Stem Cells
091/037C	Culture System	US	12/170,219	9-Jul-08			Pending
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/038C	Culture System	US	12/710,078	22-Feb-10			Pending
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells

4

CONFIDENTIAL

091/039C	Culture System	US	12/763,884	20-Apr-10	8,097,458	17-Jan-12	Issued
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/040C	Culture System	US	13/323,567	12-Dec-11			Pending
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/051	Suspension	US	11/917,993	18-Dec-07			Pending
	Culture of
	Human
	Embryonic
	Stem Cells
091/201AU	Techniques for	AU	11128/01	10-Jan-01	751321	5-Dec-02	Issued
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/202IL	Techniques for	IL	141742	10-Jan-01	141742	10-Dec-06	Issued
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/204JP D	Techniques for	JP	2001-138021	10-Jan-01	4919445	10-Feb-12	Issued
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/205SG	Techniques for	SG	200101413-3	10-Jan-01	79595	31-Dec-08	Issued
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/206IN	Techniques for	IN	00361/CHENP/2001	10-Jan-01	219103	25-Apr-08	Issued
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/207CA	Techniques for	CA	2388811	10-Jan-01	2,388,811	6-Oct-09	Issued
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells

5

CONFIDENTIAL

091/209EP	Techniques for	EP	01900997.6	10-Jan-01			Pending
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/211HK	Techniques for	HK	03107166	10-Jan-01			Pending
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/212IL D	Techniques for	IL	177324	10-Jan-01	177324	30-Mar-12	Issued
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/217IN D2	Techniques for	IN	4588/CHENP/2006	10-Jan-01	238318	28-Jan-10	Issued
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/218CN D	Techniques for	CN	200910129670.2	10-Jan-01			Pending
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/219EP D	Techniques for	EP	10175090.9	10-Jan-01			Pending
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/220HK	Techniques for	HK	11106881.6	10-Jan-01			Pending
	Growth and
	Differentiation
	of Human
	Pluripotent
	Stem Cells
091/301AU	Culture System	AU	2002323593	5-Sep-02	2002323593	11-Oct-07	Issued
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/303UK	Culture System	GB	0404910.2	5-Sep-02	2394723	20-Jul-05	Issued
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells

6

CONFIDENTIAL

091/304EP	Culture System	EP	02757586.9	5-Sep-02			Pending
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/305IL	Culture System	IL	160403	5-Sep-02	160403	17-Sep-10	Issued
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/306JP	Culture System	JP	2003-525623	5-Sep-02			Pending
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/307SG	Culture System	SG	200400924-7	5-Sep-02	102946	31-May-06	Issued
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/314EP D	Culture System	EP	10174954.7	5-Sep-02			Pending
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/315IL D	Culture System	IL	204178	5-Sep-02			Pending
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/316JP D	Culture System	JP	2009-271501	5-Sep-02			Pending
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/317HK	Culture System	HK	11106437.5	5-Sep-02			Pending
	for Rapid
	Expansion of
	Human
	Embryonic
	Stem Cells
091/402EP	Medium for	EP	05775294.1	13-Jul-05			Pending
	Growing
	Human
	Embryonic
	Stem Cells

7

CONFIDENTIAL

091/403AU	Medium for	AU	2005271723	13-Jul-05	2005271723	31-Mar-11	Issued
	Growing
	Human
	Embryonic
	Stem Cells
091/404UK	Medium for	GB	0702793.1	13-Jul-05	2431165	1-Apr-09	Issued
	Growing
	Human
	Embryonic
	Stem Cells
091/405IL	Medium for	IL	180447	13-Jul-05	180447	1-Feb-12	Issued
	Growing
	Human
	Embryonic
	Stem Cells
091/406SG	Medium for	SG	200700160-5	13-Jul-05	128950	30-Jun-09	Issued
	Growing
	Human
	Embryonic
	Stem Cells
091/407HK	Medium for	HK	07110996.6	13-Jul-05	1103106	17-Jul-09	Issued
	Growing
	Human
	Embryonic
	Stem Cells
091/408EP D	Medium for	EP	10180759.2	13-Jul-05			Pending
	Growing
	Human
	Embryonic
	Stem Cells
091/501AU	Suspension	AU	2006262369	20-Jun-06	2006262369	18-Oct-12	Issued
	Culture of
	Human
	Embryonic
	Stem Cells
091/502CA	Suspension	CA	2613369	20-Jun-06			Pending
	Culture of
	Human
	Embryonic
	Stem Cells
091/503EP	Suspension	EP	06785185.7	20-Jun-06			Pending
	Culture of
	Human
	Embryonic
	Stem Cells
091/504GB	Suspension	GB	0800365.9	20-Jun-06	2441488	29-Sep-10	Issued
	Culture of
	Human
	Embryonic
	Stem Cells
091/505IL	Suspension	IL	188264	20-Jun-06	188264	30-Mar-12	Issued
	Culture of
	Human
	Embryonic
	Stem Cells

8

CONFIDENTIAL

091/506IN	Suspension	IN	81/CHENP/2008	20-Jun-06			Pending
	Culture of
	Human
	Embryonic
	Stem Cells
091/507JP	Suspension	JP	2008-518312	20-Jun-06			Pending
	Culture of
	Human
	Embryonic
	Stem Cells
091/508KR	Suspension	KR	10-2008-7001755	20-Jun-06			Pending
	Culture of
	Human
	Embryonic
	Stem Cells
091/509SG	Suspension	SG	200718866-7	20-Jun-06	138384	30-Nov-10	Issued
	Culture of
	Human
	Embryonic
	Stem Cells
091/510CN	Suspension	CN	200680027460.7	20-Jun-06			Pending
	Culture of
	Human
	Embryonic
	Stem Cells
091/511HK	Suspension	HK	08102719.8	20-Jun-06	1122836	26-Nov-10	Issued
	Culture of
	Human
	Embryonic
	Stem Cells
091/512AU D	Suspension	AU	2012203350	20-Jun-06			Pending
	Culture of
	Human
	Embryonic
	Stem Cells
092/002	Conditioned	US	09/900,752	6-Jul-01	6,642,048	4-Nov-03	Issued
	Media for
	Propagating
	Human
	Pluripotent
	Stem Cells
093/002	Hepatocyte	US	09/718,308	20-Nov-00	6,458,589	1-Oct-02	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/003D	Hepatocyte	US	09/872,182	31-May-01	6,506,574	14-Jan-03	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells

9

CONFIDENTIAL

093/004P	Process for	US	10/001,267	31-Oct-01	7,256,042	14-Aug-07	Issued
	Making
	Hepatocytes
	from Pluripotent
	Stem Cells
093/005P	Hepatocytes for	US	10/087,142	1-Mar-02	7,282,366	16-Oct-07	Issued
	Therapy and
	Drug Screening
	Made From
	Embryonic
	Stem Cells
093/030P	Protocols for	US	10/810,311	26-Mar-04	7,473,555	6-Jan-09	Issued
	Making
	Hepatocytes
	from Embryonic
	Stem Cells
093/032C	Protocols for	US	12/277,136	24-Nov-08			Pending
	Making
	Hepatocytes
	from Embryonic
	Stem Cells
093/041	Differentiation	US	12/303,104	1-Dec-08	8,148,151	3-Apr-12	Issued	Univ.
	of Primate							Edinburgh
	Pluripotent							(CONSENT
	Cells to							REQUIRED)
	Hepatocyte-
	Lineage Cells
093/201AU	Hepatocyte	AU	2001259170	26-Apr-01	2001259170	11-May-06	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/202CA	Hepatocyte	CA	2407505	26-Apr-01	2,407,505	23-Oct-07	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/204EP	Hepatocyte	EP	01932661	26-Apr-01			Pending
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/205KR	Hepatocyte	KR	2002-7014467	26-Apr-01	10-0729971	13-Jun-07	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/206IN	Hepatocyte	IN	IN/PCT/2002/01764/CHE	26-Apr-01	208929	16-Aug-07	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells

10

CONFIDENTIAL

093/207IL	Hepatocyte	IL	152481	26-Apr-01	152481	1-Mar-11	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/208JP	Hepatocyte	JP	2001-578620	26-Apr-01			Pending
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/209SG	Hepatocyte	SG	200206520-9	26-Apr-01	92,561	31-Mar-05	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/210GB	Hepatocyte	GB	0227573.3	26-Apr-01	2,380,490	29-Dec-04	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/211AU D	Hepatocyte	AU	2004205306	26-Apr-01	2004205306	14-Apr-05	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/211HK	Hepatocyte	HK	03108081	26-Apr-01			Pending
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/213CN D	Hepatocyte	CN	201010528128.7	26-Apr-01			Pending
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/214EP D	Hepatocyte	EP	010175113.9	26-Apr-01			Pending
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/215KR D	Hepatocyte	KR	2007-7003241	26-Apr-01	10-0868473	6-Nov-08	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/216IN D	Hepatocyte	IN	437/CHENP/2007	26-Apr-01	238673	17-Feb-10	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/218JP D	Hepatocyte	JP	2012-139735	26-Apr-01			Pending
	Lineage Cells
	Derived from
	Pluripotent Stem Cells

11

CONFIDENTIAL

093/221AU D	Hepatocyte	AU	2004205307	26-Apr-01	2004205307	7-Apr-05	Issued
	Lineage Cells
	Derived from
	Pluripotent
	Stem Cells
093/401EP	Differentiation	EP	07795625.8	1-Jun-07			Pending	Univ.
	of Primate							Edinburgh
	Pluripotent							(CONSENT
	Cells to							REQUIRED)
	Hepatocyte-
	Lineage Cells
093/402UK	Differentiation	GB	0823060.9	1-Jun-07	2453074	22-Jun-11	Issued	Univ.
	of Primate							Edinburgh
	Pluripotent							(CONSENT
	Cells to							REQUIRED)
	Hepatocyte-
	Lineage Cells
094/004D	Making Neural	US	09/872,183	31-May-01	6,833,269	21-Dec-04	Issued
	Cells for Human
	Therapy or
	Drug Screening
	from Human
	Embryonic
	Stem Cells
094/005C	Neural	US	11/281,040	16-Nov-05	8,148,148	3-Apr-12	Issued
	Progenitor Cell
	Populations
094/006C	Neural	US	12/332,783	11-Dec-08	8,252,585	28-Aug-12	Issued
	Progenitor Cell
	Populations
094/007C	Neural	US	13/558,078	25-Jul-12			Pending
	Progenitor Cell
	Populations
094/011P	Screening Small	US	10/157,288	28-May-02	7,250,294	31-Jul-07	Issued
	Molecule Drugs
	Using Neural
	Cells
	Differentiated
	from Human
	Embryonic
	Stem Cells
094/013D	Use of Cyclic	US	11/009,504	10-Dec-04	7,763,463	27-Jul-10	Issued
	AMP and
	Ascorbic Acid
	to Produce
	Dopaminergic
	Neurons from
	Embryonic
	Stem Cells

12

CONFIDENTIAL

094/201IN	A Medical	IN	397/MAS/2001	16-May-01	231156	3-Mar-09	Issued
	Composition
	Comprising
	Neural Cells
094/202AU	Neural	AU	2001263199	16-May-01	2001263199	16-Sep-04	Issued
	Progenitor Cell
	Populations
094/203CA	Neural	CA	2409698	16-May-01	2,409,698	26-Oct-10	Issued
	Progenitor Cell
	Populations
094/204CN	Neural	CN	01809662.X	16-May-01	100580079	13-Jan-10	Issued
	Progenitor Cell
	Populations
094/205EP	Neural	EP	01937463.6	16-May-01			Pending
	Progenitor Cell
	Populations
094/206IL	Neural	IL	152741	16-May-01	152741	1-May-11	Issued
	Progenitor Cell
	Populations
094/207JP	Neural	JP	2001-585312	16-May-01			Pending
	Progenitor Cell
	Populations
094/208KR	Neural	KR	2002-7015192	16-May-01	903755	12-Jun-09	Issued
	Progenitor Cell
	Populations
094/209SG	Neural	SG	200206677-7	16-May-01	92,904	30-Dec-04	Issued
	Progenitor Cell
	Populations
094/210GB	Neural	GB	0229369.4	16-May-01	2,379,447	29-Dec-04	Issued
	Progenitor Cell
	Populations
094/211HK	Neural	HK	03108154.2	16-May-01	1055765	30-Sep-10	Issued
	Progenitor Cell
	Populations
094/212JP D	Neural	JP	2012-260896	16-May-01			Pending
	Progenitor Cell
	Populations
094/221AU D	Neural	AU	2004214542	16-May-01	2004214542	16-Aug-07	Issued
	Progenitor Cell
	Populations
094/301AU	Dopaminergic	AU	2002322270	20-Jun-02	2002322270	1-Oct-09	Issued
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
094/303CN	Dopaminergic	CN	02815144.5	20-Jun-02	100384986	30-Apr-08	Issued
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating Parkinson's Disease

13

CONFIDENTIAL

094/304EP	Dopaminergic	EP	02756248.7	20-Jun-02			Pending
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
094/305GB	Dopaminergic	GB	0400167.3	20-Jun-02	2,393,733	14-Sep-05	Issued
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
094/306IN	Dopaminergic	IN	2018/CHENP/2003	20-Jun-02	224902	24-Oct-08	Issued
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
094/307IL	Dopaminergic	IL	159324	20-Jun-02	159324	31-Jul-12	Issued
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
094/308JP	Dopaminergic	JP	2003-507255	20-Jun-02	4526265	11-Jun-10	Issued
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
094/309KR	Dopaminergic	KR	2003-7016718	20-Jun-02			Pending
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
094/310SG	Dopaminergic	SG	200307601-5	20-Jun-02	101,708	30-Dec-05	Issued
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease

14

CONFIDENTIAL

094/311HK	Dopaminergic	HK	05107808.2	20-Jun-02	1075673	6-Feb-09	Issued
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
094/312CN D	Dopaminergic	CN	200610101371.4	20-Jun-02	101029302	30-Mar-11	Issued
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
094/316IN D	Dopaminergic	IN	5529/CHENP/2007	20-Jun-02	247544	18-Apr-11	Issued
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
094/318JP D	Dopaminergic	JP	2010-009966	20-Jun-02		10-Dec-12	Issued
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
094/319JP D2	Dopaminergic	JP	2012-246396	20-Jun-02			Pending
	Neurons and
	Proliferation-
	Competent
	Precursor Cells
	for Treating
	Parkinson's
	Disease
096/003	Differentiated	US	09/783,203	13-Feb-01	6,576,464	10-Jun-03	Issued
	Cells Suitable
	For Human
	Therapy
096/004	Selective	US	09/995,419	26-Nov-01	6,921,665	26-Jul-05	Issued	Univ.
	Antibody							Edinburgh
	Targeting of							(CONSENT
	Undifferentiated							REQUIRED)
	Stem Cells

15

CONFIDENTIAL

096/007C	Differentiated	US	11/359,341	21-Feb-06			Pending
	Cells Suitable
	For Human
	Therapy
096/201AU	Differentiated	AU	2002237681	26-Nov-01	2002237681	22-Mar-07	Issued
	Stem Cells
	Suitable for
	Human Therapy
096/202CA	Differentiated	CA	2434760	26-Nov-01			Pending
	Stem Cells
	Suitable for
	Human Therapy
096/204EP	Differentiated	EP	01986488.3	26-Nov-01			Pending
	Stem Cells
	Suitable for
	Human Therapy
096/205GB	Differentiated	GB	0313389.9	26-Nov-01	2,386,120	9-Mar-05	Issued
	Stem Cells
	Suitable for
	Human Therapy
096/207IL	Differentiated	IL	155695	26-Nov-01	155695	1-Feb-08	Issued
	Cells Suitable
	for Human
	Therapy
096/208IN	Differentiated	IN	00782/CHENP/2003	26-Nov-01	229151	13-Feb-09	Issued
	Stem Cells
	Suitable for
	Human Therapy
096/211SG	Differentiated	SG	200302425-4	26-Nov-01	96,763	31-Jul-06	Issued
	Stem Cells
	Suitable for
	Human Therapy
096/213CN D	Differentiated	CN	200910224980.2	26-Nov-01			Pending
	Stem Cells
	Suitable for
	Human Therapy
096/218IN D	A Modified	IN	1873/CHENP/2003	26-Nov-01			Pending
	Population of
	Cells
	Differentiated
	from Primate
	Pluripotent
	Stem (pPS)
	Cells
096/300GB	Selective	GB	0128409	27-Nov-01	2,374,076	25-Feb-04	Issued	Univ.
	Antibody							Edinburgh
	Targeting of							(CONSENT
	Undifferentiated							REQUIRED)
	Stem Cells

16

CONFIDENTIAL

097/201AU	Tolerizing	AU	2002239294	21-Nov-01	2002239294	28-Aug-06	Issued
	Allografts of
	Pluripotent
	Stem Cells
097/205GB	Tolerizing	GB	0313387.3	21-Nov-01	2,386,125	23-Feb-05	Issued
	Allografts of
	Pluripotent
	Stem Cells
097/211SG	Tolerizing	SG	200302419-7	21-Nov-01	96,450	31-Jul-07	Issued
	Allografts of
	Pluripotent
	Stem Cells
098/201AU	Mesenchymal	AU	2002322379	3-Jul-02	2002322379	15-Feb-07	Issued
	Cells and
	Osteoblasts
	from Human
	Embryonic
	Stem Cells
098/202CA	Mesenchymal	CA	2453068	3-Jul-02			Pending
	Cells and
	Osteoblasts
	from Human
	Embryonic
	Stem Cells
098/204EP	Mesenchymal	EP	02756367.5	3-Jul-02			Pending
	Cells and
	Osteoblasts
	from Human
	Embryonic
	Stem Cells
098/205GB	Osteoblasts	GB	0400481.8	3-Jul-02	2,392,674	10-Aug-05	Issued
	Derived from
	Human
	Embryonic
	Stem Cells
098/206IL	Mesenchymal	IL	159578	3-Jul-02	159578	1-Mar-11	Issued
	Cells and
	Osteoblasts
	from Human
	Embryonic
	Stem Cells
098/209SG	Mesenchymal	SG	200400102	3-Jul-02	102,198	29-Sep-06	Issued
	Cells and
	Osteoblasts
	from Human
	Embryonic
	Stem Cells
098/213CN D	Mesenchymal	CN	200910152133.X	10-Jul-09			Pending
	Cells and
	Osteoblasts
	from Human
	Embryonic
	Stem Cells

17

CONFIDENTIAL

098/214HK D	Mesenchymal	HK	10107815.6	3-Jul-02			Pending
	Cells and
	Osteoblasts
	from Human
	Embryonic
	Stem Cells
098/217IN D	Mesenchymal	IN	2634/CHENP/2005	3-Jul-02	236883	25-Nov-09	Issued
	Cells and
	Osteoblasts
	from Human
	Embryonic
	Stem Cells
099/003	Cardiomyocyte	US	10/193,884	12-Jul-02	7,425,448	16-Sep-08	Issued
	Precursors from
	Human
	Embryonic
	Stem Cells
099/004P	Process for	US	10/805,099	19-Mar-04	7,732,199	8-Jun-10	Issued
	Making
	Transplantable
	Cardiomyocytes
	from Human
	Embryonic
	Stem Cells
099/006D	Differentiation	US	11/040,691	21-Jan-05	7,763,464	27-Jul-10	Issued
	Protocol for
	Making Human
	Cardiomyocytes
099/031	Direct	US	11/086,709	21-Mar-05	7,452,718	18-Nov-08	Issued
	Differentiation
	Method for
	Making
	Cardiomyocytes
	from Human
	Embryonic
	Stem Cells
099/032C	Direct	US	12/210,779	15-Sep-08	7,897,389	1-Mar-11	Issued
	Differentiation
	Method for
	Making
	Cardiomyocytes
	from Human
	Embryonic
	Stem Cells
099/033C	Differentiation	US	12/234,916	22-Sep-08	7,851,167	14-Dec-10	Issued
	Protocol for
	Making Human
	Cardiomyocytes
099/041	Differentiation	US	11/471,916	20-Jun-06			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells

18

CONFIDENTIAL

099/201AU	Cells of the	AU	2002313670	12-Jul-02	2002313670	30-Jul-09	Issued
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/202CA	Cells of the	CA	2453438	12-Jul-02			Pending
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/203CN	Cells of the	CN	02813927.5	12-Jul-02			Pending
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/204EP	Cells of the	EP	02753376.9	12-Jul-02			Pending
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/205GB	Cells of the	GB	0400570.8	12-Jul-02	2,393,734	27-Jul-05	Issued
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/206IL	Cells of the	IL	159580	12-Jul-02	159,580	8-Nov-08	Issued
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/207IN	Cells of the	IN	00033/CHENP/2004	12-Jul-02	250850	1-Feb-12	Issued
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/208JP	Cells of the	JP	2003-512669	12-Jul-02			Pending
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent Stem Cells

19

CONFIDENTIAL

099/209SG	Cells of the	SG	200400096-4	12-Jul-02	101,797	27-Jan-06	Issued
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/211HK	Cells of the	HK	05100018.3	12-Jul-02			Pending
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/212KR D	Cells of the	KR	2010-7000243	12-Jul-02	10-0073411	7-Oct-11	Issued
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/214JP D	Cells of the	JP	2010-219095	12-Jul-02			Pending
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/215IN D	Cells of the	IN	7542/CHENP/2011	12-Jul-02			Pending
	Cardiomyocyte
	Lineage
	Produced from
	Human
	Pluripotent
	Stem Cells
099/301AU	Method for	AU	2005224670	18-Mar-05	2005224670	11-Nov-10	Issued
	Making High
	Purity
	Cardiomyocyte
	Preparations
	Suitable for
	Regenerative
	Medicine
099/302CA	Method for	CA	2559854	18-Mar-05			Pending
	Making High
	Purity
	Cardiomyocyte
	Preparations
	Suitable for
	Regenerative
	Medicine

20

CONFIDENTIAL

099/303CN	Method for	CN	200580008779	18-Mar-05			Pending
	Making High
	Purity
	Cardiomyocyte
	Preparations
	Suitable for
	Regenerative
	Medicine
099/304EP	Method for	EP	05732662.1	18-Mar-05			Pending
	Making High
	Purity
	Cardiomyocyte
	Preparations
	Suitable for
	Regenerative
	Medicine
099/305GB	Method for	GB	0619719.8	18-Mar-05	2,427,873	10-Sep-08	Issued
	Making High
	Purity
	Cardiomyocyte
	Preparations
	Suitable for
	Regenerative
	Medicine
099/306IL	Method for	IL	178006	18-Mar-05	178006	1-Dec-11	Issued
	Making High
	Purity
	Cardiomyocyte
	Preparations
	Suitable for
	Regenerative
	Medicine
099/307IN	Method for	IN	5842/DELNP/2006	18-Mar-05			Pending
	Making High
	Purity
	Cardiomyocyte
	Preparations
	Suitable for
	Regenerative
	Medicine
099/308JP	Method for	JP	2007-504142	18-Mar-05	4971131	13-Apr-12	Issued
	Making High
	Purity
	Cardiomyocyte
	Preparations
	Suitable for
	Regenerative
	Medicine
099/309SG	Method for	SG	200606477-8	18-Mar-05	125692	31-Mar-09	Issued
	Making High
	Purity
	Cardiomyocyte
	Preparations
	Suitable for
	Regenerative Medicine

21

CONFIDENTIAL

099/401AU	Differentiation	AU	2006262329	20-Jun-06	2006262329	7-Apr-11	Issued
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells
099/402CA	Differentiation	CA	2611809	20-Jun-06			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells
099/403CN	Differentiation	CN	200680022866.6	20-Jun-06			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells
099/404EP	Differentiation	EP	06785229.3	20-Jun-06			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells
099/405GB	Differentiation	GB	0800264.4	20-Jun-06	2441718	6-Oct-10	Issued
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells
099/406IL	Differentiation	IL	187611	20-Jun-06			Allowed
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells
099/407IN	Differentiation	IN	9175/DELNP/2007	20-Jun-06			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells
099/408JP	Differentiation	JP	2008-518339	20-Jun-06			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells

22

CONFIDENTIAL

099/409KR	Differentiation	KR	10-2008-7001452	20-Jun-06			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells
099/410SG	Differentiation	SG	200718867-5	20-Jun-06	138693	30-Nov-10	Issued
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells
099/411HK	Differentiation	HK	08103905	20-Jun-06	1109913	3-Dec-10	Issued
	of Primate
	Pluripotent
	Stem Cells to
	Cardiomyocyte-
	Lineage Cells
131/011P	Using	US	10/949,702	24-Sep-04	7,799,324	21-Sep-10	Issued	Univ.
	Undifferentiated							Western
	Embryonic							Ontario
	Stem Cells to
	Control the
	Immune System
131/201AU	Hematopoietic	AU	2002366603	6-Dec-02	2002366603	15-Jan-09	Issued	Univ.
	Cells from							Western
	Human							Ontario
	Embryonic
	Stem Cells
131/204EP	Hematopoietic	EP	02804740.5	6-Dec-02			Pending	Univ.
	Cells from							Western
	Human							Ontario
	Embryonic
	Stem Cells
131/205GB	Hematopoietic	GB	0414957.1	6-Dec-02	2399572	7-Jun-06	Issued	Univ.
	Cells from							Western
	Human							Ontario
	Embryonic
	Stem Cells
131/206IL	Hematopoietic	IL	162130	6-Dec-02	162130	1-Sep-10	Issued	Univ.
	Cells from							Western
	Human							Ontario
	Embryonic
	Stem Cells
131/208JP	Hematopoietic	JP	2003-551273	6-Dec-02			Pending	Univ.
	Cells from							Western
	Human							Ontario
	Embryonic
	Stem Cells
131/210SG	Hematopoietic	SG	200403341-1	6-Dec-02	104768	31-Jul-06	Issued	Univ.
	Cells from							Western
	Human							Ontario
	Embryonic
	Stem Cells
131/212AU D	Hematopoietic	AU	2008243182	6-Dec-02			Pending	Univ.
	Cells from							Western
	Human							Ontario
	Embryonic
	Stem Cells

23

CONFIDENTIAL

131/213CN D	Hematopoietic	CN	200910174800.4	6-Dec-02			Pending	Univ.
	Cells from							Western
	Human							Ontario
Embryonic
Stem Cells
131/214EP D	Hematopoietic	EP	10175120.4	6-Dec-02			Pending	Univ.
	Cells from							Western
	Human							Ontario
Embryonic
Stem Cells
131/215GB D	Use of	GB	0503865.8	6-Dec-02	2412379	29-Mar-06	Issued	Univ.
	Undifferentiated							Western
	Embryonic							Ontario
Stem Cells To
Induce Immune
Tolerance and
Improve
Allograft
Acceptance
131/216IL D	Hematopoietic	IL	200768	6-Dec-02	200768	1-Feb-12	Issued	Univ.
	Cells from							Western
	Human							Ontario
Embryonic
Stem Cells
131/217KR D	Hematopoietic	KR	2010-7024253	6-Dec-02			Pending	Univ.
	Cells from							Western
	Human							Ontario
Embryonic
Stem Cells
131/218JP D	Hematopoietic	JP	2009-265829	6-Dec-02			Pending	Univ.
	Cells from							Western
	Human							Ontario
Embryonic
Stem Cells
131/219HK	Hematopoietic	HK	11109490.3	6-Dec-02			Pending	Univ.
	Cells from							Western
	Human							Ontario
Embryonic
Stem Cells
131/220AU D2	Hematopoietic	AU		6-Dec-02			Pending	Univ.
	Cells from							Western
	Human							Ontario
Embryonic
Stem Cells
132/002	Islet Cells from	US	10/313,739	6-Dec-02	7,033,831	25-Apr-06	Issued
Human
Embryonic
Stem Cells
132/003D	Endoderm Cells	US	11/262,633	31-Oct-05	7,326,572	5-Feb-08	Issued
from Human
Embryonic
Stem Cells

24

CONFIDENTIAL

132/004C	Islet Cells from	US	11/960,477	19-Dec-07			Pending
	Human
	Embryonic
	Stem Cells
132/005C	Islet Cells from	US	12/262,536	31-Oct-08			Pending
	Human
	Embryonic
	Stem Cells
132/006C	Islet Cells from	US	12/543,875	19-Aug-09			Pending
	Human
	Embryonic
	Stem Cells
132/007C	Drug Screening	US	12/762,676	19-Apr-10			Pending
	Using Islet Cells
	and Islet Cell
	Progenitors
	from Human
	Embryonic
	Stem Cells
132/008C	Drug Screening	US	12/947,605	16-Nov-10			Pending
	Using Islet Cells
	and Islet Cell
	Progenitors
	from Human
	Embryonic
	Stem Cells
132/031	Differentiation	US	12/303,895	8-Dec-08			Allowed
	and Enrichment
	of Islet-Like
	Cells from
	Human
	Pluripotent
	Stem Cells
132/201AU	Islet Cells from	AU	2002364143	6-Dec-02	2002364143	5-Jun-08	Issued
	Human
	Embryonic
	Stem Cells
132/202CA	Islet Cells from	CA	2470539	6-Dec-02	2,470,539	4-Oct-11	Issued
	Human
	Embryonic
	Stem Cells
132/203CN	Islet Cells from	CN	02824367.6	6-Dec-02	1602351	30-Mar-11	Issued
	Human
	Embryonic
	Stem Cells
132/204EP	Islet Cells from	EP	02799217.1	6-Dec-02			Pending
	Human
	Embryonic
	Stem Cells
132/205GB	Islet Cells from	GB	0414958.9	6-Dec-02	2,399,823	15-Feb-06	Issued
	Human
	Embryonic
	Stem Cells

25

CONFIDENTIAL

132/206IL	Islet Cells from	IL	162131	6-Dec-02	162131	31-Mar-11	Issued
	Human
	Embryonic
	Stem Cells
132/207IN	Islet Cells from	IN	1795/DELNP/2004	6-Dec-02			Pending
	Human
	Embryonic
	Stem Cells
132/208JP	Islet Cells from	JP	2003-551271	6-Dec-02	4666567	21-Jan-11	Issued
	Human
	Embryonic
	Stem Cells
132/209KR	Islet Cells from	KR	2004-7008713	6-Dec-02	1089591	29-Nov-11	Issued
	Human
	Embryonic
	Stem Cells
132/210SG	Islet Cells from	SG	200403559-8	6-Dec-02	104,854	31-Aug-06	Issued
	Human
	Embryonic
	Stem Cells
132/211GB D	Islet Cells from	GB	0517624.3	6-Dec-02	2415432	6-Sep-06	Issued
	Human
	Embryonic
	Stem Cells
132/212HK	Islet Cells from	HK	05106662.9	6-Dec-02	1074218	2-Dec-11	Issued
	Human
	Embryonic
	Stem Cells
132/213CN D	Islet Cells from	CN	200710307353.6	6-Dec-02			Pending
	Human
	Embryonic
	Stem Cells
132/214HK	Islet Cells from	HK	09100086.6	6-Dec-02			Pending
	Human
	Embryonic
	Stem Cells
132/215AU D	Islet Cells from	AU	2007254644	6-Dec-02	2007254644	22-Apr-10	Issued
	Human
	Embryonic
	Stem Cells
132/216IL D	Islet Cells from	IL	188472	6-Dec-02	188472	31-Mar-11	Issued
	Human
	Embryonic
	Stem Cells
132/217IN D	Islet Cells from	IN	6576/DELNP/2009	6-Dec-02			Pending
	Human
	Embryonic
	Stem Cells
132/218JP D	Islet Cells from	JP	2008-040781	6-Dec-02	4917559	3-Feb-12	Issued
	Human
	Embryonic
	Stem Cells
132/219KR D	Islet Cells from	KR	2008-7002476	6-Dec-02	10-0008868	11-Jan-11	Issued
	Human
	Embryonic
	Stem Cells

26

CONFIDENTIAL

132/220AU D2	Islet Cells from	AU	2010200610	6-Dec-02			Pending
	Human
	Embryonic
	Stem Cells
132/221CA D	Islet Cells from	CA	2692325	6-Dec-02			Pending
	Human
	Embryonic
	Stem Cells
132/222EP D	Islet Cells from	EP	10174969.5	6-Dec-02			Pending
	Human
	Embryonic
	Stem Cells
132/223HK	Islet Cells from	HK	11106412.4	6-Dec-02			Pending
	Human
	Embryonic
	Stem Cells
132/224JP D2	Islet Cells from	JP	2011-258931	6-Dec-02			Pending
	Human
	Embryonic
	Stem Cells
132/225KR D2	Islet Cells from	KR					Unfiled
	Human
	Embryonic
	Stem Cells
133/003C	Chondrocyte	US	11/345,878	1-Feb-06	7,906,330	15-Mar-11	Issued
	Precursors
	Derived from
	Human
	Embryonic
	Stem Cells
133/004C	Chondrocyte	US	13/021,497	4-Feb-11			Pending
	Precursors
	Derived from
	Human
	Embryonic
	Stem Cells
133/201AU	Chondrocyte	AU	2002366602	6-Dec-02	2002366602	16-Oct-08	Issued
	Precursors
	Derived from
	Human
	Embryonic
	Stem Cells
133/204EP	Chondrocyte	EP	02804739.7	6-Dec-02			Pending
	Precursors
	Derived from
	Human
	Embryonic
	Stem Cells
133/206IL	Chondrocyte	IL	162132	6-Dec-02	162132	29-Jun-10	Issued
	Precursors
	Derived from
	Human
	Embryonic
	Stem Cells

27

CONFIDENTIAL

133/207IN	Chondrocyte	IN	1794/DELNP/2004	6-Dec-02			Pending
	Precursors
	Derived from
	Human
	Embryonic
	Stem Cells
133/209KR	Chondrocyte	KR	2004-7008714	6-Dec-02	10-0973453	27-Jul-10	Issued
	Precursors
	Derived from
	Human
	Embryonic
	Stem Cells
133/210SG	Chondrocyte	SG	200403261-1	6-Dec-02	105,123	31-Aug-06	Issued
	Precursors
	Derived from
	Human
	Embryonic
	Stem Cells
135/002	A Marker	US	10/389,431	13-Mar-03	7,153,650	26-Dec-06	Issued
	System for
	Preparing and
	Characterizing
	High-Quality
	Human
	Embryonic
	Stem Cells
135/201EP	Genes That Are	EP	04757690.5	13-Mar-04			Pending
	Up- or Down-
	Regulated
	During
	Differentiation
	of Human
	Embryonic
	Stem Cells
135/202SG	Genes That Are	SG	200505876-3	13-Mar-04	115,079	31-Oct-07	Issued
	Up- or Down-
	Regulated
	During
	Differentiation
	of Human
	Embryonic
	Stem Cells
135/203GB	Genes That Are	GB	0520847.5	13-Mar-04	2415781	18-Jul-07	Issued
	Up- or Down-
	Regulated
	During
	Differentiation
	of Human
	Embryonic
	Stem Cells

28

CONFIDENTIAL

135/212SG D	Genes That Are	SG	200708419-7	13-Mar-04	151119	29-May-09	Issued
	Up- or Down-
	Regulated
	During
	Differentiation
	of Human
	Embryonic
	Stem Cells
135/213GB D	Genes That Are	GB	0708707.5	13-Mar-04	2434867	7-Nov-07	Issued
	Up- or Down-
	Regulated
	During
	Differentiation
	of Human
	Embryonic
	Stem Cells
138/202GB	Dendritic Cell	GB	0703122.2	10-Aug-05	2431582	23-Dec-09	Issued
	Vaccines Made
	from Embryonic
	Stem Cells for
	Treating Cancer
138/204HK	Dendritic Cell	HK	07110697.8	10-Aug-05	1105429	23-Apr-10	Issued
	Vaccines for
	Treating Cancer
	Made from
	Embryonic
	Stem Cells
151/003	Differentiation	US	12/412,183	26-Mar-09	8,093,049	10-Jan-12	Issued
	of Primate
	Pluripotent
	Stem Cells to
	Hematopoietic
	Lineage Cells
151/004C	Systems for	US	13/312,349	6-Dec-11			Pending
	Differentiating
	Pluripotent
	Stem Cells into
	Hematopoietic
	Lineage Cells
151/201AU	Differentiation	AU	2009228215	26-Mar-09			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Hematopoietic
	Lineage Cells
151/202CA	Differentiation	CA	2718438	26-Mar-09			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Hematopoietic
	Lineage Cells
151/203CN	Differentiation	CN	200980116566.8	26-Mar-09			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Hematopoietic
	Lineage Cells

29

CONFIDENTIAL

151/204EP	Differentiation	EP	09724052.7	26-Mar-09			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Hematopoietic
	Lineage Cells
151/206IL	Differentiation	IL	208116	26-Mar-09			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Hematopoietic
	Lineage Cells
151/207IN	Differentiation	IN	6087/CHENP/2010	26-Mar-09			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Hematopoietic
	Lineage Cells
151/208JP	Differentiation	JP	2011-502069	26-Mar-09			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Hematopoietic
	Lineage Cells
151/209KR	Differentiation	KR	2010-7021271	26-Mar-09			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Hematopoietic
	Lineage Cells
151/210SG	Differentiation	SG	201006607-4	26-Mar-09			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Hematopoietic
	Lineage Cells
151/211HK	Differentiation	HK	11105528.7	26-Mar-09			Pending
	of Primate
	Pluripotent
	Stem Cells to
	Hematopoietic
	Lineage Cells
161/002	Synthetic	US	12/362,190	29-Jan-09	8,241,907	14-Aug-12	Issued
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes
161/003C	Synthetic	US	13/546,381	11-Jul-12			Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes

30

CONFIDENTIAL

161/201AU	Synthetic	AU	2009209157	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes
161/202CA	Synthetic	CA	2712891	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes
161/203CN	Synthetic	CN	200980103922.2	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes
161/204EP	Synthetic	EP	09705923.2	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes
161/205IL	Synthetic	IL	207083	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes
161/206IN	Synthetic	IN	5135/CHENP/2010	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes
161/207JP	Synthetic	JP	2010-545155	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes
161/208KR	Synthetic	KR	2010-7019066	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes
161/209SG	Synthetic	SG	201005466-6	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes
161/210HK	Synthetic	HK	11106743.4	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Cardiomyocytes
162/002	Synthetic	US	12/362,250	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Oligodendrocyte
	Progenitor Cells

31

CONFIDENTIAL

162/201AU	Synthetic	AU	2009209167	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Oligodendrocyte
	Progenitor Cells
162/202CA	Synthetic	CA	2714010	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Oligodendrocyte
	Progenitor Cells
162/203CN	Synthetic	CN	200980103921.8	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Oligodendrocyte
	Progenitor Cells
162/204EP	Synthetic	EP	09705909.1	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Oligodendrocyte
	Progenitor Cells
162/205IL	Synthetic	IL	207085	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Oligodendrocyte
	Progenitor Cells
162/206IN	Synthetic	IN	5136/CHENP/2010	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Oligodendrocyte
	Progenitor Cells
162/207JP	Synthetic	JP	2010-545160	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Oligodendrocyte
	Progenitor Cells
162/208KR	Synthetic	KR	2010-7019153	29-Jan-09	Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Oligodendrocyte
	Progenitor Cells

32

CONFIDENTIAL

162/209SG	Synthetic	SG	201005462-5	29-Jan-09			Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Oligodendrocyte
	Progenitor Cells
162/210HK	Synthetic	HK	11102599.8	29-Jan-09			Pending
	Surfaces for
	Culturing Stem
	Cell Derived
	Oligodendrocyte
	Progenitor Cells
164/003C	Synthetic	US	12/701,731	8-Feb-10			Pending
	Surfaces for
	Differentiating
	Stem Cells into
	Cardiomyocytes
	(amended)
165/002	Differentiated	US	12/823,739	25-Jun-10	8,323,966	4-Dec-12	Issued
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes
165/003C	Differentiated	US	13/679,663	16-Nov-12			Pending
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes
165/201AU	Differentiated	AU	2010266016	25-Jun-10			Pending
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes
165/202CA	Differentiated	CA	2766164	25-Jun-10			Pending
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes

33

CONFIDENTIAL

165/203CN	Differentiated	CN	201080032011.8	25-Jun-10	Pending
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes
165/204IL	Differentiated	IL	217061	25-Jun-10	Pending
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes
165/205IN	Differentiated	IN	47/CHENP/2012	25-Jun-10	Pending
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes
165/206JP	Differentiated	JP	2012-517776	25-Jun-10	Pending
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes
165/207KR	Differentiated	KR	2012-7001572	25-Jun-10	Pending
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes
165/208SG	Differentiated	SG	201109522-1	25-Jun-10	Pending
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes
165/209GB	Differentiated	GB	1201047.6	25-Jun-10	Pending
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes
165/210EP	Differentiated	EP	10792733.7	25-Jun-10	Pending
	Pluripotent
	Stem Cell
	Progeny
	Depleted of
	Extraneous
	Phenotypes
166/200PCT	Enriched	WO	PCT/US2012/30799	28-Mar-12	Pending
	Populations of
	Cardiomyocyte
	Lineage Cells
	from Pluripotent
	Stem Cells

34

Geron-Licensed Stem Cell Status Report -
Active Cases

FILE NO.	TITLE	COUNTRY	APPLICATION NUMBER	FILING DATE	PATENT NUMBER	ISSUE DATE	STATUS	ASSIGNEE
131/004C	Reconstructing	US	10/862,625	7-Jun-04			Pending	Univ.
	Hematopoietic							Western
	Cell Function							Ontario
Using Human
Embryonic Stem
Cells
134/002	Method of	US	10/406,817	4-Apr-03	7,285,415	23-Oct-07	Issued	Regents
	Producing							Univ.
	Oligodendrocytes							California
from Human
Embryonic Stem
Cells for Drug
Screening or
Treatment of
Spinal Cord
Injury
134/004C	Oligodendrocytes	US	11/637,632	11-Dec-06	7,579,188	25-Aug-09	Issued	Regents
	Derived from							Univ.
	Human							California
Embryonic Stem
Cells for
Remyelination
and Treatment of
Spinal Cord
Injury
134/005D	Oligodendrocytes	US	12/357,244	21-Jan-09			Pending	Regents
	Derived from							Univ.
	Human							California
Embryonic Stem
Cells for
Remyelination
and Treatment of
Spinal Cord
Injury

35

CONFIDENTIAL

134/201AU	Oligodendrocytes	AU	2003250477	11-Jul-03	2003250477	3-Jul-08	Issued	Regents
	Derived from							Univ.
	Human							California
	Embryonic Stem
	Cells for
	Remyelination
	and Treatment of
	Spinal Cord
	Injury
134/202CA	Oligodendrocytes	CA	2489203	11-Jul-03			Pending	Regents
	Derived from							Univ.
	Human							California
	Embryonic Stem
	Cells for
	Remyelination
	and Treatment of
	Spinal Cord
	Injury
134/203CN	Oligodendrocytes	CN	03816184.2	11-Jul-03			Pending	Regents
	Derived from							Univ.
	Human							California
	Embryonic Stem
	Cells for
	Remyelination
	and Treatment of
	Spinal Cord
	Injury
134/204EP	Oligodendrocytes	EP	03764084.4	11-Jul-03			Pending	Regents
	Derived from							Univ.
	Human							California
	Embryonic Stem
	Cells for
	Remyelination
	and Treatment of
	Spinal Cord
	Injury
134/205GB	Oligodendrocytes	GB	0502774.3	11-Jul-03	2,407,822	22-Feb-06	Issued	Regents
	Derived from							Univ.
	Human							California
	Embryonic Stem
	Cells for
	Remyelination
	and Treatment of
	Spinal Cord
	Injury
134/206IL	Oligodendrocytes	IL	165645	11-Jul-03	165645	1-Mar-11	Issued	Regents
	Derived from							Univ.
	Human							California
	Embryonic Stem
	Cells for
	Remyelination
	and Treatment of
	Spinal Cord
	Injury

36

CONFIDENTIAL

134/207IN	Oligodendrocytes	IN	4091/DELNP/2004	11-Jul-03			Pending	Regents
	Derived from							Univ.
	Human							California
Embryonic Stem
Cells for
Remyelination
and Treatment of
Spinal Cord
Injury
134/208JP	Oligodendrocytes	JP	2005-505090	11-Jul-03	4823689	24-Nov-11	Issued	Regents
	Derived from							Univ.
	Human							California
Embryonic Stem
Cells for
Remyelination
and Treatment of
Spinal Cord
Injury
134/209SG	Oligodendrocytes	SG	200407816-8	11-Jul-03	108,775	31-Jan-07	Issued	Regents
	Derived from							Univ.
	Human							California
Embryonic Stem
Cells for
Remyelination
and Treatment of
Spinal Cord
Injury
134/210HK	Oligodendrocytes	HK	06113936.4	19-Dec-06			Pending	Regents
	Derived from							Univ.
	Human							California
Embryonic Stem
Cells for
Remyelination
and Treatment of
Spinal Cord
Injury
134/211EP D	Oligodendrocytes	EP	10175854.8	11-Jul-03			Pending	Regents
	Derived from							Univ.
	Human							California
Embryonic Stem
Cells for
Remyelination
and Treatment of
Spinal Cord
Injury
134/212JP D	Oligodendrocytes	JP	2011-047716	11-Jul-03			Pending	Regents
	Derived from							Univ.
	Human							California
Embryonic Stem
Cells for
Remyelination
and Treatment of
Spinal Cord
Injury

37

CONFIDENTIAL

134/213IN D	Oligodendrocytes	IN	4057/DELNP/2011	11-Jul-03	Pending	Regents
	Derived from					Univ.
	Human					California
Embryonic Stem
Cells for
Remyelination
and Treatment of
Spinal Cord
Injury
134/214HK	Oligodendrocytes	HK	11105339.6	11-Jul-03	Pending	Regents
	Derived from					Univ.
	Human					California
Embryonic Stem
Cells for
Remyelination
and Treatment of
Spinal Cord
Injury
136/002	Chondrogenic	US	13/082,727	8-Apr-11	Pending	Univ.
	Progenitor Cells,					Edinburgh
Protocol for
Derivation of
Cells and Uses
Thereof
136/201AU	Chondrogenic	AU		8-Apr-11	Pending	Univ.
	Progenitor Cells,					Edinburgh
Protocol for
Derivation of
Cells and Uses
Thereof
136/202CA	Chondrogenic	CA		8-Apr-11	Unfiled	Univ.
	Progenitor Cells,					Edinburgh
Protocol for
Derivation of
Cells and Uses
Thereof
136/203CN	Chondrogenic	CN		8-Apr-11	Pending	Univ.
	Progenitor Cells,					Edinburgh
Protocol for
Derivation of
Cells and Uses
Thereof
136/204EP	Chondrogenic	EP	11718764.1	8-Apr-11	Pending	Univ.
	Progenitor Cells,					Edinburgh
Protocol for
Derivation of
Cells and Uses
Thereof
136/205IN	Chondrogenic	IN	9325/CHENP/2012	8-Apr-11	Pending	Univ.
	Progenitor Cells,					Edinburgh
Protocol for
Derivation of
Cells and Uses
Thereof

38

CONFIDENTIAL

136/206IL	Chondrogenic	IL	222292	8-Apr-11			Pending	Univ.
	Progenitor Cells,							Edinburgh
Protocol for
Derivation of
Cells and Uses
Thereof
136/207JP	Chondrogenic	JP		8-Apr-11			Pending	Univ.
	Progenitor Cells,							Edinburgh
Protocol for
Derivation of
Cells and Uses
Thereof
136/208SG	Chondrogenic	SG	201207371-4	8-Apr-11			Pending	Univ.
	Progenitor Cells,							Edinburgh
Protocol for
Derivation of
Cells and Uses
Thereof
150/001C	Method for	US	09/849,499	4-May-01	7,247,480	24-Jul-07	Issued	Isis
	Producing							Innovation,
	Dendritic Cells							Ltd.
150/003C	Method for	US	11/789,669	24-Apr-07	7,473,556	6-Jan-09	Issued	Isis
	Producing							Innovation,
	Dendritic Cells							Ltd.
150/004C	Method for	US	12/326,831	2-Dec-08	7,781,213	24-Aug-10	Issued	Isis
	Producing							Innovation,
	Dendritic Cells							Ltd.
150/005C	Method for	US	12/841,064	21-Jul-10	8,232,100	31-Jul-12	Issued	Isis
	Producing							Innovation,
	Dendritic Cells							Ltd.
150/006C	Method for	US	13/538,995	29-Jun-12			Pending	Isis
	Producing							Innovation,
	Dendritic Cells							Ltd.
150/201AU	Method for	AU	200010584	5-Nov-99	768,267	4-Dec-03	Issued	Isis
	Producing							Innovation,
	Dendritic Cells							Ltd.
150/202CA	Dendritic Cell	CA	2350210	5-Nov-99			Pending	Isis
	Manipulation							Innovation,
Ltd.
150/203EP	Method for	EP	99954148.5	5-Nov-99			Pending	Isis
	Producing							Innovation,
	Dendritic Cells							Ltd.
600/001	Lysosomal	US	08/006,845	22-Jan-93	5,633,234	27-May-97	Issued	Johns
	Targeting of							Hopkins
	Immunogens							Univ.
600/201CA	Lysosomal	CA	2154445	21-Jan-94	2,154,445	26-Jun-07	Issued	Johns
	Targeting of							Hopkins
	Immunogens							Univ.
600/203JP	Lysosomal	JP	19940517149	21-Jan-94	3581366	30-Jul-04	Issued	Johns
	Targeting of							Hopkins
	Immunogens							Univ.

39

CONFIDENTIAL

600/204AT	Lysosomal	AT	94910648.8	21-Jan-94	180835	15-Jun-99	Issued	Johns
	Targeting of							Hopkins
	Immunogens							Univ.
600/205DE	Lysosomal	DE	94910648.8	21-Jan-94	69418856	20-Jan-00	Issued	Johns
	Targeting of							Hopkins
	Immunogens							Univ.
600/206DK	Lysosomal	DK	94910648.8	21-Jan-94	680513	27-Dec-99	Issued	Johns
	Targeting of							Hopkins
	Immunogens							Univ.
600/207ES	Lysosomal	ES	94910648.8	21-Jan-94	2132395	16-Aug-99	Issued	Johns
	Targeting of							Hopkins
	Immunogens							Univ.
600/208GR	Lysosomal	GR	94910648.8	21-Jan-94	3031026	31-Dec-99	Issued	Johns
	Targeting of							Hopkins
	Immunogens							Univ.
601/201EP	Chimeric	EP	02763958.2	5-Apr-02			Pending	Johns
	Vaccines							Hopkins
								Univ.
601/202CA	Chimeric	CA	2446462	4-May-02			Pending	Johns
	Vaccines							Hopkins
								Univ.
800/001	Methods for	US	08/640,444	30-Apr-96	5,853,719	29-Dec-98	Issued	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA
800/002C	Methods for	US	09/073,819	6-May-98	6,306,388	23-Oct-01	Issued	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA
800/003C	Methods for	US	09/875,264	7-Jun-01	7,101,705	5-Sep-06	Issued	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA
800/010P	Methods for	US	09/171,916	16-Feb-99	7,105,157	12-Sep-06	Issued	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA

40

CONFIDENTIAL

800/011D	RNA-loaded	US	09/667,319	22-Sep-00	6,670,186	30-Dec-03	Issued	Duke Univ.
	Antigen
	Presenting Cells
800/012C	Methods for	US	11/250,546	17-Oct-05	7,601,343	13-Oct-09	Issued	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA
800/013D	Methods for	US	12/585,028	1-Sep-09	8,263,066	11-Sep-12	Issued	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA
800/014C	Methods for	US	13/554,938	20-Jul-12			Pending	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA
800/020P	Method of	US	09/302,329	30-Apr-99	6,387,701	14-May-02	Issued	Duke Univ.
	Identifying
	Tumor Antigens
	that Elicit a T-
	cell Response
800/201AU	Methods for	AU	1997/28213	30-Apr-97	724267	11-Jan-01	Issued	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA
800/202CA	Compositions	CA	2253632	30-Apr-97	2,253,632	16-Dec-08	Issued	Duke Univ.
	and Methods for
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA
800/204JP	Methods for	JP	539210/97	30-Apr-97	3836151	4-Aug-06	Issued	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA

41

CONFIDENTIAL

800/213EP D	Methods for	EP	06015438.2	30-Apr-97			Pending	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA
800/214JP D	Methods for	JP	2006-129005	30-Apr-97	3955311	11-May-07	Issued	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA
800/216HK	Methods for	HK	11108880.3	30-Apr-97			Pending	Duke Univ.
	Treating Cancers
	and Pathogen
	Infections Using
	Antigen-
	presenting Cells
	Loaded with
	RNA
811/002	In Situ	US	10/536,211	10-Dec-03	7,785,583	31-Aug-10	Issued	Duke Univ.
	Maturation of
	Dendritic Cells
811/201AU	In Situ	AU	2003296439	10-Dec-03	2003296439	10-Jul-09	Issued	Duke Univ.
	Maturation of
	Dendritic Cells
821/001	Method for	US	10/362,715	24-Feb-03			Allowed	Gerold
	Producing Ready							Schuler
	to Use, Antigen
	Loaded or
	Unloaded,
	Cryoconserved
	Mature Dendritic
	Cells
821/002C	Method for	US	13/479,612	24-May-12			Pending	Gerold
	Producing Ready							Schuler
	to Use, Antigen
	Loaded or
	Unloaded,
	Cryoconserved
	Mature Dendritic
	Cells
821/206JP	Method for	JP	522234/02	24-Aug-01	4610847	22-Oct-10	Issued	Gerold
	Producing Ready							Schuler
	to Use, Antigen
	Loaded or
	Unloaded,
	Cryoconserved
	Mature Dendritic
	Cells

42

CONFIDENTIAL

821/215AT	Method for	AT	19607084	24-Aug-01	1311658	15-Oct-08	Issued	Gerold
	Producing Ready							Schuler
	to Use, Antigen
	Loaded or
	Unloaded,
	Cryoconserved
	Mature Dendritic
	Cells
821/216BE	Method for	BE	19607084	24-Aug-01	1311658	15-Oct-08	Issued	Gerold
	Producing Ready							Schuler
	to Use, Antigen
	Loaded or
	Unloaded,
	Cryoconserved
	Mature Dendritic
	Cells
821/217DK	Method for	DK	19607084	24-Aug-01	1311658	15-Oct-08	Issued	Gerold
	Producing Ready							Schuler
	to Use, Antigen
	Loaded or
	Unloaded,
	Cryoconserved
	Mature Dendritic
	Cells
821/218FR	Method for	FR		24-Aug-01	1311658	15-Oct-08	Issued	Gerold
	Producing Ready							Schuler
	to Use, Antigen
	Loaded or
	Unloaded,
	Cryoconserved
	Mature Dendritic
	Cells
821/219IT	Method for	IT	19607084	24-Aug-01	1311658	15-Oct-08	Issued	Gerold
	Producing Ready							Schuler
	to Use, Antigen
	Loaded or
	Unloaded,
	Cryoconserved
	Mature Dendritic
	Cells
821/220NL	Method for	NL	19607084	24-Aug-01	1311658	15-Oct-08	Issued	Gerold
	Producing Ready							Schuler
	to Use, Antigen
	Loaded or
	Unloaded,
	Cryoconserved
	Mature Dendritic
	Cells

43

CONFIDENTIAL

821/221SE	Method for	SE	19607084	24-Aug-01	1311658	15-Oct-08	Issued	Gerold
	Producing Ready							Schuler
to Use, Antigen
Loaded or
Unloaded,
Cryoconserved
Mature Dendritic
Cells
821/222UK	Method for	GB	019607084	24-Aug-01	1311658	15-Oct-08	Issued	Gerold
	Producing Ready							Schuler
to Use, Antigen
Loaded or
Unloaded,
Cryoconserved
Mature Dendritic
Cells
822/002C	CD4+ CD25+	US	13/530,488	22-Jun-12			Pending	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
822/201AU	CD4+CD25+	AU	2002257648	12-Mar-02	2,002,257,648	17-Jan-08	Issued	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
822/202BR	CD4+CD25+	BR	0208076.1	12-Mar-02			Pending	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
822/203CA	CD4+CD25+	CA	2441213	12-Mar-02			Pending	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
822/204CN	CD4+ CD25+	CN	02809777.7	12-Mar-02			Pending	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
822/206JP	CD4+CD25+	JP	571855/02	12-Mar-02			Pending	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
822/207KR	CD4+CD25+	KR	2003-7011970	12-Mar-02			Pending	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
822/208DE	CD4+CD25+	DE		12-Mar-02	1379625	30-Jun-10	Issued	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
822/209FR	CD4+CD25+	FR	027273978	12-Mar-02	1379625	30-Jun-10	Issued	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
822/210IE	CD4+CD25+	IE	027273978	12-Mar-02	1379625	30-Jun-10	Issued	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood

44

CONFIDENTIAL

822/211NL	CD4+CD25+	NL	027273978	12-Mar-02	1379625	30-Jun-10	Issued	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
822/212SE	CD4+CD25+	SE	027273978	12-Mar-02	1379625	30-Jun-10	Issued	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
822/213UK	CD4+CD25+	GB	027273978	12-Mar-02	1379625	30-Jun-10	Issued	Argos
	Regulatory T							Therapeutics,
	Cells from							Inc.
Human Blood
830/004C	Method for In	US	08/458,230	2-Jun-95	5,851,756	22-Dec-98	Issued	Rockefeller
	Vitro							Univ. and
	Proliferation of							Argos
Dendritic Cell
Precursors and
Their Use to
Produce
Immunogens
830/005D	Method for In	US	09/073,596	6-May-98			Pending	Rockefeller
	Vitro							Univ. and
	Proliferation of							Argos
Dendritic Cell
Precursors and
Their Use to
Produce
Immunogens
830/010P	Method for In	US	08/261,537	17-Jun-94	5,994,126	30-Nov-99	Issued	Rockefeller
	Vitro							Univ. and
	Proliferation of							Argos
Dendritic Cell
Precursors and
Their Use to
Produce
Immunogens
830/201AU	Method for In	AU	40461/93	1-Apr-93	687733	5-Mar-98	Issued	Rockefeller
	Vitro							Univ. and
	Proliferation of							Argos
Dendritic Cell
Precursors and
Their Use to
Produce
Immunogens
830/202CA	Method for In	CA	2133409	1-Apr-93	2,133,409	24-May-11	Issued	Rockefeller
	Vitro							Univ. and
	Proliferation of							Argos
Dendritic Cell
Precursors and
Their Use to
Produce
Immunogens

45

CONFIDENTIAL

830/204JP	Method for In	JP	517738/1993	1-Apr-93	3649335	18-May-05	Issued	Rockefeller
	Vitro							Univ. and
	Proliferation of							Argos
	Dendritic Cell
	Precursors and
	Their Use to
	Produce
	Immunogens
830/312MN	Method for In	MN	93911581.2	1-Apr-93	633,929	3-Mar-04	Issued	Rockefeller
	Vitro							Univ. and
	Proliferation of							Argos
	Dendritic Cell
	Precursors and
	Their Use to
	Produce
	Immunogens

46

Confidential

Exhibit G

FORM OF ASSUMPTION AGREEMENT

CONFIDENTIAL

ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement is made as of _______, 2013 (the “Closing Date”) by and between BioTime Acquisition Corporation, a Delaware corporation (“BAC”), and Geron Corporation, a Delaware corporation (“Geron”). Capitalized terms used but not defined in this Assignment and Assumption Agreement shall have the meanings given to them in the Contribution Agreement (as defined below).

W I T N E S S E T H :

     Whereas, Geron, BAC, and BioTime, Inc. (“BioTime”) have entered into an Asset Contribution Agreement dated as of January 4, 2013 (the “Contribution Agreement”), which provides for the sale of certain assets of Geron to, and the assumption of certain liabilities of Geron by, BAC.

     Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BAC and Geron hereby agree as follows:

     1. Assignment by Geron. Geron hereby transfers, assigns and conveys to BAC as of the date hereof all of Geron’s right, title and interest in, under and to the Contributed Geron Assets.

     2. Assumption by BAC. BAC hereby accepts the assignment of all of Geron’s right, title and interest in, under and to the Contributed Geron Assets and expressly assumes all Liabilities of Geron and its Affiliates: (i) relating to the Contributed Geron Assets and attributable to the periods, events or circumstances after the Closing Date, including all Liabilities for or relating to Taxes with respect to the Technology and the Contributed Assets for any Post-Closing Tax Period; (ii) relating to the obligations of Geron and its Affiliates to be performed following the Closing Date under any Geron Contracts included in any Contributed Assets; (iii) relating to the clinical trials for GRNOPC1 for spinal cord injury, including: (A) A Phase I Safety Study of GRNOPC1 In Patients with Neurologically Complete, Subacute, Spinal Cord Injury, Protocol No. CP35A007, and (B) Long Term Follow Up of Subjects Who Received GRNOPC1, Protocol No. CP35A008; (iv) relating to the ViaCyte Contested Matters; and (v) relating to the clinical trial of VAC1 for acute myelogenous leukemia, including: A Phase I/II Study of Active Immunotherapy with GRNVAC1, Autologous Mature Dendritic Cells Transfected with mRNA Encoding Human Telomerase Reverse Transcriptase (hTERT), in Patients with Acute Myelogenous Leukemia (AML) in Complete Remission (Protocol No. CP06-151) (the Liabilities described in clauses “(i)” through “(v)” of this sentence being collectively referred to as the “Assumed Geron Liabilities”).

CONFIDENTIAL

     3. General Provisions.

          (a) Conflicts. Nothing contained in this Assignment and Assumption Agreement is intended to provide any rights to Geron or BAC, if and as applicable, beyond those rights expressly provided to Geron or BAC, if and as applicable, in the Contribution Agreement. Nothing contained in this Assumption Agreement is intended to impose any obligations or liabilities on BAC or Geron, if and as applicable, beyond those obligations and liabilities expressly imposed on BAC or Geron, if and as applicable, in the Contribution Agreement. Nothing contained in this Assumption Agreement is intended to limit any of the rights or remedies available to BAC or Geron under the Contribution Agreement. To the extent there is a conflict between the terms and provisions of this Assignment and Assumption Agreement and the terms and provisions of the Contribution Agreement, the terms and provisions of the Contribution Agreement shall govern.

          (b) Parties in Interest; Successors and Assigns. Nothing contained in this Assignment and Assumption Agreement is intended to provide any right or remedy to any Person, other than Geron and BAC, and each of their respective successors and assigns (if any). This Assignment and Assumption Agreement shall be binding upon Geron and its successors and assigns (if any), BAC and its successors and assigns (if any), and their respective successors and assigns (if any).

          (c) Counterparts and Exchange by Electronic Transmission or Facsimile. This Assumption Agreement may be executed in two counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Assignment and Assumption Agreement (in counterparts or otherwise) by electronic transmission or facsimile shall be sufficient to bind the parties to the terms and conditions of this Assignment and Assumption Agreement.

          (d) Governing Law. This Assignment and Assumption Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of laws.

          (e) Amendments. This Assignment and Assumption Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of BAC and Geron.

     The parties to this Assumption Agreement have caused it to be executed and delivered as of the date first written above.

BioTime Acquisition Corporation,
a Delaware corporation

By:
Name:
Title:

Geron Corporation,
a Delaware corporation

By:
Name:
Title:

Confidential

Exhibit H

FORM OF CONFIDENTIAL DISCLOSURE AGREEMENT

CONFIDENTIAL

CONFIDENTIAL DISCLOSURE AND IP PROTECTION AGREEMENT

     This Confidential Disclosure and IP PROTECTION Agreement (this “Agreement”) is entered into as of ______, 2013, by and between BioTime Acquisition Corporation, a Delaware corporation (“BAC”), BioTime, Inc., a California corporation (“BioTime”), and Geron Corporation, a Delaware corporation (“Geron”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Contribution Agreement (as defined below).

Recitals

     WHEREAS, Geron, BAC, and BioTime are parties to that certain Asset Contribution Agreement, dated as of January 4, 2013 (the “Asset Contribution Agreement”), pursuant to which, among other things, BAC has acquired the Contributed Geron Assets from Geron.

     WHEREAS, the Contributed Geron Assets contain certain information that Geron has treated as proprietary and confidential, and which the parties desire to maintain as confidential following the contribution of said Contributed Geron Assets to BAC as contemplated herein.

     WHEREAS, the parties have determined it advisable to enter into this Agreement to delineate the obligations of confidentiality with respect to the Confidential Information (as defined below) included in the Contributed Geron Assets.

AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1. Confidentiality. Subject to Section 3 of this Agreement, Geron shall not, without BAC’s prior consent, disclose the Confidential Information to any Person other than its Representatives who have a need to know the Confidential Information for a purpose other than the research, development and commercialization of any drug, therapy, product or service that incorporates, utilizes, is developed using or is derived from Primate Pluripotent Stem Cells, provided that following a Change of Control of Geron after the date of this Agreement, Geron shall not, without BAC’s prior consent, disclose the Confidential Information to any Person other than its Representatives who have a need to know the Confidential Information for the purpose of responding to any Proceeding or as provided in Section 3 of this Agreement. In protecting the Confidential Information from unauthorized disclosure to any Person, Geron shall use at least the same degree of care as it uses in protecting the unauthorized disclosure of its own confidential information. As used herein, “Representatives” means, with respect to Geron, BioTime or BAC, such party’s Affiliates and its and its Affiliates’ respective officers, directors, employees, agents, attorneys, accountants and advisors.

2. Confidential Information.

     (a) As used herein, “Confidential Information” means: (i) all know-how, formulas, processes, product ideas, inventions (whether patentable or not), improvements, copyrightable or patentable materials, schematics, non-clinical and clinical data and technical, information and trade secrets included in the Contributed Geron Assets; (ii) the content of patent applications included in the Contributed Geron Assets; (iii) the terms and provisions of the Geron Contracts included in the Contributed Geron Assets and (iv) copies of the Contributed Records retained by Geron pursuant to Section 1.1(g) of the Asset Contribution Agreement.

     (b) Notwithstanding anything contained herein to the contrary, Confidential Information shall not include information that: (i) is or becomes publicly available (other than through a breach of this Agreement by Geron or any of its Representatives); and (ii) following the Closing becomes available to Geron or its Representatives by a third party (other than any former officer, director or employee of Geron who knew such information during the term of their office, directorship or employment with Geron) on a nonconfidential basis from a source other than BioTime, BAC or their respective Representatives.

3. Disclosure Under Legal Requirements, Orders, Etc. Notwithstanding anything to the contrary contained herein, Geron and its Representatives may disclose Confidential Information to the extent required by any Legal Requirement, Order or legal process (including by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process), or any rule, regulation, policy statement or other formal demand of any national securities exchange, market or automated quotation system; provided, that, to the extent permitted by any Legal Requirement, Geron will, as promptly as practicable, provide BAC with prior written notice of such requirement so that BAC may seek a protective or other order at its sole expense, or waive compliance with the terms of this Agreement. If such protective order is not timely obtained, or if BAC waives compliance with the provisions hereof or fails to promptly respond to Geron’s written notice, Geron, its Affiliates and its Representatives, as the case may be, will, without liability under this Agreement, furnish only that portion of the Confidential Information that it is advised by its counsel is legally required and will exercise commercially reasonable efforts to obtain assurance that confidential treatment, if available, will be accorded such Confidential Information. Notwithstanding anything to the contrary contained herein, but subject to the terms of the Asset Contribution Agreement, Geron and its Representatives may disclose Confidential Information to the extent required by federal or state securities laws or reporting obligations to the United States Securities and Exchange Commission.

4. Prohibition on Use of Contributed IP.

     (a) Geron shall not, and shall cause its subsidiaries not to, use or practice any of the IP Rights included in the Contributed IP; provided, however, that this Section 4 shall not prohibit Geron from using Residual Knowledge other than in a manner related to the research, development and commercialization of any drug, therapy, product or service that incorporates, utilizes, is developed using or is derived from Primate Pluripotent Stem Cells. Geron shall not direct any employee or independent contractor to use or practice any Residual Knowledge.

     (b Nothing in this Section 4 is intended to grant Geron any license under any patent or copyright included in the Contributed IP.

     (c) For purposes of this Agreement “Residual Knowledge” means ideas, concepts, know-how, or techniques related to the IP Rights included in the Contributed IP that are retained in the unaided memories of Geron’s employees who have had access to the Contributed IP. An employee’s memory is considered unaided if the employee has not intentionally memorized the Contributed IP for the purpose of retaining and subsequently using or disclosing it.

2

5. Remedies. Geron acknowledges and agrees that, due to the unique nature of the Confidential Information, there may be no adequate remedy at law for any breach of its obligations hereunder, and therefore, that upon any breach hereof, BAC or BioTime shall be entitled to seek appropriate equitable relief and whatever remedies might be available at law, in each case, subject to Section 7 hereof.

6. Term. Geron’s obligation not to disclose any Confidential Information to any unauthorized Person pursuant to this Agreement shall expire on the third anniversary of the date hereof, except that Geron’s obligation not to disclose any formula, method, process, or other technical or scientific know-how or trade secret constituting Confidential Information shall expire on the tenth anniversary of the date hereof. The provisions of Section 4 of this Agreement shall expire on the latest expiration date of the last to expire patent included in the Contributed Geron Assets.

7. Governing Law; Venue; Service of Process; Waiver of Jury Trial.

     (a) This Agreement and all claims or causes of action (whether in contract or tort or otherwise) based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws principles that would result in the application of any law other than the laws of the State of California. Except as provided for in Section 7(b) hereof, each of Geron, BAC, and BioTime: (i) consents to and submits to the exclusive jurisdiction and venue of the Superior Court of the State of California for the County of Santa Clara, or the United States District Court for the Northern District of California, in any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that all claims in respect of any such Proceeding shall be heard and determined in any such court; (iii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iv) shall not bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of Geron, BAC and BioTime waives any defense of inconvenient forum to the maintenance of any Proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each of Geron, BAC and BioTime hereby agrees that service of any process, summons, notice or document in accordance with the provisions of Section 10.7 of the Asset Contribution Agreement shall be effective service of process for any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

     (b) Notwithstanding anything to the contrary contained in this Agreement, any claim (other than a claim for injunctive or other equitable relief from a court of competent jurisdiction in accordance with Section 7(a) hereof) for any breach of Geron’s obligations under this Agreement shall be brought and resolved exclusively in accordance with the provisions of Schedule 10.10(b) of the Asset Contribution Agreement as if BAC and/or BioTime were bringing such claim as a BAC Indemnitee and/or a BioTime Indemnitee, respectively, thereunder; provided, however, that nothing in this Section 7(b) shall prevent any party from seeking injunctive and other equitable relief from a court of competent jurisdiction in compliance with Section 7(a) hereof.

3

     (c) In the event that BAC becomes aware of any event or circumstance that would reasonably be expected to constitute or give rise to any claim for damages arising from any breach of any of Geron’s covenants or obligations under this Agreement (a “Claim”), BAC shall take all commercially reasonable efforts to mitigate and minimize all damages that may result from the breach giving rise to the Claim (it being understood that nothing in this Agreement shall limit BAC’s right to seek recovery from Geron with respect to any costs of such mitigation). BAC shall use reasonable efforts to collect any amounts available under insurance coverage for any damages for which a Claim may be brought under this Agreement. The amount of any damages for which a Claim may be brought shall be net of any amounts recovered by BAC under insurance policies with respect to such damages in excess of the sum of: (i) reasonable out-of-pocket costs and expenses relating to collection under such policies; and (ii) any deductible associated therewith to the extent paid or by which insurance proceeds were reduced. As used in this agreement, “damages” shall mean any damage, loss, liability, cost, judgment, award, fee (including any legal fee, expert fee, accounting fee or advisory fee) or expense, including any special, indirect, incidental or consequential damages.

8. Miscellaneous. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of such party, and no failure or delay in enforcing any right will be deemed a waiver. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made in accordance with the terms of Section 10.7 of the Asset Contribution Agreement.

[SIGNATURE PAGE FOLLOWS]

4

     The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first written above.

BioTime Acquisition Corporation,
a Delaware corporation

By:
Name:
Title:

BioTime, Inc.,
a California corporation

By:
Name:
Title:

Geron Corporation,
a Delaware corporation

By:
Name:
Title:

Confidential

Exhibit I

FORM OF AMENDED BAC CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOTIME ACQUISITION CORPORATION

     Thomas Okarma and Judith Segall, due hereby certify that:

     1. They are, respectively, the President and Chief Executive Officer and the Secretary of BioTime Acquisition Corporation, a Delaware corporation (the “corporation”).

     2. The Certificate of Incorporation of the corporation is amended and restated in full to read as follows:

     For the purpose of organizing a corporation under the Delaware General Corporation Law, the undersigned hereby certifies that:

Article 1
Name

     The name of this corporation is TheraStem Corporation.

Article 2
Address

     The address of the corporation’s registered office in the State of Delaware is 1675 South State Street, Suite B, Dover, DE 19901 in Kent County. The name of its registered agent at such address is Capitol Services, Inc.

Article 3
Purpose

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

Article 4
Capital Stock

     The corporation is authorized to issue two classes of stock, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is One Hundred Fifty Million (150,000,000). The Common Stock shall be divided into series as provided in Section 4.1. The number of shares of Preferred Stock which the corporation is authorized to issue is Five Million (5,000,000), with a par value of $0.0001 per share. The Preferred Stock shall be issuable in series as provided in Section 4.2.

     4.1 Common Stock

          4.1.1 Shares and Series. Seventy Five Million (75,000,000) shares of Common Stock with a par value of $0.0001 per share will be of a series designated Series A Common Stock, and Seventy Five Million (75,000,000) shares of Common Stock with a par value of $0.0001 per share will be of a series designated Series B Common Stock.

               (a) Each share of Series A Common Stock will be identical in all respects and will have equal rights, powers and privileges. All shares of Series A Common Stock acquired by the corporation, whether upon purchase, exchange, or otherwise, will be authorized but unissued shares of Series A Common Stock and may be reissued by resolution of the board of directors of the corporation.

               (b) Each share of Series B Common Stock will be identical in all respects and will have equal rights, powers and privileges. All shares of Series B Common Stock acquired by the corporation, whether upon purchase, exchange, or otherwise, will be authorized but unissued shares of Series B Common Stock and may be reissued by resolution of the board of directors of the corporation.

          4.1.2 Voting Powers.

               (a) Holders of Series A Common Stock will be entitled to one vote for each share of such stock held of record, and holders of Series B Common Stock will be entitled to one vote for each share of such stock held of record, in each case, upon all matters that may be submitted to them for a vote, regardless of whether such holders are voting together as a single class without distinction as to series, or as a separate series of Common Stock.

               (b) Except (i) as may otherwise be provided in this Certificate or (ii) as may otherwise be required by the laws of the State of Delaware, the holders of shares of Series A Common Stock and the holders of shares of Series B Common Stock will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the corporation, and no separate class or series vote of the holders of either series of Common Stock will be required for the approval of any such matter.

          4.1.3 Dividends and Distributions Generally.

               (a) Subject to the applicable terms of any Preferred Stock and the provisions of paragraph 4.1.3(b), paragraph 4.1.3(c), and paragraph 4.1.3(d), dividends on the Series A Common Stock and Series B Common Stock may be declared and paid out of assets of the corporation legally available for such purpose.

2

               (b) Except as provided in paragraph 4.1.3(e), the corporation shall not pay a dividend or distribution to the holders of Series B Common Stock (other than a distribution in Series B Common Stock or securities that are convertible into or exercisable or exchangeable for Series B Common Stock), unless the corporation concurrently pays a dividend or distribution in an equal amount per share to the holders of Series A Common Stock.

               (c) Except as provided in paragraph 4.1.3(d) or Section 4.1.6, the corporation may pay a dividend or distribution to the holders of Series A Common Stock at any time and from time to time as determined by the board of directors of the corporation, without concurrently paying a dividend or distribution to holders of Series B Common Stock, notwithstanding the amounts of dividends previously declared or paid on, or the liquidation rights of, the Series B Common Stock, or any other factor.

               (d) Except as provided in paragraph 4.1.3(e), the corporation shall not (i) (A) pay a dividend in shares of any Series of Common Stock or make a distribution in shares of any Series of Common Stock to holders of any Series of Common Stock, (B) subdivide its outstanding shares of any Series of Common Stock, (C) combine its outstanding shares of any Series of Common Stock into a smaller number of shares of such Series or (D) reclassify or change (including a change to the right to receive, or a change into, as the case may be (other than with respect to a merger or consolidation pursuant to the exercise of appraisal rights), shares of stock, other securities, property, cash or any combination thereof) any Series of Common Stock (including any such reclassification or change in connection with a consolidation or merger in which the corporation is the surviving corporation), unless the corporation shall concurrently (ii) (A) pay a dividend in shares of the other Series of Common Stock or make a distribution in shares of the other Series of Common Stock to holders of such other Series of Common Stock, (B) subdivide its outstanding shares of the other Series of Common Stock, (C) combine its outstanding shares of the other Series of Common Stock into a smaller number of shares of such other Series, or (D) reclassify or change (including a change to the right to receive, or a change into, as the case may be (other than with respect to a merger or consolidation pursuant to the exercise of appraisal rights), shares of stock, other securities, property, cash or any combination thereof) its other Series of Common Stock (including any such reclassification or change in connection with a consolidation or merger in which the corporation is the surviving corporation), in each case in a proportionate manner such that immediately after the payment of such dividends in shares, or distributions of shares, or subdivisions of shares, or combinations of shares, or reclassification or change of shares the number of outstanding shares of Series A Common Stock and Series B Common Stock shall be in the same ratio as the ratio immediately before such event.

               (e) Notwithstanding paragraphs 4.1.3(b) and 4.1.3(d), the corporation may pay or make a disparate dividend or distribution per share of Series A Common Stock or Series B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote (or written consent if action by written consent is permitted) of the holders of a majority of the outstanding shares of Series A Common Stock and Series B Common Stock, each voting separately as a class.

3

               (f) Notwithstanding anything contained herein to the contrary, the corporation shall not otherwise pay a dividend or distribution to the holders of any class or series of capital stock until after the completion of the Series A Distribution and the BioTime Warrant Distribution.

          4.1.4 Conversion Rights

               (a) Conversion of Series B Common Stock into Series A Common Stock at the Option of the corporation.

                    (1) To the extent permitted by Section 151(e) of the Delaware General Corporation Law, the corporation shall have the right, exercisable at any time by resolution of its board of directors of the corporation, to convert each outstanding share of Series B Common Stock into one fully paid and nonassessable share of Series A Common Stock.

                    (2) If the corporation determines to convert the shares of Series B Common Stock into Series A Common Stock pursuant to this Section 4.1.4, such conversion will occur on a date specified by the board of directors of the corporation (“Conversion Date”) on or prior to the 45th day following the date on which the board of directors of the corporation determines the Conversion Date, and will otherwise be effected in accordance with the provisions of this Section 4.1.4. Any Conversion Date may be extended, and any determination to convert Series B Common Stock into Series A Common Stock may be rescinded prior to the Conversion Date, if deemed necessary or appropriate, in the discretion of the board of directors of the corporation. If the corporation determines not to undertake such conversion following the determination of the Conversion Date, the corporation may at any time thereafter establish a new Conversion Date in accordance with this paragraph 4.1.4(a).

                    (3) Notwithstanding anything contained herein to the contrary, no conversion of Series B Common Stock shall be permitted pursuant to this Section 4.1.4 prior to the completion of the Series A Distribution and the BioTime Warrant Distribution, and in no event shall the holders of the Series B Common Stock be entitled to receive the BioTime Warrant Distribution by virtue of their ownership of Series B Common Stock or pursuant to the conversion of such Series B Common Stock into Series A Common Stock pursuant to this Section.

               (b) No Adjustments for Dividends. No adjustments in respect of dividends or other distributions will be made upon the conversion of any shares of Series B Common Stock into Series A Common Stock; provided, however, that if the Conversion Date will be subsequent to the record date for the payment of a dividend or other distribution on Series B Common Stock, but prior to the payment of such dividend or distribution, the holders of record of shares of Series B Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion of such shares.

4

               (c) Surrender of Stock Certificates. Before any holder of shares of Series B Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash in lieu of a fractional share with respect to such shares pursuant to this Section 4.1.4, such holder must surrender, at such place as the corporation will specify, certificates representing such shares of Series B Common Stock, properly endorsed or assigned for transfer, unless the corporation waives such requirement. The corporation will, as soon as practicable after such surrender of certificates representing shares of Series B Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Series B Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock, or cash, securities (other than capital stock), or other assets to which such holder or nominee will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph 4.1.4(i).

               (d) Effect of Conversion. Except as provided in paragraph 4.1.4(b), from and after any Conversion Date, all rights of a holder of shares of Series B Common Stock that were converted into shares of Series A Common Stock on such Conversion Date will cease except for the right, upon surrender of a certificate or certificates representing such shares of Series B Common Stock to receive a certificate or certificates representing the shares of Series A Common Stock into which such shares were converted, together with any payment for fractional securities contemplated by paragraph 4.1.4(i), and such holder will have no other or further rights in respect of the shares of Series B Common Stock so converted, including, but not limited to, any rights with respect to any cash, securities, or other assets which are reserved or otherwise designated by the corporation as being held for the satisfaction of the corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any securities convertible into or exchangeable for Series B Common Stock outstanding as of the date of such conversion. No holder of a certificate which immediately prior to the Conversion Date represented shares of Series B Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into which the Series B Common Stock was converted until surrender of such holder's certificate for a certificate or certificates representing shares of Series B Common Stock; provided, that upon such surrender, there will be paid to the holder, with respect to the number of whole shares of the kind of capital stock issued upon conversion of such Series B Common Stock, the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Determination Date, but that were not paid by reason of the foregoing; provided, however, that only the holders of the Series A Common Stock following the completion of the Series A Distribution shall be entitled to receive the BioTime Warrants pursuant to the BioTime Warrant Distribution. From and after the Conversion Date, the corporation will, however, be entitled to treat certificates representing shares of Series B Common Stock that have not yet been surrendered for conversion in accordance with paragraph 4.1.4(c) as evidencing the ownership of the number of whole shares of Series A Common Stock for which the shares of Series B Common Stock represented by such certificates will have been converted in accordance with this Section 4.1.4, notwithstanding the failure of the holder thereof to surrender such certificates.

5

               (e) Notice of Conversion. In the event of any conversion of shares of Series B Common Stock into shares of Series A Common Stock, not less than 15 days prior to the Conversion Date, the corporation will (i) if any Series A Common Stock or Series B Common Stock is then Publicly Traded, announce publicly by press release that all outstanding shares of Series B Common Stock will be converted into Series A Common Stock on the Conversion Date set forth in such press release, and (ii) give notice of such conversion to each holder of outstanding shares of Series B Common Stock, setting forth:

               (1) subject to Section 4.1.4(a)(3), the Conversion Date, which will be 45 days (or such earlier date as the board of directors of the corporation may set) following the Determination Date;

               (2) a statement that all outstanding shares of Series B Common Stock will be converted;

               (3) the number of shares of Series A Common Stock to be received in accordance with Section 4.1.4(a)(1) with respect to each share of Series B Common Stock; and

               (4) the place or places where certificates representing shares of Series B Common Stock, properly endorsed or assigned for transfer (unless the corporation waives such requirement), are to be surrendered.

               (f) Other Announcements. All public announcements made pursuant to this Section 4.1.4 may include such further statements, and the corporation reserves the right to make such further public announcements, as may be required by law or the rules of the any national securities exchange on which the Series A Common Stock or Series B Common Stock is listed or as the board of directors of the corporation may, in its discretion, deem appropriate.

               (g) Mailing of Certain Notices. Any notice sent to a holder of Series A Common Stock or Series B Common Stock pursuant to this Section 4.1.4 will be sent by first-class mail, postage prepaid to such holder's address as the same appears on the transfer books of the corporation.

               (h) Failure to Give Notice. Neither the failure to mail any notice required by this Section 4.1.4 to any particular holder of Series A Common Stock or Series B Common Stock nor any defect in such notice will affect (i) the sufficiency of the notice with respect to any other holder of outstanding shares of Series A Common Stock or Series B Common Stock, or (ii) the validity of any action taken pursuant to this Certificate.

6

               (i) Fractional Shares. The corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Series A Common Stock or Series B Common Stock upon any conversion, dividend, or other distribution. In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Series A Common Stock or Series B Common Stock upon any such conversion, dividend, or other distribution (including any fractions of shares or securities), the corporation may aggregate the shares of Series A Common Stock or Series B Common Stock, as applicable, held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Series A Common Stock or Series B Common Stock includes a fraction, the corporation will pay a cash adjustment in lieu of such fraction in an amount equal to the value of such fraction (without interest)as of the Trading Day specified for such purposes by the board of directors of the corporation, or as of a date determined by the board of directors of the corporation for such purpose if such securities are not Publicly Traded. For purposes of the preceding sentence, “value” of any fraction will equal the product (rounded, if necessary, to the nearest whole cent) obtained by multiplying such fraction by the Fair Value of one such share or the minimum authorized denomination of such other security as of the Trading Day or other date so specified.

               (j) Certain Defined Terms. As used in this Certificate, the defined terms set forth in this Section 4.1.4(j) have the respective meanings ascribed to them in this Section 4.1.4(j).

                    (1) “Asset Contribution Agreement” means that certain Asset Contribution Agreement, dated as of January 4, 2013, by and among the corporation, BioTime, Inc., and Geron Corporation, including any amendment thereto executed in accordance with the terms thereof.

                    (2) “BioTime Warrant Distribution” has the meaning ascribed to such term in the Asset Contribution Agreement.

                    (3) “BioTime Warrants” has the meaning ascribed to such term in the Asset Contribution Agreement.

                    (4) “Determination Date” means the date on which the board of directors of the corporation sets a Conversion Date for the conversion of outstanding shares of Series B Common Stock in to shares of Series A Common Stock.

                    (5) “Outstanding,” when used with respect to the shares of any series of Common Stock, will include, without limitation, the shares of such series, if any, held by any subsidiary of the corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any series of Common Stock (or securities that are convertible into or exercisable or exchangeable for Common Stock) reacquired by the corporation will be deemed outstanding.

7

                    (6) “Series A Distribution” has the meaning ascribed to such term in the Asset Contribution Agreement.

                    (7) “Publicly Traded” means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on the New York Stock Exchange, NYSE MKT, Nasdaq Stock Market, or other a national securities exchange or are quoted on the or OTC Bulletin Board or other over-the-counter market.

                    (8) “Trading Day” means each day on which the relevant share or security is traded on a national securities exchange (including the New York Stock Exchange, the NYSE MKT, and the Nasdaq Stock Market), or quoted on the Nasdaq Stock Market, OTC Bulletin Board, or the over-the-counter market.

          4.1.5 Transfer Taxes. The corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing any shares of capital stock and/or other securities on conversion of shares of Common Stock pursuant to this Certificate of Incorporation. The corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of capital stock in a name other than that in which the shares of Common Stock so converted were registered and no such issue or delivery will be made unless and until the Person requesting the same has paid to the corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the corporation or its transfer agent that such tax has been paid.

          4.1.6 Liquidation and Dissolution; Merger or Consolidation.

               (a) Liquidation and Dissolution. In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of Series A Common Stock and the holders of shares of Series B Common Stock will be entitled to receive ratably all assets of the corporation available for distribution to holders of Common Stock, without distinction as to series.

               (b) Merger or Consolidation. In the event of the consolidation or merger of the corporation with or into any other corporation or other entity, the holders of shares of Series A Common Stock and the holders of shares of Series B Common Stock will be treated as Common Stock without distinction as to series.

8

     4.2 Preferred Stock.

     The Preferred Stock may be issued in one or more series as the board of directors of the corporation may by resolution or resolutions designate. The board of directors of the corporation is authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions and the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Stock as a class, or upon any wholly unissued series of Preferred Stock. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series.

Article 5
Limitation on Liability and Indemnification

     The liability of the directors of the corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated to the fullest extent permissible under the laws of the State of Delaware; provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under § 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. The corporation is authorized to indemnify directors, officers, and agents to the fullest extent permissible under Delaware law.

Article 6
Corporate Governance Matters

     6.1 Bylaws.

     The board of directors of the corporation shall have the power to make, amend and repeal the bylaws of the corporation (except insofar as the bylaws of the corporation adopted by the stockholders shall otherwise provide). Any bylaws made by the board of directors under the powers conferred hereby may be amended or repealed by the board of directors or by the stockholders.

     6.2 Number of Directors

     The number of directors of the corporation shall be fixed from time to time by, or in the manner provided in, the bylaws of the corporation, unless otherwise restricted by this Certificate of Incorporation.

     6.3 Ballots

     Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

9

     3. The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the board of directors of the corporation.

     4. The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed on behalf of the corporation at Alameda, California this ___ day of ___________, 2013.

Thomas Okarma
President and Chief Executive Officer

Judith Segall
Secretary

10

Confidential

Exhibit J

FORM OF AMENDED BIOTIME ARTICLES OF INCORPORATION

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

     Michael D. West and Judith Segall certify that:

     1. They are the President and Secretary, respectively, of BioTime, Inc., a California corporation.

     2. Article THREE of the Articles of Incorporation of the corporation is amended to read as follows:

THREE: The corporation is authorized to issue two classes of shares, which shall be designated "Common Shares" and "Preferred Shares". The number of Common Shares which the corporation is authorized to issue is 125,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 2,000,000. The Preferred Shares may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Shares as a class, or upon any wholly unissued series of Preferred Shares. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series.

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding Common Shares of the corporation entitled to vote with respect to the amendment was ________. The number of Common Shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. There are no Preferred Shares of the corporation issued and outstanding.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Executed at Alameda, California on ________, 2013.

Michael D. West, President

Judith Segall, Secretary

Confidential

Exhibit K

FORM OF TELOMERASE EXCLUSIVE SUBLICENSE AGREEMENT

CONFIDENTIAL

EXCLUSIVE SUBLICENSE AGREEMENT

between

GERON CORPORATION

and

BIOTIME ACQUISITION CORPORATION

       This EXCLUSIVE SUBLICENSE AGREEMENT (the “Agreement”) is entered into as of _____________, 2013 (the “Effective Date”) by and between Geron Corporation, a Delaware corporation having a principal place of business at 149 Commonwealth Drive, Menlo Park, California 94025 (“Geron”), and BioTime Acquisition Corporation, a Delaware corporation having a principal place of business at 1301 Harbor Bay Parkway, Alameda, CA 94502 (“Licensee”). Geron and Licensee are each referred to individually herein as a “Party,” and collectively as the “Parties.”

RECITALS

       WHEREAS, Licensee has acquired Geron’s technology directly related to the research, development and commercialization of products based on primate pluripotent embryonic stem cells (the “Contributed Assets”) pursuant to that certain Asset Contribution Agreement dated January 4, 2013 (the “Asset Contribution Agreement”); and

       WHEREAS, Licensee also desires to obtain, and Geron is willing to grant, a license to certain patents licensed to and/or co-owned by Geron under the Colorado Telomerase License (as defined below) for specific uses, on the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Asset Contribution Agreement. As used throughout this Agreement and its Exhibits, the following terms shall have the meanings set forth below:

1.1

“Affiliate” means, with respect to a Party, any other entity that as of the date of the Agreement or as of any subsequent date, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Party.

1

CONFIDENTIAL

1.2	“Allowed Sales Deductions” means deductions for (i) import, export, excise, sales, value added and use taxes, custom duties, freight and insurance invoiced to and/or paid by the purchaser of a Licensed Product; (ii) rebates and trade discounts off of the invoiced purchase price customarily and actually allowed; and (iii) credits for returns, allowances or trades, actually granted.

1.3	“Colorado Telomerase License” means that certain Intellectual Property License Agreement, dated December 9, 1996, as amended, by and between Geron and UTC.

1.4	“Commercially Reasonable Efforts” means the expenditure of efforts and resources (including the obtaining of any necessary financing) consistent with the usual practice of a third party of similar size and capability in pursuing, in a reasonably timely manner, the development, approval, commercialization and marketing of its own pharmaceutical products that are of significant market potential and strategic value.

1.5	“Confidential Information” means any and all information that is contained in any report under Section 5.1 or any written disclosure of an Invention under Section 8.1 (which information shall be deemed Licensee’s Confidential Information), or disclosed by a Party to the other Party or its Representatives or obtained by a Party or its Representatives from the other Party in connection with any audit under Section 5.2.

1.6	“Field of Use” means use of telomerase as an antigen in an immunotherapeutic product for use in humans wherein the telomerase antigen is delivered using (i) patient monocyte-derived dendritic cells, or other patient blood or bone marrow-derived antigen presenting cells, (ii) human embryonic stem cell derived dendritic cells or other antigen presenting cells, or (iii) induced pluripotent stem cell derived dendritic cells or other antigen presenting cells.

1.7	“GRNVAC” means the technology acquired by the Licensee under the Asset Contribution Agreement pertaining to the presentation of one or more antigens to the immune system using patient monocyte-derived (VAC-1) or dendritic cells or human embryonic stem cell-derived or induced pluripotent stem cell-derived antigen presenting cells (VAC-2).

1.8	“Inventions” means any discovery, modification, or improvement (whether or not protectable under state, federal, or foreign intellectual property laws) of the technology covered by the Licensed Patents.

2

CONFIDENTIAL

1.9	“Licensed Patents” means the patents and patent applications that are (a) licensed to Geron and/or co-owned by Geron pursuant to the Colorado Telomerase License (b) related to telomerase, and (c) necessary for the development and commercialization of GRNVAC, as listed in Exhibit A.

1.10	“Licensed Product” means any product, or part thereof, that is sold, manufactured or used in the Territory and that is itself, or that is manufactured by a process that is, covered in whole or in part by an issued, unexpired Valid Claim within the Licensed Patents.

1.11	“Net Sales” means the total amount received by Licensee for the sale or other commercial disposition of Licensed Products by Licensee or its sublicensees, less the Allowed Sales Deductions incurred with respect to such sale or disposition.

1.12	“Representatives” means a Party’s Affiliates and its and their respective officers, directors, employees, agents, attorneys, accountants and advisors.

1.13	“Territory” means worldwide.

1.14	“Third Party” means any person or entity other than Geron or Licensee.

1.15	“UTC” means University Technology Corporation, a not-for-profit Colorado corporation having its principal place of business at 3101 Iris Ave, Suite 250, Boulder, Colorado, 80301 U.S.A.

1.16	“Valid Claim” means an unexpired claim in the Licensed Patents, whether or not issued or granted, which has not been revoked or held unenforceable, unpatentable or invalid by a court of competent jurisdiction, or unappealable or unappealed within the time allowed for appeal; and which has not been rendered unenforceable.

2.	License Grant.

2.1	License Grant by Geron. In consideration of payment by Licensee of the amounts set forth in Article 4 and subject to the terms and conditions of this Agreement, Geron hereby grants to Licensee and its Affiliates an exclusive, royalty-bearing sub-license under the Licensed Patents, including the right to grant further sublicenses in accordance with Section 2.3 hereof, solely to make, have made, use, import, sell, or have sold Licensed Products in the Territory under the Field of Use. Licensee acknowledges that this Agreement is subject to the Colorado Telomerase License, and that this Agreement must be consistent with the terms of the Colorado Telomerase License.

2.2	Retained Rights. The license granted to Licensee under Section 2.1 shall be subject to the retained right of UTC to use the Licensed Patents for noncommercial, research and educational purposes, as set forth in Section 2.4 of the Colorado Telomerase License. Further, Licensee agrees that Geron retains exclusively all rights to use, practice and exploit the Licensed Patents and all products based thereon for all uses outside the Field of Use. Licensee covenants that neither it, nor any of its Affiliates shall use, practice or exercise the Licensed Patents for any purpose outside the Field of Use licensed under Section 2.1.

3

CONFIDENTIAL

2.3	Sublicense Rights. Licensee shall have the right to grant sublicenses of the rights granted to it under Section 2.1 solely to Third Parties engaged in research, development and marketing of Licensed Products in the Field of Use, and to contract service providers providing services to Licensee, and solely to the extent such sublicenses are reasonably needed for the research, development and/or commercialization of Licensed Products in the Field of Use. Each such sublicense shall be subject to the applicable terms and conditions of this Agreement, and shall require the sublicensee to diligently pursue the commercialization of the sublicensed technology, as set forth in a written, executed sublicense agreement between Licensee and each sublicensee. Licensee shall use commercially reasonable efforts to monitor and require compliance of its sublicensees with such diligence obligations. Licensee will provide Geron with a complete copy of each sublicense agreement within five (5) business days after its execution.

3.	No Implied Licenses; Retained Rights.

3.1	No Implied Licenses. Except as expressly set forth in Section 2.1 with respect to Licensed Patents in the Field of Use, Licensee does not and shall not obtain by virtue of this Agreement any license or other intellectual property interest in, to, or under any patents, know-how or other intellectual property of Geron or UTC, by implication or otherwise. For the avoidance of doubt, no technical data, information or knowledge of UTC related to Licensed Products, or any process based on or covered by the Licensed Patents, or the manufacture, marketing, registration, purity, quality, potency, safety and efficacy of the Licensed Products, exists nor is any such technical data, information or knowledge conveyed or licensed in any way to Licensee under this Agreement.

3.2	Retained Rights. Geron retains all rights not explicitly granted to Licensee in Article 2. For the avoidance of doubt, Geron retains all rights under the Licensed Patents, and all other intellectual property owned or controlled by Geron, outside of the Field of Use as expressly defined herein.

3.3	Expiration of License granted by UTC to Geron. Licensee understands that the license rights granted by UTC to Geron under the Licensed Patents expire upon the end of the term of the Licensed Patents (or at such earlier date that the Colorado Telomerase License is terminated).

4

CONFIDENTIAL

4.	Consideration.

4.1	Upfront Fee. In consideration of the license granted to Licensee pursuant to Section 2.1, Licensee will pay to Geron a non-refundable, non-creditable upfront license fee of sixty-five thousand U.S. dollars ($65,000 USD) within thirty (30) calendar days after the Effective Date of this Agreement.

4.2	Annual License Maintenance Fee. In consideration of the license granted to Licensee pursuant to Section 2.1, commencing on the first anniversary of the Effective Date of this Agreement, and continuing thereafter during the Term, Licensee will pay to Geron an annual, non-refundable, non-creditable license maintenance fee, in each case, of ten thousand U.S. dollars ($10,000 USD)(each, a “License Maintenance Payment”). Licensee shall pay each License Maintenance Payment to Geron within thirty (30) calendar days after each anniversary of the Effective Date with respect to the immediately preceding annual period (each such period, a “License Maintenance Period”).If this Agreement expires or is terminated, Licensee will pay Geron a pro-rated License Maintenance Payment calculated by multiplying ten thousand U.S. dollars ($10,000 USD) by a fraction, the numerator of which is the number of days of the applicable License Maintenance Period that have elapsed as of the date of such expiration or termination, and the denominator of which is the total number of days in such License Maintenance Period.

4.3	Royalties. Licensee will pay to Geron earned royalties equal to one percent (1%) of Net Sales. Royalties due hereunder shall be paid to Geron quarterly within sixty (60) days after the close of each calendar quarter ended March 31, June 30, September 30, and December 31 during the Term.

4.4	Payments Generally. All payments shall be made in US Dollars by check to the following address:

Geron Corporation
Attention: Controller
149 Commonwealth Drive
Menlo Park, CA 94025
Tel: 650-473-8694
Fax: 650-566-7182

Licensee shall be solely responsible for any and all payments due from its sublicensees. Interest shall accrue and be paid on all sums due and unpaid under this Agreement at an interest rate equal to three percent (3%) per annum above the prime rate quoted from time to time by the Bank of America from the due date for payment until the date of payment in full thereof.

5

CONFIDENTIAL

4.5	Currency Conversion. All payments to be made by Licensee to Geron under this Agreement shall be made in United States dollars and may be paid by bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by Geron from time to time. In the case of payments to be made based on sales which are other than in United States dollars, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due Geron shall be made in accordance with the exchange rates quoted by the Wall Street Journal on the last day of the calendar quarter for in which such payment is due. Such payments will be without deduction of exchange, collection or other charges.

5.	Royalty Reports; Audits.

5.1	Royalty Reports. Commencing at the end of the first quarter during which Licensee receives Net Sales, Licensee will submit to Geron a quarterly written report setting forth the Net Sales received by Licensee during the reporting period; the quantity of each Licensed Product sold by Licensee or its sublicensees during the reporting period and amounts due and payable with respect thereto; any applicable deductions; total royalties due to Geron hereunder; and the name and address of any sublicensees of Licensee. After the first such report, reports shall be made whether or not Licensee has received any Net Sales during said quarter. Licensee agrees to accompany each such report with full payment of all amounts due for the reported period. Licensee shall keep, and shall require its sublicensees to keep, complete and accurate records in sufficient detail to enable royalties due and payable hereunder to be determined.

5.2	Audits. At the written request of Geron not more than once in each Calendar Year, Licensee shall permit an independent certified public accounting firm selected by Geron and reasonably acceptable to Licensee, at Geron’s expense, to have access during normal business hours to those records of Licensee as may be reasonably necessary to verify the accuracy of royalty reports submitted by Licensee hereunder. If such accounting firm identifies a discrepancy in royalties paid by Licensee, the discrepancy will be promptly corrected by a payment or a refund by the applicable Party. The fees charged by such accounting firm shall be paid by Geron, provided, however, that if such audit uncovers an underpayment of royalties by Licensee that exceeds five percent (5%) of the total royalties owed, then the fees of such accounting firm shall be paid by Licensee. Licensee shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to grant access to such records by Geron’s independent accountant to the same extent required of Licensee under this Agreement.

5.3	Confidentiality of Audited Information. Geron shall treat all financial information subject to review under this Article 5 in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with Licensee or any sublicensee obligating it to retain such information in confidence pursuant to such confidentiality agreement.

6

CONFIDENTIAL

5.4	Taxes. All taxes imposed as a result of the existence of this Agreement or the performance hereunder shall be paid by the Party required to do so by applicable law, provided, however, that if required by applicable law, and solely to the extent required, Licensee shall withhold the amount of any such taxes and shall promptly effect payment thereof to the appropriate tax authorities. In that case, Licensee shall cooperate with Geron in obtaining a refund of any such taxes, and shall transmit to Geron official tax receipts or other evidence issued by such tax authorities sufficient to enable Geron to support a claim for the United States income tax credit in respect of any such taxes so withheld.

6.	Development.

Licensee will use Commercially Reasonable Efforts to conduct the research, development and commercialization of Licensed Products. If Licensee fails to use Commercially Reasonable Efforts to conduct the research, development and commercialization of Licensed Products, Geron will have the right to terminate this Agreement in accordance with Section 13.3.

7.	Government and Regulatory Approvals.

Licensee is responsible for obtaining all government and regulatory approvals and authorizations necessary for the research, development, testing, production, distribution, sale, and use of Licensed Products.

8.	Intellectual Property.

8.1	Inventions. Licensee will promptly disclose in writing to Geron any Inventions that are conceived, made or reduced to practice by Licensee, alone or jointly with others, in the exercise of the license rights granted hereunder. Inventorship of such Inventions shall be determined in accordance with United States Patent law, and ownership shall be consistent with inventorship. Licensee, alone or with a sublicensee, will have the right to prepare, file and prosecute Inventions owned solely by Licensee or jointly with a sublicensee; any Inventions owned jointly by the Parties will be prepared, filed and prosecuted in collaboration by the Parties.

8.2	Filing, Prosecution and Maintenance of Licensed Patents. Geron shall use Commercially Reasonable Efforts to file, prosecute and maintain the Licensed Patents. All final decisions with respect to filing, prosecution and maintenance of the Licensed Patents shall be made by Geron.

7

CONFIDENTIAL

8.3	Enforcement. Geron or UTC shall have the sole right, in their sole discretion and in accordance with the terms and conditions of the Colorado Telomerase License, to initiate a suit or other legal proceeding in their name or, if appropriate, in the names of Geron, UTC and Licensee, to enforce and defend the Licensed Patents with respect to any infringement or other unlawful use by a Third Party; provided, however, that neither Geron nor UTC shall have any obligation to bring such suit or other proceeding Licensee shall promptly notify Geron of any potential or actual infringement or unlawful use of the Licensed Products of which Licensee becomes aware. Licensee will assist Geron in any action taken or brought by Geron to enforce and defend the Licensed Patents, and will cooperate fully in such action, at Geron’s expense. Any recovery from such action will be retained by Geron, except that any recovery for infringement of Licensee’s rights in the Field of Use shall be allocated as follows: (a) first to Geron, pro rata with any recovery for infringement outside the Field of Use, until Geron has recovered its documented out of pocket costs of prosecuting the infringement in such action; (b) to any recovery in settlement of a claim or lawsuit, as damages for lost revenues or profits on the sale of a Licensed Product, shall belong to Licensee, and any amount awarded or paid in settlement of a claim or lawsuit, as damages for lost royalty revenues, shall belong to Geron.

8.4	Third Party Intellectual Property Rights. If Licensee receives any warning letter or other notice of infringement, or an action, suit or other proceeding is brought against Licensee alleging that any activity related to the Licensed Products infringes an intellectual property right of a Third Party, Licensee shall promptly notify Geron.

9.	Confidentiality.

9.1	Confidentiality Obligations. During the term of the Agreement and for a period of three (3) years thereafter, each Party shall not disclose any Confidential Information received from the other Party to any Third Party (other than such Party’s Representatives who have a need to know such Confidential Information) or use such Confidential Information of the other Party to compete with the other Party; provided, however, that this Section 9.1 shall not restrict either Party from performing any obligation or exercising any right under this Agreement and shall not restrict the individual Representatives of either Party from using Residual Knowledge. For purposes of this Agreement, “Residual Knowledge” means ideas, concepts, know-how, or techniques related to the Confidential Information that are retained in the unaided memories of the receiving Party’s individual Representatives who have had access to the Confidential Information. An individual Representative’s memory is considered unaided if the employee has not intentionally memorized the relevant Confidential Information for the purpose of retaining and subsequently using or disclosing it. Neither Party shall direct any of its individual Representatives to use or practice any Residual Knowledge. In protecting the other Party’s Confidential Information from unauthorized disclosure to any Third Party, each Party shall use at least the same degree of care as it uses in preventing the unauthorized disclosure of its own confidential information.

8

CONFIDENTIAL

9.2	Exceptions. Notwithstanding anything contained herein to the contrary, Confidential Information shall not include information that:

(i) is or becomes publicly available (other than through a breach of this Agreement);

(ii) was known to or in the possession of the receiving Party or any of its Representatives at the time of disclosure;

(iii) is independently developed or acquired by the receiving Party or any of its Representatives without the use of Confidential Information provided by the other Party;

(iv) is disclosed with the prior written approval of the disclosing Party; or

(v) becomes known to the receiving Party or its Representatives from a Third Party (other than a former officer, director or employee of a Party who knew such information during the term of their office, directorship or employment with such Party) on a nonconfidential basis without breach of this Agreement by the receiving Party.

9.3	Disclosure Required by Law. Notwithstanding anything to the contrary contained herein, a Party shall be permitted to disclose Confidential Information of the other Party to the extent required by law or pursuant to the order or legal process of a court, administrative agency, or other governmental body (including by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process), or any rule, regulation, policy statement or other formal demand of any national securities exchange, market or automated quotation system; provided, that, to the extent permitted by applicable law or any order or requirement of a court, administrative agency or other governmental body, the receiving Party will, as promptly as practicable, provide the disclosing Party with prior written notice of such requirement so that the disclosing Party may seek a protective or other order at its sole expense, or waive compliance with the terms of this Agreement with respect to such disclosure. If such protective order is not timely obtained, or if the disclosing Party waives compliance with the provisions hereof or fails to promptly respond to the receiving Party’s written notice, the receiving Party will, without liability under this Agreement, furnish only that portion of the Confidential Information that it is advised by its outside legal counsel is legally required and will exercise commercially reasonable efforts to obtain assurance that confidential treatment, if available, will be accorded such Confidential Information. Notwithstanding anything to the contrary contained herein, each Party may disclose Confidential Information of the other Party to the extent required by federal or state securities laws or reporting obligations to the United States Securities and Exchange Commission.

9

CONFIDENTIAL

9.4	Agreement and Terms Confidential. Except as required by law, including but not limited to federal and state securities laws or reporting obligations to the United States Securities and Exchange Commission, or pursuant to the order or requirement of a court, administrative agency or other governmental body (including by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process), or any rule, regulation, policy statement or other formal demand of any national securities exchange, market or automated quotation system, neither Party shall publicly disclose the terms and conditions of this Agreement unless expressly authorized to do so in writing by the other Party, which authorization shall not be unreasonably withheld. This restriction shall not apply with respect to any terms and conditions of this Agreement that are or become publicly available (other than through a breach of this Agreement).

9.5	Equitable Remedies. Each Party acknowledges and agrees that due to the unique nature of the Confidential Information, there may be no adequate remedy at law for any breach of its obligations hereunder, and therefore, that upon any breach hereof, the other Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law.

10.	Publications; Press Releases.

10.1	Publications. Licensee shall have the right to publish the results of activities conducted in by Licensee or its sublicensees in the exercise of the license rights granted pursuant to this Agreement. Licensee shall submit proposed publications for Geron's review at least thirty (30) days prior to the date of submission for publication or public disclosure. Geron will complete its review within thirty (30) days of receipt of the proposed publication. Upon Geron's request, Licensee shall delete from proposed publications any reference to Geron's Confidential Information. If, during its thirty (30) day review period, Geron notifies Licensee that it desires patent applications to be filed on any Inventions disclosed or contained in the manuscripts, Licensee shall delay publications or other disclosure for a period, not to exceed ninety (90) days, sufficient to permit Geron or Licensee to file any desired patent applications, as provided by Section 8.1 above.

10.2	Press Releases. Except for disclosures permitted under Section 9.4 or Section 10.1, any press release related to any terms and conditions of this Agreement shall be subject to mutual agreement of the Parties; provided, however, that no such agreement shall be required with respect to any press release that references or discloses the existence of this Agreement or the sublicense of the Licensed Patents, or with respect to any information previously disclosed by the other Party or included in any press release approved by the other Party.

10

CONFIDENTIAL

11.	Representations and Warranties.

11.1	Each Party represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of its state of incorporation and has full corporate power and authority to enter into this Agreement; (b) it is in good standing with all relevant governmental authorities; (c) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; and (d) its entry into and performance of the terms and conditions of this Agreement will not violate any agreements or obligations such Party may have to any other person or entity.

11.2	Geron represents and warrants as of the Effective Date the Colorado Telomerase License is current and in full force and effect. Geron agrees that in the event of the termination of the Colorado Telomerase License, Geron will give BAC notice of such event within 30 days of its occurrence.

11.3	No Implied Warranties. Nothing in this Agreement is or shall be construed as:

11.3.1	A warranty or representation as to the validity or scope of the Licensed Patents;

11.3.2	A warranty or representation that anything made, used, or disposed of under this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

11.3.3	An obligation to bring or prosecute actions or suits against third parties for infringement of the Licensed Patents; or

11.3.4	Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of Geron or Third Parties, other than expressly provided herein.

11.4	Disclaimer of Warranty; Limitation of Liability. Except as explicitly set forth herein, Geron makes no representation or warranty, express or implied, with respect to the Licensed Patents, including any warranty of merchantability, fitness for any particular purpose or that the practice of the Licensed Patents does not infringe any third party patents. EXCEPT WITH RESPECT TO CLAIMS FOR MATERIAL BREACH OF ARTICLE 9, IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED BY THE OTHER PARTY ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11

CONFIDENTIAL

12.	Indemnification; Insurance.

12.1	Indemnification by Geron. Subject to Article 14, Geron hereby agrees at all times during the term of this Agreement to indemnify, defend and hold harmless Licensee and its Affiliates (collectively, the “BAC Indemnified Parties”) from and against any Damages with respect to any claims and any Proceedings with respect to such claims (together, “Claims”) made by any Third Party and arising from or based on (a) a material breach of Geron’s representations and warranties contained in Section 11.2 or (b) the negligence or willful misconduct of Geron in the performance of its obligations or exercise of its rights under this Agreement; provided that such indemnification obligation shall not apply to Damages incurred by a BAC Indemnified Party to the extent such BAC Indemnified Party is adjudicated (in a final non-appealable judgment) to have acted in a negligent or willfully wrongful manner.

12.2	Indemnification by Licensee. Subject to Article 14, Licensee hereby agrees to defend, indemnify and hold harmless Geron and its Affiliates; the University of Colorado; University License Equity Holdings, Inc. (the successor to University Technology Corporation); and the Howard Hughes Medical Institute, and each of their directors, officers, employees, and agents (collectively, the “Geron Indemnified Parties”) from and against any Damages with respect to any Claims made by any Third Party and (a) arising from or based on a material breach of Licensee’s representations and warranties contained in Section 11.1; or (b) resulting from personal injury, product liability or property damage relating to or arising from: (i) the manufacture, use, promotion or sale of any Licensed Product by Licensee or its sublicensees; or (ii) the use by any person of a Licensed Product made, created, sold or otherwise transferred by Licensee or its sublicensees; or (c) based on or resulting from the breach of this Agreement by Licensee or the negligence or willful misconduct of Licensee or its sublicensee in the performance of their respective obligations or the exercise of their respective rights relating to this Agreement; provided that such indemnification obligation shall not apply to Damages incurred by a Geron Indemnified Party to the extent such Geron Indemnified Party is adjudicated (in a final non-appealable judgment) to have acted in a negligent or willfully wrongful manner.

12.3	Insurance. BAC agrees to maintain insurance or self-insurance that is reasonably adequate to fulfill any potential obligation to the indemnified parties. BAC shall continue to maintain such insurance or self-insurance during the term of this Agreement and after the expiration or termination of this Agreement for a period of five (5) years. The Licensee’s insurance shall name Geron, UTC, the University of Colorado and the Institute, and its and their employees, directors, and agents as additional named insureds.

12

CONFIDENTIAL

13.	Term and Termination.

13.1	Term and Expiration. The term of this Agreement shall commence upon the Effective Date and, unless terminated earlier pursuant to Sections 13.2, 13.3, 13.4, 13.5 or 13.6 below, shall continue in effect until expiration of all Valid Claims of the Licensed Patents hereunder (the “Term”).

13.2	Termination of Colorado Telomerase License. This Agreement shall terminate immediately upon any termination of the Colorado Telomerase License. In the event that the Colorado Telomerase License is terminated Geron will notify Licensee of such termination within 30 days.

13.3	Termination for Material Breach. Each Party shall have the right to terminate this Agreement for uncured material breach of the other Party, as follows: If a Party believes that the other Party is in material breach of its obligations under this Agreement, then such Party may provide written notice to the other Party setting forth a description of the asserted material breach. The Party against which such breach is asserted by such notice shall then either (1) cure such asserted material breach within sixty (60) days after actual receipt of such written notice (or such longer period as may be agreed by the Parties) or, if such Party disagrees that it is in material breach, (2) initiate dispute resolution pursuant to Article 14, whereupon the sixty (60) day cure period shall be tolled until the dispute is resolved. If a Party has materially breached its obligations under this Agreement and does not cure such breach by the end of the sixty (60) days period after the other Party provides notice of such breach as above, then the Party providing such notice may then terminate the Agreement immediately on written notice to the breaching Party.

13.4	Termination by Licensee. Licensee shall have the right to terminate this Agreement for any reason, with or without cause, upon ninety (90) days prior written notice to Geron. The termination shall become effective upon expiration of the ninety (90) day period.

13.5	Termination for Bankruptcy. A Party may terminate this Agreement upon written notice upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof (or such other period as the Parties may mutually agree in writing).

13

CONFIDENTIAL

13.6	Effect of Termination. Upon any expiration pursuant to Section 13.1 or any termination pursuant to Sections 13.2, 13.3, 13.4, or 13.5, all obligations incurred by Licensee to Geron and all the rights granted to Licensee, including pursuant to Sections 2.1 and 2.3, shall immediately terminate (except as provided below), and any sublicenses granted by Licensee shall terminate. Upon any termination, Licensee shall immediately cease (and cause its sublicensees to cease) making, having made, using, selling, and having sold Licensed Products. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Article 9 shall survive the expiration or termination of this Agreement and shall continue for the period of time set forth in Article 9. In addition, Articles 1, 5, 9, 10, 12, 14 and 15, and Sections 8.1, 11.2, 11.3, 13.6, shall survive expiration or termination of this Agreement.

13.7	In the event Geron receives any written notice from UTC alleging that Geron is in breach or default of Geron’s obligations under the Colorado Telomerase License, Geron shall: (a) promptly provide Licensee with notice of UTC’s alleged breach or default by Geron; and (b) use its Commercially Reasonable Efforts to cure such breach or default.

14.	Dispute Resolution and Indemnification Procedures.

14.1	Notwithstanding anything to the contrary contained in this Agreement, the dispute resolution provisions of Schedule 10.10(b) of the Asset Contribution Agreement shall apply with full force and effect to any disputes with respect to the matters contemplated by this Agreement and the indemnification obligations between the parties under Article 12. Accordingly, the parties agree that any claim (other than a claim for injunctive or other equitable relief from a court of competent jurisdiction in accordance with Section 15.4) for any breach of Geron’s or BAC’s obligations under this Agreement, or for indemnification under Article 12, shall be brought and resolved exclusively in accordance with the provisions of Schedule 10.10(b) of the Asset Contribution Agreement as if Geron or BAC were bringing such claim as a Geron Indemnitee or BAC Indemnitee, respectively, thereunder, and shall otherwise be governed by the applicable provisions of this Article 14; provided, however, that nothing in this Article 14 shall prevent any party from seeking injunctive and other equitable relief from a court of competent jurisdiction in accordance with Section 15.4.

14.2	In the event that any party to this Agreement becomes aware of any event or circumstance that would reasonably be expected to constitute or give rise to any claim contemplated by Section 14.1, the party having the right to bring such claim (“Claimant”) shall take all commercially reasonable efforts to mitigate and minimize all Damages that may result from the breach giving rise to the claim (it being understood that nothing in this Agreement shall limit such Claimant’s right to seek recovery from the other party with respect to any costs of such mitigation). Each Claimant shall use reasonable efforts to collect any amounts available under insurance coverage for any claim under this Agreement. The amount of any claim shall be net of any amounts recovered by the Claimant under insurance policies with respect to such claims in excess of the sum of: (i) reasonable out-of-pocket costs and expenses relating to collection under such policies; and (ii) any deductible associated therewith to the extent paid or by which insurance proceeds were reduced.

14

CONFIDENTIAL

14.3	In the event of the assertion or commencement by any Third Party of any action or other proceeding (“Proceeding’) with respect to which any BAC Indemnified Party or Geron Indemnified Party (each an “Indemnitee”) may be entitled to indemnification pursuant to Article 12 of this Agreement, the indemnifying party (“Indemnitor”) shall have the right, at its election and expense, to proceed with the defense of such Proceeding on its own with counsel reasonably satisfactory to the Indemnittee; provided, however, that the Indemnitor shall not settle or compromise any such Proceeding without the prior written consent of the Indemnitee(s), which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnitee(s) shall give the Indemnitor prompt written notice after it becomes aware of the commencement of any such Proceeding against the Indemnitee(s); provided, however, any failure on the part of the Indemnitee(s) to so notify the Indemnitor shall not limit any of the obligations of the Indemnitor, or any of the rights of the Indemnitee(s), under this Section 14.3 (except to the extent such failure prejudices the defense of such Proceeding). If the Indemnitor elects to assume and control the defense of any such Proceeding: (a) at the request of the Indemnitor, the Indemnitee(s) shall make available to the Indemnitor any material documents and materials in the possession of the Indemnitee(s) that may be necessary to the defense of such Proceeding; (b) the Indemnitor shall keep the Indemnitee(s) reasonably informed of all material developments relating to such Proceeding; and (c) the Indemnitee(s) shall have the right to participate in the defense of such Proceeding at its own expense. If the Indemnitor does not elect to proceed with the defense of any such Proceeding, the Indemnitee(s) may proceed with the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitor; provided, however, that the Indemnitee(s) may not settle or compromise any such Proceeding without the prior written consent of the Indemnitor (which consent may not be unreasonably withheld, conditioned or delayed).

14.4	Subject to any injunction or other equitable remedies that may be available to any party, a party shall not be liable or responsible in any manner whatsoever to the other party with respect to the matters contemplated by this Agreement (whether for indemnification or otherwise) other than for claims brought as provided in this Article 14 and subject to the limitations contained therein, and subject to the foregoing, this Article 14 provides the exclusive remedy and cause of action of Indemnitees against any Indemnitor with respect to any matter arising out of or in connection with this Agreement; provided, however, that no claim against a party for fraud by such party shall be subject to the limitations of this Article 14.

15

CONFIDENTIAL

15.	General Provisions.

15.1	Independent Contractors. The Parties are independent contractors and shall not be deemed to be partners, joint venturers or each other’s agents or employees, and neither Party shall have the right to act on behalf of or otherwise bind the other Party, except as is expressly set forth in this Agreement.

15.2	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties, and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral between the Parties, with respect to the subject matter of this Agreement. There shall be no amendments or modifications to this Agreement, except by a written document signed by both Parties.

15.3	Assignment. This Agreement shall not be assigned by either Party without the prior written consent of the other Party, except that a Party may assign this Agreement, without such consent, to its successor in interest as part of a sale or transfer, by way of merger or otherwise, of all or substantially all of the business assets of such Party (or, if such Party is organized in divisions or other distinct business units, all of the business assets of a division or unit engaged in activities related to the Licensed Patents), or in the case of Geron, it assigns, transfers, or otherwise disposes of the Colorado Telomerase License in whole or in part, provided that the assignee agrees to be bound in writing by all the terms of this Agreement in place of the assignor.

15.4	Governing Law; Dispute Resolution. This Agreement and all claims or causes of action (whether in contract or tort or otherwise) based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws principles that would result in the application of any law other than the laws of the State of California. Except as provided for in Article 14, each of Geron and BAC: (a) consents to and submits to the exclusive jurisdiction and venue of the Superior Court of the State of California for the County of Santa Clara, or the United States District Court for the Northern District of California, in any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement; (b) agrees that all claims in respect of any such Proceeding shall be heard and determined in any such court; (c) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (d) shall not bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of Geron and BAC waives any defense of inconvenient forum to the maintenance of any Proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each of Geron and BAC hereby agrees that service of any process, summons, notice or document in accordance with the provisions of Section 15.7 shall be effective service of process for any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

16

CONFIDENTIAL

15.5	Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable by a court or agency of competent jurisdiction, that provision shall be severed or shall be modified by the Parties so as to be legally enforceable (and to the extent modified, it shall be modified so as to reflect, to the extent possible, the intent of the parties) and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

15.6	No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a Party’s right to the future enforcement of its rights under this Agreement.

15.7	Notices. Any notice required or permitted by this Agreement to be given to either Party shall be in writing and shall be deemed given when delivered personally, by confirmed fax to a fax number designated in writing by the Party to whom notice is given, or by registered, recorded or certified mail, return receipt requested, and addressed to the Party to whom such notice is directed, at:

If to Geron:	Geron Corporation
149 Commonwealth Drive
Menlo Park, California 94025
Attention: Executive Director, Legal
Telephone: (650) 473-7700
Facsimile: (650) 473-7750

If to Licensee:	BioTime Acquisition Corporation
c/o BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, CA 94502
Attention: Chief Executive Officer
Telephone: (510) 521-3390
Facsimile: (510) 521-3389

               or at such other address or fax number as such Party to whom notice is directed may designate to the other Party in writing.

17

CONFIDENTIAL

15.8	Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the control of the Party (a “Force Majeure”), the Party so affected, upon giving prompt notice to the other Party, shall be excused from such performance (other than the obligation to pay money) during such prevention, restriction or interference, provided that such Party continues to perform all its obligations under this Agreement, to the extent it is able, and uses diligent, good faith efforts to perform any such prevented, restricted or interfered obligations as soon as practicable, after the effects of such Force Majeure no longer prevent such performance. Further, if a Party is prevented from performing any material obligation under this Agreement by a Force Majeure, for a period of 180 days, then the other Party may terminate this Agreement on notice.

15.9	Use of Names. Except as otherwise provided herein, no right, express or implied, is granted by either party to use in any manner the name of Geron or Licensee or any other trade name or trademark of the other party in connection with the performance of this Agreement.

15.10	Counterparts. This Agreement shall be fully executed in two (2) original counterparts, each of which shall be deemed an original.

15.11	Licenses of Intellectual Property; Bankruptcy Code. The Parties agree that the sublicenses granted to Licensee to use Licensed Patents constitute licenses of “intellectual property” as defined in the United States Bankruptcy Code (the “Bankruptcy Code”) and as used in Section 365(n) of the Bankruptcy Code. The Parties also agree that the payments of royalties on Net Sales required to be paid by Licensee to Geron under this Agreement constitute “royalties” under Section 365(n) of the Bankruptcy Code.

18

CONFIDENTIAL

IN WITNESS WHEREOF, authorized officers of each of Geron and Licensee have executed this Agreement as of the date first set forth above.

GERON CORPORATION

By:
Title:

BIOTIME ACQUISITION CORPORATION

By:
Title:

19

CONFIDENTIAL

EXHIBIT A
LICENSED PATENTS

FILE #	TITLE	COUNTRY	APPLICATION	DATE	PATENT	ISSUE DATE	STATUS
			NUMBER	FILED	NUMBER
018/062C	Genes for Human	US	09/438,486	12-Nov-99	6,927,285	9-Aug-05	Issued
	Telomerase Reverse
	Transcriptase and
	Telomerase Variants
018/181C	Telomerase	US	09/843,676	26-Apr-01	7,056,513	6-Jun-06	Issued
018/210C	Nucleic Acids	US	09/721,506	22-Nov-00	7,262,288	28-Aug-07	Issued
	Encoding Human
	Telomerase Reverse
	Transcriptase and
	Related Homologs
018/213C	Nucleic Acid	US	10/044,692	11-Jan-02	7,560,437	14-Jul-09	Issued
	Compositions for
	Eliciting an Immune
	Response Against
	Telomerase Reverse
	Transcriptase
018/221P	Human Telomerase	US	10/877,124	24-Nov-09	7,622,549	24-Nov-09	Issued
	Reverse Transcriptase
	Polypeptides
018/224C	Immunogenic	US	11/894,643	20-Aug-07			Pending
	Composition
018/204CH	Telomerase Reverse	CH	2312/97	1-Oct-97	689672	13-Aug-99	Issued
	Transcriptase
018/204GB	hTRT, the Reverse	GB	9720890.4	1-Oct-97	2317891	4-Aug-98	Issued
	Transcriptase Subunit
	of Human Telomerase
018/206AU	Human Telomerase	AU	48073/97	1-Oct-97	734089	20-Sep-01	Issued
	Catalytic Subunit
018/206BR	Human Telomerase	BR	9712254.8	1-Oct-97			Pending
	Catalytic Subunit:
	Diagnosis and
	Therapeutic Methods
018/206CA	Human Telomerase	CA	2,267,664	1-Oct-97			Allowed
	Reverse Transcriptase

20

CONFIDENTIAL

FILE #	TITLE	COUNTRY	APPLICATION	DATE	PATENT	ISSUE DATE	STATUS
			NUMBER	FILED	NUMBER
018/206IL	Telomerase Reverse	IL	129103	1-Oct-97	129,103	21-Apr-08	Issued
	Transcriptase Gene,
	Promoter, and
	Encoded Protein and
	Diagnostic Kits and
	Pharmaceutical
	Compositions Utilizing
	the Same
018/206KR	Human Telomerase	KR	10-1999-	1-Oct-97	10-0530483	16-Nov-05	Issued
	Catalytic Subunit		7002838
018/206NO	Human Telomerase	NO	19991588	1-Oct-97	319982	10-Oct-05	Issued
	Catalytic Subunit
018/206NZ	Human Telomerase	NZ	334709	1-Oct-97	334709	9-Oct-01	Issued
	Catalytic Subunit
018/206SG	Human Telomerase	SG	99009565	1-Oct-97	64216	19-Jun-01	Issued
	Catalytic Subunit
018/216NO D	Human Telomerase	NO	2005 3120	1-Oct-97	332085	18-Jun-12	Issued
	Catalytic Subunit:
	Diagnosis and
	Therapeutic Methods
018/219EP D2	Promoter for	EP	9176870.5	1-Oct-97			Pending
	Telomerase Reverse
	Transcriptase
018/225JP D2	Human Telomerase	JP	2008-194208	1-Oct-97	4852576	28-Oct-11	Issued
	Catalytic Subunit
018/226DE	Human Telomerase	DE	69739497.2	1-Oct-97	69739497.2	15-Jul-09	Issued
	Catalytic Subunit
018/227IE	Human Telomerase	IE		1-Oct-97	1783139	15-Jul-09	Issued
	Catalytic Subunit
018/228FR	Human Telomerase	FR		1-Oct-97	1783139	15-Jul-09	Issued
	Catalytic Subunit
018/229BE	Human Telomerase	BE		1-Oct-97	1783139	15-Jul-09	Issued
	Catalytic Subunit
018/230IT	Human Telomerase	IT		1-Oct-97	1783139	15-Jul-09	Issued
	Catalytic Subunit
018/231NL	Human Telomerase	NL	49654/BE/2009	1-Oct-97	1783139	15-Jul-09	Issued
	Catalytic Subunit
018/232CH	Human Telomerase	CH		1-Oct-97	1783139	15-Jul-09	Issued
	Catalytic Subunit
018/233GB	Human Telomerase	GB		1-Oct-97	1783139	15-Jul-09	Issued
	Catalytic Subunit

21

CONFIDENTIAL

FILE #	TITLE	COUNTRY	APPLICATION	DATE	PATENT	ISSUE DATE	STATUS
			NUMBER	FILED	NUMBER
018/234CN D	Human Telomerase	CN	201010150493.9	1-Oct-97			Pending
	Catalytic Subunit
018/235HK	Human Telomerase	HK	11111117.2	1-Oct-97			Pending
	Catalytic Subunit
018/240FR	Human Telomerase	FR	30754543	1-Oct-97	1333094	4-Apr-12	Issued
	Catalytic Subunit
018/241DE	Human Telomerase	DE	30754543	1-Oct-97	1333094	4-Apr-12	Issued
	Catalytic Subunit
018/242IE	Human Telomerase	IE	30754543	1-Oct-97	1333094	4-Apr-12	Issued
	Catalytic Subunit
018/243NL	Human Telomerase	NL	30754543	1-Oct-97	1333094	4-Apr-12	Issued
	Catalytic Subunit
018/244CH	Human Telomerase	CH	30754543	1-Oct-97	1333094	4-Apr-12	Issued
	Catalytic Subunit
018/245GB	Human Telomerase	GB	30754543	1-Oct-97	1333094	4-Apr-12	Issued
	Catalytic Subunit
018/301AT	Human Telomerase	AT	97307757.1	1-Oct-97	245194	16-Jul-03	Issued
	Catalytic Subunit
018/302BE	Human Telomerase	BE	97307757.1	1-Oct-97	841396	16-Jul-03	Issued
	Catalytic Subunit
018/303CH	Human Telomerase	CH	97307757.1	1-Oct-97	841396	16-Jul-03	Issued
	Catalytic Subunit
018/304DE	Human Telomerase	DE	69723531.9-08	1-Oct-97	841396	16-Jul-03	Issued
	Catalytic Subunit
018/305ES	Human Telomerase	ES	97307757.1	1-Oct-97	841396	16-Jul-03	Issued
	Catalytic Subunit
018/306FR	Human Telomerase	FR	97307757.1	1-Oct-97	841396	16-Jul-03	Issued
	Catalytic Subunit
018/307GB	Human Telomerase	GB	97307757.1	1-Oct-97	841396	16-Jul-03	Issued
	Catalytic Subunit
018/308IE	Human Telomerase	IE	97307757.1	1-Oct-97	841396	16-Jul-03	Issued
	Catalytic Subunit
018/309IT	Human Telomerase	IT	51975BE/2003	1-Oct-97	841396	16-Jul-03	Issued
	Catalytic Subunit
018/310LU	Human Telomerase	LU	97307757.1	1-Oct-97	841396	16-Jul-03	Issued
	Catalytic Subunit
018/311SE	Human Telomerase	SE	97307757.1	1-Oct-97	841396	16-Jul-03	Issued
	Catalytic Subunit

22

CONFIDENTIAL